                   As filed with the SEC on December 22, 2003
                           Registration No. 333-108934

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           HIENERGY TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)

          DELAWARE                           3826                  91-2022980
(State or other jurisdiction of       (Primary Standard          (I.R.S. Employer
incorporation or organization)         Industrial Code)       Identification Number)

                               1601B ALTON PARKWAY
                            IRVINE, CALIFORNIA 92606
                                 (949) 757-0855
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             AGENT FOR SERVICE:                           WITH A COPY TO:
           DR. BOGDAN C. MAGLICH,                     NICHOLAS J. YOCCA, ESQ.
           CHIEF EXECUTIVE OFFICER                   YOCCA PATCH & YOCCA, LLP
         HIENERGY TECHNOLOGIES, INC.                  19900 MACARTHUR BLVD.,
             1601B ALTON PARKWAY                             SUITE 650
           IRVINE, CALIFORNIA 92606                  IRVINE, CALIFORNIA 92612
               (949) 757-0855                             (949) 253-0800

 (Name, address, including zip code, and telephone number of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                                    CALCULATION OF REGISTRATION FEE

     TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE               PROPOSED            PROPOSED           AMOUNT OF
             TO BE REGISTERED                    REGISTERED                 MAXIMUM            MAXIMUM         REGISTRATION FEE
                                                                        OFFERING PRICE        AGGREGATE
                                                                           PER UNIT         OFFERING PRICE
Common stock, par value $0.001 per share       9,097,730 (1),(2),(3)     $ 0.80 (4)         $ 7,278,184 (4)       $ 25.89 (5)


(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) This Registration Statement, as amended by this Pre-Effective Amendment No. 1, also is post-effective amendment no. 2 to Registration Statement No. 333-101055. This post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act, as amended. The Registrant deregistered 2,603,723 shares of common stock that were registered for sale by the Registrant for its own account by Registration No. 333-101055 which were unsold and are not carried forward.

(3) This Pre-Effective Amendment No. 1 carries forward, from the original filing of this Registration Statement, a total of 8,697,743 shares of the 9,097,730 shares that are registered hereby, and pays the registration fees on account of 399,987 shares which is the additional amount after accounting for 2,119,716 shares that were sold and 399,987 shares that were added to the aggregate of 9,085,022 shares of common stock, consisting now of 5,140,046 shares of issued and outstanding common stock, 3,878,945 shares of common stock issuable upon exercise or conversion of warrants, options and convertible notes, and 78,739 shares of common stock issuable pursuant to registration rights agreements with certain of our stockholders. Pursuant to Rule 429 promulgated under the
Securities Act of 1933, the prospectus that constitutes part of this Registration Statement is a combined prospectus and also relates to and includes a total of 4,999,214 unsold shares of our common stock which were previously registered for sale in a Registration Statement on Form SB-2, Registration No. 333-101055, which were carried over into this Registration Statement. This Registration Statement, as initially filed, also registered an additional 1,870,160 shares of common stock issued and outstanding and 1,280,834 shares of authorized and unissued common stock underlying warrants. For the additional 3,150,994 shares covered by this Registration Statement an additional fee of $400.21 was included upon the initial filing of this Registration Statement on September 19, 2003.

(4) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The average of the reported high and low sales prices of the Registrant's common stock on December 18, 2003 was $0.80.

(5) Registration fees of $25.89 are due with respect to 399,987 shares and fees are not due with respect to a total of 8,697,743 shares of common stock covered by this Registration Statement because this Registration Statement, as originally filed on September 19, 2003, covered 10,817,459 shares of common stock. An additional fee is included with this Pre-Effective Amendment No. 1 for the 387,279 additional shares being registered at this time. The registrant paid the filing fees of $400.21 in full on September 19, 2003 with respect to 3,150,994 shares and carried over 7,666,465 shares from Registration No. 333-101055 pursuant to Rule 429. As to that prior registration statement, $4,052.76 was paid with the original filing on November 6, 2002 with respect to 7,725,346 shares, $46.41 was paid with Pre-Effective Amendment No. 1 on February 25, 2003 with respect to 329,688 additional shares, and $497.00 was paid with Pre-Effective Amendment No. 2 on March 22, 2003 with respect to 6,169,386 additional shares, less a total of 3,954,375 shares of common stock covered by Registration Statement No. 333-101055 that have been sold and 2,603,723 unsold shares of common stock that were covered by Registration Statement No. 333-101055 that we deregister by not carrying them forward.

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              Subject To Completion

                                   PROSPECTUS

                                9,097,730 SHARES

                       [LOGO HIENERGY TECHNOLOGIES, INC]

                                  COMMON STOCK

Our Common Stock, par value $0.001 per share, trades on the NASD OTC Bulletin Board(R) under the symbol "HIET."

The shares being offered pursuant to this prospectus consist of 9,085,022 shares sold or being offered by selling security holders identified in this prospectus for their own accounts. We will not receive any proceeds from the sale of the 9,085,022 shares by the selling security holders.

The mailing address and the telephone number of our principal executive offices are 1601B Alton Parkway, Irvine, California 92606 and 949-757-0855.

                    INVESTING IN OUR COMMON STOCK INVOLVES A
               HIGH DEGREE OF RISK. PLEASE SEE THE SECTION OF THIS
             PROSPECTUS ENTITLED "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

The shares are being offered on a delayed or continuous  basis  pursuant to Rule
415. Methods by which the selling prices of these shares may be determined will include directly negotiating prices, accepting bid prices as then quoted, or any other commercially practicable manner of pricing, depending upon the seller's particular manner of distribution. See "Plan of Distribution" beginning on page 51.

As of the date of this prospectus, the closing sale price of our common stock was $0.80 as reported on the OTCBB. Our common stock does not trade on Nasdaq or any national securities exchange. As of the date of this prospectus, there are 31,279,853 shares of Common Stock outstanding plus warrants, options and convertible notes for which we presently reserve 9,320,007 shares for potential future issuance. The weighted average exercise or conversion price of the warrants, options and convertible notes is $0.94

                The date of this prospectus is December 19, 2003.

                                TABLE OF CONTENTS

                                                                                   PAGE NO.
Prospectus Summary                                                                      1
Risk Factors                                                                            3
Special Note Regarding Forward Looking Statements                                      12
Use of Proceeds                                                                        13
Determination of Offering Price                                                        13
Market for Common Equity and Related Stockholder Matters                               14
Shares Eligible for Future Sale                                                        16
Dilution                                                                               16
Management's Discussion and Analysis or Plan of Operation                              17
Description of Business                                                                25
Description of Property                                                                40
Legal Proceedings                                                                      41
Management                                                                             43
Executive Compensation                                                                 45
Certain Relationships and Related Transactions                                         48
Security Ownership of Certain Beneficial Owners and Management                         50
Selling Security Holders                                                               51
Plan of Distribution                                                                   55
Description of Securities                                                              57
Transfer Agent and Registrar                                                           57
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure   58
Interest of Named Experts and Counsel                                                  58
Where You Can Find More Information                                                    58
Financial Statements Index                                                             F-1


HiEnergy Technologies, HiEnergy Defense and HiEnergy Microdevices are our trade names. CarBomb Finder, MicroSenzor, MiniSenzor, and SuperSenzor are our trademarks. We also claim copyrights to all the pictures in this prospectus. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

This summary highlights certain information from this prospectus. It does not contain all of the material information. Therefore, you must base your investment decision upon a careful reading of the entire prospectus.

                                INVESTMENT RISKS

Investing in our common stock involves a high degree of risk. Please read the section of this prospectus entitled "Risk Factors" beginning on page 3, before investing in this offering of our common stock. Other risks or cautionary statements are disclosed throughout this prospectus. Carefully read "Risk Factors" and the other risks and cautionary statements in other sections of this prospectus, including "Description of Business," "Management's Discussion and Analysis or Plan of Operation," and the "Notes to Consolidated Financial Statements."

                                   OUR COMPANY

We are a development stage company commercializing a proprietary technology for assembling sensor systems that utilize a neutron emitter to send neutrons, a gamma-ray spectrometer to read reflected gamma ray photons and proprietary technology that derives an empirical molecular formula from the gamma-ray spectrograph.

Our first subsidiary is named HiEnergy Microdevices, Inc. and we own 92.5%. The subsidiary has transferred its technology to us, and it is now inactive. Our 85% owned subsidiary is HiEnergy Defense, Inc., focused on promoting and distributing defense applications of our products.

We were originally incorporated under the laws of the State of Washington on March 22, 2000, under the name SLW Enterprises Inc. On April 30, 2002, we changed our name to HiEnergy Technologies, Inc. following our reverse takeover with HiEnergy Microdevices, Inc. in a voluntary share exchange transaction. We reincorporated in Delaware on October 22, 2002. HiEnergy Microdevices, Inc., is a Delaware corporation formed in 1995. Dr. Bogdan Castle Maglich, our Chairman of the Board, Chief Executive Officer, President, Treasurer and Chief Scientific Officer, founded HiEnergy Microdevices in 1995 to commercialize the technology he developed to determine the chemical composition of substances non-intrusively, from a modest distance, even through solid matter and despite a hermetically sealed container. HiEnergy Defense, Inc., is a Delaware corporation formed in 2003.


Our technology identifies the chemical formula (e.g., CO2; C6H2O6) of a chemical element or compound, as does a spectroscope. However, testing with a spectroscope requires handling and burning the chemical. Our technology has applications in detecting almost every chemical element and compound, such as plastic explosive, Anthrax and cocaine. Our beta-models can, within a short
distance,   but without  touching,  sampling or  oxidizing,  and through  solid matter, determine the quantitative chemical formula of a concealed substance. Our prototype sensors have successfully identified explosives, biological weapons and illegal drugs in previous government-supervised trials.


Users of other baggage screening equipment and other cargo-screening equipment may purchase our sensor systems for the ancillary role of checking suspicious packages or containers without opening them, thereby improving the speed, accuracy, safety and efficiency of their security screening procedures. Anti-mining personnel are placed in physical danger needlessly to investigate suspicious objects that are "false positives" or unconfirmed explosives. A system with our technology can detect an underground explosive compound through soil and a solid shell casing and without even disturbing any soil. We anticipate conducting tests of beta models of our technology in a Spanish airport perimeter car bomb detection project in the very near future, subject to obtaining the necessary permits from the Spanish government, which are now in process.

We  market  our  technology  to  the  U.S.  military,   agencies  of  government
responsible for homeland defense, transportation or public safety, humanitarian organizations and the petro-chemical industry.


We have a product roadmap for several systems for different end-markets, based on three core systems: MicroSenzor, MiniSenzor and SuperSenzor. During the period 1998-2002, our prototype SuperSenzor demonstrated the ability to retrieve from three feet away, in a matter of seconds, the chemical formula and three-dimensional location of (1) explosive simulant through steel or soil; (2) cocaine simulant through rice; and (3) anthrax through paper. The empirical chemical formulas of substances and their locations are obtained non-intrusively, through barriers, and online. On May 8, 2002, our prototype MicroSenzor demonstrated, before two inspectors of the Office of Inspector General of the Department of Transportation, the ability to semi-automatically, stoichiometrically identify one kilogram of TNT explosive simulant in a metal container from a distance of one foot in 20 minutes, and discriminate it from common non-explosive substances. On January 9, 2003, our MiniSenzor demonstrated high reliability in detecting explosives in blind open-air field tests at the U.S. Navy base at Indian Head, Maryland. The primary goal of the tests was to determine the ability of our MiniSenzor to chemically determine, from the outside, whether or not the content of an artillery shell or other containers, was an explosive or an inert substance. MiniSenzor scored a perfect 100%.

Our principal executive offices are located at 1601B Alton Parkway, Irvine, California 92606, and our telephone number is (949) 757-0855.


                            THE OFFERING
Common stock  offered by           Up  to   9,097,730  shares  of  common  stock  may  be offered
the  selling  security             and  sold  from  time  to  time under this  prospectus.  These
holders                            shares are  comprised  of  5,140,046  shares  of  common stock
                                   outstanding,  3,878,945  more  shares  that   may  be  offered
                                   upon  issuance  pursuant  to  exercise of outstanding warrants
                                   and   options   and   conversion  of  outstanding  convertible
                                   securities,  and 78,739  shares  of  authorized  and  unissued
                                   common  stock  that   may  be  issued   under   the  terms  of
                                   registration   rights   agreements   with   certain   of   our
                                   stockholders.  See   "Selling   Security   Holders,"  "Plan of
                                   Distribution," and  "Description of Securities."

Use of Proceeds                    Selling  security holders  will  receive  all proceeds  of the
                                   offering  of shares  for  their  own  accounts.   We  will not
                                   receive any  proceeds  from the sale of the  9,085,022  shares by the selling  security holders.

OTC Bulletin Board(R)              HIET
trading symbol


                             SUMMARY FINANCIAL DATA

The following tables summarize the consolidated statements of operations and balance sheets data for our business.

------------------------------------------------------------ --------------------- --------------------- ------------------------
                                             SIX MONTHS ENDED                                             FOR THE PERIOD FROM
                                             OCTOBER 31, 2003                                                 AUGUST 21,
                                              (UNAUDITED)      FISCAL YEAR ENDED     FISCAL YEAR ENDED    1995 (INCEPTION) TO
STATEMENT OF OPERATIONS DATA:                                   APRIL 30, 2003        APRIL 30, 2002       OCTOBER 31, 2003
------------------------------------------------------------ --------------------- --------------------- ------------------------
Net Loss                                      $ (2,757,033)       $ (5,411,265)       $ (1,389,530)       $(10,892,862)
-------------------------------------------   ------------        ------------        ------------        ------------
Net loss available to common stockholders     $ (3,368,429)       $ (6,257,056)       $ (1,389,530)       $(12,350,049)
-------------------------------------------   ------------        ------------        ------------        ------------
Net loss per share                            $      (0.10)       $      (0.27)       $      (0.08)
-------------------------------------------   ------------        ------------        ------------
Weighted average common shares outstanding      29,028,467          23,386,403          17,783,760
-------------------------------------------   ------------        ------------        ------------

-------------------------------------------------- ----------------------------------- -----------------------
                                                   AS AT OCTOBER 31, 2003
BALANCE SHEET DATA:                                     (UNAUDITED)                      AS AT APRIL 30, 2003
-------------------------------------------------- ----------------------------------- -----------------------
Cash and cash equivalents                          $       259,746                     $         35,774
-------------------------------------------------- ----------------------------------- -----------------------
Total assets                                       $     1,058,071                     $      1,813,095
-------------------------------------------------- ----------------------------------- -----------------------
Total liabilities                                  $     1,163,647                     $        878,425
-------------------------------------------------- ----------------------------------- -----------------------
Total stockholders' equity (Deficit)               $      (124,499)                    $        915,747
-------------------------------------------------- ----------------------------------- -----------------------

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. ANY OF THE FOLLOWING RISKS COULD ACTUALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS TO A VERY MATERIAL EXTENT. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE RAPIDLY, AND YOU COULD LOSE ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE UNDERSTAND THERE PRESENTLY IS A FORMAL SEC INQUIRY THAT RELATES TO INVESTORS IN OUR PREDECESSOR COMPANY ABOUT THE TIME OF THE REVERSE TAKEOVER TRANSACTION BETWEEN SLW ENTERPRISES INC. AND HIENERGY MICRODEVICES, INC.

We were first made aware by a reporter with the Dow Jones News Service that there may be an alleged relationship between an individual by the name of Phil Gurian, who had previously been convicted and awaits sentencing for previous alleged stock manipulation schemes, and a former director and Chief Executive Officer of each of SLW and HiEnergy Technologies, Barry Alter. We initiated an independent investigation into whether such relationship existed, and if so, to determine further whether we or any of our directors or officers engaged in wrongdoing. The investigation concluded that Mr. Alter had contact with Mr. Gurian in connection with the reverse takeover of HiEnergy Microdevices by SLW in April 2002. Mr. Gurian was never a record stockholder of SLW or HiEnergy Technologies or HiEnergy Microdevices. However, we believe that Mr. Gurian introduced other investors to SLW who did own our stock or do own our stock. Our investigation revealed that some stockholders who purchased significant amounts of SLW shares shortly prior to the reverse takeover knew or had other business dealings with Mr. Gurian. One of these stockholders was a company reportedly owned by Mr. Gurian's mother, which disposed of its shares in April 2002 at a substantial profit. We believe that, innocently or intentionally, Mr. Alter knew of these purchases. Please see the section entitled "Legal Proceedings." After our independent investigation concluded, the Dow Jones News Service has developed further its story about various connections that allegedly may have existed between these and other investors and Mr. Gurian himself and other connections including some between a former market maker and Mr. Gurian. We continue the development of our technology and products. Thus far our efforts are proceeding undisturbed and without interruption. Naturally, we cooperated fully with the SEC's every request. We feel that we have fully complied with the request by the SEC for information. For instance, we have provided over 3,000 pages of documents. As to the conclusions of the independent committee, please see "Legal Proceedings." We will also rely upon the SEC's investigation to help us determine whether and what kind of corporate legal action is appropriate. We anticipate that the SEC will not swiftly conclude its investigation.

The price of our stock declined sharply in connection with the news story and our announcements concerning our independent investigation and the SEC investigation. A loss of value is understandable based on the incident itself. For instance, if Mr. Alter committed any wrongful act while serving as our agent, we could have liability for any resulting damages. Also, our shareholders could lose confidence in us if they believe this incident is a result of unresolved problems. There may be material additional costs and expenses, such as legal expenses, that could be involved in sorting out these issues and assisting the SEC with such work. Much worse yet, this incident could materially damage the public's perception of us, and adverse public sentiment can materially adversely affect the market price of our common stock and our financial results. One of the possible effects on us could be a continuing depressed stock price, which may result in difficulty raising equity capital or the sale of equity at prices that are unfavorable to us. Current management may also consider instituting litigation as a result of any wrongdoing that is found. Such litigation could also involve material costs that could affect our financial position. These costs may include the cost of indemnifying the defendants or advancing costs to the defendants pending the outcome of the suit.

DUE TO OUR LOSSES AND ACCUMULATED DEFICIT, OUR AUDITORS HAVE RAISED CONCERNS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent certified public accountants qualified their opinion contained in our consolidated financial statements as of and for the years ended April 30, 2003, 2002 and 2001 to include an explanatory paragraph related to our ability to continue as a going concern, stating that "during the year ended April 30, 2003, the Company incurred a net loss of $5,411,265, and it had negative cash flows from operations of $2,966,997. In addition, the Company had an accumulated deficit of $8,981,620 and was in the development stage as of April 30, 2003. These factors, among others, as discussed in Note 3 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern." Analysts and investors generally view reports of independent auditors that mention substantial doubt about a company's ability to continue as a going concern unfavorably. This qualified audit report, and the facts underlying the qualification, may make it challenging and difficult for us to raise additional debt or equity financing to the extent needed for our continued operations or for planned increases, particularly if we are unable to attain and maintain profitable operations in the future. Consequently, future losses may have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements before making a decision to invest in HiEnergy Technologies, and not to invest in our common stock unless they can afford the potential loss of their investment.

IF OUR LOSSES CONTINUE INTO THE FUTURE, OUR BUSINESS AND OUR STOCKHOLDERS WILL BE ADVERSELY AFFECTED AND OUR DEPENDENCE ON GOVERNMENTAL CUSTOMERS, AS WE ANTICIPATE, CAN REQUIRE LONGER THAN AVERAGE LEAD TIMES BEFORE SALES ARE MADE.

We have incurred net losses since our inception. For the six months ended October 31, 2003, we reported a net loss available to common shareholders of approximately $3,368,429, as compared to a net loss available to common shareholders of approximately $2,759,016 for the six months ended October 31, 2002. Our accumulated deficit through October 31, 2003 was approximately $12,350,049. We have financed operations to date through a combination of government funding and equity financing. As of October 31, 2003, we had received an aggregate of approximately $678,001 in government grant funding as from the U.S. Department of Defense, U.S. Energy Department and U.S. Customs Service. We expect that our losses will continue in fiscal year 2004 and further into the future. We cannot assure you that we will attain profitable operations in the future. In the past, the cash available from financial sources has funded operations with aggregate losses of $12,350,049 and has left a small deficit at October 31, 2003 of $124,499. It appears that our financial requirements until we can become breakeven are at least $15,000,000. One of the reasons for the continuation of such anticipated losses is that we are highly dependent on governmental customers, which typically require long lead times.

ONE OF OUR FORMER DIRECTORS HAS DEMANDED THAT WE ADVANCE HIM EXPENSES OF DEALING WITH THE SEC'S INVESTIGATION.

Our former director Barry Alter has engaged his own separate legal counsel with respect to the SEC investigation regarding SLW Enterprises and is a recipient of what we understand to be an informal request from the SEC as to a desire to obtain documents from him in its investigation. Mr. Alter demanded that we advance him in excess of $24,000 in connection with the informal investigation that the SEC has conducted. Mr. Alter brought an action against us in Delaware seeking payment of his costs and expenses, and then subsequently informed us that the action had been voluntarily dismissed without prejudice. Mr. Alter could make further demands for advancement of expenses, and the voluntary dismissal of his action does not prevent him from initiating a new action to recover past, present, and future expenses from us. We will, if financially able, vigorously contest any such action by Mr. Alter and could also bring action against Mr. Alter for indemnity, breach of fiduciary duty, fraud and other relief. If it is determined that Mr. Alter's claim satisfies the conditions for advancement of expenses incurred in the SEC investigation, we may be obligated to advance any expenses, liabilities or losses incurred by him in connection with the investigation prior to a final determination whether Mr. Alter has satisfied the standard of conduct to justify indemnification. We could be subject to indemnification demands by Mr. Alter until there is a final judgment, which could be years away. See "Legal Proceedings" for more information.

FORMER DIRECTOR FAILED TO DISCLOSE OUTSIDE LEGAL PROCEEDINGS.

If certain legal proceedings involve a director of ours, and do not involve us whatsoever, we nevertheless are required to disclose them in Form 10-KSB pursuant to Item 401(d) of Regulation S-B. This Item relates specifically to any involvement of directors in outside legal proceedings, such as serving as an executive officer of any company declaring bankruptcy or, for instance, being subjected to certain kinds of judgments and injunctions. Gregory F. Gilbert, a former director of ours, had not disclosed to us, during the course of our preparation of our annual report on Form 10-KSB for the year ended April 30, 2002 and subsequent reports up to February 2003, that he was involved in certain legal proceedings. Because Mr. Gilbert had not disclosed the information to us, and we did not otherwise become aware of it, we could not include the information in any filings with the SEC prior to filing, on March 11, 2003, an amendment to our annual report on Form 10-KSB for the year ended April 30, 2002. The amendment disclosed additional biographical information about Mr. Gilbert. Mr. Gilbert was involved in several legal proceedings that were unknown to us at the times when we filed various reports with the SEC. Afterward we were made aware of a judgment that permanently restrains and enjoins Mr. Gilbert from violating the anti-fraud provisions of the Securities Exchange Act of 1934 and imposes a civil penalty of $100,000 on him. Specifically, we base our information on a "Final Judgment as to Gregory Gilbert" from the United States District Court for the District of Columbia dated May 7, 1999, in SEC v. Bio-Tech Industries, Inc., et al., Case No. 98 Civ. 2298; and based on a review of the civil docket for this case, we do not believe this judgment, as reinstated on or about July 20, 1999, has been reversed, suspended or vacated. We also determined, based on an SEC Litigation Release No. 16182 (June 9, 1999), that a predecessor to Hamilton-Biophile Companies, of which Mr. Gilbert is Chief Executive Officer, was affirmatively required to file its quarterly and annual reports under the Securities Exchange Act of 1934. Additionally, Hamilton-Biophile, including its predecessors, reported in its filings with the SEC that it had filed or had filed against it petitions for voluntary and involuntary bankruptcy during Mr. Gilbert's tenure as its Chief Executive Officer. We have seen no official evidence of a waiver of the filing requirements during the bankruptcy.

Certain kinds of legal proceedings perhaps may be considered especially relevant to a person's suitability to serve as a director of any public company. Shareholders could potentially assert that we acted negligently in failing to uncover an involvement of a director personally in such legal proceedings. We did unwittingly fail to apprise ourselves of the existence of these legal proceedings, but we feel we acted with a reasonable amount of caution, in that we circulated a standard questionnaire to directors and nominees and exercised due care. These matters never came to our attention. Nonetheless, our shareholders could lose confidence in our corporate governance practices if they believe this incident is a result of an unresolved problem of inadequate screening of potential nominees for the Board of Directors. Much worse yet, this incident could materially damage the public's perception of us, and adverse public sentiment can materially adversely affect the market price of our common stock and our financial results. Finally, the purchasers of common stock prior to our disclosure of the legal proceedings could claim that we are responsible for alleged monetary damages related to a decline in the market price of our stock.

PREVIOUS PURCHASERS OF OUR SECURITIES AND STOCKHOLDERS COULD ATTEMPT TO ASSERT CLAIMS AGAINST US FOR INADEQUATE DISCLOSURE.

Facts  related  to  Gregory  Gilbert  and a  separate  investigation  by the SEC involving persons suspected of stock manipulation, which are described under "Former director failed to disclose outside legal proceedings," "We understand there is presently a formal SEC inquiry that relates to investors in our predecessor company about the time of the reverse takeover transaction between SLW Enterprises Inc. and HiEnergy Microdevices, Inc." and "Legal Proceedings," were not known to us and were not disclosed in sales materials or filings with the SEC until February 2003. We do not believe that the information was material, and we believe that we have valid defenses against liability under the Securities Act of 1933, the Securities Exchange Act of 1934 and other state and federal securities laws. However, if a court decides to the contrary, that could result in liability under the Securities Act or under the Securities Exchange Act, or under state securities laws. State securities laws may apply similar or different standards as the federal laws. In such case, we would pursue all of our rights and remedies, if any, against our former officers and directors to the extent, if any, they were culpable. Obviously, we have disclosed these matters to the stockholders and the public. Therefore, purchasers in this offering, and any other purchasers of shares of our common stock subsequent to our making such disclosure in February 2003 would have no basis to bring any cause of action for our previously having failed to ascertain and disclose such facts. In April, June and October 2002, we sold 5,204,248 shares of our presently outstanding common stock for gross proceeds of approximately $4,455,000 in private equity offerings and these persons and some other stockholders of ours during calendar year 2002 could make such allegations.

WE MAY BE ADVERSELY AFFECTED BY PRIOR WEAKNESSES IN OUR INTERNAL CONTROLS AND LACK OF SEGREGATION OF DUTIES THAT IS IN THE PROCESS OF IMPROVEMENT.

Notwithstanding generally adequate present internal controls and procedures, previously we had a general weakness in our segregation of duties and other internal controls over equity transactions. We have now addressed the weakness in our internal controls over equity transactions and continue to improve our segregation of duties. These improvements will occur over time as and when additional personnel are identified, authorized, hired and trained.

WE HAVE A SINGLE INDIVIDUAL SERVING AS OUR CHAIRMAN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND TREASURER.

The potential success of our business depends to a great extent on the capability and capacity of Dr. Bogdan Maglich, the Chairman of our Board of Directors, Chief Executive Officer, President, Treasurer, and Chief Scientific Officer. In such capacities, Dr. Maglich is not only responsible for monitoring the research and development of our technology, but also actively involved in negotiating transactions on behalf of the Company and marketing the Company's technology through various presentations to the scientific community. We have not sought key man insurance with respect to Dr. Maglich or any of our executive officers. We also do not have succession plans. We do anticipate hiring additional senior personnel. As a result, our future growth and success will depend in large part upon our need and ability to attract additional qualified management, scientific and professional personnel. The competition for qualified personnel in the technological industry is intense, and our inability to attract and retain additional key personnel could adversely affect our business and financial operations.

WE MUST PREDICT THE AMOUNT OF PHYSICAL SHIELDING REQUIRED IN OUR PRODUCT TO SATISFY PRESENT AND FUTURE NATIONAL, STATE AND LOCAL REGULATIONS.

For the time being, we will try to maintain a strategy to segregate the deployment of our technology from the general public. We anticipate a possible adverse public reaction to the associated level of neutron radiation exposure that may accompany operation of our technology. We anticipate the need for neutron shielding to make our equipment satisfactory as a matter of health and safety in certain applications, such as airports, to shield personnel from anticipated levels of radiation exposure. We have not determined the levels of shielding that are required, which may vary tremendously depending on the applicable regulations of the jurisdiction in which the system is installed. We believe that any public objections can ultimately be overcome through education. Our Chief Scientific Officer, Dr. Maglich, believes that our equipment's anticipated level of neutron radiation dose will result in 10 times less tissue damage than the level of x-ray radiation dose needed to accomplish baggage security screening. Fast neutrons, which are used in our technology, do not produce the same radioactive environment as thermal neutrons. Despite the relative safety of our technology, we propose to use it initially only for screening procedures that are remote from the general public, such as screening checked baggage, to avoid this adverse public reaction, instead of for check-in procedures, such as carry-on baggage screening. As public knowledge and awareness increase, we believe that the broader array of uses for our technology will become available. Concerns about safety may challenge our ability to generate revenues and adversely affect our financial position, cash flows and results of operations.

WE ARE A DEVELOPMENT STAGE COMPANY THAT HAS NOT COMMENCED COMMERCIAL OPERATIONS; WE ALSO EXPECT TO HAVE COMPETITION IN OUR FIELD; WE EXPECT OUR COMPETITORS TO HAVE MORE THOROUGHLY DEVELOPED FINANCIAL, SALES AND MARKETING PLANS THAN US; AND WE MAY NOT BE ABLE TO ACHIEVE POSITIVE CASH FLOWS.

We are a development  stage  company.  As a result,  we have limited  resources.
Also, our business model is still in an evolving stage. Since we have not commenced commercial operations, we do not have the benefit of the many years of experience that some other companies have. We anticipate responding to the markets that present themselves at the time our products are ready to be sold, and as such, our business and marketing approach may change from time to time. No assurances can be made that the changes in the marketing of our products will meet with success. Our business plan might benefit from modification and optimization if we had more past experience executing our own business strategies. Our potential ability to generate income is unproven. Our competitors are established companies with operating histories and substantial existing contracts and relationships with the potential customers for our products.

COMPETITION MAY ARISE AND OVERTAKE US BEFORE WE COMPLETE THE DEVELOPMENT AND TESTING OF OUR STOICHIOMETRIC TECHNOLOGY AND OUR DETECTION SYSTEMS ARE NOT COMPLETED WITHIN A REASONABLE PERIOD OF TIME.

Our competitors and potential competitors have greater financial resources. Other enterprises are seeking to develop products with similar capabilities. If we are unable to complete the development of our technology and commence manufacturing at least one of our models of detection systems within a reasonable period of time and if other stoichiometric technologies are developed, we may miss the opportunity to capitalize on our lead-time to market. A delay in development or testing of our prototypes may result in foregone potential sources of investment or revenue. Laboratory experiments have demonstrated the basic capability of our stoichiometric technology, and our technology has been converted into prototype products. Our technology must now be converted into additional saleable products. Experiments to increase the effectiveness of our technology are ongoing. The development of products based on our technology may take longer, cost more or be more difficult than expected. We believe that our competition had been discouraged from duplicating our research because of general skepticism that such an instrument can be successfully made into an industrial product. The concept upon which our product is based was previously considered impractical by scientists. However, as our competitors learn that we have successfully demonstrated our product, they may be further encouraged to pursue similar devices. Please see the separate section entitled "Competition" under the major heading "Description of Business."

OUR COMPETITORS MAY HAVE ACCESS TO INFORMATION RELATING TO OUR TECHNOLOGY, OR MAY OBTAIN LICENSES TO OUR TECHNOLOGY FROM THE GOVERNMENT, BECAUSE WE HAVE SMALL BUSINESS INNOVATION RESEARCH GRANTS.

Also we anticipate that our competitors will have access to information relating to our technology because we have Small Business Innovation Research grant contracts. The federal government does not undertake to protect data or inventions from public disclosure beyond four years after the term of our Small Business Innovation Research grant contract. The federal government might also create competition by utilizing its own right and license to our technology developed under the Small Business Innovation Research contract. The U.S. federal government has royalty-free rights in the products and data resulting from our federal government Small Business Innovation Research grants. We nevertheless own the data and title to the products resulting from our Small Business Innovation Research grants and are permitted to obtain patent protection. SBIR grants previously obtained by HiEnergy Microdevices, Inc. expired as early as 1997, and HiEnergy Microdevices filed for patent protection of methods and systems related to such SBIR grants consistent with the terms of these grants. The SBIR grant obtained by HiEnergy Technologies in 2002 for anti-tank landmine detection has not expired.

IF WE ARE UNABLE TO SECURE ANTICIPATED FUNDING, WE MAY BE FORCED TO CURTAIL SPENDING FURTHER THAN ANTICIPATED.

We have successfully obtained a total of seven government development contracts from the U.S. Department of Defense, U.S. Department of Energy and U.S. Customs Service to finance our research and development. We have failed to obtain three government contracts for which we had made proposals, although one of these is currently under a second review by the U.S. Navy, and we have applied for additional government grants that are pending a decision. These grants may de denied for reasons that include funding of the program (presently at issue in our Navy proposal), our financial position and abilities (which has twice before been the basis for declining our proposals), or other reasons. Our government contracts have provided $743,251 and equity financing has provided $6,416,000, which together have financed our activities to date.

There is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If unavailable, our operations could be severely limited, and we may not be able to implement our business plan in a timely manner or at all.

IF WE ARE UNABLE TO RETAIN KEY TECHNICAL AND SCIENTIFIC PERSONNEL, IT MAY PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN, LIMIT OUR PROFITABILITY AND DECREASE THE VALUE OF YOUR STOCK.

We are dependent on the talent and resources of our key managers and employees. In particular, the success of our business depends to a great extent on the capability and the capacity of Dr. Bogdan Maglich, the Chairman of our Board of Directors, Chief Executive Officer and Chief Scientific Officer. Dr. Maglich is the inventor of the stoichiometric technology and the three detection system prototypes that we are developing, and his services are critical to our success. We have not sought key man insurance with respect to Dr. Maglich. The loss of Dr. Maglich may prevent us from implementing our business plan, which may limit our profitability and decrease the value of your stock. Dr. Maglich is 75 years of age. We do not have a succession plan or a policy for succession; the Board of Directors of the Company would meet and name a successor or successors to offices held now by Dr. Maglich. We do anticipate hiring additional senior personnel. As a result, our future growth and success will depend in large part upon our need and ability to attract additional qualified management, scientific and professional personnel. The competition for qualified personnel in the technological industry is intense, and our ability to attract and retain additional key personnel could adversely affect our business and financial operation.

WE MAY HAVE INCREASING DIFFICULTY IN ATTRACTING AND INTERESTING OUTSIDE MEMBERS OF OUR BOARD OF DIRECTORS.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them in connection with their positions with publicly-held companies. Outside directors are becoming increasingly concerned with the availability of directors and officers' liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors and officers liability insurance has recently become much more expensive and difficult to obtain than it had been. If we are unable to obtain directors and officers liability insurance at affordable rates, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our Board. The fees of directors will rise in response to increased exposure to such risks.

BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE ONE OF THE MATERIAL FACTORS TO OUR SUCCESS, THEIR VARIOUS LIMITATIONS, POTENTIAL FOR AVOIDANCE, MISAPPROPRIATION OF THOSE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY OR MATERIAL LIMITATIONS OF OUR RIGHTS COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION, EXCEPT TO THE EXTENT WE OTHERWISE CAN PROTECT OUR INTERESTS.

We do not solely rely on contractual rights, patents, copyrights or other legal protection of intellectual property for any aspect of our technology. Because the combination of contractual rights, patents and copyrights may only provide narrow protection of our proprietary rights, we also rely on the protection afforded by our trade secrets, rapid innovation and advancement of technology and scientific expertise. However, we believe that our products in development could benefit from patent protection. As a result, we have six pending patent applications: two pending with the United States Patent and Trademark Office; one pending under the Patent Cooperation Treaty; and one pending in each of Canada, Japan, and Europe, only. Although we rely to a great extent on trade secret protection for much of our technology and plan to rely in the future on patents to protect a portion of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology and utilize it where we have no patents. The failure or inability to protect these rights and to fully exploit these rights could have a material adverse effect on our operations due to increased competition or the expense of prosecuting infringements of our intellectual property. Any litigation could result in substantial costs and diversion of management and other resources with no assurance of success and could seriously harm our business and operating results. Investors could lose their entire investment.

We may receive infringement claims from third parties relating to our anticipated products under development and related technologies. We intend to investigate the validity of any infringement claims that may be made against us and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third party vendors for incorporation into the products we are developing, we would forward those claims to the appropriate vendor. If we or our component manufacturers were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs in defending any legal action taken against us.

IF WE FAIL TO MANAGE EFFECTIVELY, IT COULD IMPAIR OUR HOPEFULLY SUCCESSFUL PROSPECTS IN BUSINESS OR OF A FINANCIAL NATURE.

Our strategy envisions a period of increasing operations that may put a strain on our administrative and operational resources. To effectively manage this process will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified management, engineers, technicians, salespeople and other personnel. We cannot assure you that we will be able to do so. If we do not succeed in this, our business, prospects, financial condition, results of operations and cash flows could be adversely affected.

WE ARE UNABLE TO PREDICT THE IMPACT THAT THE CONTINUING THREAT OF TERRORISM AND THE RESPONSES TO THAT THREAT BY MILITARY, GOVERNMENT, BUSINESS AND THE PUBLIC MAY HAVE ON OUR FINANCIAL CONDITION AND ABILITY TO CONTINUE TO IMPLEMENT OUR BUSINESS PLAN.

The terrorist attacks in the United States and other countries have brought devastation to many people, shaken consumer confidence and disrupted commerce throughout the world. The continuing threat of terrorism in the United States and other countries and heightened security measures, as well as current and any future military and civil action in response to such threat, may cause significant disruption to the global economy, including widespread recession. We are unable to predict whether the continuing threat of terrorism or the responses to such threat will interfere with our efforts to raise additional capital to fund our operations through the development stage. If we are unable to raise a sufficient amount of capital due to economic conditions, we will not be able to finalize development of our detection systems under government contracts and to bring them to military, civil or commercial markets as planned.

INTERRUPTIONS,   DELAYS  OR  COST  INCREASES  AFFECTING  OUR  MATERIALS,  PARTS,
EQUIPMENT OR SUPPLIERS MAY ADVERSELY AFFECT OUR OPERATIONS, AND RELIANCE UPON A SINGLE SUPPLIER FOR PARTICLE ACCELERATORS INCREASES THIS RISK.

Our operations depend upon obtaining adequate supplies of materials, parts and equipment, including particle accelerators, on a timely basis from third parties. Our reliance on third party suppliers limits our control over product delivery schedules or product quality. Our results of operations could be adversely affected if we are unable to obtain adequate supplies of materials, parts and equipment of adequate quality in a timely manner or if the costs of materials, parts or equipment increase significantly. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors. In the event that any of our suppliers were to experience financial, operational, production or quality assurance difficulties resulting in a reduction or interruption in supply to us, our operating results could suffer until alternate suppliers, if any, were to become available.

Particle accelerators are a central component of our sensors. Particle accelerators are scientific instrument that increase the kinetic energy of charged particles. There are many suppliers of the particle accelerator used in our MiniSenzor. There are only three suppliers of the particle accelerator used in our SuperSenzor, and we are currently using only one supplier. This supplier has limited production capacity, also supplies one of our competitors, and has delayed delivery of components on three occasions. The supplier re-designed the unit we are using per our request, and this has led to delays recently in delivery. While we believe that alternate suppliers for this particle accelerator are available, further interruption could materially impair our operations.

PARTICLE ACCELERATORS ARE SUBJECT TO REGULATION BY THE U.S. NUCLEAR REGULATORY COMMISSION AND OTHER FEDERAL AND STATE AGENCIES, AND THE BURDEN OF COMPLYING WITH THESE REGULATIONS MAY IMPAIR OUR ABILITY TO TEST AND DEMONSTRATE OUR PRODUCTS.

The detector systems incorporated within our products utilize particle accelerator equipment. Particle accelerators are scientific instrument that increase the kinetic energy of charged particles. Various governmental agencies, such as the U.S. Nuclear Regulatory Commission, the U.S. Department of
Transportation and state health departments, regulate the sale and use of particle accelerator equipment. There are also federal, state and local regulations covering the occupational safety and health of our employees. We believe that we are in compliance with all applicable governmental requirements.

The primary aspect of the equipment or protocol associated with our products or activities that require licensing is the use of particle accelerator radiation sources. Use of the systems in-house or at a customer facility or demonstration location requires the operating party to obtain a license from the appropriate state agency or federal agency, including the U.S. Nuclear Regulatory Commission, regulating the use of radiation producing systems. These licensing requirements and other regulatory burdens associated with the use of particle accelerator radiation sources makes the testing and demonstration of our products substantially more difficult, and may from time to time delay or prevent the testing or demonstration of our products.

WE ARE INEXPERIENCED IN DOING BUSINESS IN THE MIDDLE EAST, EUROPEAN UNION AND OTHER POTENTIAL MARKETS FOR OUR PRODUCTS, AND OUR PLANS MAY RELY ON LEVERAGING THE SKILLS OF STRATEGIC PARTNERS.

Our management is inexperienced in doing business in many overseas markets in which we plan to sell our products. We may experience unexpected difficulties in our overseas marketing and sales efforts, and such efforts may depend upon leveraging the skills of strategic partners with experience in these markets. We have entered into an Exclusive International Distribution Agreement for our beta-model CarBomb Finder with the Electronic Equipment Marketing Company, based in London and Riyadh, for our marketing and sales efforts in the Middle East and certain European Union nations. Presently, we have not pursued any relationships with other strategic partners.

LARGE LONG-TERM PROJECTS ARE OFTEN UP FOR BIDDING AND WE MAY BE HAMPERED FROM PARTICIPATING IN THOSE PROJECTS IF OUR OWN FINANCIAL POSITION PROVES INADEQUATE.

Bidding for large long-term government or private sector production contracts may require a demonstration of adequate financial position for the term of the contract, and we may be unable to satisfy such requirements without successfully obtaining substantial additional financing. Our plan of operation for the next twelve months calls for additional financing in order to satisfy stringent requirements that would apply in obtaining a long-term full production contract.

OUR COMPETITORS COULD PURCHASE THE SAME COMPONENTS FROM OUR SUPPLIERS AND ATTEMPT TO COPY OUR PRODUCTS TO THE EXTENT NOT COVERED BY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

We, like most companies, purchase components for our products from third party suppliers. We have patent applications pending that are directed to various combinations of some of these components, but do not cover any of these components separately. Competitors could purchase the same components from the same suppliers and assemble similar products to the extent not prevented by our patent or other intellectual property rights. We cannot assure you that our competitors will not independently develop comparable or superior technologies using similar or identical components, or that our competitors will not obtain unauthorized access to our proprietary technology and utilize it where we have no patents or where our patents do not cover the competitor's technology. Areas of the world where we do not have patent applications include, for instance, the Middle East, Russia, Africa, and South America. We believe that we have applied for patents in countries where we expect the largest markets for our products and we intend to expand our patent portfolio. We have applied for patents in the United States, the European Union, Canada, and Japan and as improvements are made we intend to file also elsewhere for any potential patent protection.

               RISKS RELATED TO THE OFFERINGS OF OUR COMMON STOCK

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY, WHICH COULD INCREASE THE VOLATILITY OF OUR STOCK PRICE.

We are a development stage company. For this reason, you should not rely on period-to-period comparisons of our financial results as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results could increase the volatility of our stock price. Therefore purchasing our shares based on leveraging the shares is too risky.

OUR COMMON STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS AND IN LITIGATION AGAINST US.

The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. From February 27, 2002, when trading in our shares commenced, through the date of this prospectus, the high and low closing bid prices of our common stock were $3.10 and $0.30, respectively. The market price of our common stock may exhibit significant fluctuations in the future in response to various factors, many of which are beyond our control and which include:

       o variations in our quarterly financial results, which variations could result from, among other things, the availability of funding;

       o changes in market valuations of similar companies and stock market price and volume fluctuations generally;

       o economic conditions specific to the industries in which we operate;

       o announcements  by us or our  competitors  of new or enhanced  products,
         technologies  or   services   or  significant  contracts,  acquisition,
         strategic relationships, joint ventures or capital commitments;

       o regulatory developments;

       o additions or departures of key personnel; and

       o future sales of our common stock or other debt or equity securities.

If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

NEGATIVE PUBLICITY COULD CAUSE OUR STOCK PRICE TO DECLINE AND MAKE IT DIFFICULT FOR US TO RAISE CAPITAL.

As discussed more fully in the section entitled "We understand there presently is a formal SEC inquiry that relates to investors in our predecessor company about the time of the reverse takeover transaction between SLW Enterprises Inc. and HiEnergy Microdevices, Inc." above and "Legal Proceedings", we have been made aware that certain of our stockholders and directors know a person who had previously been involved in stock manipulation schemes. We believe negative publicity concerning this matter may have contributed to a decline in the market price of our common stock and may continue to contribute to a further decline. In addition, this negative publicity may make it difficult for us to raise capital. If these matters persist or intensify as factors affecting us, our stock price will most likely decline, and if we ultimately cannot raise additional capital, we could be forced out of business. It appears probable that we may need to register additional shares to raise all of the capital we may need in the foreseeable future unless our shares increase in market price.

WE WILL PAY ACCRUING PENALTIES TO CERTAIN OF THE SELLING SECURITY HOLDERS.

Under the relevant registration rights provisions of the agreements relating to our August through December 2003 sales of common stock and accompanying warrants, we owe penalties to purchasers in these offerings because we failed to meet the deadlines for having the registration statement of which this prospectus is a part declared effective. Some of these penalties began to accrue as of October 15, 2003, and will continue to accrue until the registration statement of which this prospectus is a part shall have been declared effective, or if the registration statement does not remain effective. The amount of the penalties paid to these selling security holders as of November 15, 2003, was 44,187 shares of our common stock. On December 15, 2003, an additional 61,242 penalty shares were issued to certain investors in the Company's common stock. As of January 15, 2004, an additional 78,739 penalty shares will become due unless the registration statement of which this prospectus is a part has been declared effective before that date. We have included both installments in the registration statement of which this prospectus is a part.

THE NUMBER OF SHARES BECOMING AVAILABLE FOR PUBLIC SALE PURSUANT TO THIS PROSPECTUS AND EXPIRATION OF RULE 144 HOLDING PERIODS COULD CAUSE THE PRICE OF OUR STOCK TO DECREASE AND MAKE IT MORE DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL.

The  number of shares  covered by this  prospectus,  9,097,730  shares,  and the number of additional shares currently available for sale under Rule 144's conditions, 12,120,662 shares, together are twice the number of our currently free-trading shares and a multiple of more than 50 times the average daily trading volume of our shares reported on the OTCBB. The number of shares of our common stock outstanding as of the date of this prospectus includes 13,652,387 free-trading shares that are not legended or restricted pursuant to the Securities Act, and 17,627,466 shares that are legended or restricted pursuant to the Securities Act. The availability of a substantial number of shares of our common stock for sale in the public market, or the perception that offers and sales could occur, could adversely affect the market price for our common stock and cause the price or our stock to decrease substantially from the stock price then prevailing. Lower prices would make it difficult in the future for us to raise additional capital through sales of equity securities without substantial dilution to existing stockholders. Please see "Shares Eligible for Future Sale" on page 18.

IF OUR SECURITY HOLDERS ENGAGE IN SHORT SALES OF OUR COMMON STOCK, INCLUDING SALES OF SHARES TO BE ISSUED UPON EXERCISE OF WARRANTS AND OPTIONS, THE PRICE OF OUR COMMON STOCK MAY DECLINE.

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon exercise of our warrants and options could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

BECAUSE OUR STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

Our common stock has been traded under the symbol "HIET" on the OTC Bulletin Board(R) since May 3, 2002 and had previously traded under the symbol "SLWE" from February 22, 2002 through May 3, 2002. Because our stock trades on the OTC Bulletin Board(R) rather than on a national securities exchange or Nasdaq, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock. We would like to raise financing in the range that might qualify us for a time for a Nasdaq small cap listing. However, doing so would be very dilutive of existing stockholders.

BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on some national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares. We would like to raise financing in the range that might qualify us for a time for an AMEX listing and a Nasdaq small cap listing. However, doing so would be very dilutive of existing stockholders.

DELAWARE LAW AND OUR CHARTER DOCUMENTS CONTAIN PROVISIONS THAT COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT OTHERWISE RESULT IN OUR STOCKHOLDERS RECEIVING A PREMIUM OVER THE MARKET PRICE FOR THEIR SHARES.

Provisions of Delaware law and our certificate of incorporation and bylaws could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions include:

       o Section 203 of the Delaware General Corporation Law, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder; and

       o the authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without any further vote or action by our stockholders in a manner designed to prevent or discourage a takeover or provide preferences for the investor ahead of holders of common stock.

Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

CONCENTRATION OF OWNERSHIP IN OUR MANAGEMENT AND DIRECTORS MAY REDUCE THE CONTROL BY OTHER STOCKHOLDERS OVER THE COMPANY.

Our executive officers and directors own or exercise full or partial control of approximately 40% of our outstanding common stock. The present management's effective control may make a takeover less likely. Even assuming the sale to non-affiliates of all shares covered by this offering, our executive officers and directors will still own or exercise full or partial control of approximately 30% of our then outstanding common stock. As a result, they may have effective control over the Company or other investors in our common stock may not have much influence on corporate decision-making. In addition, the concentration of control over our common stock in the executive officers and directors could prevent a change in control of the Company even if the Company registers and sells additional shares.

OUR BOARD OF DIRECTORS COULD BECOME STAGGERED SHOULD WE BECOME LISTED ON CERTAIN NATIONAL SECURITIES EXCHANGES, AND STOCKHOLDERS DO NOT HAVE THE AUTHORITY TO CALL A SPECIAL MEETING, BOTH OF WHICH MAKE IT MORE DIFFICULT FOR A STOCKHOLDER TO ACQUIRE CONTROL OF THE COMPANY.

Our Certificate of Incorporation provides for a staggered board of directors divided into three classes of directors, with one class elected each year by the stockholders. However, California law does not allow a quasi-foreign California corporation, such as the Company, to have a staggered board without a shareholder vote and listing of the corporation on certain national securities exchanges. Should we become listed on certain national securities exchanges, stockholders could vote to stagger our board into three classes as provided in our certificate of incorporation. Our certificate of incorporation also permits only our board of directors to call a special meeting of the stockholders, thereby limiting the ability of stockholders to effect a change in control of the Company. Both of these provisions generally make it more difficult for stockholders to replace a majority of directors and obtain control of the board.

WE DO NOT ANTICIPATE PAYING DIVIDENDS TO COMMON STOCKHOLDERS IN THE FORESEEABLE FUTURE, WHICH MAY NEGATIVELY AFFECT THE VALUE OF THE STOCK.

We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The fact that we have not and do not plan to pay dividends indicates that we must use all of our funds generated by operations for reinvestment in our operating activities.

UNDER THE FEDERAL SECURITIES LAWS, PURCHASERS OF OUR COMMON STOCK IN A PRIOR PRIMARY OFFERING WOULD HAVE THE WAIVABLE RIGHT TO SELL THEIR SHARES BACK TO THE COMPANY.

We were a small company as compared with most public companies. Rules and regulations under the Securities Act of 1933 do not permit us to conduct a public offering on a continuous basis at varying prices or a negotiable price. Under the federal securities laws, purchasers of our common stock in the public primary offering would have the waivable right to sell their shares back to the Company.

We sold approximately 2,400,000 shares of our common stock through a prior offering with a prospectus that did not include the fixed pricing information required by the Securities Act (unless expressly permitted pursuant to Rule
415). We negotiated these sales with individual purchasers who paid slightly different prices for the shares under a prospectus that did not include one fixed price for the sale of such shares. If we fix one price per registration statement, we are eligible to conduct a primary offering under the federal securities laws and rules. We have ceased sales of the negotiated-price type and intend to re-file a registration statement with the SEC that, as of or at the time of effectiveness, has an established price before consummating a primary offering of our shares. Because we previously had conducted an offering for which we are not eligible, the purchasers of our common stock in that offering could be entitled for a period of approximately two years from the date of purchase to sell their shares of common stock back to the Company at the purchase price plus interest. The purchase prices were all between $0.33 and $0.35 per share. However, we have obtained waivers and consents from all of the purchasers, and, thus, do not anticipate any obligation or liability for repurchase of these shares.

ELIMINATION OF MONETARY LIABILITY OF OUR CURRENT AND FORMER DIRECTORS MAY DISCOURAGE LAWSUITS AGAINST DIRECTORS.

Our certificate of incorporation and bylaws contain provisions that eliminate the liability of directors for monetary damages to the maximum extent permitted by law. These provisions may discourage stockholders from bringing a lawsuit against directors and officers for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against directors and officers even though such action, if successful, might otherwise have benefited the stockholders.

WE MAY OWE INDEMNIFICATION OBLIGATIONS TO OUR CURRENT AND FORMER DIRECTORS AND OFFICERS.

Our certificate of incorporation and bylaws contain provisions that provide for indemnification of officers and directors, in each instance to the maximum extent permitted by law. A stockholder's investment in our company may be adversely affected to the extent that we pay costs of settlement and damage awards against directors or officers under the indemnification provisions of the certificate of incorporation and bylaws. The impact on a stockholder's investment in terms of the costs of defending a lawsuit on behalf of a director or officer may also deter us from bringing suit against former directors or officers. To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of HiEnergy Technologies under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. Claims for indemnification under our certificate of incorporation or bylaws may also dissuade us from bringing lawsuits against current or former directors or officers.

PURCHASERS OF OUR COMMON STOCK MAY EXPERIENCE SUBSTANTIALLY COMPLETE DILUTION IN TERMS OF BOOK VALUE PER SHARE.

There is a small equity per share of common stock as of the date of this prospectus. At the time of the sale of shares under this prospectus there may be a net deficit or there may be a net book value per share, but in any case, the net equity per share will be less by a large percentage than the amount paid per share. All proceeds from the sale of shares will be payable to selling security holders and will not increase net equity per share, and our continuing losses deplete our equity. Essentially, investors in our common stock should consider that they should absorb substantially complete dilution in terms of book value per share.

WE PLAN TO ISSUE A SIGNIFICANT NUMBER OF ADDITIONAL EQUITY SECURITIES IN THE FUTURE AND THAT WILL DILUTE THE PERCENTAGE OWNERSHIP OF THE PRESENT HOLDERS OR PURCHASERS OF OUR COMMON STOCK.

There are 31,279,853 shares of our common stock outstanding as of the date of this prospectus, which does not include 9,320,007 new shares we have committed to issue upon exercise of options and warrants and convertible notes. If we issue all of the shares underlying currently outstanding warrants, options and convertible notes, this will result in approximately 23% dilution of the ownership interest of holders of our common stock. If all currently outstanding warrants, options and convertible notes were immediately exercised and converted, the Company would receive up to $8,733,904 in cash and up to $510,916 in forgiveness of indebtedness. While this amount exceeds the current market value of the stock that would be issued, exercise and conversion might take place when the total value received by us is much less than the market value of the stock that would be issued.

We also must raise funds in part by issuing new equity securities, which dilutes the percentage ownership of present holders or purchasers of our common stock. The shares issued in such transactions could be very large or perhaps larger as compared with the number of shares issued and outstanding today, and the percentage ownership of current shareholders and purchasers of common stock in this offering would decline as a result of the issuance of shares in such transactions. We continue to need equity capital for financing of operating deficits that will continue until we successfully commercialize a product and achieve a sufficient level of positive operating cash flow. Our possible costs might include investments in capital equipment, technology and in process research and development, marketing initiatives, inventory, accounts receivable and human resources, or potential joint ventures, acquisition, research and development projects and other general corporate purposes.

We also intend to issue up to 459,222 shares of our common stock in exchange for the remaining 20,540 shares of the common stock of HiEnergy Microdevices, our 92% owned subsidiary, on substantially the same terms as the voluntary share exchange by which we acquired 92% of the common stock. We would include in that 459,222 shares up to 22,352 shares that may be issued to Keith Cowan, a former Chief Executive Officer of HiEnergy Microdevices, and 4,470 shares that may be issued to Giovanni Fazio, a member of our Scientific Advisory Board. We also may issue up to 368,755 additional shares of our common stock to former holders of options to acquire HiEnergy Microdevices common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

        o our ability to finish developing our detection systems and produce and sell them;

        o the projected growth in those industries that may utilize our technology in the future;

        o our ability to fund the continued development, including securing government grants, and planned commercialization of our detection systems; and

        o our ability to distinguish ourselves from our current and future competitors.

You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "projects," "may," "will," "intends," "plans," "should," "could," "would," "seeks," "anticipates," "estimates," "continues," or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans, pro forma results, combinations, synergies, projections or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis or Plan of Operation," and "Description of Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements.

These  forward-looking   statements  necessarily  depend  upon  assumptions  and
estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future expectations about actual results expressed or implied by the forward-looking statements. It is appropriate for you to evaluate our forward-looking statements as you determine whether to buy shares of our common stock in connection with this prospectus, but we urge you not to place undue reliance on forward-looking statements as you make your investment decision.

Any of the factors described above or in the "Risk Factors" section above could cause our financial and business prospects to change radically, which in turn could, among other things, cause the price of our common stock to rapidly fluctuate substantially.

                                 USE OF PROCEEDS

Selling security holders will receive all proceeds of this offering for their own accounts. We will not receive any proceeds from the sale of the 9,097,730 shares by the selling security holders.


If we were to receive any cash proceeds in connection with this offering, it would be indirectly when a holder of an option or warrant pays the exercise price in cash and thereby purchases shares of Common Stock from us. Therefore we may be receiving payments in unknown amounts and at unknown times in connection with the exercise of some options or warrants whose underlying shares may in turn be sold by selling security holders pursuant to this prospectus. The method, timing and amount of such payments, if any, is in the discretion of each selling security holder subject to complying with the terms and conditions as prescribed in the options and warrants themselves. The weighted-average exercise price of these options and warrants is $0.94 per share of our common stock. Holders may exercise the options or warrants until their respective termination dates, but holders are never obligated to exercise them. Each warrant and option expires between October 2004 and November 2009. 1,094,310 of our outstanding warrants are in a form that also would permit the holders to elect to exercise them cashlessly, and to that extent we could not anticipate ever receiving any cash payments in connection with exercise.


Likewise, certain selling security holders may, but are not required to, convert their notes in order to purchase shares that may be offered pursuant to this prospectus. Regarding convertible notes outstanding, the conversion of the notes in connection with this offering will result in a reduction of existing indebtedness. As of the date of this prospectus, we have convertible notes outstanding for $510,916 with a weighted average conversion price of $0.98 per share of our common stock.

                         DETERMINATION OF OFFERING PRICE

Selling security holders will sell the shares of common stock pursuant to this prospectus at prices to the public that will depend on the nature and timing of the sales, which are in the discretion of selling security holders, and therefore will not be known until the sales are actually made, if at all. See "Plan of Distribution."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Below are the high and low closing bid prices of our common stock for the periods shown, as obtained from Pink Sheets LLC, a research service that compiles quote information reported on the National Association of Securities Dealers' composite feed or other qualified interdealer quotations' media and from other public sources. The quotations listed below reflect interdealer prices, without retail mark-up, markdown or commissions, and may not reflect actual transactions. Our common stock commenced trading on the OTC Bulletin Board(R) operated by the NASD under the symbol "SLWE" on February 22, 2002. In connection with the change of SLW Enterprises' name to HiEnergy Technologies, Inc. on April 30, 2002, our ticker symbol was changed from "SLWE" to "HIET" on May 3, 2002.

FISCAL YEAR - 2004:                                                     HIGH         LOW
Third Quarter (November 1, 2003 to December 19, 2003) (Interim)       $   1.29    $   0.77
Second Quarter (August 1, 2003 to October 31, 2003)                   $   1.86    $   0.61
First Quarter (May 1, 2003 to July 31, 2003)                          $   0.62    $   0.40

FISCAL YEAR - 2003:
Fourth Quarter (February 1, 2003 to April 30, 2003)                   $   2.35    $   0.30
Third Quarter (November 1, 2002 to January 31, 2003)                  $   3.10    $   2.11
Second Quarter (August 1, 2002 to October 31, 2002)                   $   2.60    $   1.41
First Quarter (May 1, 2002 to July 31, 2002)                          $   2.09    $   0.20

FISCAL YEAR - 2002:
     Fourth Quarter (February 27, 2002 to April 30, 2002)             $   2.68    $   1.42


As of the date of this prospectus, we had 31,279,853 shares of common stock outstanding held by approximately 200 stockholders of record. Within the holders of record of our common stock are depositories, such as Cede & Co., that hold shares of stock for several brokerage firms which, in turn, hold shares of stock for one or more beneficial owners.

                                 DIVIDEND POLICY

We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. We currently anticipate that we will retain any earnings for use in the continued development of our business. Investors also must evaluate an investment in our company solely on the basis of anticipated capital gains. The board of directors has sole authority to declare dividends payable to our stockholders. However, common stock dividends are prohibited presently by the terms of any loans in default and the rights of beneficial creditors to be paid ahead of equity dividends. Also dividends will and could from time to time be prohibited further by credit agreements, terms of series of certificates of determination or preferred stock adopted by the Board in the future, other senior debts or securities, or otherwise.

                       CONVERTIBLE SECURITIES OUTSTANDING


As of the date of this prospectus, we had 2,441,843 warrants convertible into common stock outstanding with a weighted-average exercise price of $1.21, which includes 1,957,236 warrants whose underlying shares may be offered for resale pursuant to this prospectus. At the same date, we had 6,356,454 stock options to purchase common stock outstanding with a weighted-average exercise price of $0.84, which includes 1,400,000 stock options whose underlying shares may be offered for resale pursuant to this prospectus. As of the date of this prospectus we had convertible notes outstanding that are convertible into 521,710 shares of our common stock at a weighted average conversion price of $0.98 per share, all of which may be offered for resale pursuant to this prospectus.


                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of the date of this prospectus, with respect to compensation plans under which we are authorized to issue shares of our common stock, aggregated as follows:

        o   all compensation plans previously approved by security holders;  and

        o   all compensation plans not previously approved by security holders.

                         (a)                                 (b)                            (c)
------------------------------------------------------------------------------------------------------------------------------------
Plan Category            Number of securities to be          Weighted-average exercise      Number of securities remaining available
                         issued upon                         price of                       for future issuance under equity
                         exercise of outstanding options,    outstanding options,           compensation plans (excluding securities
                         warrants and rights                 warrants and rights            reflected in column(a))
------------------------------------------------------------------------------------------------------------------------------------
Equity compensation
plans approved by                    5,773,728                       $0.76                         155,000 (1),(2),(3),(4),(5)
security holders
------------------------------------------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by                  572,726                       $1.64                                 500,000 (6)
security holders
------------------------------------------------------------------------------------------------------------------------------------

Total                                6,356,454                       $0.84                                 655,000 (7)

------------------------------------------------------------------------------------------------------------------------------------

(1) On April 24, 2002, our Board of Directors approved the issuance and grant of a non-qualified stock option to Dr. Maglich to purchase 2,482,011 shares of our common stock with an exercise price of $0.134 and a term that ends on November 30, 2008. The stock option was granted pursuant to the reverse takeover of HiEnergy Microdevices by SLW and Dr. Maglich's agreement to cancel a HiEnergy Microdevices' stock option to purchase 111,040 shares of HiEnergy Microdevices common stock with an exercise price of $3.00 and a term that would have ended on November 30, 2008. The number of shares and exercise price for the HiEnergy Technologies stock option was determined by using the same exchange rate as that used in the voluntary share exchange transaction, or 22.3524 shares of our common stock for each share of HiEnergy Microdevices. The shareholders of HiEnergy Technologies ratified and approved the grant of the stock option at the Annual Meeting of Stockholders that took place on October 10, 2002.

(2) The employment agreement between Dr. Maglich and HiEnergy Technologies contemplates the issuance of the following stock options to Dr. Maglich annually through the term of the employment agreement, or until December 31, 2006: options to purchase one percent per year of HiEnergy Technologies' common stock issued and outstanding at the end of each year with an exercise price equal to the average trading price for the preceding thirty days and with terms of five years. In no case, without permission of Dr. Maglich, may the number of options granted him in a given year be less than ten percent of the total number of options granted by HiEnergy Technologies for services in that year. That could result for instance in annual issuances of options to acquire about 300,000 shares, at today's capitalization, or more if the Company grants more than 3,000,000 options in one year. That number of shares may increase dramatically year to year or over the course of six years. The stockholders of the Company approved Dr. Maglich's Employment Agreement in October 2002.

(3) Pursuant to the foregoing (see footnote (2)), on February 11, 2003 our Board of Directors approved the issuance and grant of a non-qualified stock option to Dr. Maglich to purchase 416,717 shares of our common stock with an exercise price of $2.81 and a term that ends on February 11, 2008, pursuant to his employment agreement with the Company. On June 26, 2003 our Board of Directors approved (due to an error in the calculation of the grant approved by the Board on February 11, 2003) the issuance and grant of an incidental non-qualified stock option to Dr. Maglich to purchase an additional 40,000 shares of our common stock with an exercise price of $2.81 and a term that ends on February 11, 2008.

(4) On May 5, 2003 our Board of Directors approved the HiEnergy Technologies 2003 Stock Incentive Plan (the "Plan") to provide equity incentives to employees, officers, directors and service providers of the Company. The Board decided to reserve 700,000 shares of our authorized and unissued common stock for future issuance under the Plan. On May 28, 2003 our Board of Directors approved an increase in the amount of the reserve of shares to be issued under the Plan to 2,000,000 shares of authorized and unissued Common Stock. The stockholders of the Company approved the Plan on November 7, 2003.

(5) On May 16, 2003 our Board of Directors approved the issuance and grant of incentive stock options and non-qualified stock options under the Plan to employees and consultants of the Company to purchase 400,000 shares of our common stock with an exercise price of $0.75 and a term that ends on May 16, 2009. On June 26, 2003 our Board of Directors approved the issuance and grant of incentive stock options to employees of the Company to purchase 90,000 shares of our common stock with an exercise price of $0.75 and a term that ends on June 26, 2009. On July 16, 2003 our Board of Directors approved the issuance and grant of non-qualified stock options to consultants of the Company to purchase 200,000 shares of our common stock with an exercise price of $0.50 and a term that ends on July 16, 2009. On August 27, 2003 our Board of Directors approved the issuance and grant of incentive stock options to employees of the Company to purchase 65,000 shares of our common stock, and nonqualified options to consultants of the Company to purchase 40,000 shares of our common stock, with an exercise price of $1.02 and a term that ends August 27, 2009. On November 7, 2003, our Board of Directors approved the issuance and grant of nonqualified options to directors and consultants of the Company to purchase 740,000 shares of our common stock, with an exercise price of $1.25 and a term that ends November 7, 2009.

(6) In July 2002, we issued and granted a non-qualified stock option to Isaac Yeffet to purchase up to 1,000,000 shares of our common stock with an exercise price of $1.00 per share. The stock option was issued in connection with a consulting agreement between Yeffet Security Consultant, Inc., of which Mr. Yeffet is the sole principal, and HiEnergy Technologies. One half of the shares were exercisable immediately and the other half were to become exercisable beginning one year after our MiniSenzor product is operational and ready to be shown for approval to appropriate authorities. The stock option agreement was amended and restated in September 2002 to add a cashless exercise provision. We terminated our consulting agreement with Mr. Yeffet in October 2003, at which time the second 500,000 options had not become exercisable. In August 2002, we issued a stock option to Primoris Group Inc. to purchase 400,000 shares of common stock at $2.00 per share with a term of 5 years in connection with a consulting agreement. Primoris Group Inc. provided us investor relations services. In September 2002, as an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., we issued stock options to Shea Wilson and Derek Woolston to purchase an aggregate of 45,454 shares of common stock at $1.00 per share. In December 2002, as an accommodation to adjust amount owing to QED Law Group, P.L.L.C., we issued additional stock option to Shea Wilson and Derek Woolston to purchase an aggregate of 27,272 shares of common stock at $2.24 per share. On November 7, 2003, our Board of Directors approved a Grant Share Program, which reserves up to 500,000 shares of our authorized and unissued common stock, for the future issuance of stock options with an exercise price of $1.25 per share and an exercise term of 6 years.

(7) The preceding footnotes all affect this total.

                         SHARES ELIGIBLE FOR FUTURE SALE

The following table shows the tradability status of the 31,279,853 shares of common stock we had issued and outstanding as of the date of this prospectus:

      o  Free trading shares that may be sold without regard to the requirements of Rule 144:                    13,652,387 shares

      o  Shares available for sale by selling security holders pursuant to this prospectus:                       5,140,046 shares

      o  Shares that may be sold under Rule 144's conditions, presently or within 60 days:                       12,120,662 shares

      o  Shares that may be sold under Rule 144's conditions on or after October 2004:                              366,758 shares

The following table shows the authorized but previously unissued shares that may be issued and become available for future sale pursuant to this prospectus in addition to the shares outstanding as of the date of this prospectus:

      o  Shares that may become available for future sale by selling security holders upon exercise of            3,878,945 shares
         outstanding options, warrants or convertible notes:

      o  Shares that may become available for future sale by selling security holders upon payment of penalty        78,739 shares
         shares on January 15, 2004:

We may from time to time issue additional shares of common stock pursuant to our own primary offerings, public or private.

In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:

      o Public information - we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports on Form 8-K required to be filed for any material or reportable events;

      o volume limitation - during any three-month period a stockholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;

      o manner of sale - the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and

      o notice - except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales by an affiliate of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, stockholders that are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the resale of any of our outstanding shares.

                                    DILUTION

The trading price, and hence the investor's cost, potentially, of owning our shares, is far greater than their tangible book value of virtually nil per share. There is a very small net equity per share of common stock before this offering of shares. After this offering there may be a net deficit or there may be a small net book value per share. Selling security holders will receive all of the proceeds of sale of shares pursuant to this prospectus. Essentially, investors in our common stock should consider that they will absorb substantially complete immediate dilution. The only returns a stockholder may expect are capital gains on a sale or similar transaction.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of our financial condition and plan of operation should be read in conjunction with the Consolidated Financial Statements and accompanying notes appearing at the end of this prospectus. Certain statements contained in this discussion may constitute forward-looking statements, as discussed above in the section entitled "Special Note Regarding Forward Looking Statements." Our actual results could differ materially from the results anticipated in the forward-looking statements as a result of a variety of factors, including those discussed in the sections entitled "Risk Factors" and "Description of Business."

                                    OVERVIEW

We are a development stage company commercializing a proprietary technology for assembling sensor systems that utilize a neutron emitter to send neutrons, a gamma-ray spectrometer to read reflected gamma ray photons and proprietary technology that derives an empirical molecular formula from the gamma-ray spectrograph.


Our technology identifies the chemical formula (e.g., CO2; C6H2O6) of a chemical element or compound, as does a spectroscope. However, testing with a spectroscope requires handling and burning the chemical. Our technology has applications in detecting almost every chemical element and compound, such as plastic explosive, Anthrax and cocaine. Our beta-models can, within a short distance, but without touching, sampling or oxidizing, and through solid matter, determine the quantitative chemical formula of a concealed substance. Our prototype sensors have successfully identified explosives, biological weapons and illegal drugs in previous government-supervised trials.


We were originally incorporated under the laws of the State of Washington on March 22, 2000, under the name SLW Enterprises Inc. On April 30, 2002, we changed our name to HiEnergy Technologies, Inc. following our reverse takeover with HiEnergy Microdevices, Inc. in a transaction treated as a recapitalization of HiEnergy, with Microdevices as the accounting acquirer (reverse takeover). We reincorporated in Delaware on October 22, 2002. HiEnergy Microdevices, Inc., is a Delaware corporation formed in 1995. Dr. Bogdan Castle Maglich, our Chairman of the Board, Chief Executive Officer, President, Treasurer and Chief Scientific Officer, founded HiEnergy Microdevices in 1995 to commercialize the technology he developed to determine the chemical composition of substances non-intrusively, from a modest distance, even through solid matter and despite a hermetically sealed container. HiEnergy Defense, Inc., is a Delaware corporation formed in July 2003.


The reverse takeover by Microdevices of SLW occurred on April 25, 2002 pursuant to a Voluntary Share Exchange Agreement that provided the framework for the exchange of outstanding common stock of HiEnergy Microdevices for shares of common stock of SLW. Pursuant to the voluntary share exchange, SLW offered to exchange 22.3524 shares of its common stock for each outstanding share of HiEnergy Microdevices' common stock. On the closing date of the offering,
14,380,200 shares of common stock of SLW were issued in exchange for approximately 92% of HiEnergy Microdevices' outstanding shares of common stock in a reverse take-over transaction. As a result of this transaction, SLW changed its name to HiEnergy Technologies, Inc., the former stockholders of HiEnergy Microdevices came to own approximately 65% of the outstanding equity of the parent public company and the five directors of HiEnergy Microdevices comprised five of the six directors of the parent public company. The composition of our board of directors has subsequently evolved due to resignations and appointments and currently consists of five directors.

Dr. Bogdan Maglich, Harb Al Zuhair, and two former directors of HiEnergy Microdevices, including their respective affiliates, were issued an aggregate of 11,049,310 shares of our common stock pursuant to the voluntary share exchange. In connection with the voluntary share exchange, Dr. Bogdan Maglich was issued options to acquire 2,482,011 shares of our common stock in exchange for cancellation of his options to acquire 111,040 shares of HiEnergy Microdevices common stock, and Mr. David Baker was issued 44,705 shares of our common stock in exchange for cancellation of his options to acquire HiEnergy Microdevices common stock.

After the reverse take-over transaction was completed, we changed our name to HiEnergy Technologies, Inc. and had an approximately 92% ownership interest in HiEnergy Microdevices. SLW Enterprises was a "public shell company" on the date of the reverse take-over. The transaction was accounted for as a re-capitalization of HiEnergy Microdevices. The costs of the reverse takeover were approximately $451,000 and were expensed as general and administration expenses in the periods incurred.

Our common shares continue to trade on the NASD's Over-the-Counter Bulletin Board(R) under the symbol "HIET".

                              BASIS OF PRESENTATION

For accounting purposes, the voluntary share exchange transaction between SLW and HiEnergy Microdevices has been treated as a recapitalization of SLW, with HiEnergy Microdevices as the accounting acquiror (reverse takeover), and has been accounted for in a manner similar to a pooling of interests.

We have prepared our Consolidated Financial Statements on a going concern basis in accordance with accounting principles generally accepted in the United States of America. This going concern basis of presentation assumes that we will continue operations for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. As described below under Liquidity and Capital Resources, there is substantial uncertainty about our ability to continue as a going concern. Our financial statements do not include adjustments that might result from the outcome of this uncertainty.

                   CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The discussion and analysis of our financial condition and results of operations are based on our Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an  ongoing  basis,  we  evaluate  our  estimates.  We base our estimates on assumptions that we believe to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

LONG-LIVED ASSETS

Property  and  equipment  are  recorded  at  cost  and  depreciated   using  the
straight-line method over an estimated life of five years. Determining the estimated life of our property and equipment requires judgment and changes to the estimated life could materially impact the amount of depreciation expense recognized in the statement of operations and the amount recognized as property and equipment in the consolidated balance sheet.

STOCK-BASED COMPENSATION

We account for stock-based awards to employees and directors using the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Under the intrinsic value method, where the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized in the Company's Consolidated Statements of Operations. Where the exercise price of the Company's employee stock options is less than the market price of the underlying stock on the date of grant ("in-the-money"), compensation expense is recorded in the Company's Consolidated Statement of Operations. The application of APB No. 25 requires judgment, including the fair value of underlying stock. During the year ended April 30, 2002, Microdevices granted 123,909 stock options to employees with exercise prices of between $3.00 and $5.00. We estimated the fair value of the underlying stock of Microdevices, a private company, to be $0.97. Changes in the estimated fair value of the underlying Microdevices stock could materially impact the amount of stock-based compensation expense recognized in the consolidated statement of operation, if the change in the estimated fair value of the underlying Microdevices stock resulted in stock options that were in-the-money.

We account for stock options and warrants issued to non-employees in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123), EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"), and related interpretations. In accordance with SFAS No. 123 Stock options and warrants issued to non-employees for goods and services received can be valued at the fair value of the goods and services received or the fair value of the equity instruments, whichever is more readily determinable. Historically we have found the fair value of the equity instrument granted has been more readily determinable, and expect this to be true in the future.

The application of SFAS No. 123 in determining the fair value of the equity instruments granted requires judgment, including the expected life, stock price volatility for stock options and warrants and expected dividends. Changes in any of these factors could materially impact the amount of expense recognized in the consolidated statement of operations for goods and services received from non-employees. Furthermore, if the fair value of the goods and services received had been more readily determinable than the fair value of the equity instruments granted then the amount of expense recognized in the statement of operations could also be materially different.

Furthermore, if the Company adopted the recognition provisions of SAFS No. 123 for stock-based employee compensation then the amount of compensation expense recognized in the statement of operation could also be materially different.

RESEARCH AND DEVELOPMENT COSTS

We account for research and development costs in accordance with SFAS No. 2, "Accounting for Research and Development Costs". Research and development costs are charged to operations as incurred. As described in section 3.50 of the Government Contract Audit Guide for Fixed-Price Best-Efforts Cost Sharing Arrangements, amounts earned under the Company's development contracts with the Department of Defense have been offset against research and development costs, in accordance with the provisions of that section, in all periods presented.

                                OPERATING RESULTS


For the year ended April 30, 2003 (fiscal year 2003), we incurred a net loss available to common shareholders of $6,257,000 as compared to a net loss available to common shareholders of $1,390,000 for the year ended April 30, 2002 (fiscal year 2002). We had negative cash flows from operations of $2,967,000 in fiscal year 2003 compared to negative cash flows from operations of $653,000 in fiscal year 2002. In addition, we had an accumulated deficit of $8,982,000 and were in the development stage as of April 30, 2003.


For the six months ended October 31, 2003, we incurred a net loss of $2,757,000, as compared to a net loss of $1,913,000 for the same period in 2002. For the six months ended October 31, 2003, we had negative cash flows from operations of $1,020,000 as compared to negative cash flows from operations of $1,157,000 for the same period in 2002. In addition, we had an accumulated deficit of $12,350,000 and were in the development stage as of October 31, 2003.

These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our Consolidated Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

 SIX MONTHS ENDED OCTOBER 31, 2003 COMPARED TO SIX MONTHS ENDED OCTOBER 31, 2002

For the six months ended October 31, 2003, we incurred a net loss of $2,757,000, as compared to a net loss of $1,913,000 for the same period in 2002.

OPERATING EXPENSES

GENERAL AND ADMINISTRATION

Our general and administration expenses were $2,407,000 for the six months ended October 31, 2003 versus $1,386,000 for the same period in 2002 or an increase of $1,021,000. A comparison of the major components of the increase in general and administration expenses follows:

                                              Six Months Ended
                                      ---------------------------------
                                     October 31, 2003   October 31, 2002         Increase
                                      ---------------------------------------------------
Stock based compensation                  815,000             294,000             521,000
Legal fees                                442,000             309,000             133,000
Accounting fees                            89,000              60,000              29,000
Public relations                          105,000              77,000              28,000
Investor relations                        109,000             120,000             (11,000)
Consultants                               247,000             119,000             128,000
Facilities                                 38,000               9,000              29,000
Directors liability insurance              68,000              37,000              31,000
Salaries and benefits                     214,000             165,000              49,000
Travel                                    123,000              61,000              62,000
All other                                 157,000             135,000              22,000
                                      ---------------------------------------------------
                       Total            2,407,000           1,386,000           1,021,000
                                      ---------------------------------------------------

Warrant and stock option compensation expense relates to warrant or stock option grants to non-employee consultants of the Company. Non-employee consultants that received warrants or stock options for services include business development, investor relations and capital placement services. The compensation expense recorded for various option and warrant grants are amortized over the life of the agreements to which they pertain. During the six months ended October 31, 2003, an agreement was terminated between a business development consultant and the Company. The remaining balance of the option compensation of $550,000 was expensed during the period.

Legal and accounting fess increased due to increased SEC filing activity in the current fiscal period compared to the same period in the previous year.

Public and investor relations increased because a new public relations firm was hired and a new public relations initiative was launched during the current period.

As detailed in Note-10 Commitment and Contingencies, the Company entered into a three-year business development consulting agreement in July 2002. The monthly cost was $20,000 per month plus expenses. For the six months ended October 31, 2003, the expenses under the agreement were $110,000 compared to $80,000 for the fiscal year 2002 quarter. The Company terminated the agreement with the consultant in October 2003. There was also increased use of consultants by the Company for business development and finance and accounting matters.

The Company moved into new office space in November 2002. Under the terms of the three-year lease agreement, the Company pays $8,000 per month in rent, of which $4,000 per month is for office space and the remaining $4,000 is allocated to research and development activities. The Company's prior facilities contained substantially less square footage and the cost was $1,200 per month.

The Company maintains $2,000,000 of Directors and Officers liability insurance. The current policy which began on May 30, 2003 was obtained at a much higher rate that the policy that expired in May 2003.

The Company's salaries and benefits were higher in the current period because scheduled salary and benefit increases contained in the employment agreement with the Company's Chairman and CEO. There were also salary increases included for other general and administration employees.

Travel expenses for the current period were higher due to a significant increase in travel related to public and investor relations activity, which did not occur in the prior period.

RESEARCH AND DEVELOPMENT

Our research and development expenses were $337,000 for the six months ended October 31, 2003 versus $301,000 for the same period in 2002 or an increase of $36,000. A comparison of the major components of the increase in research and development expenses follows:


                                         Six Months Ended
                             -----------------------------------      Increase/
                             October 31, 2003   October 31, 2002      (Decrease)
                               -------------------------------------------------
 Salaries and benefits           299,000            153,000            146,000
 Travel                            5,000             43,000            (38,000)
 Consultants                      33,000             32,000              1,000
 Depreciation                     61,000             40,000             21,000
 Supplies                         84,000             22,000             62,000
 Insurance                            --             18,000            (18,000)
 Moving                           40,000                 --             40,000
 Other                            22,000             34,000            (12,000)
 Grant income                   (207,000)           (41,000)          (166,000)
                               -------------------------------------------------
                                 337,000            301,000             36,000
                               -------------------------------------------------


Salaries and benefits increased in the current period compared to the same period in the prior fiscal year because the Company added additional scientific personnel to advance to development of its detection systems. The use of consultants was about the same during the same period.

During the period in fiscal 2002, the Company demonstrated its detection system to the Department of Defense on the east coast in the US. The Company incurred much higher travel expenses during the prior year quarter in order to ship equipment and personnel to the site for the demonstration.

The Company added $482,000 of equipment during the year ended April 30, 2003 and $122,000 during the six months ended October 31, 2003. Most of the equipment purchased was for research and development purposes. Depreciation expenses increased in the current period compared to the same quarter in the prior year due to the increased purchases of research and development equipment.

The Company incurred $84,000 in research and development supplies during the period to prepare our prototype detector systems to be demonstrated to various potential customers.

In August 2002, our project to develop and test an anti-tank landmine detection system was competitively selected by the Department of Defense Small Business Innovation Research (SBIR) program to receive up to $780,000 in funding over two years for Phase II testing and development of the system. On January 15, 2003, we executed the development contract with the Department of Defense. We have commenced work under the first year of the contract valued at $415,000. The second year of the contract, valued at approximately $364,000, is under a option that can be exercised by the Department of Defense at the end of the first year. Prior to August 2002, we completed Phase I of the development contract for $70,000 for testing out MiniSenzor technology for landmine detection.

Under the terms of the contract, we are required to submit monthly written reports detailing our progress under the contract. We accompany those written reports with an invoice for one-twelfth of the first-year contract amount or $34,583. When the written report is accepted by the Department of Defense, we receive payment in about 30 to 45 days after invoice. The first year of the contract will expire in January 2004, and the Department of Defense has an option to continue the contract for a second year.

We had grant income attributable to Phase II of the development contract of $207,000 during the six months ended October 31, 2003 and $41,000 during the same period in 2002, which was attributable to Phase I of the development contract.

DEPRECIATION

Accumulated depreciation for property and equipment at October 31, 2003 was $164,000. Depreciation expense for the six months ended October 31, 2003 and 2002 was $64,000 and $40,000, respectively. The increase in depreciation expense reflects additional equipment put into service during the intervening period.

OTHER INCOME AND EXPENSE

Interest expense for the current fiscal quarter was $13,000 compared to $5,000 in the same period in the prior year. Interest expense increased in the current fiscal period because the convertible notes payable with the Company's legal counsel with an interest rate of 10% was outstanding. No comparable interest bearing debt was outstanding during the same period of the prior year.

Interest income during the current fiscal quarter was $900 compared to $3,400 in the same period in the prior year. During the current fiscal period, the Company had an average balance of $175,000 in its cash investment account compared to $450,000 in the same period of the previous year.

During the six months ended October 31, 2003, the Company issued warrants to purchase 150,000 shares of common stock to a shareholder/former officer/director of the Company. The warrants vest immediately, are exercisable at $1.50 per share, and expire on May 31, 2005. Since the Company was in default on the note payable for $150,000 to this shareholder/former officer/director of the Company, the Company granted these warrants. Accordingly, the Company recorded financing expense of $223,710 during the three months ended July 31, 2002. The fair value of the warrants were determined using the Black Scholes model. There was no comparable expense in the current fiscal quarter.

RECENT ACCOUNTING PRONOUNCEMENTS

The subsection of Note 3 to the unaudited Notes to the Financial Statements entitled "Recently Issued Accounting Pronouncements" is incorporated herein.

  FISCAL YEAR ENDED APRIL 30, 2003 COMPARED TO FISCAL YEAR ENDED APRIL 30, 2002

OPERATING EXPENSES

GENERAL AND ADMINISTRATION

Our general and administration expenses consist primarily of salaries and benefits for functions, including finance, accounting, facilities, insurance, travel, professional services such as consultants, legal, accounting, investor and public relations.

Our general and administration expenses were $4,488,000 for fiscal year 2003, versus $967,000 for the same period in 2002 or an increase of $3,521,000. A comparison of the major components of the increase in general and administration expenses follows:


                                               Year ended
                                  ------------------------------------
                                     April 30, 2003      April 30, 2002        Increase
                                  -----------------------------------------------------
 Stock-based compensation               2,146,000            232,000          1,914,000
 Legal fees                               705,000            247,000            458,000
 Accounting fees                          163,000             80,000             83,000
 Public relations                         219,000              2,000            217,000
 Investor relations                       311,000                 --            311,000
 Consultants                              364,000            124,000            240,000
 Facilities                               116,000             36,000             80,000
 Directors liability insurance             90,000                 --             90,000
 Salaries and benefits                    257,000            213,000             44,000
 Travel                                   107,000             24,000             83,000
 All other                                 10,000              9,000              1,000
                                  -----------------------------------------------------
                        Total           4,488,000            967,000          3,521,000
                                  -----------------------------------------------------


Warrant and stock option compensation expense relates to warrant or stock option grants to non-employee consultants of the Company. Non-employee consultants that received warrants or stock options for services provided business development, investor relations and capital placement services.

Legal and accounting fess increased due to increased SEC filing activity in fiscal year 2003 compared to the previous fiscal year. The Company became a public company in April 2002 and incurred most of the fiscal year 2002 legal expenses in connection with that effort.

Public and investor relations expenses increased because the Company was a public company for all of fiscal year 2003 and the Company entered into relationships with various public and investor relations firms to help elevate awareness in the investment community regarding the Company's technologies.

As detailed in Note 10 (Commitment and Contingencies to our Consolidated Financial Statements for the fiscal year ended April 30, 2003, the Company entered into a three-year business development consulting agreement in July 2002. The monthly cost is $20,000 per month plus expenses. For fiscal year 2003, the expenses under the agreement were $200,000. No costs were incurred under this agreement during fiscal year 2002. The Company also incurred other business development and general consulting expenses in both fiscal year 2003 and fiscal year 2002.

The Company moved into new office space in November 2002. Under the terms of the three-year lease agreement, the Company pays $8,000 per month in rent. The Company's prior facilities contained substantially less square footage and the cost was $1,200 per month.

The Company maintains $2,000,000 of Directors and Officers liability insurance. The policy for fiscal year 2003 had an annual premium of $78,000. The Company did not maintain a similar policy when it was privately held.

The Company's salaries and benefits were higher in fiscal year 2003. Included in the fiscal year 2002 salaries and benefits amount was an accrual of $150,000 to settle litigation with the Company's former CEO. During most of fiscal year 2002, the Company used consultants for some of its general and administration work. During fiscal year 2003, some of the consultants became employees. The Company also had more personnel during fiscal year 2003 than in fiscal year 2002.

During fiscal year 2003, the Company incurred more travel expenses mostly related to public and investor relations matters.

RESEARCH AND DEVELOPMENT

Our research and development expenses consist primarily of salaries and benefits, facilities, depreciation, consulting services, supplies, and travel, offset by grant income earned under grants with the Department of Defense.

Our research and development expenses were $695,000 for fiscal year 2003 versus $410,000 for the same period in 2002 or an increase of $285,000. A comparison of the major components of the increase in research and development expenses follows:

                                                Year ended
                                  --------------------------------------     Increase/
                                    April 30, 2003     April 30, 2002        (Decrease)
                                  --------------------------------------------------------
 Salaries and benefits                  446,000            339,000            107,000
 Travel                                  65,000             38,000             27,000
 Consultants                             85,000            125,000            (40,000)
 Depreciation                            90,000              6,000             84,000
 Supplies                                63,000             21,000             42,000
 Insurance                               21,000              4,000             17,000
 Other                                   70,000             25,000             45,000
 Grant income earned                   (145,000)          (148,000)             3,000
                                  --------------------------------------------------------
                        Total           695,000            410,000            285,000
                                  --------------------------------------------------------

Salaries and benefits increased in the fiscal year 2003 compared to fiscal year 2002 because the Company added additional scientific personnel to advance the development of its detection systems. The use of consultants decreased during the same period because company personnel did the work formerly done by consultants.

During fiscal year 2003 the Company incurred increased travel expenses relating to research and development personnel travel for meetings, seminars and product demonstrations.

The Company added $482,000 of equipment during fiscal year 2003. Most of the equipment purchased was for research and development purposes. Depreciation expenses increased in fiscal year 2003 compared to the prior year due to the increased purchases of research and development equipment.

Because of increased research and development activity, supplies, insurance and other expenses increased in fiscal year 2003 versus amounts spent in fiscal year 2002.

In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research program to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. On January 15, 2003, we executed the contract with the Department of Defense. We have commenced work under year one of the contract valued at $415,000. The second year of the contract, valued at approximately $364,000 is under an option that can be exercised by the Department of Defense at the end of the first year. Prior to August 2002, we completed Phase I of the Small Business Innovation Research contract for $70,000 for testing our MiniSenzor technology for landmine detection.

Under the terms of the contract, we are required to submit monthly written reports detailing our progress under the contract. We accompany those written reports with an invoice for one-twelfth of the first-year contract amount or $34,583. When the written report is accepted by the Department of Defense, we receive payment in about 30 to 45 days after invoice. The first year of the contract will expire in January 2004, and the Department of Defense has an option to continue the contract for a second year.

We had grant income of $145,000 during the fiscal year 2003 and $148,000 during the same period in 2002. Grant income for fiscal year 2002 was for the completion of work on a separate grant with the Department of Defense. Our only grant income has been derived from grants from the Department of Defense for development and testing of our remote detection technology. We have not commenced selling our products. Until we complete development of one of our detector systems, our revenues will most likely be limited to government grants. We expect to complete development and begin production of beta models of some of our products in the current fiscal year, which ends on April 30, 2004.

DEPRECIATION

Accumulated depreciation for property and equipment at April 30, 2003 was $99,000. Depreciation expense for fiscal year 2003 and 2002 was $92,000 and $5,000, respectively. The increase in depreciation expense reflects additional equipment put into service during fiscal year 2003 over fiscal year 2002.

OTHER INCOME AND EXPENSE

Interest  expense  for the fiscal  year 2003 and 2002 was  $11,000 in each year.
Interest expense remained about the same in both fiscal years because the average amounts of notes payable outstanding in both fiscal years were about the same and the interest rates on these notes were similar.

Interest income during fiscal year 2003 was $8,000 compared to $0 in fiscal year 2002. During fiscal year 2003, the Company had an average balance of about $350,000 in its cash investment account. During fiscal year 2002, the Company did not maintain a cash investment account as it had limited resources.

During fiscal year 2003, the Company recorded a charge of $223,710 as financing expense because it issued 150,000 warrants exercisable for three years at $1.00 as compensation to a former officer and director for late payment of a $150,000 note payable. The fair value of the warrants was determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrants per share        $1.49
         Stock price on grant date          $2.09
         Exercise price                     $1.00
         Expected life                        2.0 years
         Risk-free rate of return            3.72%
         Expected annual volatility           105%

BENEFICIAL CONVERSION FEATURE GRANTED ON PREFERRED STOCK

In October 2002, the Company sold 97.93 shares of the Series A Convertible, Redeemable Preferred Stock for net cash proceeds of $800,400. At the time of issuance, the conversion price of the Series A Preferred Stock was $1.15, which is less than the fair market value of the common stock, which was $2.05. Since the Series A Preferred Stock was convertible immediately, the Company recorded a beneficial conversion feature upon issuance by taking the number of shares to be issued upon conversion of 851,755 multiplied by the conversion feature benefit price per share of $0.90 or $767,431.

                        RECENT ACCOUNTING PRONOUNCEMENTS

The subsection of Note 4 to the Notes to Consolidated Financial Statements for the six months ended October 31, 2003 and the fiscal year ended April 30, 2003 entitled "Recently Issued Accounting Pronouncements" is incorporated herein.

                         LIQUIDITY AND CAPITAL RESOURCES


As of April 30, 2003, we had cash and cash equivalents of $36,000. We used $2,967,000 for operating activities and approximately $482,000 to acquire equipment in fiscal year 2003. Of the $5,411,000 net loss, we recorded approximately $2,529,000 in non-cash expenses related to the issuance of common stock and stock based securities as compensation for services. During fiscal year 2003 we raised approximately $3,302,000 from sales of common stock and convertible, redeemable preferred stock. As of April 30, 2003, we had current liabilities of approximately $878,000, which exceeded our cash on hand.


As of October 31, 2003, we had unrestricted cash and cash equivalents of $260,000. We used $1,020,000 for operating activities and approximately $122,000 to acquire equipment in the six months ended October 31, 2003. Of our $2,757,000 net loss, we recorded approximately $636,000 in non-cash expenses related to the issuance of common stock and stock based securities as compensation for services. During the six months ended October 31, 2003, we raised approximately $1,376,000 from sales of common stock. As of October 31, 2003, we had current liabilities of approximately $1,164,000 which exceeded our cash on hand. The Company has to continue to sell equity in order to pay for on-going operations and pay its present liabilities.

In the period from April 30, 2003 to October 31, 2003, we have sold 2,456,000 shares of common stock and raised $1,376,000 net of commissions. Those funds were used to fund, in substantial part, company operations for approximately six months.

The Company instituted cost-cutting measures in March 2003 that included a reduction in head count and replacement of an investor relations firm. These cost cutting measures would have resulted in annual savings of $400,000 through October 31, 2003. These savings have been more than offset by other increased costs of operations summarized above.

In May 2003, the seventeen holders of all of the Series A Convertible, Redeemable Preferred Stock surrendered and exchanged their Series A Convertible, Redeemable Preferred Stock for 2,191,878 shares of the Company's common stock, including 62,562 shares issued as a penalty for late registration. Based on a value of $10,000 for each share of Series A Preferred Stock surrendered, the stockholders received 22,222 shares of our common stock for each share of Series A Preferred Stock surrendered, which valued the common stock at $0.45 per share. The reported closing price of our common stock on the date of completion of the exchange, May 16, 2003, was $0.45 per share. The exchange transaction was exempt from the registration requirements of the Securities Act under Section 3(a)(9), which exempts exchange transactions by an issuer with its existing security holders exclusively where no commission or other compensation is paid or given for soliciting such exchange and the holders surrender only shares of the exchanging issuer and pay no other consideration for the shares they receive.

The exchange offer was initiated to resolve differing interpretations of the existing exchange privileges of the Series A Preferred Stock. Under some circumstances, the holders of the Series A Preferred Stock could have various exchange rights. Contrary to our interpretation of the relevant provisions under the Series A Preferred Stock Purchase Agreement, certain Series A Preferred Stock holders asserted that our sale of common stock in two separate financings at a price lower than the conversion price of the Series A Preferred Stock triggered a right of the holders of Series A Preferred Stock to exchange those shares for shares of common stock at the same price as these completed financings. Pursuant to the terms of the exchange, all rights and claims associated with the Series A Preferred Stock, including any accrued dividends and unpaid dividends and all exchange, conversion, redemption or other rights, were surrendered and cancelled together with the Series A Preferred Stock. However, under the terms of the exchange, they did also receive 62,562 additional shares of common stock as compensation for late registration of their stock. All $958,000 in face amount of Preferred Stock was exchanged and cancelled. The retirement of the Series A Preferred Stock was beneficial to us in that it eliminated the potential risk that holders would demand payment from us of $958,000 under mandatory redemption provisions.

In the quarter ended July 31, 2003, as a result of the exchange, the Company recorded a preferred stock dividend of $611,000. The dividend is the result of the price difference between the stated conversion price per share of $1.15 and the actual conversion price per share of $0.45.

As of April 30, 2003, and October 31, 2003, the Company was in default of a note payable totaling $40,000 with a shareholder and related party. The notes payable have been in default since November 1997. Also, the Company was in default of a convertible notes payable as of April 30, 2003 and July 31, 2003 of $10,400 with a former director and related party. The convertible note payable was paid in full in August 2003. The holders of convertible notes payable September 15, 2003 extended the maturity date to January 15, 2004 at our request.

In November and December 2003, the Company sold 303,758 shares of its common stock and raised $219,751, net of commissions. In connection with these sales, the Company also issued 75,940 warrants to purchase its common stock at exercise prices ranging from $0.75 to $1.00.

In August 2003, the Company signed an agreement with an investment bank to support its bid to obtain a $1,600,000 grant contract with the U.S. Navy to develop a prototype SuperSenzor for detection of biological agents in sealed containers. The investment bank has confirmed to the Navy that it would provide the necessary funding of a minimum of $2,500,000 and a maximum of $4,000,000, by purchasing common stock of the Company to guarantee that the Company will have sufficient funding through the performance of an 18-month contract. The Company estimates that its costs to execute the contract will be in a range from $800,000 to $1,200,000.

In exchange for the guarantee, the Company will owe fees to the investment bank ranging from $50,000 (if the contract is not awarded to the Company) to $150,000 (upon the award of the contract). The Company had been approved for a grant of $1,600,000; however, the Contracting Office of the Naval Surface Warfare Center denied the contract due to the Company's financial condition. During the six months ended October 31, 2003, the Company recorded a liability for $50,000 under this agreement.

As of October 31, 2003, we issued unsecured convertible promissory notes at 10% interest totaling $450,000 to our legal counsel for legal services provided to the Company. The legal fees were expensed as a general and administration expense in the periods incurred. The amount of the notes totaled $47,000 and $450,000 at April 30, 2003 and October 31, 2003, respectively. The notes are due on January 15, 2004 unless converted into common stock. Also in June 2003, the Company issued 300,000 shares of common stock to its legal counsel to pay $100,000 worth of legal fees. The numbers of shares of common stock and the price per share issued to our legal counsel was negotiated by the parties in order to offset $100,000 of legal services.

In August 2003, the Company announced the incorporation of HiEnergy Defense, Inc. an 85% owned subsidiary that will focus on developing and marketing defense applications of the Company's SuperSenzor technology. During the six months ended October 31, 2003, we invested $50,000 in HiEnergy Defense, Inc.

Below is a summary of our agreements presently in effect showing the monthly and annual minimum cost:

                                                           Minimum      Minimum
                           Beginning         Ending        Monthly      Annual
   Services Provided         Date             Date          Cost         Cost                Status
------------------------------------------------------------------------------------------------------------------
Employment agreement
 with Chairman and CEO   January 2002     December 2006      $18,800      $225,600    In effect

Building lease
 agreement               September 2002   September 2005     $ 8,000      $ 96,000    In effect

Test site lease
 agreement               July 2003        December 2003      $1,200       $  7,200    In effect

Business development
 services                July 2002        October 2003       $20,000      $240,000    Terminated in October 2003

Public relations
 services                November 2002    February 2003      $12,500      $150,000    Currently month to month

Investor relations
 services                April 2003       December 2003      $6,500       $ 78,000    Terminated in December 2003

                                PLAN OF OPERATION

GENERAL

Our strategic goal is to capture a third of the market for secondary, or confirmation, detectors. In order to achieve this goal quickly, we are pursuing partnerships with security equipment manufacturers, with whom we are interested in pursuing strategic alliances, joint ventures, or partnerships. The goal of these industrial partnerships is to establish the Company as an equipment supplier to an existing manufacturer of primary scanning systems, such as an X-ray manufacturer. This would allow the X-ray manufacturer, for example, to supply an integrated, improved product to their customer, and allow faster access to the market. We would supply an original equipment manufacturer (OEM) version of its technology to the industrial partner. In other words, the industrial partner incorporates in its final unit an OEM version of our technology. We intend to begin assembling and selling beta models of our systems in calendar year 2004. We intend to begin with the MiniSenzor.

PRODUCTION AND SALES

The CarBomb Finder is currently available as a commercial beta model using the MiniSenzor. We hope to begin selling systems to customers in Europe as soon as our field tests by the Spanish Aviation Security Agency have been completed. In addition, we have signed an agreement with Electronic Equipment Marketing Company, an ISO 9001 certified electronic company in Saudi Arabia, to sell the product to companies in the Middle East and Africa.

The Anti-Tank Landmine Confirmation Sensor uses the SuperSenzor and will be available in a beta model in 2004. We hope to begin selling beta models to the U.S. Army in 2004. We also hope to enter into a joint venture with another company to use our detection products as part of an integrated system to screen cargo containers at ports of entry. If we were to enter into an agreement in calendar year 2004, a beta model system could be available in late calendar year 2004.

We intend to sell our False Alarm Eliminator as a false alarm reduction system to accompany a primary scanning system such as an X-ray machine. In addition, we also intend to establish a joint venture with an existing manufacturer of X-ray systems for development of an integrated system.

FACILITIES AND PERSONNEL

We intend to assemble these units at our facilities in Irvine, California. Our landlord has indicated the availability of an additional 8,000 square feet of manufacturing space that is adjacent to our offices. We may choose to lease this space to support our growth, which would require that we install testing facilities, shielding, and work areas. We will also need to hire additional people to assemble and test our products. We will need to develop customer installation and training systems to include additional personnel and written manuals about our products.

GOVERNMENT CONTRACTS

We intend to pursue government contracts which are outlined in the section entitled "Government Grants and Contracts" under "Description of Business" below. We are presently working on the completion of the first year of the Small Business Innovation Research Phase II contract for $415,000 in contract income. We anticipate the U.S. Army will exercise its option in January 2004 for the second year for $364,000 in contract income. We have applied for other government contracts and expect we will be awarded one or more in 2004 or 2005.

ADDITIONAL CAPITAL REQUIREMENTS

We intend to sell common or preferred stock in order to fund our operations until we become cash flow positive. We have included $10 to $15 million in sales of equity in our plans. If we are unsuccessful in obtaining government grant revenue or our product sale plans are delayed, we will have to increase the amount of equity raised in the public markets. During the remaining period of our current fiscal year ending April 30, 2004, we intend to spend approximately $2.1 million on operating expenses and approximately $2.4 million on capital expenditures for equipment needed to continue our development of the technology.

                             DESCRIPTION OF BUSINESS

                                    OVERVIEW

We have developed a "Stoichiometer," which is a chemical sensor technology. It is capable of remotely determining the chemical composition of substances, including explosives, biological agents and drugs. We have products in development that can display an image of the substance indicating its location and shape.

"Stoichiometry" is the scientific term for the art and science of determining the chemical composition of unknown substances. Historically stoichiometry has involved a multitude of instruments, a complex chemical process and destructive tests. Our Stoichiometer, however, is a sensor that can determine the chemical composition of a substance while neither using nor "sniffing" a physical sample. We are unaware of any other stoichiometric detector on the market.

We plan to continue to develop, commercialize and market our Stoichiometer technology to government agencies, organizations and industrial users that need to improve the speed, accuracy, and efficiency of their security screening procedures and industrial quality control processes.

                               EXISTING TECHNOLOGY

"ANOMALY" DETECTORS VS. "CONFIRMATION" SENSORS

Existing detection technologies can be broadly divided into the primary "anomaly" detectors and secondary "confirmation" sensors. Anomaly detectors, such as the x-ray scanners currently used for airport security or the various detectors currently used in minefields, are chemically blind. They identify suspicious objects based on the density and shape of the object, but they cannot distinguish between explosives and harmless objects with similar density and shape. This results in the identification of some suspicious objects that are in fact harmless. Secondary sensors that would conclusively identify the chemistry of the target being scanned are referred to as "confirmation" sensors because they would distinguish between harmless anomalies and actual explosives, biological agents or other harmful objects.

ANOMALY DETECTORS - X-RAY DETECTORS, METAL DETECTORS, RADAR DETECTORS, AND INFRARED DETECTORS

The x-ray explosive detection systems currently used for airport security are anomaly detectors. For each piece of luggage, the operator must decide whether the image provided by the x-ray detector indicates a suspicious object. Then the operator must use a secondary means to determine whether the suspicious object is actually an explosive, such as physical inspection. X-ray explosive detection systems currently in use have shown a very high rate of false positives of between 20% and 40%. Although some newer x-ray machines are able to automatically determine whether an image indicates a suspicious object, the decision to open the luggage and the ability to correctly identify an explosive upon physical inspection greatly depend upon the skill and judgment of the screeners.


Similarly, the metal detectors, radar detectors, and infrared detectors currently used to detect landmines can only detect buried suspicious objects. The objects are identified based on their metal content, density, shape or heat. Suspicious objects still have to be dug out by human de-miners. In a typical minefield, there are between 400 and 800 false alarms for each real landmine found.



Our Stoichiometer technology is dramatically different because it is a confirmation sensor that determines the chemical composition of the target object. It can be used to lower the rate of false positives, improving speed and efficiency and reducing air travel delays. Our Stoichiometer could improve safety by automatically displaying the exact chemical composition of the target substance through up to 3/4 inch thick steel. The system does not rely upon operator interpretation because it makes a determination using computer software that automatically interprets the data obtained from the sensors. The operator of the system simply pushes a button and the system automatically indicates whether an explosive or other substance of concern is present or not.


CONFIRMATION SENSORS - MAGNETIC RESONANCE SENSORS AND X-RAY DIFFRACTION SENSORS

In addition to our Stoichiometer technology, we are aware of two other detection technologies that are not stoichiometric but claim the ability to identify chemical compounds: magnetic resonance sensors and x-ray diffraction sensors. Magnetic resonance has a major drawback--it is blinded by metal because of magnetism. Absent metal barriers, X-ray diffraction sensors measure the patterns of x-rays that have bounced off the investigated substance and changed their direction.

Magnetic resonance sensors use high-powered magnets and radio frequency coils that emit pulsed radio frequencies and detect the nuclear magnetic resonance signal of a single specified element present in an object. The nucleus of different elements have a unique nuclear magnetic signal, and magnetic resonance sensors emits a pulse at the frequency needed to detect the unique signal of a specific element. For example, medical magnetic resonance sensors generally are designed to emit at a radio frequency to detect the hydrogen contained in the water and fat present in the human body.


X-ray diffraction sensors are used to detect substances that have crystal structures in which atoms are arranged in regular patterns. The regular pattern of the atoms in such substances will reflect x-rays in unique patterns as well. X-ray diffraction sensors operate by emitting x-rays and detecting the unique patterns of the x-rays which are deflected by the crystal structure of the target substance.


Both magnetic resonance and x-ray diffraction are pattern recognition technologies. They cannot identify the exact chemical composition of different substances. Instead, they provide confirmation of the presence or absence of specific targeted compound by recognizing pre-programmed patterns produced by particular targeted compounds.

Our Stoichiometer is superior to magnetic resonance sensors on the following grounds:

      o Magnetic fields cannot penetrate metals, while neutrons pass through them without resistance. Magnetic resonance detectors cannot operate through even the thinnest metallic foil. Magnetic resonance detectors cannot operate in mineral soil because the soil is electrically conductive. The Stoichiometer is insensitive to the electric properties of soil. The Stoichiometer has determined the chemical composition of explosives through 0.75 inches of steel.

      o Our Stoichiometer technology produces an identification of the chemical composition of a vast number of different substances and is not limited to finding targeted substances. It does not have to seek a match to a pre-programmed pattern.

      o Magnetic resonance detectors operate at the frequencies of radio stations, which precludes their use in open areas.

      o A magnetic resonance detector's range in non-metallic materials is 2 inches for a portable device and up to 10 inches for a vehicle borne system. The Stoichiometer's range is being estimated as at least 4 feet with a portable system.

The above disadvantages have led to the U.S. Army's abandonment of magnetic resonance technology after millions of dollars in governmental funding.

Our Stoichiometer technology is superior to x-ray diffraction sensors on the following grounds:

      o X-ray diffraction works only when the target substance is accessible from two sides. This excludes its use in detecting landmines.

      o An x-ray diffraction detector is a large, heavy and expensive machine.

      o X-ray diffraction has proven reliable only for detecting stand-alone substances. When a substance is inserted into clutter, the results are not certain enough.

                                 OUR TECHNOLOGY

Our "Stoichiometer" detector technology is capable of remotely and quickly determining the chemical composition of substances, including explosives, biological agents and drugs, and at the same time displaying an image of the substance indicating its location and shape. All three versions of our core technology determine the chemical composition of target substances with a single device in a single shot. We are unaware of any other such stoichiometric detector on the market.

HOW IT WORKS

Our Stoichiometer technology operates by measuring the exact ratios of atomic elements present in a substance, and measuring these ratios in three dimensions. Our device sends neutrons and other subatomic particles toward the target substance using a miniature particle accelerator or other source. Particle accelerators are scientific instruments that increase the kinetic energy of charged particles, such as ions or neutrons. These neutrons can travel through metal, soil and other barriers. The neutrons cause the target substance to emit gamma rays and other subatomic particles back toward the Stoichiometer, also through barriers, and the Stoichiometer detects them. The gamma rays and other emissions emitted by each element (carbon, nitrogen, oxygen, etc.) are different, and our Stoichiometer identifies the type of element and the relative quantity of each element in the target substance based on the emissions that it measures. The device then automatically compares these measurements against a computer library of chemical data and displays to the operator of the device whether a particular chemical compound is present. The use of directed neutrons in the SuperSenzor version of the Stoichiometer also permits it to determine the three dimensional location of target substances.

Unlike many other detection systems in use today, the precision of the Stoichiometer's atomic measurements combined with the computerized comparison of these measurements against a library of chemical data virtually eliminates reliance upon interpretation by the person operating the sensor. This greatly reduces the possibility that an explosive, biological agent or other compound would go undetected due to operator error.

The Stoichiometer measures the ratio of all atomic elements present in a substance other than hydrogen, which does not provide a sufficient response to the fast neutrons used by the Stoichiometer. By measuring the ratios of all elements other than hydrogen, the Stoichiometer can automatically differentiate between chemical compounds with different atomic ratios with a very high degree of accuracy. However, substances that have identical ratios of all elements other than hydrogen will appear the same to the Stoichiometer. For example, the Stoichiometer can differentiate between cocaine and sugar and between gasoline and diesel fuel, but it cannot differentiate between sucrose and glucose, two types of sugar, or between two pure hydrocarbons such as methane and propane.

Three-dimensional detection and locating is best accomplished by a Stoichiometer system with two SuperSenzors. A single SuperSenzor provides good two-dimensional resolution and coarse depth perception, while two SuperSenzors used in a stereoscopic system would provide good resolution in all three dimensions.

The three dimensional measuring capability of the SuperSenzor version of the Stoichiometer allows it to detect the atomic ratios in each portion of an object. This allows the Stoichiometer to identify the chemical composition of many separate items within an object and to determine the location of each item. However, because the three-dimensional resolution of the SuperSenzor is not fine, it might not accurately identify the separate chemical components in a uniform mixture of two or more compounds. For example, the Stoichiometer should identify a bag of cocaine surrounded by sugar and display the location of the bag within the sugar, but the Stoichiometer might not accurately identify a uniform mixture of cocaine and sugar.

ADVANTAGES

Our technology is unique in that it has the ability to:

      o     Obtain the 3D location and image of a substance;

      o     Identify the chemical composition of a substance;

      o Operate at a distance from the substance without touching or sampling it;

      o     Operate through barriers such as solid steel casing or soil; and

      o     Operate in real-time in a matter of seconds or minutes.

We are unaware of any prior demonstrations in the history of analytical chemistry where the exact chemical composition of a substance has been stoichiometrically deciphered (a) online, (b) without sampling, (c) through barriers, and (d) producing an image. Each of these four features is unique to our technology.

THERMAL NEUTRONS, FAST NEUTRONS AND DIRECTED NEUTRONS

A neutron has a natural state of being attached to the nucleus of an atom, and an energetic state in which it travels alone. Energetic neutrons are called either "thermal" or "fast," depending on the speed at which they travel. Thermal neutrons travel relatively slowly, and fast neutrons travel close to the speed of light. Our SuperSenzor emits fast neutrons that have an energy of 14,000,000eV, which is 560,000,000 (five hundred and sixty million) times more energetic than thermal neutrons, the energy of which is 0.025eV.

Regular neutron generators emit neutrons in all directions and are therefore described as non-directed. Our MiniSenzor uses a non-directed neutron generator. In contrast, the neutron generator used in our SuperSenzor electronically selects only neutrons emitted in one narrow beam so that they can be aimed at a particular spot similar to a flashlight beam, and is therefore described as directed.

                             OUR THREE CORE SYSTEMS

A detector system generally consists of the core and the secondary systems. The core is the system that is common to all applications. The secondary systems are the infrastructure that is different for each application. We have been developing three core Stoichiometer systems:

(1) SuperSenzor is a top of the line system using directed neutrons. It is the fastest (6-15 seconds), longest range (4 ft.) and includes an imaging facility. The projected cost of the core SuperSenzor unit is $500,000.

(2) MiniSenzor is an intermediate system using non-directed neutrons. It is slower (30-300 seconds), shorter range (1 ft.), and includes no imaging facility. It is portable (80 lbs.). The projected cost of the core MiniSenzor unit is less than $200,000.

(3) MicroSenzor is an inexpensive system using a radioactive source of non-directed neutrons. It is slowest (5-30 minutes) and also does not include an imaging facility. It is very light weight (18 lbs.). The projected cost of the core MicroSenzor unit is $50,000.

Each of our three core systems has 3 key components:

   1. The "emitter" is a miniature particle accelerator or other source that produces neutrons.

   2. The "receiver" is a high resolution detector of gamma rays generated by the target.

   3. The "gammalyzer" is an electronic system that analyzes the detected gamma rays to separate the "signal" (i.e. the target substance, such as an explosive) from "noise" (i.e. clutter). In the SuperSenzor, the gammalyzer also determines the target substance's location by detecting the alpha particles.

Our systems also contain software to interpret the results from the gammalyzer and display these results in a format that it understandable to the operator.

             VALIDATION AND TESTING OF OUR STOICHIOMETER TECHNOLOGY

An industry-university-governmental lab consortium developed the Stoichiometer (originally called atometer) over the period from 1997-2002, financed by private funds and five government contracts. Stoichiometer was first scientifically validated in tests conducted at the U.S. Department of Energy's Special Technologies Laboratory in Santa Barbara. The results of these tests were publicly presented for the first time at the White House International Symposium on Drug Control Policy in 1999 and published in the symposium's proceedings:
Proc.  of  1999  ONDCP  Intern.   Technology  Symposium,  p.  9-37;  [Gov.  Dvc:
NCJ-176972].

During the period 1998-2002, our laboratory prototype of the SuperSenzor demonstrated, in blind tests conducted for the Department of Defense and U.S. Customs Office, the ability to retrieve from 3 feet away the chemical formula and three-dimensional location of (1) explosive simulant through steel or soil;
(2) cocaine simulant through rice; and (3) anthrax simulant (dead spores) through a paper. These tests were conducted in the presence of Department of Defense and U.S. Customs Office officials using unknown samples selected by the officials.

On May 8, 2002, our prototype MicroSenzor demonstrated, in blind tests conducted for the Office of Inspector General of the Department of Transportation, the ability to semi-automatically identify one kilogram of TNT explosive simulant in a metal container from a distance of one foot in 20 minutes, and to discriminate it from common non-explosive substances. These tests were conducted in the presence of Department of Transportation officials using unknown samples selected by the officials.

On June 3, 2002 our prototype MiniSenzor demonstrated in internal tests its ability to identify, through a metal container, one pound of explosive simulant in 30 seconds, automatically and without human intervention, as well as to reject common non-explosive substances like sugar and chocolate.


On January 9, 2003, our MiniSenzor demonstrated high reliability in blind open-air field tests conducted by the U.S. Navy at the Indian Head, Maryland, U.S. Navy base. The primary goal of the tests was to determine the ability of our MiniSenzor to chemically determine, from the outside, whether or not the filler of an artillery shell or other containers, is an explosive or an inert substance. MiniSenzor automatically and correctly, without any human intervention, differentiated every explosive from every non-explosive -- a score of 100%. The secondary goal was to differentiate between the specific explosives or specific inert substances. MiniSenzor got the exact chemical composition of all the inert substances and could not differentiate two explosives that were too similar to be distinguished exactly, which made our score come to 80%. In easier cases, it differentiated TNT from the plastic explosive "Semtex"; gasoline from diesel fuel; and fertilizer from the military grade explosive "RDX."


On September 24, 2003, we were competitively selected in the first round of a nationwide competition to submit a second round proposal on our CarBomb Finder to the Combating Terrorism Technology Support Office Technical Support Working Group. The Group is seeking several threat countermeasure technologies, including those to be used for explosive detection in vehicles. Our CarBomb Finder is a remote, clandestine detector of bombs in trunks, seats, and engines of parked or moving vehicles.

In September 2003 at our test site in Irvine, California, we performed two days of on-site demonstrations and blind tests of our explosives detection technology for the Security Manager and Director of Equipment and Installations of the Directorate of Spanish Airports and Navigation. The Spanish officials performed dozens of blind tests with both the CarBomb Finder(TM) and False-Alarm Eliminator(TM) for suitcases using the MiniSenzor. Both nitrogen-based and chlorine-based explosives were tested and detected.

On October 9, 2003 a technical inspector from the Transportation Security Agency conducted blind tests at our test site in Irvine, California and concluded that the MiniSenzor version of our Stoichiometer can easily differentiate peanut butter from explosives, which no other system can.

We intend to conduct further tests and demonstrations of our products. We believe that we will be ready to field test our anti-tank landmine sensor for the U.S. Army by March 2004, given the current rate of development of our technology and our internal testing and our dependence upon one outside supplier for the SuperSenzor neutron generator. Our potential customers may not accept the results of these tests until they independently repeat these tests and verify the results.

                               ENGINEERING ISSUES

DIRECTED NEUTRON GENERATOR

We are continuing to perfect our directed neutron generator, which is one of the three components of our SuperSenzor core system. This is a very special and unique particle accelerator. The first directed neutron generator was utilized by HiEnergy physicists in the Department of Energy's Special Tech Laboratory at Santa Barbara. It was a large system of immobile laboratory equipment, taking one half of the room. Our main engineering task has been to miniaturize this neutron generator into a portable system. Its development took one year under a contract with Thermo MF Physics in Colorado Springs. We placed orders for three of these miniature directed neutron generators.

The first of these portable directed neutron generators, weighing 25 pounds, was delivered to us in September 2003. We quickly concluded that it required an improvement in its neutron intensity. We have devised and built the means of improvement, which is currently being tested at our test-site. At the same time, we have ordered certain changes for the second model, now in production, which has been assembled and is currently being tested by our supplier.

PHYSICAL SHIELDING

We anticipate the need for physical shielding of our products according to varied public health and safety laws. The type and thickness of shielding of our products will vary according to each application of our technology and may vary depending upon the applicable regulations of the jurisdiction in which the system is installed.

In other situations where the device could be operated robotically from a distance, the shielding can be cut dramatically or even removed. For example, no shielding is required if the device is operated more than 30 feet from a worker or about 200 feet from public permanent occupancy zones such as office buildings, provided that the device is operated 2000 hours/per year. The public may be much closer if they are in a limited occupancy zone such as a parking lot, street, or walkway. Shielding will also vary geographically according to the dose limits set forth by a particular region's nuclear material exposure regulations.

In a typical setting, one where a worker is operating the device for up to 4000 hours/year in very close proximity to it, the shielding would need to be either 16 inches of concrete or 10 inches of borated polyethylene. Concrete costs about $10 per cubic foot while borated polyethylene costs about $300 per cubic foot. The advantage of using borated polyethylene is weight reduction for enhanced portability.

The standards of the State of California, which we are observing in our shielding designs, are the strictest in the United States. The University of California Radiation Safety Officer, licensed by the State of California, has determined the thickness of both polyethylene and concrete shielding required for operators and for public safety. Our test site has been designed accordingly and the design was approved by the Radiation Safety Officer on July 16, 2003.

Without shielding, we believe that our equipment's anticipated level of neutron radiation dose would result in 10 to 100 times less tissue damage than the level of x-ray radiation dose required accomplish baggage security screening. While a single neutron emitted by our Stoichiometer causes 10 times more tissue damage than a single X-ray, the cumulative number of X-rays needed for an X-ray scanner to scan an entire container is 100 times greater than the number of neutrons needed for the Stoichiometer to obtain the chemical identification of an object in the container.

FIELD TESTING AND MASS PRODUCTION

Design modifications may be required to coordinate the components of our core systems into a fixed unit capable of being built on an integrated production line. We must also assess the durability of these key components in an environment where they must function accurately day-in and day-out, rather than occasionally in a lab experiment.

Our prototype SuperSenzor device is now being tested in the field. Significant uncertainties that need to be addressed and resolved prior to commercialization include field testing of the SuperSenzor and its directed neutron generator to determine its range, accuracy, time and false alarm rates, and potentially improve these characteristics. These have been determined in laboratory testing, but remain to be determined in field tests.

                                INDUSTRY OVERVIEW

We believe our technology will have broad applicability within the substance detection industry. The need for substance detection cuts across many spheres of our economic and political life. Many Americans most prominently associate substance detection with the security industry and more precisely with air travel since September 11, 2001.

Detection technology is used to detect a wide range of substances, including explosives, biological weapons and illegal drugs. We believe the major commercial  applications  for our  technology  are in areas  requiring  security precautions, including airports, ports of entry, military/government installations and other secured areas. In addition, industrial quality control processing in certain industries requires non-intrusive sampling. The table below summarizes selected markets for detection technology.


MARKET AREA                                  POTENTIAL CUSTOMERS
Car Bomb  Detection                          Airport  security and other  security  agencies
Landmine detection                           Department  of  Defense
Airport  security  screening                 Transportation Security  Administration
Customs  contraband  detection               U.S.  Customs  Service
Biological  weapons  detection               Department  of  Defense,   Postal  Service,  FBI
Industrial quality control processing        Crude oil refiners,  bulk food processors, steel manufacturers
Explosive detection                          Police and ATF Bomb Squads


We believe our core technology has applications in each of these markets. In the aggregate we believe that the domestic demand for detection technology exceeds $3 billion over the next several years. We cannot predict the exact timing on which the agencies and organizations comprising these markets will purchase new detection systems. International markets also exist in each of these market areas.

                              MARKETS AND PRODUCTS

Our first three products are the CarBomb Finder, the Anti-Tank Landmine Detector and the False-Alarm Eliminator for checked baggage. We also intend to focus on customs screening with the U.S. Customs Service and international equivalent agencies, explosives detection for police and ATF bomb squads, and bio-defense for the Department of Defense, the Postal Service, Federal Bureau of Investigation, the National Institutes of Health and their foreign equivalents. This initial list of customers may be refined or altered as conditions dictate. A separate but potentially large segment includes industrial users. We will pursue each market using the same core Stoichiometer technology.

The status of our announced products and proposed pricing are as follows:


                  PRODUCT NAME                                  PROTOTYPE PRICE           STATUS
                  ------------                                  ---------------           ------
                  Car Bomb  Finder CF 303                       $500,000 (w/out van)      In development
                  Car Bomb  Finder CF 201                       $250,000 (w/out van)      Prototype available
                  Anti-Tank Landmine Sensor                     $400,000                  In development
                  Unexploded Ordnance Sensor                    Not yet priced            In development
                  Luggage Confirmation System                   Not yet priced            In development
                  Cargo Confirmation Sensor                     $500,000                  In development
                  Biological Agent Confirmation                 Not yet priced            In development
                  Industrial Quality Control Sensor             Not yet priced            In development
                  Microsenzor                                   $90,000                   Prototype available

                            OUR FIRST THREE PRODUCTS

Our first three products are the CarBomb Finder, the anti-tank landmine detector, and the checked luggage "False Alarm Eliminator" for airports. We currently have available for sale beta models of our MiniSenzor based products, including the CarBomb Finder. We can produce beta models of our CarBomb Finder and other products at our facilities, and we are also in discussion with companies that have significant manufacturing facilities.

Our choice of the first products to be put onto the market has been guided by the policy of selecting the simplest and cheapest system for customers with the easiest requirements. The larger the mass to be detected, the easier it is to identify, and thus customers desiring to detect large masses have the easiest requirements.

CARBOMB FINDER

Car bombs are relatively easy to detect with our technology due to the size of the explosive. Our CarBomb Finder has generated interest in the European and Middle East markets possibly due to recent terrorist car bomb attacks in Istanbul, Riyadh, Casablanca, and Spain as well as Israel, Iraq, Afghanistan and Kashmir. We believe we can potentially capture a substantial portion of the European and Middle East markets for car bomb detection. Our ability to capture a substantial part of these markets will depend upon such factors as our ability to develop relationships with effective marketing partners and distributorships in these regions.

The CarBomb Finder is designed as a police-vehicle-borne sensor that will decipher the chemical composition of the contents of other cars through the metallic walls of the target vehicle. The CarBomb Finder will detect bombs in trunks, seats and engines of parked or moving cars. It can provide clandestine, non-obtrusive and effective mechanisms for searching inside cars. This is our only current product that serves in the dual role of the anomaly detector and confirmation sensor.

CarBomb Finder will be offered in two models, a SuperSenzor based Model 303, and a MiniSenzor based Model 201. The CarBomb Finder Model 201 should be priced at $250,000, and the CarBomb Finder Model 303 should be priced at $500,000. We may adjust these prices based on costs of production, market response or other factors. The simplest and cheapest model of the CarBomb Finder is Model 201, which has a MiniSenzor core system. Field tests of the CarBomb Finder Model 201 are planned in the parking lot of the airport in Madrid, Spain under an arrangement with the Spanish government. We are ready to conduct the tests and have obtained a U.S. export permit. We anticipate conducting the tests in the very near future subject to getting the necessary permits from the Spanish government, which are now in process.

On October 13, 2003, a technical directorate of Aeroport de Paris, France, solicited a proposal from HiEnergy for use of the CarBomb Finder at two Paris airports, Charles de Gaulle and Orly. The CarBomb Finder is our first product, and is currently available as a beta unit.

ANTI-TANK LANDMINE CONFIRMATION SENSOR

Current technology used to clear landmines, such as ground penetrating radar and metal detectors, has significant drawbacks. It is limited by the need to penetrate soil, by the manufacture of non-metallic landmines, and by its inability to operate from a distance in real time. It is estimated that only one out of 800 anomalies turn out, after having been unearthed, to be real mines. The rest of the anomalies are "clutter" that must nevertheless be investigated as though they were live mines. The result of these drawbacks is that land cannot be checked quickly or accurately, and humans must place themselves at risk to verify that an area of land is clear. Because our technology can "see through" soil and containers, and return a quantitative chemical formula, it should enable field personnel to quickly, accurately, and safely confirm whether an anomaly is an explosives loaded landmine or just clutter.

The United Nations has estimated that it would cost $30 billion and take more than 150 years to clear all landmines using existing technology. We have identified governments and organizations dedicated to destroying landmines throughout the world as candidates for purchasing landmine detection systems.

The Anti-Tank Landmine Confirmation Sensor is designed as a military-vehicle-borne sensor that will determine whether a buried object is an anti-tank landmine. We have been developing our Anti-Tank Landmine Detector under a Small Business Innovation Research Phase II contract with the U.S.
Army's Night Vision and Electronic Sensors directorate. Our tests have shown that anti-tank landmines can be stoichiometrically identified through 2 inches of soil using a MiniSenzor based system. For deeper mines, however, the SuperSenzor's directed neutron generator is required.


The SuperSenzor for Anti-Tank Landmine should be priced at approximately $400,000. We may adjust these prices based on costs of production, market response or other factors. Our Model 301 system, with a SuperSenzor core and mounted on an all terrain vehicle, is scheduled to undertake field tests at the Army's landmine test grounds at Ft. Belvoir, Maryland, in March 2004. It is waiting for the final version of the directed neutron generator to read its full neutron intensity. See "Engineering Issues" above.

FALSE-ALARM ELIMINATOR

Congress passed legislation requiring that 100% of checked baggage be screened for explosives by December 31, 2002, and authorized extensions to the December 31, 2002 deadline for fully deployed electronic detection systems in the legislation which created the new Department of Homeland Security. The Transportation Security Administration began screening 100% of all checked baggage by the December 31, 2002 deadline, but is using temporary measures and equipment in many airports. Existing technology used in airports is chemically blind and results in a very high rate of false positives, depends solely upon the alertness and training of the operator, cannot see through metal containers, and cannot confirm the existence of explosives.

Our False-Alarm Eliminator for checked baggage will be a MiniSenzor or SuperSenzor based system used as a confirmation sensor to scan baggage identified as suspect by primary x-ray or other anomaly detectors. The purpose of the False-Alarm Eliminator is to improve safety, speed and efficiency of luggage screening and reduce air travel delays by unambiguously and automatically determining the presence of explosives or other substances. It can be integrated into luggage screening systems at passenger airports throughout the world to significantly reduce false alarm rates and to identify a wider variety of substances than current anomaly detection scanning systems.

Our products also could be used to screen an entire luggage cart at a time on a confirmation detection basis, as opposed to the current systems that screen only one bag at a time on an anomaly detection basis. Although such a system would be more expensive than a single-piece luggage screening system, we believe that government agencies may be willing to pay a higher price because of increased volume and time efficiency.

                           OTHER MARKETS AND PRODUCTS

CUSTOMS AND CARGO SCREENING

The U.S. Customs Service has identified the need to screen and check packages, shipping containers, and trucks entering all U.S. ports of entry. This task is monumental (approximately 5.7 million sea containers enter the U.S. each year), and requires technology that is quick, non-intrusive, and can operate at a distance. Under the Container Security Initiative of January 2002, the U.S. Customs Service has even begun pre-inspection of "high risk" cargo containers at three major points of origin. Existing technology is limited in that it cannot see well through metal, needs to be close to the suspected object (or inside the container), and cannot confirm the identity of the unknown substance.

Currently, less than five percent of all shipping containers are checked by any physical screening method. Senator Charles Schumer has estimated that it could cost up to $5 billion to check every shipping container and truck entering the United States. Because our technology has demonstrated that it can perform detection through up to 3/4 inch thick steel, it offers the potential for real time trans-metal deciphering of chemical formulas. Thus, shipping containers could be checked for contraband, weapons, and explosives in real-time without having to open and unseal the containers. We are not aware of any other form of detection technology that can perform trans-metal stoichiometric detection.

We have designed two versions of our Cargo Confirmation Sensor. Both should be priced at $500,000. We may adjust these prices based on costs of production, market response or other factors. The Confirmation Senzor for Sealed Containers will inspect the container interior from the top, side and bottom using a "car wash" configuration to move around the perimeter of a cargo container and scan its contents. The Border Crossing Confirmation Senzor is designed to work in tandem with anomaly detectors similar to the airport security False-Alarm Eliminator.

We plan to position ourselves as a direct supplier to major governmental agencies responsible for customs screening. We have completed tests on behalf of the U.S. Customs Service and plan to conduct further tests, and believe we are well positioned with the only stoichiometric technology that can scan sealed shipping containers for the chemical composition of concealed contraband and explosives.

CONTAMINATION CONTROL

With the advent of security not only for people, but also for the actual products they use, there is a growing market to make sure that someone does not cause panic and terror by contamination. We believe that contamination control of all kinds could ultimately be one of our most significant markets. Currently contamination control is conducted through sampling, with targets being subjected to tests to determine whether specific contaminants are present. This approach requires the destruction of the target (resulting in an economic incentive to minimize sample size), it may not identify isolated instances of contamination, and it may not detect a contaminant because the contaminant's identification was excluded from the testing regimen.

We believe that our technology will be able to stoichiometrically analyze the contents of a given liquid or solid and provide an immediate warning if there are any chemicals or compounds present that were not supposed to be present. We believe our technology will be a significant improvement over existing sampling procedures because of our technology's capabilities for specifying which chemical it detects, noninvasively. Although we intend to begin pursuing this market area in the coming fiscal year, the development of this market area into a revenue-producing segment is a long-term project.

BIO-DEFENSE

We have identified agencies such as the Department of Defense, the U.S. Postal Service, Federal Bureau of Investigation, the National Institutes of Health and their foreign equivalents that have responsibility for detecting biological warfare agents as candidates for our Stoichiometer technology.

BOMB SQUAD

Because police departments and the Bureau of Alcohol, Tobacco and Firearms have no certain method for determining if a suspicious object contains explosives, we have identified these agencies as our market for our Stoichiometer technology. We intend to conduct demonstration tests in 2004 for police bomb squads in southern California.

INDUSTRIAL QUALITY CONTROL

We have identified a wide variety of potential  industrial  applications for our
Stoichiometer  products,   including  detecting  impurities  in  oil,  gas,  and
gemstones, and providing qualitative elemental information for food products.

                                 MARKETING PLANS

The market niche that we occupy, within the broad security and anti-terrorism industry, is that of advanced detector technology. This niche is characterized by expensive, technologically advanced systems such as computed tomograhy and quantum magnetic resonance systems for airline and customs screening, and ground penetrating radar systems for landmine detection.

Within this market niche, we believe our Stoichiometer technology has several competitive advantages, including its ability to determine the exact chemical formula of a substance through metal barriers from a short distance away and without any physical contact with the substance or its vapors, and not to rely on user interpretation.

INCREASE CUSTOMER AWARENESS

We believe our technology represents a new generation of improvements in security technology. As a result, we believe that a general education program is necessary to persuade opinion leaders and the public of the benefits of our technology. We must raise customer awareness, implement a customer development program, and create public pressure to demand adoption of our technology.

To increase customer awareness, we plan to gain an understanding of the specific requirements for target customers and explain how our technology will satisfy their requirements. We plan to explain our technology through technical presentations, on-site demonstrations, publishing articles in technical journals, speaking at technical conferences, and creating opportunities to give interviews and generate media attention.

We expect that our customer development program will include developing a close relationship with the appropriate technical officers within a target customer's organization. We expect our program to include describing to potential customer technical personnel how the technology can apply to their applications and requirements. We hope to provide assistance in developing specifications and statements of work and budgets and to provide additional briefings to higher levels of management.

DEVELOP STRATEGIC RELATIONSHIPS

We may seek to cooperate with established participants in the security marketplace to market our technology through their established distribution channels. We plan to develop strategic relationships with suppliers of current security screening products. We believe that using these suppliers' established channels and customers could afford us quicker access to our targeted markets. We plan to raise awareness of the unique capabilities of our technology among legislators, non-technical decision makers and the general public. Because our technology is complex it will be very helpful to have digital video (both on CD and cassette) and printed promotional materials that can be sent to prospective customers, consultants, news reporters, and strategic partners. This prepackaged promotional material will be cost efficient because it could save on travel and presentation costs - enabling us to send packets of information that concisely explain the complex technology and show the demonstration units in operation at minimal cost.

GENERATE PUBLIC DEMAND

We hope to combine the effects of technical presentations to potential customers, news media demonstrations and public relations to create a "public demand" for our technology. Publishing articles in technical journals, speaking at technical conferences and creating opportunities to give interviews will be a longer-term strategy to maintain the public demand for and awareness of our technology. We have recently demonstrated our products for FOX News, and our technology is featured in the most recent edition of the Massachusetts Institute of Technology's Technology Review.

In September 2003, Dr. Maglich, together with two of our senior scientists, presented two scientific papers on the capabilities of the SuperSenzor and MiniSenzor in landmine and explosives detection at the International Conference on Requirements and Technologies for the Detection, Removal and Neutralization of Landmines and Unexploded Ordnance in Brussels, Belgium.

For the time being, we will try to segregate the deployment of our technology from the general public. We anticipate a possible adverse public reaction to the associated level of neutron radiation exposure that may accompany operation of our technology. We anticipate the need for neutron shielding in certain applications, such as airports, to shield personnel from our anticipated levels of radiation. We have not determined the levels of shielding that are required, which may vary depending on the regulations of the states in which the system is installed. See "Risk Factors" beginning on page 3.

Our Chief Scientific Officer, Dr. Maglich, believes that our anticipated level of neutron radiation will be approved for human scans when it is realized that the dose will result in 10 times less tissue damage than the acceptable level of x-ray radiation dose needed to accomplish security screening. Fast neutrons, which are used in our technology, do not produce the same radioactive environment as thermal neutrons. Despite the relative safety of our technology, we propose to use our technology initially only for screening procedures that are remote from the general public (such as checked baggage) to avoid this adverse public reaction, instead of using our technology for high profile procedures (such as carry-on baggage screening). As public knowledge and awareness increase, we believe that the broader array of uses for our technology will become available. See "Risk Factors" beginning on page 3.

USE INTERNATIONAL REPRESENTATIVES

To facilitate international sales, we expect to work with a network of representatives located in countries with identified opportunities. We plan to select these representatives based on their track record in selling to the target customers and to compensate them on a commission basis tied to the contract sales price. We have identified prospective representatives we would like to retain.

We have entered into an exclusive International Distribution Agreement with Electronic Equipment Marketing Co., known as EEMCO. Under the agreement, EEMCO has exclusive rights to sell our CarBomb Finder in the Middle-East countries of Saudi Arabia, Kuwait, Qatar, Bahrain, Oman, United Arab Emirates, Iraq, Yemen, and Jordan and in the North African countries of Egypt, Morocco, Tunis, Algeria, and Mauritania. EEMCO also has the exclusive rights to sell our CarBomb Finder to the Kingdom of Saudi Arabia Land Forces, the Saudi Arabian Signal Corps, the Republic of Singapore Air Force, and the Saudi Arabian Ministry of Interior and Navy. EEMCO is to receive a dealer's discount of 30% of the sales price of the CarBomb Finder. The agreement began on July 25, 2003 and terminates on July 25, 2005.

EEMCO is based in Saudi Arabia and is majority-owned by Harb Al Zuhair, a member of our board of directors. Contract negotiations were conducted between Meqbil Al Tamimi, EEMCO's General Manager, and Bogdan Maglich, our CEO, and the agreement has been approved by our board of directors. EEMCO has conducted business since 1964, marketing and distributing electronics and telecommunications equipment for a wide range of international clients to military, governmental and private sector customers.

Developing a strategic relationship with a current supplier of screening products could also help us to penetrate the market more quickly.

                         GOVERNMENT GRANTS AND CONTRACTS

We are currently developing our Anti-Tank Landmine Confirmation Sensor under Phase II of our Small Business Innovation Research grant with the U.S. Army Night Vision Electrical Sensors Directorate. We received $345,830 under this contract through the date of this prospectus, and we will receive $780,000 through the end of the contract if we continue to perform under this contract and the Army exercises its option to continue the contract past January 2004.

We have contracted with the Directorate of Spanish Airports and Navigation to conduct in-field tests of our CarBomb Finder and potentially of our False-Alarm Eliminator at the Madrid airport.

We are in the process of making and pursuing proposals for obtaining development contracts from the following governmental agencies:

1.       Intergovernmental   Counter   Terrorist   Working  Group:   Application
         submitted, expect decision on our Phase II submission in December 2003.

2. Transportation Security Administration: TSA is drafting a Cooperative Research and Development Agreement.

3. U.S. Customs Service: We intend to arrange a demonstration our products in 2004 for the U.S. Customs Service.

4. U.S. Naval Surface Warfare Center: Application submitted, expect decision on our financial capability in early 2004.

Development of our technology has been previously financed in part by the following government grants that have been completed:

1.       U.S.  Army Night  Vision and  Electrical  Sensors  Directorate  (1996),
         $100,000

2.       U.S. Department of Energy (1998), $25,000

3.       U.S. Customs Service (1998), $40,000

4.       Defense Advanced Research Projects Agency / Special  Operations Command
         (2000), $80,000

5.       Defense Advanced Research Projects Agency / Special  Operations Command
         (2001), $117,000

6. U.S. Army Night Vision Electrical Sensors Directorate, Phase I Small Business Innovation Research project (2002), $70,000

U.S. ARMY NIGHT VISION ELECTRICAL SENSORS DIRECTORATE

In August 2002, our project to develop a SuperSenzor based anti-tank landmine detection system was competitively selected by the Department of Defense Small Business Innovation Research program to receive up to $780,000 in funding over two years for Phase II testing and development of the system. The total cost of the project is $1,400,000, which includes private matching funds of $550,000 and $70,000 granted by the Department of Defense for Phase I testing of the system. The private contribution for Phase I testing consisted of approximately $200,000 in matching funds from a HiEnergy investor and approximately $350,000 worth of our equipment which is being used to complete the project.

On January 15, 2003, we executed the contract with the Department of Defense for Phase II testing. We have commenced work under year one of the contract, valued at $415,000. The contract is a firm fixed price effort with payments to be made each month based on monthly reports concerning the performance, progress and status of the system. The second year of the contract, valued at approximately $364,000, is under an option that can be exercised by the Department of Defense at the end of the first year. The funding will be used for the production of an anti-tank landmine detection system for the United States Army.

DIRECTORATE OF SPANISH AIRPORTS AND NAVIGATION

We submitted a solicited bid for our new CarBomb Finder to the Directorate of Spanish Airports and Navigation, known as AENA, in mid-2003. On September 9 and 10, 2003, we conducted blind tests of both the CarBomb Finder and our suitcase explosive confirmation sensor for the Director and Deputy Director of Aviation Security for the AENA, who came to the United States for the purpose of conducting these blind tests. Our Stoichiometer sensor performed well in these blind tests and correctly identified the contents of several containers of materials supplied by the Spanish officials. In October 2003, we executed a Memorandum of Understanding with the Spanish government to form a collaborative effort to use our Stoichiometer sensors to improve the security of Spain's airports, and to conduct in-field tests of our CarBomb Finder and potentially of our suitcase explosive confirmation sensor at the Madrid airport. We anticipate conducting the tests in the very near future subject to obtaining the necessary permits from the Spanish government, which are now in process.

U.S. INTERGOVERNMENTAL COUNTER TERRORISM TECHNOLOGY SUPPORT OFFICE

On August 1, 2003, our CarBomb Finder was selected by the Counter Terrorism Technology Support Office - Technical Support Working Group in Phase I of a nationwide competition for new counterterrorism technologies. On August 30, 2003, we submitted a white paper technical description of our CarBomb Finder project to the Technical Support Working Group for a $950,000 CarBomb Finder feasibility study and development project. We await notification of acceptance or denial of the Phase II proposal, which should be within 60-90 days of the submission date. If accepted, HiEnergy will submit a final Phase III proposal.

U.S. TRANSPORTATION SECURITY ADMINISTRATION

In November 2002, we submitted a funding application to the TSA for $3.2 million, which would be supplemented by a contribution of approximately $1 million from us, for a total of $4.2 million. Under this application, we would develop a prototype system which would be used to evaluate our technology for airport security uses. In response to our application, the TSA acknowledged that the project had significant value, but decided not to fund the project at that time. In addition, the TSA responded with several questions regarding the technology, which we answered in an additional letter. In October, 2003, a representative of the TSA visited our offices to view a demonstration of the technology and conduct discussions regarding a potential cooperative research and development agreement. The TSA has since agreed to enter into an unfunded cooperative research and development agreement, which is currently being drafted.

U.S. NAVAL SURFACE WARFARE CENTER

In February of 2003, the U.S. Naval Surface Warfare Center approved the technical merits of our proposal entitled "Remote Stoichiometric screening system to detect anthrax and other biological and chemical agents" and commenced contract negotiations. The proposal was broken down into two segments as follows: Phase I for approximately $200,000 over 6 months, and Phase II for approximately $1.4 million (plus $236,000 contribution from HiEnergy) over 12 months.

In May of 2003, the Navy declined to award a contract to us, citing a concern regarding our ability to remain cash flow positive during the 18 month term of the entire contract. In June of 2003, we protested this decision to the General Accounting Office, claiming, among other things, that it was not appropriate to require us to have cash on hand at the beginning of the contract which would keep us cash flow positive for the entire 18 month period. After discussions with the Navy, we agreed to voluntarily withdraw our protest, and the Navy agreed to re-review our financial condition. Even if we obtain a positive financial review by the Defense Contract Audit Agency, and the Navy concurs with its findings, we may be unable to be awarded funds under the contract because the funds which were allocated by the Navy to this contract have since been allocated by the Navy to other contracts.

CALIFORNIA TECHNOLOGY INVESTMENT PARTNERSHIP

We had submitted a proposal for up to $250,000 in matching funds to the California Technology Investment Partnership (CalTIP), which would have been designated for marketing costs associated with developing the SuperSenzor technology. We were placed on a waiting list for possible award of the CalTIP grant, however no award was made due to extreme budget shortfalls in the State of California.

                                   PRODUCTION

We intend to begin assembling and selling beta prototype units of our systems in 2004. Our first product will be our CarBomb Finder, followed by our Anti-Tank Landmine Confirmation Sensor. These prototypes will be usable in the field by technical personnel, and are intended to be continuously improved while in operation. Some of the components in these prototype units will not be the components which will be used in our final production systems. For example, we will use a simpler and less efficient method for cooling our detectors in these beta prototype models.

We intend to assemble these units at our facilities in Irvine, California. Our landlord has indicated the availability of an additional 8,000 square feet of manufacturing space that is adjacent to our offices. We may choose to lease this space to support our growth, which would require that we install testing facilities, shielding, and work areas.

Taking our technology into commercial production involves refinement of our beta prototypes into final production models. The final production model must take into account all relevant commercial standards for durability, usage and shielding, as well as specific customer requirements for detection, and physical unit packaging and installation. We intend to conduct this work both internally and with the assistance of outside partners. We intend to manufacture the core system and to sublicense the secondary systems for each application. This work will include developing commercial blueprints, deciding upon final hardware configurations, developing testing standards, designing control units to manipulate targets or manipulate the unit itself around the target, and integrating shielding requirements. Funding requirements include internal time as well as the cost of contracting with outside firms. Where appropriate, we intend to ally ourselves with existing participants in the security field to minimize our technology's time to market. See "Risk Factors" concerning risks relating to our primary vendor.

                                      SALES

We have not made any product sales to date. Future sales will depend on negotiating contracts with our customers and modifying our technology to meet the specifications of our customers. Because our targeted customers are primarily governmental agencies, we cannot predict the time frame on which they may obtain approval to enter into contracts to adopt a new generation of security technology. We also cannot predict the extent to which governmental agencies may require a commercial prototype specific to their application to be developed in advance of entering into a contract to purchase products incorporating our technology.

                                   COMPETITION

Competition in our market is based on many factors, including the nature of detection capability, accuracy or false alarm rate, cost, range, speed, and portability.

There are several other detection technologies being offered within our market niche. The following is a partial list of our major competitors known to us that market high-end explosive detection and cargo screening systems, principally for airport security screening.

         COMPANY NAME                                PRODUCTS/TECHNOLOGY
         ------------                                -------------------
         InVision Technologies                       x-ray anomaly detection systems
                                                     x-ray diffraction confirmation sensor

         L-3 Communications                          computed tomography explosive detection

         OSI Systems, Inc.                           x-ray security and cargo screening, and
                                                     pulsed fast neutron analysis

         American Science and Engineering            backscatter x-ray systems

         Thermo Gammametrics                         gamma ray detection systems

         Science Applications Int'l Corp.            gamma ray detection systems

InVision's x-ray based computed tomography scanning devices are certified for use in United States airports by the Transportation Security Administration. InVision has sold over 100 of its devices worldwide and supplies scanning devices to approximately 75% of U.S. airports as well as airports in France, Italy, Greece, Japan and other nations. InVision markets its scanning device as an "explosive detection device" and claims that their device produces a "slice" image of an object, compares this image to the properties of known explosives, then displays the image to an operator who can then determine whether a threat exists. InVision also recently acquired Yxlon, a German company that claims to have developed x-ray defraction technology for explosives detection to be used to resolve false alarms generated by other x-ray based automated baggage explosives detection systems. InVision has sold one of these devices to Stuttgart airport in Germany with projected full operation in 2004. Quantum Magnetics, recently acquired by InVision, has a pattern recognition confirmation detector for explosives based on magnetic pattern recognition, which is being tested for deployment in airport security screening.

Quantum Magnetics, the research arm of InVision Technologies, Inc., won a $13 million Transportation Security Administration contract for the development of next generation explosives detection systems and land-mine detection. InVision received Transportation Security Administration grants for $3.5 million in x-ray diffraction technology enhancements and $2 million for explosive detection systems improvements.

OSI Systems' security and inspection products combine dual or multi-energy x-ray technology with computer enhanced imaging technology. They claim that their dual-energy x-ray systems produce a two-dimensional image of the contents of the inspected material and also measure the x-ray absorption of the inspected materials' contents at two x-ray energies to determine the atomic number, mass and other characteristics of the object's contents. Their systems range in size from compact tabletop systems to large cargo, port and border inspection systems comprising entire buildings through which the subject trucks, shipping containers or pallets are transported. OSI Systems recently sold its automated vehicle inspection system, which uses thermal neutron analysis, to the U.S. Air Force for screening to automatically identify car or truck bombs. They claim that their devices can automatically identify all types of known military and commercial explosives, as well as drugs, many hazardous chemicals and agents, and can be extended to detect nuclear and radiological materials.

Thermo GammaMetric's security products use gamma ray analysis techniques and include a range of fixed and portable instruments used for chemical, radiation, and explosives-detection.

Science Applications International Corporation currently sells systems to the U.S. Customs Service that scan trucks, railroad cars and sea containers using gamma ray technology to generate images. Science Applications International Corporation's systems "see through" metal but do not return a chemical analysis.

In addition to these companies using gamma ray analysis techniques, several research groups exist that are pursuing gamma ray based technologies. We are not aware of any that are nearing commercial production. A partial list of these research groups includes the Special Technologies Lab of the Department of Energy, the National Labs, and the Western Kentucky University consortium.

In addition, a company named Dynamics Technology, Inc., headquartered in Torrance, California, has developed a computer simulation of a technology that it calls Associated Particle Imaging technology. Dynamics Technology claims that its technology is a unique imaging technology that offers standoff 3-D imaging and material identification through walls, metal barriers and structures or containers. However, we believe that Dynamics Technology's technology is based on a scintillation detector of gamma rays that is significantly less sensitive than our solid-state gamma ray detector and that will not return specific chemical formulae in its result, and therefore is not a stoichiometric detector. Dynamics Technology was a competitive bidder for the Department of Defense Small Business Innovation Research program to receive funding for testing and development of an anti-tank landmine detection system.

Our competitors are established companies with operating histories. They are well financed and have many contacts and connections in the industries in which they operate. We must effectively promote our technology in order to overcome these obstacles. With respect to these detection systems, we see the real competition as being the challenge of educating the consumer either to incorporate or to substitute our Stoichiometer confirmation detector system for the existing detection system.

We will encounter barriers to entry in the advanced technology security market. We must obtain access to high-level governmental decision makers. Although our technology may be an improvement over existing technology, political considerations and strong lobbying by competitors must be overcome. We must conduct a vigorous public relations and marketing campaign to convince governmental decision makers of the important technical innovations that we have made. We must achieve a number of certifications in order to be successful in the sales of our products, including Transportation Security Administration certification of our systems for use in airports, Department of Energy approval for use in military applications, U.S. Customs Service approval for use at ports of entry, and other licenses and approvals concerning export controls, radiation and public safety. Additionally, we must be granted certifications for use of high-energy neutrons in public settings.

                              INTELLECTUAL PROPERTY

We have filed patent applications that are currently pending in various jurisdictions. We have filed a total of six patent applications in various jurisdictions:

        o United States Patent Office - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on February 20, 2001). The U.S. Patent office has split this application into 4 inventions and requested that we write 4 separate patent applications, which we did. The process of examination was stopped in the period of October 2002 to March 2003 because of the Secrecy Order that the U.S. Army put on our application. The secrecy order was removed in March on the grounds that the same disclosure has been published in Europe in our other patent application.

        o United States Patent Office - "Method and Apparatus for Neutron Microscopy with Stoichiometric Imaging" (filed on June 18, 2001);

        o Patent Cooperation Treaty - "Method and Apparatus for Neutron Microscopy with Stoichiometric Imaging" (filed on June 18, 2002);

        o Canada - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on August 14, 2000);

        o Japan - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on August 18, 2000); and

        o Europe - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on September 14, 2000).

No additional patents are pending. The limits on our patent coverage in other countries may be attractive to potential competitors of ours. Our patent coverage is not worldwide. Some of our competitors or potential competitors do have worldwide footprints.

Our United States patents were subject to a U.S. Army secrecy order imposed in October 2002 and lifted in April 2003. The secrecy order has caused some delay in the consideration of our patent applications.

To date, we have not received any notification that our technology infringes the proprietary rights of third parties. Third parties could however make such claims of infringement in the future. Any future claims that do occur may have a material adverse affect on our prospects and us.

Certain of our patent applications were originally submitted by Dr. Bogdan Maglich individually. Dr. Maglich has assigned to the Company all rights to patent applications initially submitted by him pursuant to patent assignment agreements. All of our scientific personnel have executed non-diclosure agreements that reserve ownership of intellectual property with the Company.

There is a risk that in obtaining Small Business Innovation Research grants the value of our intellectual property will diminish as time goes by. See "Risk Factors" beginning on page 3.

                              GOVERNMENT REGULATION

Our  operations  are  subject to  compliance  with  regulatory  requirements  of federal, state and local authorities. While compliance with applicable regulations has not adversely affected our operations in the past, there can be no assurance that we will continue to be in compliance in the future or that these regulations will not change. Current costs of compliance have not been material to us, but we anticipate that they will be material as we commercialize our technology into products. We expect to incur some nonmaterial costs in connection with complying with environmental regulations related to our products under development, but we are not aware of the exact amount of the costs at this time. Because our technology and its applications are so new, we are not certain of all of the potential government regulation that may affect us. We believe that certain applications of our technology will require approvals from various government organizations. Examples of government agencies that may regulate applications of our technology include the Federal Aviation Administration (now the Transportation Security Administration), the Department of Defense, the U.S. Customs Service, and the Food and Drug Administration in the case of potential quality assurance applications for food and drugs. We expect that our technology will require various potential environmental use approvals, particularly as it relates to using fast neutrons in public settings. The Nuclear Regulatory Commission may also regulate our use of fast neutrons. Where regulation is coordinated between federal, state and local authorities, we expect the state and local equivalents of these federal agencies to regulate us as well. The approvals from government organizations may take longer and be more difficult to obtain than expected. There is no assurance that any governmental approval that might be required will ever be obtained, which could affect our ability to commercialize and sell our technology.

We plan to have government agencies as customers for the products we develop. At the federal level, this will subject our contracting to the Federal Acquisition Regulations, a comprehensive set of regulations governing how vendors do business with the federal government. We also apply for grants, which are subject to regulation by the granting agencies. Here again, where our customers or grantors are state or local governments, we will be subject to similar state and local contracting and grant regulations. See "Risk Factors" relating to burdens and risks of government regulation and government contracting.

                                    EMPLOYEES

As of the date of this prospectus, we had 12 full-time employees as follows: 2 full-time executive officers; 1 full-time managerial personnel; 1 full-time accounting manager; 6 full-time research & development personnel; and 2 full-time administrative personnel. We also had 5 consultants as follows: 1 of the consultants assists with sales and marketing; 1 assists with information systems; 1 assists with the accounting and finance of the Company; and 2 assist the research and development staff.

We believe that our ability to attract, hire, and retain qualified personnel now and in the future is important to our success. While sourcing and recruiting appropriate technical personnel is often difficult and competitive, we expect that our need to recruit additional personnel in the future will not negatively affect our operations. We believe that our employee relations are good. None of our employees are represented by a collective bargaining unit.

                            SCIENTIFIC ADVISORY BOARD

Our  Scientific   Advisory   Board  consists  of  the  following   distinguished
scientists:

         Dr. Melvin Schwartz
         Professor of Physics Emeritus at Columbia University

         Dr. Giovanni G. Fazio
         Senior Physicist at the Harvard Smithsonian Center for Astrophysics

         Dr. Robert J. Macek
         Project Leader, Proton Storage Ring Development & Upgrades, Los Alamos Neutron Science Center

         Dr. Andrew J. Lankford
         Professor of Physics & Chair of the Department of Physics and Astronomy, University of California, Irvine


                                CORPORATE HISTORY

We are an operating parent company with subsidiaries named HiEnergy Microdevices, Inc. and HiEnergy Defense, Inc. We were incorporated under the laws of the State of Washington on March 22, 2000, under the name SLW
Enterprises Inc. On April 30, 2002, we changed our name to HiEnergy Technologies, Inc. following our reverse takeover of HiEnergy Microdevices Inc. in a transaction treated as a recapitalization of HiEnergy Technologies, Inc., with HiEnergy Microdevices, Inc. as the accounting acquirer (reverse takeover). As a result of this transaction, former stockholders of HiEnergy Microdevices came to own approximately 65% of our outstanding equity. The composition of our board of directors currently consists of five directors.

SLW Enterprises, Inc. was a "public shell company" on the date of the reverse take-over of HiEnergy Microdevices, Inc., and the reverse take-over was accounted for as a re-capitalization of HiEnergy Microdevices, Inc. The costs of the reverse take-over were approximately $451,000 and were expensed as a general and administration expense in the period incurred.

On October 22, 2002, we changed our state of incorporation from Washington to Delaware by merging into a Delaware corporation. Our name remains HiEnergy Technologies, Inc. Our 92% owned subsidiary, HiEnergy Microdevices is a Delaware corporation formed in 1995. It is the entity by which our technology had been developed. Dr. Bogdan Maglich, our Chairman of the Board, Chief Executive Officer, President, Treasurer and Chief Scientific Officer, founded HiEnergy Microdevices to commercialize the technology he invented to remotely and non-intrusively decipher the chemical composition of substances.

HiEnergy Defense, Inc. was incorporated under the laws of the state of Delaware on July 28, 2003 as an eighty-five percent owned subsidiary of the Company. HiEnergy Defense, Inc. focuses on developing and marketing defense applications of our technology. It operates in the Washington D.C. area from Arlington, Virginia.

Prior to the reverse takeover, SLW Enterprises' initial efforts focused on establishing a web-based nutritional supplement sales business under a different trade name. That business has been inactive the past fiscal year.

              HISTORY OF OUR RESEARCH AND DEVELOPMENT PRIOR TO 2002

Our CEO, Chairman and Chief Scientist, Dr. Bogdan C. Maglich, formed HiEnergy Microdevices, Inc. in 1995 to pursue technology for stoichiometrically determining the atomic composition of target substances. HiEnergy Microdevices obtained grants from the U.S. Army, the U.S. Special Operations Command, the U.S. Department of Energy and other government agencies to fund its research and development, and obtained research and development assistance and cooperation from the U.S. Army's Night Vision and Electronic Sensors Directorate, the Department of Energy's Special Technologies Laboratory, the Lawrence Berkeley National Laboratory, the University of California, the Massachusetts Institute of Technology, EG&G ORTEC, and Hamilton Industries.

The concept upon which our technology is based, "associated particle imaging," was first explored in 1982, but was reported by a U.S. Department of Energy committee in 1989 as scientifically valid but impractical within the realm of the equipment then available, because it failed to return stoichiometric results that identified the chemical formula of the target compound.

In 1997, HiEnergy and its consortium succeeded in reviving associated particle imaging by incorporating recent developments in microchip electronics, and called the technology "atometry." The first stoichiometric results were obtained in 1998, and the success of atometry was reported at the White House Symposium on Drug Detection in March 1999.

                             DESCRIPTION OF PROPERTY

On September 30, 2002, we relocated our offices to 1601B Alton Parkway, Irvine, California 92606. Our new offices consist of approximately 6,600 square feet. The Company entered into a three-year operating lease agreement with an affiliate of Bruce Del Mar, one of its former directors, for its corporate offices in Irvine, California. The lease provides for monthly rent of $8,000, for months 1 through 18 and $8,320 per month for months 19 through 36.

Adjoining our offices in Irvine, California, we have added an open-air testing facility which is equipped with two test/demonstration vehicles for car bomb detection, an airport luggage testing setup, and an open pit for landmine tests. A temporary wall provides more than adequate radiation shielding to the scientists and other observers, who analyze results and demonstrate the technology from within an on-site portable building. The new test site consists of approximately 2,400 square feet. The term of the lease is from July 1, 2003 to December 1, 2003, but was changed to a month to month basis, with payments due at a monthly rate of $1,200 under an agreement with the same landlord. We do not anticipate that while we are in the development stage we will require significant facilities over and above those that are currently leased or available. When we successfully move beyond the development phase, we could require an entire manufacturing facility or two, although that is very speculative.

                                LEGAL PROCEEDINGS

In March, 2002, Keith Cowan, a former CEO and President of HiEnergy Microdevices, filed a lawsuit against HiEnergy Microdevices, Dr. Maglich, and Mr. Richard Alden in the Superior Court of the State of California, County of Orange, Central Justice Center. The plaintiff served as the CEO and President of HiEnergy Microdevices from December, 2001 through March 9, 2002. The plaintiff had an employment agreement with HiEnergy Microdevices. The complaint contained the following claims: (A) failure to pay wages due in violation of the Labor
Code against HiEnergy Microdevices and Dr. Maglich; (B) breach of contract against HiEnergy Microdevices and Dr. Maglich; (C) false representation regarding the kind and character of the work against all three defendants; and
(D) fraud against all three defendants. In the prayer for relief, Mr. Cowan sought damages in the amount of $873,455, plus interest, penalties, attorney's fees, and costs. The parties to the lawsuit executed a settlement agreement on January 15, 2003. The settlement agreement provided that HiEnergy Technologies would pay Mr. Cowan $50,000: $25,000 in the form of wages that would be subject to payroll taxes and $25,000 in the form of a reimbursement for moving expenses and legal fees. In addition, Mr. Cowan received 80,000 shares of restricted common stock of HiEnergy Technologies with registration rights providing that if the 80,000 shares were not sold through a registered offering before April 1, 2003, then Mr. Cowan has the option of tendering the shares to HiEnergy Technologies and demanding payment of $125,000 held in escrow. As of April 1, 2003, the shares were not registered and Mr. Cowan subsequently tendered the 80,000 shares and received a payment of $125,000.

We received a letter dated December 5, 2002, from an attorney representing Richard T. Eckhouse, a consultant, demanding payment for accounting services allegedly performed by Mr. Eckhouse pursuant to a Letter Agreement dated November 7, 2001, between Mr. Eckhouse and HiEnergy Microdevices, Inc. The Letter Agreement provides that Mr. Eckhouse was to be paid $350 per hour, which was to be paid as follows: (i) one-third or $117 in cash; (ii) one-third or $117 paid by a Promissory Note at 10% annual interest, maturing when HiEnergy Technologies receives government funding of $900,000 or an investment totaling $300,000 or more; and (iii) one-third or $117 paid by Class A common stock of Microdevices at $5.00 per share. On May 2, 2003, Mr. Eckhouse filed a lawsuit against the Company, HiEnergy Microdevices and Dr. Bogdan Maglich in the Superior Court of the State of California, County of Orange, Central Justice Center, and an amended complaint on June 20, 2003, alleging that Microdevices owes Mr. Eckhouse a total of $313,580 for services rendered, plus interest, attorney's fees and costs. The Company and Dr. Maglich were successful on their demurrer and motion to strike. As such, Dr. Maglich individually is no longer a party to this action. The Company will be filing a cross-complaint against Richard Eckhouse and discovery. Trial is set for May 3, 2004. The Company intends to vigorously defend itself in this matter. We deny these allegations and are vigorously defending this lawsuit.

After reading news reports that connected our reverse takeover of HiEnergy Microdevices with known stock manipulators, our Board of Directors directed our President to hire a team of independent investigators to investigate whether the company or any of its officers and directors had engaged in any wrongdoing. The core team of independent investigators consisted of two former federal prosecutors, a former Assistant United States Attorney in the civil division who has been in private practice since 1981 with experience in securities litigation and regulatory and investigative proceedings, and a former supervisory agent from the Federal Bureau of Investigation. The independent investigators reviewed disclosures we have made, reviewed other publicly available information, and conducted a number of interviews, including interviews with a person who had previously been involved in stock manipulation schemes and two of our directors who know him. The independent investigators have completed their investigation. Except as discussed in the next paragraph, the independent investigators have concluded the following:

        1. The independent investigators have not identified any evidence that our current executive management team engaged in any wrongdoing.

        2. The independent investigators have not identified any evidence of wrongdoing following the April 2002 reverse takeover by HiEnergy of HiEnergy Microdevices.

        3. The independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by HiEnergy prior to the reverse takeover

        4. Our current officers and directors responded promptly and cooperated fully with the investigation.

As mentioned in Item 3, above, the independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by HiEnergy prior to the April 2002 reverse takeover. The independent investigators obtained evidence that some of our stockholders who purchased significant amounts of HiEnergy shares prior to the reverse takeover knew or had business dealings with Phil Gurian, a person who had previously been involved in stock manipulation, and that one of these stockholders was a company reportedly owned by Mr. Gurian's mother, which disposed of its shares in April 2002 at a profit believed to be between $500,000 and $600,000. Mr. Barry Alter, a person who later served as a director of the Company and for a short time as our interim President, was aware of these purchases of HiEnergy shares. The independent investigators believe the evidence is inconclusive whether Phil Gurian had control over these HiEnergy shares and whether, if so, our former President and director had any knowledge of such control.

On May 27, 2003, Mr. Alter brought a lawsuit against us in the New Castle County Court of Chancery in Delaware to recover the advancement of expenses he allegedly incurred in response to the SEC investigation that was exactly the same investigation that the Company answered, but Mr. Alter obtained separate legal counsel to represent him in connection with the investigation. That action was identified as Civil Action No. 20320NC. On June 17, 2003, Mr. Alter notified us that this action had been voluntarily dismissed without prejudice.

On November 24, 2003, Yeffet Security Consultants initiated binding arbitration proceedings with the Rhode Island office of the American Arbitration Association claiming that $59,540.91 in expense reimbursements and $390,000 in future consulting fees for the period from November 16, 2003 through June 30, 2005 are owed by the Company to Yeffet Security Consultants under a terminated Consulting Agreement with Yeffet Security Consultants, Inc. We are in the process of studying the matter.

From time to time, we may be subject to other routine litigation incidental to the ordinary course of business.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company and their ages, positions, business experience and education as of the date of this prospectus are as follows:

       NAME             AGE                        POSITION
       ----             ---                        --------
Dr. Bogdan C. Maglich   75    Chairman of the Board, Chief Executive Officer, President,
                              Treasurer and Chief Scientific Officer
Ioana C. Nicodin        23    Corporate Secretary
David R. Baker          71    Director
Robert H. Drysdale      58    Director
Harb S. Al Zuhair       65    Director
Whitney E. Stanbury     31    Director


Dr. Maglich was appointed Chairman and Chief Scientific Officer of HiEnergy Technologies on April 25, 2002. He was appointed Chief Executive Officer, President and Treasurer of HiEnergy Technologies effective as of March 2003. Mr. Tom Pascoe resigned as Chief Executive Officer and President of the Company on February 25, 2003. Mr. Barry Alter resigned as Chief Executive Officer, President and Treasurer of the Company on September 17, 2002 and resigned from our board of directors on March 7, 2003.

Dr. Bogdan Maglich and Mr. Harb Al Zuhair were appointed to the board of directors on April 25, 2002. In February 2003, Mr. David R. Baker was appointed to the board of directors. In March 2003, Mr. Robert Drysdale was appointed to the board of directors. Ms. Whitney Stanbury was appointed to our board of directors on September 22, 2003.

All directors hold office for one year or until their respective successors are elected or until their earlier death, resignation or removal. Each officer of the Company serves at the discretion of the board of directors. There are no family relationships between or among any of our directors or executive officers.

Each director and executive officer has furnished us the following information with respect to his principal occupation or employment, other affiliations and business experience during the last five years.

DR. BOGDAN C. MAGLICH. As HiEnergy Technologies' Chairman, Chief Executive Officer, President and Treasurer since March 2003, Dr. Maglich has primary responsibility for business strategy and development of the Company. Dr. Maglich served from 1974 to 1977 as Chairman and CEO of Fusion Energy Corporation, an American subsidiary of Swiss Aluminum Ltd., ALUSUISSE, a large multi-national corporation based in Zurich, Switzerland. He also served as a Director of Delta Holding A.G., Zurich, ALUSUISSE's arm for operating the American high-tech subsidiaries of ALUSUISSE. Dr. Maglich worked in Zurich with Mr. Celio, Minister of Finance of The Swiss Confederation and was close to Mr. Bonvin, President of Switzerland and Minister of Energy, who declared Dr. Maglich an honorary citizen of Switzerland in 1975. From 1980 to 1983, Dr. Maglich served as Chairman and
CEO of Science Transfer Associates, Inc. a New York company based in the Rockefeller Center, Lead Member of an international consortium that had a contract to design a multi-billion dollar King Abdul Aziz's Energy Development Center in Jeddah, Saudi Arabia. Members of the consortium were: UK Atomic Energy Research Establishment, Harwell; Skanditronics, a large Swedish technology corporation; General Atomic Corporation, USA; and Booz Allen & Hamilton, a US management consulting company. In the period 1985 to 1987, Dr. Maglich was CEO of Aneutronic Energy Labs, Inc., which in partnership with Bechtel Engineering, carried on a US Air Force contract to design a space power plant for the U.S. Space Defense Initiative. From 1988 to 1993, Dr. Maglich served as CEO of Advanced Physics Corporation, which has among others, designed a miniature nuclear fission reactor for electricity production in collaboration with Department of Nuclear Engineering at MIT, Kurchatov Atomic Energy Institute, Moscow and the Russian Ministry of Atomic Energy. Dr. Maglich founded HiEnergy Microdevices and served as its Chief Executive Officer from 1995 until its reverse takeover of HiEnergy Technologies in April 2002.

As HiEnergy Technologies' Chief Scientific Officer since April 2002, Dr. Maglich has primary responsibility for technology strategy, technology development and technical proposal development. Dr. Maglich is a respected scientist in his field. He received the White House Citation from President John F. Kennedy and was named an honorary citizen in Switzerland by the President of the Swiss Confederation for his discovery of the omega meson. In addition to his research discoveries and inventions in particle physics, instrumentation, and detection devices, Dr. Maglich has played a role in reducing weapons in areas such as Yugoslavia and Russia and working on safety measures for Soviet reactors in Europe. Currently, Dr. Maglich is involved in the development and testing of three detectors based on his stoichiometric technology. Dr. Maglich has served as a professor of physics at University of Pennsylvania and has also worked at Rutgers and at the Joint Faculty, Princeton-Penn Accelerator Laboratory. Dr. Maglich also worked in various leadership capacities on a variety of projects, including the following: the CERN European Center for High Energy Physics in Geneva, Switzerland; the U.S. National Laboratories, the Air Force Phillips Laboratory; and the British-Swedish-American Consortium for the design of the King Abdulaziz Energy Research Center in Saudi Arabia. Dr. Maglich received a Ph.D. in high-energy physics and nuclear engineering from the Massachusetts Institute of Technology, a Master of Science from Britain's University of Liverpool, and a Bachelor of Science from the University of Belgrade.

DAVID R. BAKER. Mr. Baker has been an attorney for over 45 years and has been Of Counsel to the firm Haskell Slaughter Young & Rediker, LLC, of Birmingham, Alabama and New York City, since March 2003, and since October 1993, a Retired Partner of Jones Day from its New York City office. Prior to joining Haskell Slaughter Young & Rediker, LLC, Mr. Baker was a partner in Baker, Johnston & Wilson LLP, Birmingham and New York City, from October 1998 to February 2003. Mr. Baker is a graduate of Harvard Law School. He is a member of the Alabama and New York State Bar Associations, and the American and Alabama Law Institutes, serves on the Liaison Committee of the American Bar Association to the Financial Accounting Standards Board and is the International Bar Association's principal representative in New York to the United Nations. In addition, he serves as Chairman of the New York Legislative Service, and is a Life Trustee of Birmingham-Southern College.


ROBERT H. DRYSDALE. Mr. Drysdale is an experienced financial executive with over 30 years of experience in the financial markets. He has served as Senior Vice President and Branch Manager of Gilford Securities Incorporated, a full-service, national investment firm since January 2000. Previously, Mr. Drysdale served as President and Chief Executive Officer of PNC Securities Inc., Pittsburgh, PA, from 1989 to1996, as President of Tucker Anthony Inc., New York, from 1977 to 1989, and as First Vice President of Blyth, Eastman, Dillion, New York from 1972 to 1978. He is the former Chairman of the Municipal Securities Rulemaking Board. Mr. Drysdale holds a B.S. from the University of Southern California.

HARB S. AL ZUHAIR. Born on July 4, 1938, Mr. Al Zuhair received his primary education in Beirut and obtained a degree in civil engineering from the Portsmouth College of Technology, U.K. in 1961. In 1971, he established Electronics Equipment Marketing Co. as a division of SADCO, a company run by his family. Electronics Equipment Marketing Co. is one of the leading high-tech companies in Saudi Arabia. Mr. Al Zuhair currently serves as President and Chief Executive Officer of Tetrad Development Co. Ltd., a company established to manage his various investments and business interests in Saudi Arabia. Mr. Al Zuhair wholly owns or has investments in a variety of other businesses, among them: construction, industrial, banking, mining, aviation and trading companies. Mr. Al Zuhair is also serving as chairman, member of the board of directors and founding member of various companies in the Saudi Kingdom and abroad.

WHITNEY E. STANBURY. Ms. Stanbury worked in management for PricewaterhouseCoopers from 1994 through 2002 when the Management Consulting Services division was purchased by IBM. Since October 2002, Ms. Stanbury has been a Manager with IBM Business Consulting Services with a primary focus on project management, integration and system development. She has an extensive information technology background and for the past nine years has been providing Global Business Integration implementation assistance exclusively for Fortune 500 companies. Her areas of expertise are sales and distribution, materials management, purchasing, financials, human resources, business warehousing, configuration management, component repair, production planning as well as materials requirements planning. Ms. Stanbury has worked in systems implementation and management with Bristol-Meyers Squibb, United Technologies, Pillsbury, Nabisco, Hitachi America Limited and Best Foods, among others. She graduated with a Bachelor of Science in Business Administration from the University of California, Berkeley, and was a member of the New York University Examination Committee for Stern's `Management Consulting Challenge'.

IOANA C. NICODIN. As HiEnergy Technologies' Corporate Secretary, Ms. Nicodin is responsible for maintaining the Company's corporate records as well as managing investor relations and public relations for the Company. Ms. Nicodin graduated with a Bachelor of Arts from the University of California, Irvine. She worked in public relations for Brice & Associates, Marketing Communications, and thereafter in marketing for Solomon Smith Barney. Ms. Nicodin served as Assistant Corporate Secretary of HiEnergy Technologies from November of 2001 until March of 2003, when she was appointed HiEnergy's Corporate Secretary. Ms. Nicodin is fluent in both English and Romanian and is a proficient French speaker.

                            AUDIT & FINANCE COMMITTEE

Robert Drysdale serves as the Chairman of the Audit Committee and Whitney Stanbury is also a member. Both Mr. Drysdale & Ms. Stanbury are independent audit committee members according to the definition used by Nasdaq for audit committee independence, and are audit committee qualified financial experts.

The Audit Committee is governed by a written charter, a copy of which charter was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. The Audit Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements for each quarterly period and reviews and evaluates our internal control functions.

                             EXECUTIVE COMPENSATION

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation that we have paid to our named executive officers for the three fiscal years ended April 30, 2003, 2002 and 2001. With the exception of Dr. Maglich, no executive officers received more than $100,000 in annual salary and bonus during the fiscal year ended April 30, 2003. Dr. Maglich served as Chairman and Chief Scientific Officer of HiEnergy Microdevices during the three fiscal years covered. He was appointed Chairman and Chief Scientific Officer of HiEnergy Technologies on April 25, 2002. Dr. Maglich was appointed Chief Executive Officer, President and Treasurer of
HiEnergy Technologies effective as of March 2003. No other compensation was granted for the periods covered.


                                               SUMMARY COMPENSATION TABLE

                                       Annual Compensation                             Long-Term Compensation

Name and          Fiscal   Salary         Bonus       Other Annual    Restricted      Securities        LTIP    All Other
Principal         Year     ($)            ($)         Compensation    Stock Award(s)  Underlying        Payouts Compensation
Position          Ended                               ($)             ($)             Options/ SARs (#) ($)     ($)
BOGDAN            2003     $157,713       $50,000     $47,401         -0-             456,717           -0-     -0-
MAGLICH           2002     $  80,734      $50,000     $24,952         $196,148        2,482,011         -0-     -0-
Chairman, Chief   2001     $  20,140      -0-         $26,666         $ 25,000        -0-               -0-     -0-
Executive
Officer,
President,
Treasurer
and Chief
Scientific
Officer

THOMAS            2003     $79,350        -0-         -0-             -0-             939,073           -0-     -0-
PASCOE            2002     -0-            -0-         -0-             -0-             -0-               -0-     -0-
Former CEO
and President

BARRY             2003     -0-            -0-         $25,000         -0-             -0-               -0-     -0-
ALTER             2002     -0-            -0-         -0-             -0-             -0-               -0-     -0-
Former CEO
and President


    The Other Annual Compensation amounts paid to Dr. Maglich consisted of the following personal expense reimbursements:


EXPENSE CATEGORY:            FISCAL YEAR       FISCAL YEAR      FISCAL YEAR
                                ENDED            ENDED            ENDED
                                 2003            2002              2001
Auto Lease                     $17,500          $ 6,705          $15,745
Auto Insurance                 $ 1,144          $ 1,438          $ 2,017
Auto Expenses (other)              -0-          $   500          $   471
Home Rent                          -0-          $13,750          $ 6,500
Medical Insurance              $28,757          $ 2,559          $ 1,933
TOTAL                          $47,401          $24,952          $26,666


Dr. Maglich also received compensation in the form of shares of restricted common stock of HiEnergy Microdevices as follows: 196,149 shares with an estimated value of $196,149 during the fiscal year ended April 30, 2002; 35,000 shares with an estimated value of $25,000 during the fiscal year ended April 30, 2001; and 51,500 shares with an estimated value of $41,300 during the fiscal year ended April 30, 2000. Dr. Maglich subsequently converted these shares into shares of HiEnergy Technologies common stock through participation in the voluntary share exchange transaction with HiEnergy Technologies. In connection with the renegotiation of Dr. Maglich's employment agreement with HiEnergy Microdevices, he received a signing bonus in the form of a $100,000 promissory note subject to HiEnergy Technologies meeting specific financing goals. Dr. Maglich received $50,000 of the signing bonus upon receipt by HiEnergy Technologies of $1,000,000 raised through equity financing during April 2002. Since we have raised over $1,000,000 through private placement offerings that closed in October 2002, we paid him the remaining $50,000 in February 2003.

                                  OPTION GRANTS

The following table sets forth information with respect to stock options granted to each named executive officer during our most recent fiscal year ended April 30, 2003. We have never granted any stock appreciation rights.


                                                                         Percent of Total
                                    Number of Securities                 Options/SARs Granted           Exercise or
Name                                Underlying Options/SARs Granted      to Employees in Fiscal Year    Base Price ($/Share)
----                                -------------------------------      ---------------------------    --------------------
BOGDAN MAGLICH                               456,717(1)                           31%                        $2.81
Chairman, Chief Executive
Officer, President, Treasurer,
and Chief Scientific Officer

THOMAS PASCOE                                939,073(2)                           63%                        $1.00
Former CEO and President

(1) Option was granted on February 11, 2003 and was fully vested and exercisable on the date of grant.

(2) All of these options have expired unexercised as of the date of this prospectus.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to fiscal year-ended April 30, 2003 option values. No stock options were exercised by the named executive officers during the fiscal year ended April 30, 2003.

                                                                                                   Value of Unexercised
                                                                     Number of Unexercised         in-the-money
                                                                     options/SARs at               options/SARs at
                                    Shares Acquired     Value        fiscal year-end (#)           fiscal year-end (#)
Name                                On Exercise (#)     Realized     exercisable / unexercisable   exercisable / unexercisable
----                                ---------------     --------     ---------------------------   ---------------------------
BOGDAN MAGLICH                          --                  --           2,898,728                          $481,188
Chairman, Chief Executive
Officer, President, Treasurer,
and Chief Scientific Officer

THOMAS PASCOE                           -0-                 -0-          939,073 / 0                        $0
Former CEO and President

BARRY ALTER                             -0-                 -0-               0 / 0                         $0
Former CEO and President

(1) The value of Dr. Maglich's options has been calculated based on the difference between the closing price of our stock on the OTC Bulletin Board(R) on April 30, 2003 ($0.30 per share) and the exercise prices of his stock options at $0.134 per share. No effect is given to the shares exercisable at $2.81 per share.

                            COMPENSATION OF DIRECTORS

The Board recently approved a plan to grant each director 2,000 shares of common stock or stock options for each meeting attended, and the directors were each granted stock options in varying amounts for their services. On November 7, 2003, the Board approved an increase in the compensation of directors from 2,000 to 3,000 shares of common stock or stock options for each meeting attended. All directors are reimbursed for any reasonable expenses incurred in the course of fulfilling their duties as a director of the Company.

HiEnergy Microdevices compensated its directors with shares of its common stock for their service as directors prior to the reverse takeover by HiEnergy Technologies. During the fiscal year ended April 30, 2002, the following HiEnergy Microdevices directors received shares of HiEnergy Microdevices common stock for their service as directors: Mr. Richard Alden received 3,500 shares with an estimated value of $3,500; Mr. Gregory Gilbert received 1,000 shares with an estimated value of $1,000; and Mr. Edward Finch received 1,000 shares with an estimated value of $1,000. These shares were subsequently converted by each of the directors into shares of our common stock through participation in the voluntary share exchange transaction with the Company.

                              EMPLOYMENT CONTRACTS

In March 2002, HiEnergy Microdevices entered into an employment agreement with Dr. Maglich, its Chairman and Chief Scientist. On July 16, 2002, the Company assumed the employment agreement pursuant to an Assignment and Assumption Agreement with HiEnergy Microdevices. The major terms of the agreement are as follows:

o The Company must pay a signing bonus of $100,000, which was paid during the year ended April 30, 2003.

o The Company must pay an annual bonus, which must not be less than 20% of the total amount of bonuses paid to officers of the Company. If the pretax profit in any fiscal year exceeds $0.20 per share, then his bonus in that year must not be less than $50,000.

o Microdevices granted options to purchase 111,040 shares of common stock at an exercise price of $3.00 per share, vesting immediately, and which are exercisable from time to time within the period ending November 30, 2008. The stock options were issued with the exercise price above the market price of the common stock on the date of the grant. At the time of the reverse take-over of HiEnergy by Microdevices, the Company exchanged the Microdevices stock options at an exchange rate of 22.3524 per share or 2,482,011 HiEnergy stock options with an exercise price of $0.134 per share.

o The Company will grant its Chief Scientist / Chairman of the Board annually during the term of five years 1% per annum of the Company's stock issued and outstanding with an exercise price of the average price for the preceding 30 days. He must not receive less than 10% of the total number of options granted by the Company for services in that year.

o The Company will provide its Chief Scientist / Chairman of the Board a car, pay his and his family's health insurance, provide life and disability insurance and reimburse him for reasonable out-of-pocket expenses, not to exceed $20,000 in any one year, and reimburse him for any personal income tax liabilities arising up to $75,000.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

The Compensation Committee currently consists of Mr. Harb Al Zuhair and Mr. David R. Baker.

No executive officer of the Company serves as a director or member of the compensation committee of any other entity whose executive officers serve as a director of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our current policy that all transactions with officers, directors, 5% stockholders and their affiliates be entered into only if they are approved by a majority of the disinterested directors, are on terms no less favorable to the Company than could be obtained from unaffiliated parties and are reasonably expected to benefit the Company.

As of April 30, 2003, we had convertible notes payable to related parties outstanding of $10,400 to Edward Finch, a shareholder and former director, which was due in July 2003 and paid in August of 2003.

As discussed in the section entitled "Legal Proceedings", on January 15, 2003, we executed a settlement agreement with Keith Cowan, a former executive officer of HiEnergy Microdevices, which gave us a maximum cash exposure of $175,000. The settlement agreement provided that we would pay Mr. Cowan $50,000 in the beginning. In addition, Mr. Cowan received 80,000 shares of restricted HiEnergy Technologies common stock, with registration rights that provided Mr. Cowan with the option of tendering the 80,000 shares to the Company for an additional payment of $125,000 in cash if the shares were not registered on or before April 1, 2003. As of April 1, 2003, the shares had not been registered and Mr. Cowan subsequently tendered the 80,000 shares to the Company and received a payment of $125,000.

On September 30, 2002, we relocated our offices to 1601B Alton Parkway, Irvine, California, 92606 and entered into a 3-year lease with Del Mar Avionics for approximately 6,600 square feet at a monthly lease rate of $8,000. Thereafter, in March 2003, Mr. Bruce Del Mar was appointed as a member of our Board of Directors. Mr. Del Mar is the controlling shareholder of Del Mar Avionics. We also lease an adjacent outdoor test site from Del Mar Avionics for $1,200 per month. Mr. Del Mar resigned from our board of directors on September 1, 2003.

In March 2002, HiEnergy Microdevices entered into an employment agreement with Dr. Maglich, its Chairman and Chief Scientist. On July 16, 2002, the Company assumed the employment agreement pursuant to an Assignment and Assumption Agreement with HiEnergy Microdevices. The major terms of the agreement are as described under "Employment Contracts" under the major heading "Executive Compensation."

On July 28, 2003, we entered into an exclusive International Distribution Agreement for our CarBomb Finder with Electronic Equipment Marketing Company (EEMCO). EEMCO is majority-owned by Harb Al-Zuhair, one of our directors. Under the agreement, EEMCO has the exclusive rights to sell our CarBomb Finder in the Middle-East countries of Saudi Arabia, Kuwait, Qatar, Bahrain, Oman, United Arab Emirates, Iraq, Yemen, and Jordan and in the North African countries of Egypt, Morocco, Tunis, Algeria, and Mauritania. EEMCO also has the exclusive rights to sell our CarBomb Finder to the Kingdom of Saudi Arabia Land Forces, the Saudi Arabia Signal Corps, the Republic of Singapore Air Force, and the Saudi Arabian Ministry of Interior and Navy. EEMCO is to receive a dealer's discount of 30% of the sales price of the CarBomb Finder. The agreement began on July 25, 2003 and terminates on July 25, 2005.

                   LOANS FROM EXECUTIVE OFFICERS AND DIRECTORS

During the fiscal years ended April 30, 2003 and 2002, the Company incurred the following material notes payable to current and former officers and directors that involved amounts in excess of $60,000:

      o HiEnergy Microdevices had unsecured notes totaling $59,083 payable to Dr. Maglich for past due employment compensation with interest payable at 6% per annum, maturing in December 2002. During the fiscal year ended April 30, 2003, the notes were paid in full.

      o HiEnergy Technologies had an unsecured note totaling $100,000 payable to Dr. Maglich as a signing bonus pursuant to his employment agreement. The amount is non-interest-bearing, $50,000 payable upon receipt of $1,000,000 or more from any source, and $50,000 payable upon revenue in excess of $500,000 or $1,000,000 of additional funds from any source. During the fiscal year ended April 30, 2003, HiEnergy Technologies paid $100,000 to Dr. Maglich.

      o During March and April, 2002, Rheal Cote, a former director of HiEnergy Technologies, made several non-interest-bearing loans to HiEnergy Microdevices totaling $150,000. During the fiscal year ended April 30, 2003, the notes were paid in full. In consideration for paying the notes late, in May 2002, we issued to Mr. Cote a warrant to purchase 150,000 shares of our common stock at an exercise price of $1.00 with a three-year term.

      o HiEnergy Microdevices had an unsecured note payable to a former officer for $150,000 payable upon demand as of April 30, 2002. The full amount was paid in January 2003.

                         CERTAIN BUSINESS RELATIONSHIPS

Except with respect to our lease with Del Mar Aviation and the reverse take-over transaction that occurred on April 25, 2002, no director or nominee for director is or has been during the fiscal year ended April 30, 2003, an executive officer or beneficial owner of more than 10% of any other entity that has engaged in a transaction with the Company in excess of 5% of either of the company's revenues or assets.

                           INDEBTEDNESS OF MANAGEMENT

There are no persons who are directors, executive officers of the Company, nominees for election as a director, immediate family members of the foregoing, corporations or organizations in which the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing, trusts or estates in which the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity that are indebted to the Company in an amount in excess of $60,000.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

NAME OF BENEFICIAL OWNER                                                    NUMBER OF SHARES       PERCENT OF OUTSTANDING
------------------------                                                    ----------------       ----------------------
Dr. Bogdan C. Maglich, Chairman of the Board, Chief Executive                 10,768,672(1)               34.6%
Officer, President, Treasurer and Chief Scientific Officer
Ioana C. Nicodin, Corporate Secretary                                             36,177(2)                  *
Harb S. Al Zuhair, Director                                                      928,422(3)                3.0%
Robert H. Drysdale, Director                                                      37,000(4)                  *
David R. Baker, Director                                                         519,967(5)                1.7%
Whitney E. Stanbury, Director                                                     23,000(6)                  *
ALL EXECUTIVE OFFICERS & DIRECTORS AS A GROUP                                 12,313,238(7)               39.3%
(6 Persons)

* Less than 1%.

(1) Includes 1,857,608 shares owned directly by Dr. Maglich, 1,236,735 shares owned by Advanced Projects Group, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, 3,295,601 shares owned by Maglich Family Holdings, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, and 1,480,000 shares owned by Maglich Innovations Fund Inc., a Delaware corporation, of which Dr. Maglich is sole director, officer and direct or indirect stockholder. Dr. Maglich disclaims beneficial ownership of the stock held by Maglich Family Holdings, Inc. and Advanced Projects Group, Inc. beyond his pecuniary interest. Also includes 2,898,728 shares of common stock issuable upon the exercise of currently exercisable stock options.

(2) Includes  11,177 shares of common stock owned directly by Ms.  Nicodin,  and
25,000  shares  of  common  stock   issuable  upon  the  exercise  of  currently
exercisable  stock options.

(3) Includes 810,540 shares of common stock owned directly by Mr. Al Zuhair. Also includes 17,882 shares of common stock issuable upon the exchange of 800 shares of HiEnergy Microdevices common stock held by Mr. Al Zuhair. The 800 shares of HiEnergy Microdevices common stock are subject to payment of a promissory note in the amount of $3.50 per share, or a total of $2,800. Includes 100,000 shares of common stock issuable upon the exercise of currently exercisable stock options. Also includes 7,000 shares of common stock or stock options as director's compensation as approved by the Board.


(4) Includes 7,000 shares of common stock owned directly by Mr. Drysdale. Also includes 30,000 shares of common stock issuable upon the exercise of currently exercisable stock options.

(5) Includes 257,012 shares of common stock owned directly by Mr. Baker, 60,710 shares of common stock owned in common by the former members of BJW Investments, LLC, an Alabama limited liability company, of which Mr. Baker was a member, 152,245 of the shares owned by Advanced Projects Group, a Delaware corporation, attributable to Mr. Baker as a stockholder, and 50,000 shares of common stock issuable upon the exercise of currently exercisable stock options. Mr. Baker disclaims beneficial ownership of the stock held in common by the former members of BJW Investments, LLC beyond his proportinate interest of one third to one half, or Advanced Projects Group beyond his pecuniary interest.

(6) Includes 23,000 shares of common stock owned directly by Ms. Stanbury.


(7) The number of shares beneficially owned takes into account the details set forth in the preceding footnotes.

The number of shares of common stock outstanding used in calculating the percentages was 31,279,853, the number of shares of common stock outstanding as of the date of this prospectus. The beneficial ownership for each listed person includes those shares of common stock underlying options held by such persons on the date of this prospectus that are exercisable within 60 days. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

The amounts reflected above are based upon information provided to us and in filings with the Securities and Exchange Commission. To our knowledge, the table sets forth information about beneficial ownership information for (i) each person known by us to beneficially own more than 5% of our outstanding shares of common stock; (ii) each of our executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

The address for those listed above is c/o HiEnergy Technologies, Inc., 1601B Alton Parkway, Irvine, California 92606. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                            SELLING SECURITY HOLDERS

As of the date of this prospectus, a total of 31,279,853 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering, assuming each selling stockholder sells all of their shares listed in the table. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statements of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.

                                      NUMBER OF SHARES BENEFICIALLY                                      NUMBER OF SHARES
                                                OWNED                      NUMBER OF SHARES              BENEFICIALLY OWNED
                                           BEFORE OFFERING                   BEING OFFERED               AFTER OFFERING (1)
                                        ------------------------        -----------------------        -----------------------
Name of                                                Options &                      Options &                        Percent
Beneficial Owner                        Total           Warrants        Total          Warrants        Total          of Class
----------------                        -----           --------        -----          --------        -----          --------
Nathan Freund and Lila Freund          32,827             27,520       32,827            27,520            0                 0
Robert A. Melnick                      19,696             16,512       19,656            16,512            0                 0
Jacob Bar Lev and Zvia Bar Lev         90,563             13,761       90,563            13,761            0                 0
Robert J. Neborsky, M.C.,
Inc. Combined Retirement Trust (2)     20,084             13,761       20,084            13,761            0                 0
David Wiener Revocable Trust - 96 (3)   9,848              8,256        9,848             8,256            0                 0
James Enright                          45,153              6,872       45,153             6,872            0                 0
Ioannis Korologos                      54,293              8,256       54,293             8,256            0                 0
Ruth Arbel-Magid and Eliezer Magid      9,153              6,872        9,153             6,872            0                 0
Richard Melnick                       552,129            300,700      552,129           300,700            0                 0
Kris S. Pogoloff                        3,279              2,749        3,279             2,749            0                 0
Mark W. Collins                        38,147              7,121       38,147             7,121            0                 0
William I Schoenfeld and
Rosalie G Schoenfeld                    4,692              2,753        4,692             2,753            0                 0
Morrie Lieb                            13,847              2,749       13,847             2,749            0                 0
Mark Capital LLC (4)                    9,426              7,902        9,426             7,902            0                 0
Andrew J. Maffey                       16,392             13,742       16,392            13,742            0                 0
Karma Kapital LLC (5)                  38,037             31,543       38,037            31,543            0                 0
Global Medicine, Inc, MPPP (6)         39,871             27,483       39,871            27,483            0                 0
Angeliki Frangou                       16,360             13,715       16,360            13,715            0                 0
Jan H. Stahl & Cynthia M.
Ruggero                                28,010              2,744       28,010             2,744            0                 0
1057111 Ontario Ltd. (7)               25,000                  0       25,000                 0            0                 0
Richard Bertea Separate
Property Trust (8)                    100,000                  0      100,000                 0            0                 0
Don Brennan                            25,000                  0       25,000                 0            0                 0
Peter DiMatteo                         50,000                  0       50,000                 0            0                 0
J.R. Fishman                           50,000                  0       50,000                 0            0                 0
Robert Galorenzo                       50,000                  0       50,000                 0            0                 0
C. Boyden Gray                        270,877                  0       25,000                 0      245,877                 *
Pam Gulla                              50,000                  0       50,000                 0            0                 0
The Ed W. Hennings Revocable
Trust (9)                              25,000                  0       25,000                 0            0                 0
Brian Kane                            242,500                  0      242,500                 0            0                 0
David Kaplan                          200,000                  0      200,000                 0            0                 0
SLR Limited (10)                      195,000                  0      195,000                 0            0                 0
Ajaib Limited (11)                      5,000                  0        5,000                 0            0                 0
Gion Limited (12)                      50,000                  0       50,000                 0            0                 0
Maraline International Ltd            150,000                  0      150,000                 0            0                 0
(13)

                                      NUMBER OF SHARES BENEFICIALLY                                      NUMBER OF SHARES
                                                OWNED                      NUMBER OF SHARES              BENEFICIALLY OWNED
                                           BEFORE OFFERING                   BEING OFFERED               AFTER OFFERING (1)
                                        ------------------------        -----------------------        -----------------------
Name of                                                Options &                      Options &                        Percent
Beneficial Owner                        Total           Warrants        Total          Warrants        Total          of Class
----------------                        -----           --------        -----          --------        -----          --------
Vertigo Trading Inc. (14)             100,000                  0       100,000                 0               0               0
Isaac Yeffet (15)                     500,000            500,000     1,000,000         1,000,000               0               0
Primoris Group Inc. (16)              400,000            400,000       400,000           400,000               0               0
Wolfe Axelrod Weinberger
Associates LLC (17)                   250,000            250,000       250,000           250,000               0               0
Vertical Ventures
Investments, LLC (18)                  93,853             74,075        93,853            74,075               0               0
North Bar Capital Inc. (19)             7,497              7,408         7,497             7,408               0               0
Michael Kirsh                           5,993              3,704         5,993             3,704               0               0
John Zanotti                           24,512              3,704        24,512             3,704               0               0
Tomer Vardi                            24,512              3,704        24,512             3,704               0               0
1530403 Ontario Inc. (20)              34,897             26,630        34,897            26,630               0               0
1513549 Ontario Ltd. (21)              35,919             22,200        35,919            22,200               0               0
Brian Gruson                           25,700             20,000        25,700            20,000               0               0
Starfield International S.A (22)      198,536             30,000       198,536            30,000               0               0
Perry Wolfman                          37,613             29,630        37,613            29,630               0               0
Nathan Alsheh                          39,672              6,000        39,672             6,000               0               0
Nardo Zaias, IRA-SEP                   18,825              3,000        18,825             3,000               0               0
Hilda & Manuel Zaiac                   13,256              2,000        13,256             2,000               0               0
Albert V. & Jennifer H. Skiba          24,483              3,704        24,483             3,704               0               0
William G. and Phyllis
Salatich                               10,573              1,600        10,573             1,600               0               0
Daniel A. Haigh                        98,046             14,815        98,046            14,815               0               0
John S. Haigh & Janette T.
Blainey                                24,512              3,704        24,512             3,704               0               0
Jeff Berwick                           1,1986              7,408        11,986             7,408               0               0
Jeff Hermanson                          4,737              3,704         4,737             3,704               0               0
Jason T. Adelman                       71,250             71,250        20,417            20,417          50,833               *
Sherbrooke Partners LLC (23)          186,000            186,000        80,000            80,000         106,000               *
Scott Weisman                           7,770              7,770         7,770             7,770               0               0
Robert Nathan                          24,000             24,000        24,000            24,000               0               0
Steven Markovich                       10,000             10,000        10,000            10,000               0               0
Shaun Corrales                         40,000             40,000        40,000            40,000               0               0
Robert W. Bellano                      40,000             40,000        40,000            40,000               0               0
Dr. Bogdan C. Maglich              10,768,672  (24)    2,898,728     1,000,000                 0       9,768,672           31.4%
David R. Baker                        519,967  (25)      165,000        44,705                 0         475,262            1.5%
Eric Singer                            15,625             15,625        10,417            10,417           5,208               *
Matthew Balk                           43,125             43,125        38,750            38,750           4,375               *
Bullbear Capital Partners,
LLC (26)                              840,000            168,000       840,000           168,000               0               0
Nicholas J. Yocca                     323,063  (27)       31,015       323,063  (27)      31,015               0               0
Mark Yocca                            267,237  (27)       18,667       267,237  (27)      18,667               0               0
Ryan Patch                            173,903  (27)            0       173,903  (27)           0               0               0


                                      NUMBER OF SHARES BENEFICIALLY                                      NUMBER OF SHARES
                                                OWNED                      NUMBER OF SHARES              BENEFICIALLY OWNED
                                           BEFORE OFFERING                   BEING OFFERED               AFTER OFFERING (1)
                                        ------------------------        -----------------------        -----------------------
Name of                                                Options &                      Options &                        Percent
Beneficial Owner                        Total           Warrants        Total          Warrants        Total          of Class
----------------                        -----           --------        -----          --------        -----          --------
Paul Kim                               62,222             12,444        62,222              12,444             0               0
Central Answering Service,             62,222             12,444        62,222              12,444             0               0
Inc. (28)
Dunwoody Brokerage Services,          123,200            123,200       123,200             123,200             0               0
Inc. (29)
Platinum Partners Value               993,066            246,400       993,066             246,400             0               0
Arbitrage Fund LP. (30)
Danny M. Beadle                        21,587              5,357        21,587               5,357             0               0
Patrick Bevilacqua                     43,178             10,713        43,178              10,713             0               0
SBI-USA LLC (31)                      102,564             25,641       102,564              25,641             0               0


* Less than 1.00%.

(1)   Assumes all shares being offered by all beneficial owners are sold.

(2) Robert J. Neborsky as Trustee holds power to vote or dispose of the securities beneficially owned by the Robert J. Neborsky, M.C., Inc. Combined Retirement Trust.

(3) Power to vote or dispose of the securities beneficially owned by the David Wiener Revocable Trust - 96 is held by David Wiener as Trustee.

(4) Power to vote or dispose of the securities beneficially owned by Mark Capital LLC is held by Evan Levine as Managing Member.

(5) Power to vote or dispose of the securities beneficially owned by Karma Kapital LLC is held by Satanay Koushbay an officer.

(6) Eugene Seymour, M.D., as Trustee, holds power to vote or dispose of the securities beneficially owned by Global Medicine, Inc..

(7) Power to vote or dispose of the securities beneficially owned by 1057111 Ontario Ltd. is held by Leonard P. Latchman as President.

(8) Power to vote or dispose of the securities beneficially owned by Richard Bertea Separate Property Trust is held by Richard Bertea as Trustee.

(9) Power to vote or dispose of the securities beneficially owned by The Ed W. Hennings Revocable Trust is held by Ed W. Hennings as Trustee.

(10) Power to vote or dispose of the securities beneficially owned by SLR Limited is held by Derek Ryan as a director.

(11) Power to vote or dispose of the securities beneficially owned by Ajaib Limited is held by Derek Ryan as a director.

(12) Power to vote or dispose of the securities beneficially owned by Gion Limited is held by Derek Ryan as a director.

(13) Power to vote or dispose of the securities beneficially owned by Maraline International Ltd. is held by Derek Ryan as a director.

(14) Power to vote or dispose of the securities beneficially owned by Vertigo Trading Inc. is held by A.W. Boggs as President.

(15) Mr. Yeffet's holdings represent 500,000 shares underlying stock options that have vested, and an additional 500,000 shares underlying stock options that have not vested and are disputed.

(16) Power to vote or dispose of the securities beneficially owned by Primoris Group Inc. is held by Joe Carusone as President.

(17) Power to vote or dispose of the securities beneficially owned by Wolfe Axelrod Weinberger Associates LLC is held by Donald C. Weinberger as Managing Partner.

(18) Joshua Silverman, as a manager, holds power to vote or dispose of the securities beneficially owned by Vertical Ventures Investments, LLC.

(19) Power to vote or dispose of the securities beneficially owned by North Bar Capital Inc. is held by Jared Shaw as Vice President.

(20) Power to vote or dispose of the securities beneficially owned by 1530403 Ontario Inc. is held by Julie Eisenstat as Secretary.

(21) Power to vote or dispose of the securities beneficially owned by 1513549 Ontario Ltd. is held by Mark Silver as President.

(22) Power to vote or dispose of the securities beneficially owned by Starfield International S.A. is held by Martin Christen as a director.

(23) Power to vote or dispose of the securities beneficially owned by Sherbrooke Partners LLC is held by Matthew Balk.

(24) Includes 1,857,686 shares owned directly by Dr. Maglich, 1,236,735 shares owned by Advanced Projects Group, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, 3,295,601 shares owned by Maglich Family Holdings, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, and 1,480,000 shares owned by Maglich Innovations Fund Inc., a Delaware corporation, of which Dr. Maglich is sole director, officer and direct or indirect stockholder. Dr. Maglich disclaims beneficial ownership of the stock held by Maglich Family Holdings, Inc. and Advanced Projects Group, Inc. beyond his pecuniary interest. Also includes 2,898,728 shares of common stock issuable upon the exercise of currently exercisable stock options.


(25) Includes 257,012 shares of common stock owned directly by Mr. Baker, 60,710 shares of common stock owned in common by the former members of BJW Investments, LLC, an Alabama limited liability company, of which Mr. Baker was a member, 152,245 of the shares owned by Advanced Projects Group, a Delaware corporation, attributable to Mr. Baker as a stockholder, and 50,000 shares of common stock underlying options granted to Mr. Baker for his service as a director of the Company.


(26) Power to vote or dispose of the securities beneficially owned by BullBear Capital Partners, LLC is held by Brian Corday and Jeffrey Herman.


(27)  Includes 173,903 shares underlying convertible notes.


(28) Power to vote or dispose of the securities beneficially owned by Central Answering Service, Inc. is held by John Yocca.

(29) Power to vote or dispose of the securities beneficially owned by Dunwoody Brokerage Services, Inc. is held by Robert L. Hopkins, President, and Dwight B. Brennan, Executive Vice President.

(30) Power to vote or dispose of the securities beneficially owned by Platinum Partners Value Arbitrage Fund LP is held by Mark Nordicht, Managing Member of its general partner.

(31) Power to vote or dispose of the securities beneficially owned by SBI-USA LLC is held by Shelly Singhal and John Wang as partners. SBI-USA LLC is obligated to purchase the shares and warrants listed herein pursuant to a subscription agreement with the Company.

                                CHANGE IN CONTROL

There are no arrangements known to us the operation of which may result in a change of control of HiEnergy Technologies.

                   RELATIONSHIPS WITH SELLING SECURITY HOLDERS

Bogdan C. Maglich is our principal stockholder, Chairman, Chief Executive Officer, Treasurer and Chief Scientific Officer. David R. Baker is a member of our Board of Directors and has provided legal services to us prior to becoming a director. Nicholas J. Yocca, Mark Yocca, Ryan Patch and Paul Kim are each attorneys associated with our current corporate counsel Yocca Patch & Yocca, LLP.

Isaac Yeffet is the sole principal of Yeffet Security Consultant, Inc., which has been a consultant to the Company. Primoris Group previously provided investor relations services to the Company. SBI-USA LLC has provided investment banking services to the Company.

We entered into a Consulting Agreement with Yeffet Security Consultants, Inc. on July 1, 2002 pursuant to which Mr. Yeffet provided consulting services and was compensated $20,000 per month, payable bi-monthly, plus 5% commission of any gross revenues that he brought in, paid quarterly. Mr. Yeffet also was granted an option to buy up to 1,000,000 shares of our common stock, 500,000 of which vested on July 1, 2002 and 500,000 of which were to vest over the term of the Agreement, ending July 1, 2004. We terminated our agreement with Mr. Yeffet in October 2003, at which time his option had vested with respect to 500,000 shares.

Jason Adelman, Sherbrooke Partners LLC, Scott Weisman, Robert Nathan, Steven Markovich, Eric Singer and Matthew Balk are each affiliates or former affiliates of H.C. Wainwright & Co., Inc., which is a broker-dealer that has provided financing services to the Company.

                              PLAN OF DISTRIBUTION

The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock trading facility on which the shares are traded or in private transactions. Their sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

      o     ordinary brokerage transactions;

      o     transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

      o     privately negotiated transactions;

      o short sales, which are contracts for the sale of shares of stock that the seller does not own, or for which certificates are not within the seller's control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

      o broker-dealers may agree to sell a specified number of shares at a stipulated price per share;

      o     a combination of any of these methods of sale; or

      o     any other method permitted by applicable law.

The sale price to the public may be at or near:

      o     the market price prevailing at the time of sale;

      o     a price related to the prevailing market price;

      o     negotiated prices; or

      o     a price the selling security holder determines from time to time.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have reserved the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time or to violate any law.

The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of HiEnergy Technologies or derivatives of HiEnergy Technologies securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Alternatively, the selling security holders may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge no selling security holder has entered into any agreement with a prospective underwriter. We cannot assure you as to whether we will enter into any such agreement. If a selling security holder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a revised prospectus.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will also be subject to the applicable provisions of the Securities Act and state securities laws. The provisions of the Securities Act require the seller to deliver of a copy of this prospectus to all offerees or purchasers of shares, and the securities laws of some states require the selling security holders to sell shares only through a registered broker-dealer and/or to sell only to purchasers that satisfy certain investor suitability standards established by the state.

This prospectus does not cover the sale or other transfer of derivative securities held by the selling security holders or the issuance of shares of common stock to the holders of those derivative securities upon conversion or exercise of those derivative securities. If a selling security holder transfers its derivative securities prior to conversion or exercise, the transferee of those derivative securities may not sell the shares of common stock issuable upon conversion or exercise of those of derivative securities under the terms of this prospectus unless we amend or revise this prospectus to cover such sales.

For the period a holder holds our derivative securities, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion or exercise of those derivative securities. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of the derivative securities are most likely to voluntarily convert or exercise those derivative securities when such securities are about to expire and only if the conversion price or exercise price is less than the market price for our common stock.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, which may be issued from time to time by the Board of Directors in one or more series. As of the date of this prospectus, we had 31,279,853 shares of common stock outstanding and no shares of preferred stock outstanding. The following is a summary description of our capital stock.

                                  COMMON STOCK

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

The common stock is not entitled to preemptive rights and may not be redeemed or converted. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to undistributed assets.

Because the holders of shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the directors.

Under our certificate of incorporation, only the board of directors has the power to call a special meeting of the stockholders, which limits the ability of stockholders to effect a change in control of the company by changing the composition of its board.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

                                 PREFERRED STOCK

Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may declare, fix, determine or alter the voting rights, redemption provisions, dividend rights, dividend rates, exchange rights, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could materially adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock or any other controlling interest in us.

Preferred stock can be used as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares with rights that may trump those of its common stock or of acquirors of a certain percentage thereof. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent potential or actual common stockholders from initiating a change in control of the Company, to discourage takeover attempts that may offer premiums to holders of the Company's common stock, or to reduce the rights of or amounts available to common stockholders.

                      SERIES A CONVERTIBLE PREFERRED STOCK

There has been a series of preferred stock designated "Series A Convertible Preferred Stock," none of which remains outstanding. Such series has been formally eliminated. The Certificate of Elimination filing date was August, 2003.

                          TRANSFER AGENT AND REGISTRAR


American Stock Transfer & Trust Co., Inc. is the transfer agent and registrar for our common stock. American Stock Transfer's telephone number is (800) 937-5449.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

The dismissal of Manning Elliott, Chartered Accountants, and the hiring of Singer Lewak Greenbaum & Goldstein LLP by the board of directors was previously reported in a report on Form 8-K, as amended, dated April 25, 2002 and filed on May 10, 2002.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Neither Singer Lewak Greenbaum & Goldstein, LLP nor Yocca Patch & Yocca, LLP has been employed on a contingent basis in connection with the registration or offering of our common stock.

                                     EXPERTS

The consolidated financial statements of HiEnergy Technologies and Subsidiaries as of and for the years ended April 30, 2003 and 2002 included in this prospectus and in the registration statements of which this prospectus is a part have been audited by Singer Lewak Greenbaum & Goldstein, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, which report contains an explanatory paragraph regarding HiEnergy Technologies' ability to continue as a going concern, and appears in this prospectus in reliance upon the report given upon the authority of Singer Lewak Greenbaum & Goldstein, LLP as experts in auditing and accounting.

                                  LEGAL MATTERS


The counsel issuing the opinion on the validity of the shares, which is attached to the registration statement of which this prospectus is a part, is Yocca Patch & Yocca, LLP. This opinion is limited strictly to the terms thereof and does not regard any other fact or statement herein. The firm has agreed to receive its fees for rendering such opinion and all its work in the form of our promissory notes, bearing interest at the rate of ten percent (10%) per annum, convertible at the firm's election into our common stock, at a conversion price of $1.00 per share of common stock. The due date for these notes has been extended to January 15, 2004. On May 5, 2003, we granted 45,000 shares to the firm, over and above their fees, as a bonus for their efficiency and timeliness of services in conjunction with the exchange of the Series A Preferred Stockholders which took place on May 16, 2003. In June 2003, we issued 300,000 shares of common stock to the firm as payment for $100,000 of services in June 2003. As of the date of this prospectus, the principal amount of notes aggregated $510,916 and they were convertible into an aggregate of 521,710 shares of our common stock. In August 2003, we issued 265,700 shares and 55,556 warrants at $0.60 and 14,348 warrants at $0.75 to affiliates of the firm for $130,000 in cash invested in us, and in November 2003, we issued 35,212 shares and 8,803 warrants at $1.00 to affiliates of the firm for $25,000 in cash invested in us. Affiliates of the firm are selling security holders to the extent of these shares and of the 521,710 shares issuable under the notes, plus any shares issued as payment of future fees after the date of this prospectus, plus the effect of adjustments, allowances or discounts.


                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is incorporated by reference as an exhibit to the registration statement and filed by us with the Securities and Exchange Commission. For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its matching exhibits and schedules.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such filings, including the registration statement and its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's website address is http://www.sec.gov.

Our website address is http://www.hienergyinc.com. You should not consider the information on our website either to be a part of or to be incorporated by reference into this prospectus or the registration statement that includes it.

ITEM 7.  FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
INDEPENDENT AUDITOR'S REPORT                                                F-2

     CONSOLIDATED FINANCIAL STATEMENTS
     Consolidated Balance Sheet                                             F-3
     Consolidated Statements of Operations                                  F-4
     Consolidated Statements of Shareholders' Equity (Deficit)        F-5 - F-6
     Consolidated Statements of Cash Flows                            F-7 - F-8
     Notes to Consolidated Financial Statements                       F-9 - F-32

                         INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
HiEnergy Technologies, Inc. and subsidiaries

We  have  audited  the  accompanying  consolidated  balance  sheet  of  HiEnergy
Technologies, Inc. and subsidiaries (development stage companies) as of April 30, 2003, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the two years in the period ended April 30, 2003, and the period from August 21, 1995 (inception) to April 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HiEnergy Technologies, Inc. and subsidiaries as of April 30, 2003, and the results of their operations and their cash flows for each of the two years in the period ended April 30, 2003, and the period from August 21, 1995 (inception) to April 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, during the year ended April 30, 2003, the Company incurred a net loss of $5,411,265, and it had negative cash flows from operations of $2,966,997. In addition, the Company had an accumulated deficit of $8,981,620 and was in the development stage as of April 30, 2003. These factors, among others, as discussed in Note 3 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 10 to the consolidated financial statements the Company is subject to significant unresolved contingencies. In addition, as discussed in Notes 7 to the consolidated financial statements, the Company is in default on a $40,000 note payable - related party due November 1997.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 8, 2003 (except for Note 2
as to which the date is December 19, 2003)


                                                       HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                         CONSOLIDATED BALANCE SHEET
                                                                                     APRIL 30, 2003
---------------------------------------------------------------------------------------------------

                                     ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                                         $    35,774
     Restricted cash                                                                        71,234
     Accounts receivable                                                                    34,583
     Subscriptions receivable                                                              443,482
     Other current assets                                                                  427,650
                                                                                       -----------

         Total current assets                                                            1,012,723

PROPERTY AND EQUIPMENT, net                                                                504,424
OTHER ASSETS                                                                               295,948
                                                                                       -----------

            TOTAL ASSETS                                                               $ 1,813,095
                                                                                       ===========

                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                                  $   670,895
     Accrued expenses                                                                        1,600
     Accrued payroll and payroll taxes                                                      28,525
     Accrued interest                                                                       35,288
     Notes payable - related parties                                                        85,000
     Convertible notes payable - related parties                                            57,117
                                                                                       -----------

         Total current liabilities                                                         878,425
                                                                                       -----------

MINORITY INTEREST IN SUBSIDIARY, 20,540 shares issued and outstanding                       18,923
                                                                                       -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
     Series A convertible, redeemable preferred stock 8% dividends, voting rights, liquidation preference $10,000 per share, 345 shares authorized
         95.82 shares issued and outstanding                                                     1
     Common stock, $0.001 par value
         100,000,000 shares authorized
         25,525,882 shares issued and outstanding                                           25,525
     Additional paid-in capital                                                          9,837,436
     Committed common stock, 76,937 outstanding                                             34,404
     Deficit accumulated during the development stage                                   (8,981,620)
                                                                                       -----------

            Total shareholders' equity                                                     915,747
                                                                                       -----------

                 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $ 1,813,095
                                                                                       ===========

   The accompanying notes are an integral part of these financial statements.

                                                           HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                                          (DEVELOPMENT STAGE COMPANIES)
                                                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR THE YEARS ENDED APRIL 30, 2003 AND 2002 AND FOR THE PERIOD FROM AUGUST 21,
                                                                     1995 (INCEPTION) TO APRIL 30, 2003
-------------------------------------------------------------------------------------------------------



                                                                                           For the
                                                                                          Period from
                                                                                           August 21,
                                                        For the Year Ended                   1995
                                                             April 30,                  (Inception) to
                                                 --------------------------------          April 30,
                                                     2003               2002                 2003
                                                 ------------        ------------        ------------
OPERATING EXPENSES
     General and administration                  $  4,488,175        $    967,092        $  5,909,064
     Research and development                         695,042             410,018           1,957,679
                                                 ------------        ------------        ------------

         Total operating expenses                   5,183,217           1,377,110           7,866,743

LOSS FROM OPERATIONS                               (5,183,217)         (1,377,110)         (7,866,743)
                                                 ------------        ------------        ------------

OTHER INCOME (EXPENSE)
     Interest income                                    7,886                  --               7,886
     Interest expense                                 (10,855)            (10,486)            (40,910)
     Financing expense                               (223,710)                 --            (223,710)
     Other income                                         231                  --                 231
                                                 ------------        ------------        ------------

         Total other expense                         (226,448)            (10,486)           (256,503)
                                                 ------------        ------------        ------------

LOSS BEFORE PROVISION FOR INCOME
     TAXES                                         (5,409,665)         (1,387,596)         (8,123,246)

PROVISION FOR INCOME TAXES                              1,600               1,934              12,583
                                                 ------------        ------------        ------------

NET LOSS                                           (5,411,265)         (1,389,530)         (8,135,829)

BENEFICIAL CONVERSION FEATURE
     GRANTED ON PREFERRED STOCK                      (767,431)                 --            (767,431)

PREFERRED STOCK DIVIDENDS                             (78,360)                 --             (78,360)
                                                 ------------        ------------        ------------
NET LOSS AVAILABLE TO COMMON
     SHAREHOLDERS                                $ (6,257,056)       $ (1,389,530)       $ (8,981,620)
                                                 ============        ============        ============

BASIC AND DILUTED LOSS PER SHARE
     Net loss per share                          $      (0.23)       $      (0.08)
     Beneficial conversion feature granted
         on preferred stock per share                   (0.03)                 --
     Preferred stock dividends per share                (0.01)                 --
                                                 ------------        ------------

BASIC AND DILUTED LOSS AVAILABLE TO
     COMMON SHAREHOLDERS PER SHARE               $      (0.27)       $      (0.08)
                                                 ============        ============

BASIC AND DILUTED WEIGHTED-AVERAGE
     COMMON SHARES OUTSTANDING                     23,386,403          17,783,760
                                                 ============        ============

   The accompanying notes are an integral part of these financial statements.

                                                                                        HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                                                                       (DEVELOPMENT STAGE COMPANIES)
                                                                           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                                   FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO APRIL 30, 2003
------------------------------------------------------------------------------------------------------------------------------------

                                                                              Series A Convertible,
                                                                 Price per  Redeemable Preferred Stock          Common Stock
                                                                  Equity    --------------------------   ---------------------------
                                                     Date          Unit         Shares       Amount         Shares         Amount
                                                  ----------   -----------    ----------   -----------   -----------     -----------
BALANCE, AUGUST 21, 1995 (INCEPTION)                                                  --   $        --            --     $        --
RECAPITALIZATION UPON REVERSE TAKEOVER                                                                     6,470,000           6,470
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED        (1)       $      0.01                                  734,771             735
NET LOSS
                                                                              ----------   -----------   -----------     -----------

BALANCE, APRIL 30, 1996                                                               --            --     7,204,771           7,205
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED        (2)       $      0.01                                    3,219               3
NET LOSS
                                                                              ----------   -----------   -----------     -----------

BALANCE, APRIL 30, 1997                                                               --            --     7,207,990           7,208

ISSUANCE OF COMMON STOCK FOR CASH                  03/23/98     $      0.05                                   45,603              46
ISSUANCE OF COMMON STOCK FOR CASH                  03/25/98     $      0.11                                    4,470               4
ISSUANCE OF COMMON STOCK FOR CASH                     (3)       $      0.14                                  111,771             112
ISSUANCE OF COMMON STOCK FOR CASH                  10/14/97     $      0.22                                   89,417              89
ISSUANCE OF COMMON STOCK FOR CASH                     (3)       $      0.28                                  293,466             293
ISSUANCE OF COMMON STOCK FOR CASH                  09/04/97     $      0.35                                    8,942               9
ISSUANCE OF COMMON STOCK FOR CASH                  12/17/97     $      0.49                                   42,920              43
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED        (3)       $      0.01                                1,451,928           1,452
NET LOSS
                                                                              ----------   -----------   -----------     -----------

BALANCE, APRIL 30, 1998                                                               --            --     9,256,507           9,257

ISSUANCE OF COMMON STOCK FOR CASH                     (4)       $      0.28                                  116,241             116
ISSUANCE OF COMMON STOCK FOR CASH                  10/01/98     $      0.36                                   13,815              14
ISSUANCE OF COMMON STOCK FOR CASH                  01/15/99     $      0.38                                    9,389               9
ISSUANCE OF COMMON STOCK FOR CASH                  10/30/98     $      0.56                                   13,413              13
ISSUANCE OF COMMON STOCK FOR CASH                  03/17/99     $      0.57                                   17,883              18
ISSUANCE OF COMMON STOCK FOR CASH                  01/08/99     $      0.72                                   44,708              45
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98     $      0.75                                    3,353               3
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98     $      0.78                                    8,942               9
ISSUANCE OF COMMON STOCK FOR CASH                  11/24/98     $      0.89                                   11,177              11
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98     $      0.93                                    2,683               3
ISSUANCE OF COMMON STOCK FOR CASH                  01/15/99     $      1.41                                    4,471               4
ISSUANCE OF COMMON STOCK FOR CASH                  05/05/98     $      1.64                                   17,883              18
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98     $      2.80                                      894               1
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED        (4)       $      0.02                                2,167,620           2,168
NET LOSS
                                                                              ----------   -----------   -----------     -----------

BALANCE, APRIL 30, 1999                                                               --            --    11,688,979          11,689

ISSUANCE OF COMMON STOCK FOR CASH                  06/28/99     $      0.02                                    4,471               4
ISSUANCE OF COMMON STOCK FOR CASH                  05/03/99     $      0.10                                   35,767              36
ISSUANCE OF COMMON STOCK FOR CASH                  07/14/99     $      0.28                                   44,708              45
ISSUANCE OF COMMON STOCK FOR CASH                  11/30/99     $      0.39                                   53,650              54
ISSUANCE OF COMMON STOCK FOR CASH                  07/12/99     $      0.52                                    2,861               3
ISSUANCE OF COMMON STOCK FOR CASH                     (5)       $      0.56                                  232,484             232
ISSUANCE OF COMMON STOCK FOR CASH                  04/03/00     $      0.72                                    2,794               3
ISSUANCE OF COMMON STOCK FOR CASH                  04/03/00     $      0.89                                    8,383               8
ISSUANCE OF COMMON STOCK FOR CASH                     (5)       $      0.46                                  253,430             253
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED        (5)       $      0.04                                1,914,570           1,915
NET LOSS
                                                                              ----------   -----------   -----------     -----------

BALANCE, APRIL 30, 2000                                                               --            --    14,242,097          14,242

ISSUANCE OF COMMON STOCK FOR CASH                  09/28/00     $      0.24                                   21,214              21
ISSUANCE OF COMMON STOCK FOR CASH                     (6)       $      0.24                                  444,223             444
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED        (6)       $      0.10                                  371,035             371
NET LOSS
                                                                              ----------   -----------   -----------     -----------

BALANCE, APRIL 30, 2001                                                               --            --    15,078,569          15,078

ISSUANCE OF COMMON STOCK FOR CASH                     (7)       $      0.22                                  517,723             518
ISSUANCE OF COMMON STOCK FOR CASH                  03/13/02     $      0.24                                   10,283              10
ISSUANCE OF COMMON STOCK FOR CASH                     (7)       $      0.45                                   44,708              45
ISSUANCE OF COMMON STOCK FOR CASH                  07/31/01     $      1.12                                    8,942               9
ISSUANCE OF COMMON STOCK FOR CASH                     (7)       $      0.26                                  130,415             130
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED        (7)       $      0.05                                5,059,560           5,060
ISSUANCE OF COMMON STOCK IN PRIVATE
    PLACEMENT FOR CASH                             04/30/02     $      1.00                                1,225,000           1,225
NET LOSS
                                                                              ----------   -----------   -----------     -----------

BALANCE, APRIL 30, 2002                                                               --            --    22,075,200          22,075
ISSUANCE OF PREFERRED STOCK
    IN PRIVATE PLACEMENT FOR CASH                  10/31/02     $  8,173.18        97.93             1
ISSUANCE OF COMMON STOCK
    FOR SUBSCRIPTIONS RECEIVABLE                   04/30/03     $      0.32                                  700,000             700
ISSUANCE OF COMMON STOCK
    FOR SUBSCRIPTIONS RECEIVABLE                   04/30/03     $      0.33                                  700,000             700
ISSUANCE OF COMMON STOCK
    FOR SUBSCRIPTIONS RECEIVABLE                   04/30/03     $      0.40                                   10,000              10
ISSUANCE OF COMMON STOCK
    IN PRIVATE PLACEMENT FOR CASH                  10/07/02     $      1.26                                1,849,934           1,850
OFFERING COSTS
ISSUANCE OF COMMON STOCK
    ON CASHLESS CONVERSION
    OF THE SERIES A PREFERRED
    STOCK                                          01/27/03                        (2.11)                     18,336     $        18
ISSUANCE OF COMMON STOCK
    IN CASHLESS EXERCISE OF
    WARRANTS                                       01/02/03                                                   33,909              34
ISSUANCE OF COMMON STOCK
    AND COMMON STOCK
    COMMITTED AS A BONUS                              (8)       $      1.35                                   11,178              11
ISSUANCE OF COMMON STOCK
    AND COMMON STOCK
    COMMITTED FOR SERVICES
    RENDERED                                       04/21/03     $      0.65                                   21,277              21
DIVIDENDS ON PREFERRED STOCK                       10/31/02                                                   68,150              68
BENEFICIAL CONVERSION FEATURE
    GRANTED IN CONNECTION WITH
    ISSUANCE OF PREFERRED
    STOCK                                          10/31/02
CONVERSION OF CONVERTIBLE
    NOTES PAYABLE - RELATED
    PARTIES INTO COMMON STOCK                      07/18/02     $      1.00                                   37,898              38
FINANCING EXPENSE IN CONNECTION WITH
    ISSUANCE OF WARRANTS                           05/31/02     $      1.49
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         07/12/02     $      1.52
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         08/01/02     $      0.47
STOCK OPTIONS ISSUED AS COMPENSATION               02/11/03     $      0.13
STOCK OPTIONS ISSUED AS COMPENSATION               09/25/02     $      1.10
STOCK OPTIONS ISSUED IN EXCHANGE FOR
    SETTLEMENT OF ACCOUNTS PAYABLE                 09/25/02     $      1.10
STOCK OPTIONS ISSUED IN EXCHANGE FOR
    SETTLEMENT OF ACCOUNTS PAYABLE                 12/19/02     $      0.55
WARRANTS ISSUED FOR SERVICES RENDERED              05/01/02     $      0.65
WARRANTS ISSUED FOR SERVICES RENDERED              02/17/03     $      1.63
WARRANTS ISSUED FOR SERVICES RENDERED              04/28/03     $      0.37
WARRANTS ISSUED FOR TERMINATION OF CONTRACT        12/09/02     $      1.56
AMORTIZATION OF DEFERRED COMPENSATION
REVERSAL OF DEFERRED COMPENSATION
EXERCISE OF STOCK OPTIONS IN SUBSIDIARY
NET LOSS
                                                                              ----------   -----------   -----------     -----------

BALANCE, APRIL 30, 2003                                                            95.82   $         1    25,525,882     $    25,525
                                                                              ==========   ===========   ===========     ===========

(1) Multiple transactions valued at the per share price in the year ended April 30, 1996

(2) Multiple transactions valued at the per share price in the year ended April 30, 1997

(3) Multiple transactions valued at the per share price in the year ended April 30, 1998

(4) Multiple transactions valued at the per share price in the year ended April 30, 1999

(5) Multiple transactions valued at the per share price in the year ended April 30, 2000

(6) Multiple transactions valued at the per share price in the year ended April 30, 2001

(7) Multiple transactions valued at the per share price in the year ended April 30, 2002

(8) Multiple transactions valued at the per share price in the year ended April 30, 2003


   The accompanying notes are an integral part of these financial statements.


                                                                                        HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                                                                       (DEVELOPMENT STAGE COMPANIES)
                                                                           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                                   FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO APRIL 30, 2003
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                            Deficit
                                                                                                          Accumulated
                                                              Additional      Committed                    during the
                                                               Paid-in        Common        Deferred      Development
                                                   Date        Capital         Stock      Compensation       Stage          Total
                                                ----------   -----------    -----------    -----------    -----------    ----------
BALANCE, AUGUST 21, 1995 (INCEPTION)                         $        --    $        --    $        --    $        --    $       --
RECAPITALIZATION UPON REVERSE TAKEOVER                            (6,456)                                                        14
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED      (1)            7,495                                                      8,230
NET LOSS                                                                                                      (39,387)      (39,387)
                                                             -----------    -----------    -----------    -----------    ----------

BALANCE, APRIL 30, 1996                                            1,039             --             --        (39,387)      (31,143)
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED      (2)               33                                                         36
NET LOSS                                                                                                     (110,004)     (110,004)
                                                             -----------    -----------    -----------    -----------    ----------

BALANCE, APRIL 30, 1997                                            1,072             --             --       (149,391)     (141,111)

ISSUANCE OF COMMON STOCK FOR CASH                03/23/98          2,206                                                      2,252
ISSUANCE OF COMMON STOCK FOR CASH                03/25/98            496                                                        500
ISSUANCE OF COMMON STOCK FOR CASH                   (3)           15,513                                                     15,625
ISSUANCE OF COMMON STOCK FOR CASH                10/14/97         19,911                                                     20,000
ISSUANCE OF COMMON STOCK FOR CASH                   (3)           81,757                                                     82,050
ISSUANCE OF COMMON STOCK FOR CASH                09/04/97          3,115                                                      3,124
ISSUANCE OF COMMON STOCK FOR CASH                12/17/97         20,957                                                     21,000
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED      (3)           15,598                                                     17,050
NET LOSS                                                                                                     (293,019)     (293,019)
                                                             -----------    -----------    -----------    -----------    ----------

BALANCE, APRIL 30, 1998                                          160,625             --             --       (442,410)     (272,528)

ISSUANCE OF COMMON STOCK FOR CASH                   (4)           32,364                                                     32,480
ISSUANCE OF COMMON STOCK FOR CASH                10/01/98          4,986                                                      5,000
ISSUANCE OF COMMON STOCK FOR CASH                01/15/99          3,591                                                      3,600
ISSUANCE OF COMMON STOCK FOR CASH                10/30/98          7,487                                                      7,500
ISSUANCE OF COMMON STOCK FOR CASH                03/17/99         10,182                                                     10,200
ISSUANCE OF COMMON STOCK FOR CASH                01/08/99         32,355                                                     32,400
ISSUANCE OF COMMON STOCK FOR CASH                12/02/98          2,497                                                      2,500
ISSUANCE OF COMMON STOCK FOR CASH                12/02/98          6,991                                                      7,000
ISSUANCE OF COMMON STOCK FOR CASH                11/24/98          9,989                                                     10,000
ISSUANCE OF COMMON STOCK FOR CASH                12/02/98          2,497                                                      2,500
ISSUANCE OF COMMON STOCK FOR CASH                01/15/99          6,296                                                      6,300
ISSUANCE OF COMMON STOCK FOR CASH                05/05/98         29,232                                                     29,250
ISSUANCE OF COMMON STOCK FOR CASH                12/02/98          2,499                                                      2,500
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED      (4)           47,591                                                     49,759
NET LOSS                                                                                                     (272,426)     (272,426)
                                                             -----------    -----------    -----------    -----------    ----------

BALANCE, APRIL 30, 1999                                          359,182             --             --       (714,836)     (343,965)

ISSUANCE OF COMMON STOCK FOR CASH                06/28/99             96                                                        100
ISSUANCE OF COMMON STOCK FOR CASH                05/03/99          3,631                                                      3,667
ISSUANCE OF COMMON STOCK FOR CASH                07/14/99         12,455                                                     12,500
ISSUANCE OF COMMON STOCK FOR CASH                11/30/99         20,946                                                     21,000
ISSUANCE OF COMMON STOCK FOR CASH                07/12/99          1,497                                                      1,500
ISSUANCE OF COMMON STOCK FOR CASH                   (5)          129,768                                                    130,000
ISSUANCE OF COMMON STOCK FOR CASH                04/03/00          1,997                                                      2,000
ISSUANCE OF COMMON STOCK FOR CASH                04/03/00          7,492                                                      7,500
ISSUANCE OF COMMON STOCK FOR CASH                   (5)          117,126                                                    117,379
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED      (5)           83,322                                                     85,237
NET LOSS                                                                                                     (332,131)     (332,131)
                                                             -----------    -----------    -----------    -----------    ----------

BALANCE, APRIL 30, 2000                                          737,512             --             --     (1,046,967)     (295,213)

ISSUANCE OF COMMON STOCK FOR CASH                09/28/00          4,979                                                      5,000
ISSUANCE OF COMMON STOCK FOR CASH                   (6)          104,286                                                    104,730
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED      (6)           36,097                                                     36,468
NET LOSS                                                                                                     (288,067)     (288,067)
                                                             -----------    -----------    -----------    -----------    ----------

BALANCE, APRIL 30, 2001                                          882,874             --             --     (1,335,034)     (437,082)

ISSUANCE OF COMMON STOCK FOR CASH                   (7)          115,282                                                    115,800
ISSUANCE OF COMMON STOCK FOR CASH                03/13/02          2,410                                                      2,420
ISSUANCE OF COMMON STOCK FOR CASH                   (7)           19,955                                                     20,000
ISSUANCE OF COMMON STOCK FOR CASH                07/31/01          9,991                                                     10,000
ISSUANCE OF COMMON STOCK FOR CASH                   (7)           33,219                                                     33,349
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED      (7)          227,110                                                    232,170
ISSUANCE OF COMMON STOCK IN PRIVATE
    PLACEMENT FOR CASH                           04/30/02      1,223,775                                                  1,225,000
NET LOSS                                                                                                   (1,389,530)   (1,389,530)
                                                             -----------    -----------    -----------    -----------    ----------

BALANCE, APRIL 30, 2002                                        2,514,615             --             --     (2,724,564)     (187,873)
ISSUANCE OF PREFERRED STOCK
    IN PRIVATE PLACEMENT FOR CASH                10/31/02        800,399                                                    800,400
ISSUANCE OF COMMON STOCK
    FOR SUBSCRIPTIONS RECEIVABLE                 04/30/03        219,800                                                    220,500
ISSUANCE OF COMMON STOCK
    FOR SUBSCRIPTIONS RECEIVABLE                 04/30/03        228,300                                                    229,000
ISSUANCE OF COMMON STOCK
    FOR SUBSCRIPTIONS RECEIVABLE                 04/30/03          3,972                                                      3,982
ISSUANCE OF COMMON STOCK
    IN PRIVATE PLACEMENT FOR CASH                10/07/02      2,320,556                                                  2,322,406
OFFERING COSTS                                                  (196,793)                                                  (196,793)
ISSUANCE OF COMMON STOCK
    ON CASHLESS CONVERSION
    OF THE SERIES A PREFERRED
    STOCK                                        01/27/03            (18)                                                        --
ISSUANCE OF COMMON STOCK
    IN CASHLESS EXERCISE OF
    WARRANTS                                     01/02/03            (34)                                                        --
ISSUANCE OF COMMON STOCK
    AND COMMON STOCK
    COMMITTED AS A BONUS                            (8)           21,339         17,549                                      38,899
ISSUANCE OF COMMON STOCK
    AND COMMON STOCK
    COMMITTED FOR SERVICES
    RENDERED                                     04/21/03         10,288          9,691                                      20,000
DIVIDENDS ON PREFERRED STOCK                     10/31/02         78,292                                      (78,360)           --
BENEFICIAL CONVERSION FEATURE
    GRANTED IN CONNECTION WITH
    ISSUANCE OF PREFERRED
    STOCK                                        10/31/02        767,431                                     (767,431)           --
CONVERSION OF CONVERTIBLE
    NOTES PAYABLE - RELATED
    PARTIES INTO COMMON
    STOCK                                        07/18/02         37,858                                                     37,896
FINANCING EXPENSE IN CONNECTION WITH
    ISSUANCE OF WARRANTS                         05/31/02        223,710                                                    223,710
STOCK OPTIONS ISSUED FOR SERVICES RENDERED       07/12/02        761,007                                                    761,007
STOCK OPTIONS ISSUED FOR SERVICES RENDERED       08/01/02        187,163                                                    187,163
STOCK OPTIONS ISSUED AS COMPENSATION             02/11/03         59,373                                                     59,373
STOCK OPTIONS ISSUED AS COMPENSATION             09/25/02      3,305,542                    (3,305,542)                          --
STOCK OPTIONS ISSUED IN EXCHANGE FOR
    SETTLEMENT OF ACCOUNTS PAYABLE               09/25/02         50,000                                                     50,000
STOCK OPTIONS ISSUED IN EXCHANGE FOR
    SETTLEMENT OF ACCOUNTS PAYABLE               12/19/02         15,000                                                     15,000
WARRANTS ISSUED FOR SERVICES RENDERED            05/01/02        162,792                                                    162,792
WARRANTS ISSUED FOR SERVICES RENDERED            02/17/03        130,712                                                    130,712
WARRANTS ISSUED FOR SERVICES RENDERED            04/28/03         18,284                                                     18,284
WARRANTS ISSUED FOR TERMINATION OF CONTRACT      12/09/02        390,409                                                    390,409
AMORTIZATION OF DEFERRED COMPENSATION                                                        1,032,981                    1,032,981
REVERSAL OF DEFERRED COMPENSATION                             (2,272,561)                    2,272,561                           --
EXERCISE OF STOCK OPTIONS IN SUBSIDIARY                                           7,164                                       7,164
NET LOSS                                                                                                   (5,411,265)   (5,411,265)
                                                             -----------    -----------    -----------    -----------    ----------

BALANCE, APRIL 30, 2003                                      $ 9,837,436    $    34,404    $        --    $(8,981,620)   $  915,747
                                                             ===========    ===========    ===========    ===========    ==========

(1) Multiple transactions valued at the per share price in the year ended April 30, 1996

(2) Multiple transactions valued at the per share price in the year ended April 30, 1997

(3) Multiple transactions valued at the per share price in the year ended April 30, 1998

(4) Multiple transactions valued at the per share price in the year ended April 30, 1999

(5) Multiple transactions valued at the per share price in the year ended April 30, 2000

(6) Multiple transactions valued at the per share price in the year ended April 30, 2001

(7) Multiple transactions valued at the per share price in the year ended April 30, 2002

(8) Multiple transactions valued at the per share price in the year ended April 30, 2003


   The accompanying notes are an integral part of these financial statements.


                                                          HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                                         (DEVELOPMENT STAGE COMPANIES)
                                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED APRIL 30, 2003 AND 2002 AND FOR THE PERIOD FROM AUGUST 21,
                                                                    1995 (INCEPTION) TO APRIL 30, 2003
------------------------------------------------------------------------------------------------------

                                                                                           For the
                                                                                         Period from
                                                                                          August 21,
                                                          For the Year Ended                 1995
                                                              April 30,                 (Inception) to
                                                   -----------------------------           April 30,
                                                      2003                2002               2003
                                                   -----------        -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                       $(5,411,265)       $(1,389,530)       $(8,135,829)
    Adjustments to reconcile net loss to
      net cash used in operating activities
        Depreciation                                    91,993              5,469             99,425
        Issuance of common stock as
           compensation expense                             --            232,170            428,950
        Issuance of common stock as
           compensation expense for
           services rendered from minority
           shareholders                                     --              4,000             18,923
        Warrants issued for services
           rendered or to be rendered                  311,788                 --            311,788
        Warrants issued for termination
           of contract                                 390,409                 --            390,409
        Common stock issued and common
           stock committed to an
           employee for a bonus                         38,899                 --             38,899
        Common stock issued and common
           stock committed for services
           rendered                                     20,000                 --             20,000
        Stock options issued for services
           rendered                                    351,762                 --            351,762
        Stock options issued as
           compensation                                 59,373                 --             59,373
        Additional compensation of officer                  --             42,171             42,171
        Amortization of deferred
           compensation                              1,032,981                 --          1,032,981
        Financing expense                              223,710                 --            223,710
        (Increase) decrease in
           Restricted cash                             (71,234)                --            (71,234)
           Accounts receivable                          (5,417)           (29,166)           (34,583)
           Other current assets                        186,258             (7,500)           178,758
           Other assets                               (295,948)                --           (295,948)
        Increase (decrease) in
           Accounts payable                            572,717            185,027            782,614
           Accrued expenses                           (149,967)           119,579              1,616
           Accrued payroll and payroll taxes          (321,475)           175,000             28,525
           Accrued interest                              8,419             10,195             38,186
                                                   -----------        -----------        -----------

Net cash used in operating activities               (2,966,997)          (652,585)        (4,489,504)
                                                   -----------        -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                (481,850)          (118,510)          (603,850)
                                                   -----------        -----------        -----------

Net cash used in investing activities                 (481,850)          (118,510)          (603,850)
                                                   -----------        -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common
      stock in  private placement                    2,322,406          1,225,000          3,547,406
    Offering costs on common stock                    (196,793)                --           (196,793)
    Proceeds from issuance of common
      stock                                                 --            181,569            882,723
    Proceeds from issuance of preferred
      stock                                            979,301                 --            979,301
    Offering costs on preferred stock                 (178,902)                --           (178,902)
    Recapitalization of reverse takeover                    --                 --                 14
    Exercise of stock options in subsidiary              7,164                 --              7,164
    Proceeds from notes payable - related
      parties                                           24,640            443,021            604,146
    Payments on notes payable - related
      parties                                         (546,331)                --           (546,331)
    Proceeds from convertible notes
      payable - related parties                             --              5,400             55,400
    Payments on convertible notes
      payable - related parties                         (5,000)            (9,280)           (25,000)
                                                   -----------        -----------        -----------

Net cash provided by financing activities            2,406,485          1,845,710          5,129,128
                                                   -----------        -----------        -----------

Net increase (decrease) in cash and
    cash equivalents                                (1,042,362)         1,074,615             35,774

CASH AND CASH EQUIVALENTS,
    BEGINNING OF PERIOD                              1,078,136              3,521                 --
                                                   -----------        -----------        -----------

CASH AND CASH EQUIVALENTS,
    END OF PERIOD                                  $    35,774        $ 1,078,136        $    35,774
                                                   ===========        ===========        ===========

SUPPLEMENTAL DISCLOSURES OF CASH
    FLOW INFORMATION

      INTEREST PAID                                $     2,888        $        --        $     2,888
                                                   ===========        ===========        ===========

      INCOME TAXES PAID                            $       800        $     1,934        $    11,783
                                                   ===========        ===========        ===========

   The accompanying notes are an integral part of these financial statements.

SUPPLEMENT SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 37,898, 0, and 37,898 shares, respectively, of common stock for the outstanding principal on convertible notes payable - related parties and accrued interest of $37,896, $0, and $37,896, respectively.

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company converted accounts payable due to consultants of $65,000, $0, and $65,000, respectively, into options to purchase 72,726, 0, and 72,726 shares, respectively, of common stock. Of these options, 45,454 are exercisable at $1 per share, vest over a one-year period, and expire in September 2012. The remaining options are exercisable at $2.24 per share, vest over a one-year period, and expire in December 2012.

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 68,150, 0, and 68,150 shares, respectively, of common stock for $78,360, $0, and $78,360, respectively, of dividends accrued on its Series A convertible, redeemable preferred stock.

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the holders of 2.11, 0, and 2.11 shares, respectively, of the Series A convertible, redeemable preferred stock converted their shares into 18,336, 0, and 18,336 shares, respectively, of common stock totaling $17,246, $0, and $17,246, respectively.

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, warrants to purchase 47,000, 0, and 47,000 shares, respectively, of common stock were exercised via a cashless exercise, whereby the Company issued 33,909, 0, and 33,909 shares, respectively, of common stock.

During the year ended April 30, 2002, the Company recorded a beneficial conversion feature granted in connection with the issuance of the Series A convertible, redeemable preferred stock totaling $767,431.

During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company converted accounts payable due to the Company's legal counsel of $46,717, $0 and $46,717, respectively, into an unsecured convertible promissory note bearing interest at 10%, convertible into common stock at the market price on the date of conversion.


   The accompanying notes are an integral part of these financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

         General

         HiEnergy Technologies, Inc. ("HiEnergy") was incorporated on March 22, 2000 under the laws of the state of Washington. In October 2002, HiEnergy reincorporated under the laws of the state of Delaware. HiEnergy Microdevices, Inc. ("Microdevices"), a subsidiary of HiEnergy, was incorporated on August 21, 1995 in the state of Delaware.

         HiEnergy and its subsidiaries (collectively, the "Company") are development stage companies commercializing a proprietary technology for assembling sensor systems for numerous governmental and commercial applications and markets. The Company's technology has applications in detecting almost every chemical element and compound, such as plastic explosives, Anthrax and cocaine.

         Recapitalization between HiEnergy and Shareholders of Microdevices

         On April 25, 2002, HiEnergy entered into a voluntary share exchange agreement whereby it would exchange 92% of the outstanding shares of common stock of Microdevices for 14,380,200 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of HiEnergy, with Microdevices as the accounting acquirer (reverse takeover), and has been accounted for in a manner similar to a pooling of interests. HiEnergy had minimal assets and liabilities at the date of the reverse takeover and did not have significant operations prior to the reverse takeover. Since HiEnergy was a "public shell" pro forma information is not presented.

NOTE 2 - RECLASSIFICATIONS

         The Company reclassified $71,234 included in cash and cash equivalants to restricted cash as of April 30, 2003. The company also reclassified $295,948 included in short-term prepaid consulting fees which were included in other current assets as of April 30, 2003 to long-term other assets as of the same date to match the contract term to which the consulting fees apply.

         During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company reclassified $144,587, $148,166 and $470,503, respectively of grant income as an offset against research and development costs in accordance with section 3.50 of the Government Contract Audit Guide for Fixed-Price Best-Efforts Cost Sharing Arrangements.

         The Company also made appropriate reclassifications to the Statements of Cash Flows for the year ended April 30, 2003 and the period from August 21, 1995 (inception) to April 30, 2003 to reflect the items mentioned above. The Company also reclassified a convertible note payable-related party from the financing activities section of the statement of cash flows to the operating activities section as the note payable was a non-cash transaction.

         Below is the reclassification effect as of and for the year ended April 30, 2003:

                                                           As Originally    Reclassification          As
                                                             Reported          Adjustment         Reclassified
                                                            -----------        -----------        -----------
           BALANCE SHEET
           Cash and cash equivalents                        $   107,008        $   (71,234)       $    35,774
           Restricted cash                                           --             71,234             71,234
           Total current assets                               1,308,671           (295,948)         1,012,723
           Other assets                                              --           (295,948)          (295,948)
           Total assets                                       1,813,095                 --          1,813,095
           Total current liabilities                            878,425                 --            878,425
           Total liabilities and shareholders' equity       $ 1,813,095        $        --        $ 1,813,095

           STATEMENT OF OPERATIONS
           Contract revenues                                $   144,587        $  (144,587)       $        --
           Research and development                             839,629           (144,587)           695,042
           Total operating expenses                           5,327,804           (144,587)         5,183,217
           Loss from operations                              (5,183,217)                --         (5,183,217)
           Net loss                                          (5,411,265)                --         (5,411,265)

           Net loss available to common shareholders        $(6,257,056)       $        --        $(6,257,056)
           Loss per common  share:
                  Basic and diluted loss per share          $     (0.23)       $        --        $     (0.23)
                  Basic and diluted loss available to
                    common shareholders per share           $     (0.27)       $        --        $     (0.27)

          STATEMENT OF CASH FLOWS
          Restricted cash                                   $        --            (71,234)       $   (71,234)
          Other current assets                                 (109,690)           295,948            186,258
          Other assets                                               --           (295,948)          (295,948)
          Accounts payable                                      526,000             46,717            572,717
          Net cash used in operating activities              (2,942,480)           (24,517)        (2,966,997)
          Proceeds from convertible notes
                 payable - related parties                       51,717            (51,717)                --
          Payments on convertible notes
                 payable - related parties                      (10,000)             5,000             (5,000)
          Net cash provided by financing activities           2,453,202            (46,717)         2,406,485
          Net increase (decrease) in cash
                 and cash equivalents                          (971,128)           (71,234)        (1,042,362)
          Cash and cash equivalents, end of period          $   107,008        $   (71,234)       $    35,774


         Below is the reclassification effect for the year ended April 30, 2002:

                                                          As Originally     Reclassification         As
                                                             Reported          Adjustment        Reclassified
                                                           ------------       ------------       ------------
          STATEMENT OF OPERATIONS
          Contract revenues                                $   148,166        $  (148,166)       $        --
          Research and development                             558,184           (148,166)           410,018
          Total operating expenses                           1,525,276           (148,166)         1,377,110
          Loss from operations                              (1,377,110)                --         (1,377,110)
          Net loss                                          (1,389,530)                --         (1,389,530)
          Net loss available to common shareholders        $(1,389,530)       $        --        $(1,389,530)
          Loss per common  share:
                 Basic and diluted loss per share          $     (0.08)       $        --        $     (0.08)
                 Basic and diluted loss available to
                   common shareholders per share           $     (0.08)       $        --        $     (0.08)

         Below is the reclassification effect for the period from August 21, 1995 (inception) to April 30, 2003:

                                                          As Originally     Reclassification         As
                                                             Reported          Adjustment        Reclassified
                                                           ------------       ------------       ------------
           STATEMENT OF OPERATIONS
           Contract revenues                               $   470,503        $  (470,503)       $        --
           Research and development                          2,428,182           (470,503)         1,957,679
           Total operating expenses                          8,337,246           (470,503)         7,866,743
           Loss from operations                             (7,866,743)                --         (7,866,743)
           Net loss                                         (8,135,829)                --         (8,135,829)
           Net loss available to common shareholders       $(8,981,620)       $        --        $(8,981,620)

          STATEMENT OF CASH FLOWS
          Restricted cash                                  $        --        $   (71,234)       $   (71,234)
          Other current assets                                (117,190)           295,948            178,758
          Other assets                                              --           (295,948)          (295,948)
          Accounts payable                                     735,897             46,717            782,614
          Net cash used in operating activities             (4,464,987)           (24,517)        (4,489,504)
          Proceeds from convertible notes
                 payable - related parties                     107,117            (51,717)            55,400
          Payments on convertible notes
                 payable - related parties                     (30,000)             5,000            (25,000)
          Net cash provided by financing activities          5,175,845            (46,717)         5,129,128
          Net increase (decrease) in cash and
                 cash equivalents                              107,008            (71,234)            35,774
          Cash and cash equivalents, end of period         $   107,008        $   (71,234)       $    35,774

         The Company has also amended the Statements of Shareholders' Equity (Deficit) for the period from August 21, 1995 (inception) to April 30, 2003 to disclose the date, price per equity unit and number of equity instruments for each issuance since inception. Transactions with same price per equity unit in the same fiscal year have been aggregated.

         The Company has also improved disclosures in a number of areas in the notes to the consolidated financial statements.

NOTE 3 - GOING CONCERN

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern. However, during the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company incurred net losses available to common shareholders of $6,257,056, $1,389,530, and $8,981,620, respectively, and it had negative cash flows from operations of $2,966,997, $652,585, and $4,489,504, respectively. In addition, the Company had an accumulated deficit of $8,981,620 and was in the development stage as of April 30, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. In addition, realization of a major portion of the assets on the accompanying balance sheets is dependent upon the Company's ability to meet its financing requirements and the success of its plans to develop and sell its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         In addition to the capital raised as of April 30, 2003 through private placements, the Company is currently negotiating with certain investors about raising additional capital through private placement offerings. Unless the Company raises additional funds, either by debt or equity issuances, management believes that its current cash on hand will be insufficient to cover its working capital needs until the Company's sales volume reaches a sufficient level to cover operating expenses.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation

         The consolidated financial statements include the accounts of HiEnergy and its 92% owned subsidiary, Microdevices, and its wholly owned subsidiary, VWO II, Inc. All significant inter-company accounts and transactions are eliminated in consolidation.

         Development Stage Enterprise

         The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting all of its present efforts to its formation and to fundraising, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

         Comprehensive Income

         The Company presents comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in any period presented.

         Cash and Cash Equivalents

         The Company maintains its cash deposits at a bank located in California. Deposits at the bank are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. From time to time, deposits at the bank exceed the $100,000 FDIC insurance limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

         For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         Restricted Cash

         As of April 30, 2003, the Company maintained restricted cash totaling $71,234. These funds may only be used to pay for specific expenditures as allowed by a contract with the United States Department of Defense.

         Accounts Receivable

         Accounts receivable at April 30, 2003 consisted of an amount due under a governmental grant. Contract amounts are billed as monthly reports are submitted detailing work performed under the contract and are generally due in 30 days.

         Subscriptions Receivable

         Subscriptions receivable at April 30, 2003 consisted of amounts due from the sale of 1,410,000 shares of the Company's common stock. These amounts were subsequently received in May 2003 (see Note 15).

         Property and Equipment

         Property and equipment are recorded at cost and are depreciated using the straight-line method over an estimated useful life of five years.

         Patents

         The Company has filed several  patent  applications  within and outside
         the  United  States.  The  outcome  is  indeterminable.   Patent  costs
         consisting mainly of legal expenses are expensed as incurred.

         Fair Value of Financial Instruments

         The Company's financial instruments include cash and cash equivalents, restricted cash, accounts receivable, subscriptions receivable, accounts payable, accrued expenses, accrued payroll and payroll taxes, and accrued interest. The book value of all other financial instruments are representative of their fair values.

         Research and Development Costs

         The Company accounts for research and development costs in accordance with SFAS No. 2, "Accounting for Research and Development Costs". Research and development costs are charged to operations as incurred. As described in section 3.50 of the Government Contract Audit Guide for Fixed-Price Best-Efforts Cost Sharing Arrangements, amounts earned under the Company's grants with the Department of Defense have been offset against research and development costs, in accordance with the provisions of that section.

         Stock-Based Compensation

         The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." Under SFAS No. 123, the Company must disclose certain pro forma information related to employee stock option grants as if the fair value-based method defined in SFAS No. 123 had been applied.

         The Company accounts for common stock issued for services rendered at the fair value of the common stock issued on the date of issuance.

         The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value-recognition provisions of SFAS No. 123, to the stock-based employee compensation:

                                                                 Year Ended April 30,
                                                               2003                  2002
                                                           -------------        -------------
          Net loss, as reported                            $  (5,411,265)       $  (1,389,530)
          Add: Stock-based employee compensation
          expense included in reported net loss
          determined under APB No. 25, net of
          related tax effects                                  1,087,154                   --

          Deduct: Total stock-based employee
          compensation expense determined under
          fair-value-based method for all awards,
          net of related tax effects                          (2,278,508)                  --
                                                           -------------        -------------
          Pro forma net loss                               $  (6,602,619)       $  (1,389,530)

          Loss per share:
          Basic and diluted - as reported                  $       (0.23)       $       (0.08)
          Basic and diluted - pro forma                    $       (0.28)       $       (0.08)


         Stock options or warrants issued to non-employees are accounted for in accordance with SFAS No. 123, EITF Issue No. 96-18, "Accounting for
         Equity  Instruments  That  Are  Issued  to  Other  Than  Employees  for
         Acquiring, or in Conjunction with Selling, Goods or Services", and related interpretations.

         All warrants and options issued to non-employees for financing expenses and services rendered have been valued using the fair value of the equity instrument issued, as this was readily determinable. All stock options issued in exchange for accounts payable have been valued using the fair value of the goods or services provided, as this had already been determined.

         Warrants issued to investors in Private Placements, as offering costs, have been valued using the fair value of the equity instrument issued, as this was more readily determinable. As these warrants were issued as a cost associated with raising capital through the private placements, no entry was recorded to additional paid-in capital.

         Income Taxes

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         Net Loss per Share

         The Company calculates net loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted-average common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

         The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive for the years ended April 30,:

                                                                    2003              2002
                                                                 ----------        ---------
          Stock options                                           5,399,937               --
          Warrants                                                1,648,686               --
          Series A convertible, redeemable preferred stock        2,191,874               --
          Microdevices minority shareholders                        459,222          459,222
          Microdevices option and warrant holders                   368,725          798,942
                                                                 ----------        ---------
                                     TOTAL                       10,068,444        1,258,164
                                                                 ----------        ---------


         Estimates

         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Recently Issued Accounting Pronouncements

         In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. This statement is not applicable to the Company.

         In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. This statement is not applicable to the Company.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure provisions of FIN 45 are effective in the first interim period or fiscal year ending after December 15, 2002. The recognition and measurement requirements are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. Management does not expect the adoption of FIN 45 to have a material impact on the Company's financial statements.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," an amendment of SFAS No. 123. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. This statement is effective for financial statements for fiscal years ending after December 15, 2002. SFAS No. 148 will not have any impact on the Company's financial statements as management does not have any intention to change to the fair value method.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 amended ARB 51, "Consolidated Financial Statements," and established standards for determining under what circumstances a variable interest entity (VIE) should be consolidated with its primary beneficiary. FIN 46 also requires disclosures about VIEs that the company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to VIEs created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the VIE was established. Management does not expect that adoption of FIN 46 will have a significant impact on the results of operations, financial position or liquidity.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after June 30, 2003, except for certain forward purchase and sale securities. For these forward purchase and sale securities, SFAS No. 149 is effective for both new and existing securities after June 30, 2003. Management does not expect adoption of SFAS No. 149 to have a material impact on the Company's statements of earnings, financial position, or cash flows.

         In May 2003,  the FASB  issued SFAS No.  150,  "Accounting  for Certain
         Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 will be effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003.

NOTE 5 - OTHER CURRENT ASSETS

         Other current assets at April 30, 2003 consisted of the following:


          Prepaid consulting                                  $313,250
          Deposits on equipment                                100,000
          Other                                                 14,400
                                                              --------

                TOTAL                                         $427,650
                                                              ========


NOTE 6 - PROPERTY AND EQUIPMENT

         Property and equipment at April 30, 2003 consisted of the following:

          Prototype equipment                                 $111,114
          Laboratory equipment                                 436,340
          Web site development                                  14,400
          Furniture and equipment                               41,995
                                                              --------

                                                               603,849

          Less accumulated depreciation                         99,425
                                                              --------

                TOTAL                                         $504,424
                                                              ========


         Property and equipment is recorded at cost and is depreciated using the straight-line method over an estimated useful life of five years. Depreciation expense for the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003 was $91,993, $5,469 and $99,425, respectively.

NOTE 7 - NOTES PAYABLE - RELATED PARTIES

         Notes payable - related parties at April 30, 2003 consisted of the following:

          Unsecured note payable to a shareholder of the Company,
                interest  payable at 10.5% per  annum,  or 15% per
                annum if in default,  and due in November 1997. As
                of April 30, 2003, the notes payable were in default            $40,000

          Unsecured note payable to a shareholder, non-interest-bearing,
                and payable on demand                                           $45,000
                                                                                -------

                                                                                 85,000

          Less current portion                                                   85,000
                                                                                -------

                      LONG-TERM PORTION                                         $    --
                                                                                =======

NOTE 8 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

         Convertible notes payable - related parties at April 30, 2003 consisted of the following:

         Secured notes payable to a shareholder/former  director of the Company, interest  payable at 8% per  annum,  $5,000 due in July 2001 and $5,400 due in  July  2002.  The  notes  payable  are  secured  by  the  patent application  for  Europe,  Canada,  and Japan.  The holder of the notes payable  has the option to convert  the  principal  and  interest  into shares of common  stock at the  market  price of the  Company's  common stock at the  conversion  date. As of April 30, 2003, the notes were in
         default.                                                                       $10,400

         Unsecured  note payable to the legal  counsel of the Company,  interest payable at 10% per annum and due in September 2003.  The holder of the note payable has the option to convert the  principal and interest into shares of common  stock at the  market  price of the  Company's  common
         stock at the conversion date                                                    46,717
                                                                                        -------
                                                                                         57,117

                         Less current portion                                            57,117
                                                                                        -------

                                     LONG-TERM PORTION                                  $    --
                                                                                        =======


NOTE 9 -RESEARCH AND DEVELOPMENT COSTS

         The Company has been engaged in commercializing a proprietary technology for assembling sensor systems for numerous governmental and commercial applications and markets. The Company's technology has applications in detecting almost every chemical element and compound, such as plastic explosives, Anthrax and cocaine.

         The Company's research and development expenses consist primarily of salaries and benefits, facilities, depreciation, consulting services, supplies and travel. Research and development costs are charged to operations as incurred. Amounts earned under the Company's development contracts with the Department of Defense have been offset against research and development costs.

         The Company accounts for research and development costs in accordance with SFAS No. 2, "Accounting for Research and Development Costs". Research and development costs are charged to operations as incurred. As described in section 3.50 of the Government Contract Audit Guide for Fixed-Price Best-Efforts Cost Sharing Arrangements, amounts earned under the Company's grants with the Department of Defense have been offset against research and development costs, in accordance with the provisions of that section.

         Since inception, the Company has been able to obtain various Department of Defense grants. These grants are generally fixed-price, best efforts research and development grants. During the years ended April 30, 2003 and 2002, the Company worked on different phases of two separate grants with the Department of Defense. During the year ended April 30, 2002 the Company completed work on a fixed-price government grant. Also during the same year, the Company started work on Department of Defense Small Business Innovation Research (SBIR) Phase I grant for $70,000. Work on the SBIR Phase I grant was completed in the year ended April 30, 2003.

         In August 2002, the Company was selected to an SBIR Phase II to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. On January 15, 2003, the Company executed the contract with the Department of Defense. Work commenced in January 2003 under year one of the contract valued at $415,000. We estimate our costs of the first year of the SBIR Phase II grant to be $1,100,000. The second year of the contract, valued at approximately $364,000 is under a option that can be exercised by the Department of Defense at the end of the first year. Under the terms of the contract, we are required to submit monthly written reports detailing our progress under the contract. The company recognizes one-twelfth of the first-year contract amount as an offset against research and development expenses each month.

         Below is a summary of research and development costs for the following periods:

                                                                                           For the
                                                                                         Period from
                                                                                          August 21,
                                                                                            1995
                                                                                       (Inception) to
                                                        Year Ended April 30,               April 30,
                                                   -------------------------------------------------
                                                       2003               2002               2003
                                                   -----------        -----------        -----------
          Research and development costs           $   839,629        $   558,184        $ 2,428,182
          Grant income earned                         (144,587)          (148,166)          (470,503)
                                                   -----------        -----------        -----------
          Net research and development costs       $   695,042        $   410,018        $ 1,957,679
                                                   -----------        -----------        -----------


NOTE 10 - COMMITMENTS AND CONTINGENCIES

         Employment Agreements

         In March 2002, the Company entered into an employment agreement with its Chief Scientist/Chairman of the Board. Major terms of the agreement are as follows:

         o The Company must pay a signing bonus of $100,000, which was paid during the year ended April 30, 2003.

         o The Company must pay an annual bonus, which must not be less than 20% of the total amount of bonuses paid to officers of the Company. If the pretax profit in any fiscal year exceeds $0.20 per share, then his bonus in that year must not be less than $50,000.

         o Microdevices granted options to purchase 111,040 shares of common stock at an exercise price of $3.00 per share, vesting immediately, and which are exercisable from time to time within the period ending November 30, 2008.The stock options were with the exercise price above the market price of the common stock on the date of the grant. At the time of the reverse takeover of HiEnergy and Microdevices, the Company exchanged the Microdevices stock options at an exchange rate of 22.3524 per share or 2,482,011 HiEnergy stock options with an exercise price of $0.134 per share.

         o The Company will grant its Chief Scientist/Chairman of the Board annually during the term of five years 1% per annum of the Company's stock issued and outstanding with an exercise price of the average price for the preceding 30 days. He must not receive less than 10% of the total number of options granted by the Company for services in that year. During the year ended April 30, 2003, the Company granted options to purchase 456,717 shares of common stock at an exercise price of $2.81 per share. During the fiscal year ended April 30, 2003, the Company recorded $59,373 in compensation expense because these stock options were issued with an exercise price below the market price of the Company's common stock on the date of grant.

         o The Company will provide its Chief Scientist/Chairman of the Board a car, pay his and his family's health insurance, provide life and disability insurance and will reimburse him for reasonable out-of-pocket expenses, not to exceed $20,000 in any one year, and reimburse him for any personal tax liabilities arising up to $75,000. During the year ended April 30, 2003, the Company paid $17,500 for an automobile deposit on behalf of its Chief Scientist/Chairman of the Board. In addition, the Company reimbursed the Chief Scientist/Chairman of the Board for $29,900 in other expenses covered under the terms of the employment agreement.

         o        The Company must pay a base salary payable in cash as follows:

                  o     January 1, 2002 to December 31, 2002 $125,000 per year

                  o     January 1, 2003 to December 31, 2003 $175,000 per year

                  o     January 1, 2004 to December 31, 2004 $175,000 per year

                  o     January 1, 2005 to December 31, 2005 $175,000 per year

                  o     January 1, 2006 to December 31, 2006 $283,013 per year


         o        In   December   2002,   the   Company   increased   its  Chief
                  Scientist/Chairman of the Board's base salary to $175,000 per year, effective November 2002.

         o If the agreement is terminated by the Company without cause, the Company must pay its Chief/Scientist/Chairman of the Board, on the termination date, an amount equal to two years of the minimum annual base salary.

         In September 2002, the Company entered into a three-year employment agreement with its then President/Chief Executive Officer/Treasurer/Director, who resigned in March 2003. Major terms of the agreement are as follows:

         o        The Company had to pay a base salary as follows:

         o        $135,000 per year

         o $175,000 per year when the Company received new revenue and/or new financing in excess of $2,000,000

         o $250,000 per year when the Company received new revenue and/or new financing in excess of $4,000,000

         o The officer was entitled to a bonus equal to $250,000 once the Company achieved two consecutive quarters of positive cash flows from operations.

         o The Company granted options to purchase 3,005,038 shares of common stock, which represents an amount equal to 10% of the Company's outstanding common stock on a fully diluted basis as of September 30, 2002. Of these options, 75% vest 1/12 on a quarterly basis over the next 36 months. The remaining 25% vest on the earlier of a) the date when the Company's closing price of its common stock has equaled or exceeded $1.75 for 90 consecutive calendar days, b) the date immediately preceding a sale of the Company for $1.75 per share of common stock or more, or c) if the Company's common stock ceased to be publicly traded on the date following the closing of an offering at a deemed price per share of common stock of $1.75 or more.

                  The exercise price would be fixed six months after September 25, 2002 at the lesser of a) $1 per share or b) for any offering of preferred or common stock that closes within six months from September 25, 2002, the following percentage of price per unit: (i) for preferred with warrants - 70%, (ii) for preferred without warrants - 80%, (iii) for common with warrants - 90%, (iv) for common without warrants - 100%. The Company granted the stock options below the fair market on the date of grant; therefore, the Company recorded deferred compensation of $3,305,542.

                  As of April 30, 2003, options to purchase 939,073 shares of common stock had vested, and $1,032,981 of the deferred compensation was expensed and is included in general and administration expenses on the accompanying statement of operations. Since the President/Chief Executive Officer/Treasurer/Director resigned in March 2003, the unvested portion of the shares were forfeited and deferred compensation of $2,272,561 was reversed.

         During the year ended April 30, 2003, the Company settled a breach of contract lawsuit with a former officer of the Company. The former officer was paid $150,000 as compensation under the settlement and was reimbursed $25,000 in legal and moving expenses.

         In February 2002, Microdevices entered into a one-year employment agreement with its Vice President/Corporate Secretary. In May 2002, the Company assumed the employment agreement. Under the agreement, the Company paid a salary of $91,000 per year, a car allowance of $100 per week, a quarterly bonus of 5,589 shares of the Company's common stock, starting May 2002, and a non-qualified stock option to purchase 89,410 shares of common stock at $0.157 per share, vesting immediately and having a five-year term. During the year ended April 30, 2003, 11,178 shares of common stock were issued, and 11,178 shares of common stock were committed. Each quarterly bonus of 5,589 shares of common stock was valued using the Company's stock price on the date the bonus was earned. The fair value of the quarterly bonuses totaled $38,899 and was included in general and administration expenses during the year ended April 30, 2003. In March 2003, the Vice President/Corporate Secretary resigned her positions.

         Consulting Agreements

         In April 2003, the Company entered into a one-year consulting agreement with an investor relations firm. Under the terms of the agreement, the Company agreed to pay $6,500 per month, plus approved expenses.

         In July 2002, the Company entered into a three-year consulting agreement, whereby the consultant will assist the Company with business development, product and corporate image advertising, and access to government grants and purchases. The Company will pay the consultant $20,000 per month, plus 5% of any gross revenues collected in cash from government grants or business and other third-party business that the consultant produces for the Company. Furthermore, the consultant was granted options to purchase 1,000,000 shares of common stock. Of these options, 500,000 vested immediately, and the remaining 500,000 vest one year after the Company's Minisenzor product is operational and ready to be shown. The stock options have an exercise price of $1 per share and are exercisable for six years from the date of grant.

         The stock options were valued at $761,007, of which $211,390 was expensed and is included in general and administration expenses on the accompanying statement of operations. As of April 30, 2003, the remaining unamortized balance of $549,617 will be amortized over the remaining term of the consulting agreement. As of April 30, 2003, the short-term portion of the remaining unamortized balance is $253,669 and is included in other current assets and the long-term balance is $295,948 and is included in other assets. The fair value of the options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                         $1.52
          Stock price on grant date                           $2.13
          Exercise price                                      $1.00
          Expected life of option                               2 years
          Risk-free rate of return                             3.02%
          Expected annual volatility                            105%
          Annual rate of dividends                                0%

         In August 2002, the Company entered into a one-year consulting agreement with an investor and media relations firm. Under the terms of the agreement, the Company will pay $10,000 per month, plus approved expenses. In addition, upon execution of the agreement, the Company issued options to purchase 400,000 shares of common stock, vesting immediately at an exercise price of $2 per share, exercisable for two years. The options were valued at $187,163, of which $140,372 was expensed and is included in general and administration expenses on the accompanying statement of operations. The remaining balance of $46,791 is included in prepaid consulting in other current assets, which will be amortized over the term of the consulting agreement. This agreement was terminated after six months. The fair value of the options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                          $0.47
          Stock price on grant date                            $1.76
          Exercise price                                       $2.00
          Expected life of option                              1.0 years
          Risk-free rate of return                             1.75 %
          Expected annual volatility                               78%
          Annual rate of dividends                                  0%


         In September 2002, the Company entered into a one-year consulting agreement with its former Chief Executive Officer. Under the terms of the agreement, the Company will pay $5,000 per month, plus out-of-pocket expenses. Effective February 2003, the Company terminated this consulting agreement by mutual written consent.

         In November 2002, the Company entered into a four-month consulting agreement with a public relations firm. Under the terms of the agreement, the Company agreed to pay $12,500 per month, plus out-of-pocket expenses.

         Lease Agreement

         In September 2002, the Company entered into a three-year operating lease agreement with one of its directors for its corporate offices in Irvine, California. The lease provides for monthly rent of $8,000 for the first 18 months and $8,320 for the remaining term of the lease, expiring in October 2005. During the years ended April 30, 2003 and 2002, the Company also leased a research and development test site on a month-to-month basis for $1,200 per month. Future minimum payments at April 30, 2003 under this lease agreement were as follows:

            Year Ending
             April 30,
             ---------
              2004                                     $ 96,160
              2005                                       99,840
              2006                                       45,760
                                                       --------
                         TOTAL                         $241,760
                                                       ========

         Rent expense for all the Company's facilities for the years ended April 30, 2003 and 2002 was $75,200 and $31,785, respectively.

         Placement Agent Agreements

         In August 2002, the Company entered into an exclusive one-year agreement with a placement agent to arrange for the sale of debt or equity securities. Major terms of the agreement are as follows:

         o Upon execution of the agreement, the Company issued warrants to purchase 100,000 shares of common stock, exercisable at $0.01 per share. The warrants vest immediately and expire five years from date of grant. The fair value of the warrants was determined to be $145,017 were determined using the Black Scholes model. The warrants were issued in conjunction with the sale of securities and are a cost of raising capital. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                          $1.45
          Stock price on grant date                            $1.46
          Exercise price                                       $0.01
          Expected life                                        1.0 years
          Risk-free rate of return                             1.75 %
          Expected annual volatility                           78%
          Annual rate of dividends                             0%

         o The Company paid a placement fee equal to 8% of any gross proceeds received by the Company.

         o The Company issued warrants to purchase 10% of the amounts of securities issued to investors. The exercise price of the warrants will be equal to the price at which the security was issued. The warrants vest immediately and expire five years from the date of grant. Upon the closing of the preferred stock private placement and closing of the common stock private placement, the Company issued warrants to purchase 117,546 and 161,994 shares of common stock, respectively, at an exercise price of $1.15 per share and $1.35 per share, respectively. The fair value of the warrants was determined to be $125,206 and $173,352, respectively, and were determined using the Black Scholes model. The warrants were issued in conjunction with the sale of securities and are a cost of raising capital. The assumptions used to determine the valuation are as follows:

                                            117,546 Warrants   161,994 Warrants
                                            ----------------   ----------------

          Value of warrants per share            $ 1.07           $ 1.07
          Stock price on grant date              $ 2.05           $ 2.20
          Exercise price                         $ 1.15           $ 1.35
          Expected life                          1.0 years        1.0 years
          Risk-free rate of return                 1.59%            1.59%
          Expected annual volatility                 78%              78%
          Annual rate of dividends                    0%               0%


         o In November 2002, to terminate this agreement, the Company issued warrants to purchase 150,000 shares of common stock. The warrants vest immediately, with an exercise price of $2.48 per share, and expire five years from the date of grant. The Company determined the fair value of the warrants to be $390,409 and recorded the fair value as compensation expense in the year ended April 30, 2003. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                         $  2.60
          Stock price on grant date                           $  2.77
          Exercise price                                      $  2.48
          Expected life                                       2.0 years
          Risk-free rate of return                            1.88 %
          Expected annual volatility                          100%
          Annual rate of dividends                            0%

         In December 2002, the Company entered into an exclusive one-year agreement with a placement agent to arrange for the sale of debt or equity securities. Major terms of the agreement are as follows:

         o Upon execution of the agreement, the Company paid a retainer fee of $25,000 and was to pay an additional $25,000 on March 1, 2003. As of April 30, 2003, the additional $25,000 is included in accrued expenses.

         o The Company will pay a placement fee equal to 8% of any gross proceeds received by the Company.

         o The Company will issue warrants to purchase 10% of the amounts of securities issued to investors. The exercise price of the warrants will be equal to the price at which the security was issued. The warrants vest immediately, expire five years from the date of grant, and include piggyback registration rights.

         o The placement agent has the right to participate in any equity transaction under the same terms as other investors. Its investment will be limited to 10% of the total capital raised.

         o The placement agent will act as a financial advisor to the Company with respect to any potential business combinations. Upon the closing of such business combination, the Company will pay a minimum transaction fee of $250,000.

         SEC Investigation

         In February 2003, the Enforcement Division of the SEC opened an investigation requesting the Company's cooperation on a voluntary basis. The Company has supplied the Enforcement Division's attorneys with the reports developed by the Company's independent investigators. The Company has cooperated promptly and continuously and intends to continue to cooperate with the Enforcement Division's investigation. It has also agreed to voluntarily provide the Enforcement Division with other documents they have requested in its informal investigation. In April 2003, the Enforcement Division of the SEC commenced a formal investigation.

         In connection with the SEC investigation, the Company may be subject to a claim by a former Chief Executive Officer/director for an alleged right to indemnification from expenses incurred by him in connection with the investigation under the indemnification provisions of the Company's Certificate of Incorporation and Bylaws. The Company is in the process of considering the request for indemnification and has not made a determination that he is entitled to it.

         Litigation

         In March, 2002, Keith Cowan, a former CEO and President of HiEnergy Microdevices, filed a lawsuit against HiEnergy Microdevices, Dr. Maglich, and Mr. Richard Alden in the Superior Court of the State of California, County of Orange, Central Justice Center. The plaintiff served as the CEO and President of HiEnergy Microdevices from December, 2001 through March 9, 2002. The plaintiff had an employment agreement with HiEnergy Microdevices. The Complaint contains the following claims: (A) failure to pay wages due in violation of the Labor Code against HiEnergy Microdevices and Dr. Maglich; (B) breach of contract against HiEnergy Microdevices and Dr. Maglich; (C) false representation regarding the kind and character of the work against all three defendants; and (D) fraud against all three defendants. In the prayer for relief, Mr. Cowan sought damages in the amount of $873,455, plus interest, penalties, attorney's fees, and costs. The parties to the lawsuit executed a settlement agreement on January 15, 2003. The settlement agreement provided that HiEnergy Technologies would pay Mr. Cowan $50,000: $25,000 in the form of wages that would be subject to payroll taxes and $25,000 in the form of a reimbursement for moving expenses and legal fees. In addition, Mr. Cowan received 80,000 shares of restricted common stock of HiEnergy Technologies with registration rights providing that if the 80,000 shares were not sold through a registered offering before April 1, 2003, then Mr. Cowan has the option of tendering the shares to HiEnergy Technologies and demanding payment of $125,000 held in escrow. As of April 1, 2003, the shares were not registered and Mr. Cowan subsequently tendered the 80,000 shares and received a payment of $125,000.

         We received a letter dated December 5, 2002, from an attorney representing Richard T. Eckhouse, a consultant, demanding payment for accounting services allegedly performed by Mr. Eckhouse pursuant to a Letter Agreement dated November 7, 2001, between Mr. Eckhouse and HiEnergy Microdevices, Inc. The Letter Agreement provides that Mr. Eckhouse was to be paid $350 per hour, which was to be paid as follows:
         (i) one-third or $117 in cash; (ii) one-third or $117 paid by a Promissory Note at 10% annual interest, maturing when HiEnergy Technologies receives government funding of $900,000 or an investment totaling $300,000 or more; and (iii) one-third or $117 paid by Class A common stock of Microdevices at $5.00 per share. On May 2, 2003, Mr. Eckhouse filed a lawsuit against the Company, HiEnergy Microdevices and Dr. Bogdan Maglich in the Superior Court of the State of California, County of Orange, Central Justice Center, and an amended complaint on June 20, 2003, alleging that Microdevices owes Mr. Eckhouse a total of $313,580 for services rendered, plus interest, attorney's fees and costs. The Company and Dr. Maglich were successful on their demurrer and motion to strike. As such, Dr. Maglich individually is no longer a party to this action. The Company will be filing a cross-complaint against Richard Eckhouse and discovery. Trial is set for May 3, 2004. The Company intends to vigorously defend itself in this matter. We deny these allegations and are vigorously defending this lawsuit.

         After reading news reports that connected our reverse takeover of HiEnergy Microdevices with known stock manipulators, our Board of Directors directed our President to hire a team of independent investigators to investigate whether the company or any of its officers and directors had engaged in any wrongdoing. The core team of independent investigators consisted of two former federal prosecutors, a former Assistant United States Attorney in the civil division who has been in private practice since 1981 with experience in securities litigation and regulatory and investigative proceedings, and a former supervisory agent from the Federal Bureau of Investigation. The independent investigators reviewed disclosures we have made, reviewed other publicly available information, and conducted a number of interviews, including interviews with a person who had previously been involved in stock manipulation schemes and two of our directors who know him. The independent investigators have completed their investigation. Except as discussed in the next paragraph, the independent investigators have concluded the following:

          1. The independent investigators have not identified any evidence that our current executive management team engaged in any wrongdoing.

          2. The independent investigators have not identified any evidence of wrongdoing following the April 2002 reverse takeover by HiEnergy of HiEnergy Microdevices.

          3. The independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by HiEnergy prior to the reverse takeover.

          4.   Our  current  officers  and  directors   responded  promptly  and
               cooperated fully with the investigation.

         As mentioned in Item 3, above, the independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by HiEnergy prior to the April 2002 reverse takeover. The independent investigators obtained evidence that some of our stockholders who purchased significant amounts of HiEnergy shares prior to the reverse takeover knew or had business dealings with Phil Gurian, a person who had previously been involved in stock manipulation, and that one of these stockholders was a company reportedly owned by Mr. Gurian's mother, which disposed of its shares in April 2002 at a profit believed to be between $500,000 and $600,000. Mr. Barry Alter, a person who later served as a director of the Company and for a short time as our interim President, was aware of these purchases of HiEnergy shares. The independent investigators believe the evidence is inconclusive whether Phil Gurian had control over these HiEnergy shares and whether, if so, our former President and director had any knowledge of such control.

         On May 27, 2003, Mr. Barry Alter brought a lawsuit against us in the New Castle County Court of Chancery in Delaware to recover the advancement of expenses he allegedly incurred in response to an SEC investigation that was exactly the same investigation that the Company answered, but Mr. Barry Alter reacted to by obtaining separate legal counsel to represent him. That action was identified as Civil Action No. 20320NC. On June 17, 2003, Mr. Alter notified us that this action had been voluntarily dismissed without prejudice.

         From time to time, we may be subject to other routine litigation incidental to the ordinary course of business.


         Minority Shareholders

         Microdevices has 20,540 minority shares issued and outstanding. The Company may agree that in the event of any merger or other consolidation of Microdevices with HiEnergy, each remaining Microdevices shareholder will receive the greater of the market value of his/her Microdevices shares or shares in the Company on the same terms as the voluntary share exchange. If shares of common stock in the Company are issuable in a merger or other consolidation, the minority shareholders would receive an aggregate of 459,222 shares of common stock.

         Warrant and Option Holders

         During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) through April 30, 2003 Microdevices granted to non-employees stock options and warrants to purchase 0, 18,496 and 35,743 shares, respectively, of common stock. The Company determined using the Black-Scholes option pricing model that the fair value of the options and warrants issued to non-employees for services rendered was immaterial.

         During the years ended April 30, 2003, 2002 and the period from August 21, 1995 (inception) through April 30, 2003 Microdevices granted to employees stock options to purchase 0, 123,909 and 123,909 shares, respectively, of common stock. The Company accounted for these options in accordance with APB Opinion No. 25 and related interpretations. As such, no compensation expense was recorded at the date of grant as the market price of the underlying stock exceeded the exercise price. The disclosure requirements of SFAS No. 123 have not been made for these options and warrants as part of Note 11 to the financial statements, as these options and warrants are considered immaterial.

         As of April 30, 2003 Microdevices has stock options and warrants outstanding to non-employees to purchase 16,496 shares of common stock, and no stock options outstanding to employees. If the stock option and warrant holders exercise their stock options and warrants, the Company may agree, to allow these stock option and warrant holders, to voluntarily exchange their shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share, or a range of $0.22 to $0.32 per share, resulting in the issuance of 368,725 additional shares of common stock. The table below summarizes the warrant and stock option activity for Microdevices:

                                       NON-EMPLOYEES
                                  ----------------------                   EXERCISE       EMPLOYEES        EXERCISE
                                                  STOCK                     PRICE           STOCK           PRICE
                                  WARRANTS       OPTIONS       TOTAL        RANGE          OPTIONS          RANGE         TOTAL
                                  --------       -------     --------     ----------     -----------     -----------     ----------
Outstanding, August 21, 1995
 (inception) to April 30, 1999          --            --           --                             --                             --
Granted                             17,247            --       17,247     $ 6.25                  --                         17,247
                                  --------       -------     --------     ----------     -----------     -----------     ----------
Outstanding as of
 April 30, 2000 and 2001            17,247            --       17,247     $ 6.25                                  --         17,247
                                  --------       -------     --------     ----------     -----------     -----------     ----------
                                                                          $ 5.00 to                      $   3.00 to
Granted                             15,000         3,496       18,496     $ 7.10             123,909     $      5.00        142,405
Exchanged for
 HiEnergy option                        --            --           --                       (111,040)    $      3.00       (111,040)
                                  --------       -------     --------     ----------     -----------     -----------     ----------
Outstanding, as of                                                        $ 5.00 to                      $   3.48 to
 April 30, 2002                     32,247         3,496       35,743     $ 7.10              12,869     $      5.00         48,612
                                  --------       -------     --------     ----------     -----------     -----------     ----------

Exchanged for
 HiEnergy option                        --            --           --                         (4,000)    $      3.48         (4,000)
Expired / Forfeited                (17,200)           --      (17,200)    $ 6.25              (8,869)    $      5.00        (26,069)
Exercised                           (2,047)           --       (2,047)    $ 6.25                  --                         (2,047)
                                  --------       -------     --------     ----------     -----------     -----------     ----------
Outstanding as of                                                         $ 5.00 to
 April 30, 2003                     13,000         3,496       16,496       7.10                  --                         16,496
                                  --------       -------     --------     ----------     -----------     -----------     ----------
If options and warrants are
 exercised and voluntarily
 exchanged for shares in                                                  $ 0.22 to
 HiEnergy                          290,581        78,144      368,725     $ 0.32                                            368,725

         During the year ended April 30, 2003, stock options issued to non-employees were exercised for the purchase of 2,047 shares of Microdevices' common stock via a cash payment of $7,164, or $3.50 per share. Variable plan accounting has not been applied to these stock options as the difference was immaterial. The Company agreed to exchange these shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share, or 45,759 shares of common stock.

         In April and May 2002, in conjunction  with the reverse  take-over (see
         Note 1) of Microdevices and HiEnergy, stock options issued to employees to purchase 111,040 and 4,000 shares of Microdevices' common stock were exchanged by the Company for HiEnergy stock options at an exchange rate of 22.3524 per share. Therefore, the Company issued options to purchase 2,482,011 and 89,410 shares of its common stock at an exercise price of $0.134 and $0.156 per share, respectively. In accordance with EITF Issue No. 00-23, "Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44" as the reverse takeover by HiEnergy of Microdevices was accounted for like a pooling of interest, no modification to the original accounting for these stock options was recorded.

NOTE 11 - SHAREHOLDERS' EQUITY

         Series A Convertible, Redeemable Preferred Stock

         In August 2002, the Board of Directors approved an amendment to the Company's Articles of Incorporation to establish Series A convertible, redeemable preferred stock (the "Series A"), par value $0.001 per share. The Company is authorized to issue 345 shares of the Series A. Each share is convertible on either of these events a) any time at the option of the holder at $1.15 per share or b) mandatorily convertible two years following the issuance date at $1.15 per share. Under certain circumstances the conversion price is subject to adjustment. Furthermore, upon a certain major transaction or triggering event, the holder of the Series A has the right to require the Company to redeem all or a portion of the Series A at a price per share equal to the liquidation preference, plus any accrued but unpaid dividends and liquidated damages.

         The liquidation preference is $10,000 per share. The holders of the Series A are entitled to receive, when and as declared by the Board of Directors, dividends at a rate of 8%, or $800 per share in advance for each of the first two years. The dividends may be paid in cash or common stock at the election of the Board of Directors. The Series A has certain class voting rights and general voting rights.

         In October 2002, the Company sold 97.93 shares of the Series A for net cash proceeds of $800,400. At the time of issuance, the conversion price of the preferred stock was $1.15 which is less than the fair market value of the common stock which was $2.05. Since the Series A was convertible immediately, the Company recorded a beneficial conversion feature upon issuance of $767,431 using the intrinsic value method. The number of shares issued upon conversion of 851,755 multiplied by the beneficial conversion feature price per share of $0.90 or $767,431.

         In January 2003, 2.11 shares of the Series A were converted into 18,336 shares of the Company's common stock totaling $17,246.

         In May 2003, all of the holders of the Series A surrendered and exchanged their shares for 2,191,874 shares of the Company's common stock valued at $0.45 per share.

         Common Stock Issued for Cash

         During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 0, 712,071, and 2,677,497, shares, respectively, of common stock in exchange for cash of $0, $181,569, and $882,727, respectively.

         Common Stock Issued for Subscriptions Receivable

         During the year ended April 30, 2003, the Company issued 1,410,000 shares of common stock for subscriptions receivable totaling $453,482.

         Common Stock Issued for Services Rendered

         During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 21,277, 5,059,560, and 11,723,980 shares, respectively, of common stock in exchange for services rendered valued at the fair market value of the stock given of $10,309, $232,170, and $439,259, respectively.

         During the year ended April 30, 2003, the Company issued 21,277 shares of common stock valued at $10,309 and committed to issue an additional 20,000 shares of common stock in exchange for investor relations services rendered which were valued at $9,691, for a total of $20,000. The committed shares were issued subsequent to April 30, 2003.

         Convertible Notes Payable - Related Parties Converted into Common Stock

         During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company issued 37,898, 0, and 37,898 shares, respectively, of common stock for the outstanding principal on convertible notes payable - related parties and accrued interest of $37,896, $0, and $37,896, respectively.

         Common Stock Issued in Private Placements for Cash

         In April 2002, the Company completed its first closing of its first private placement, whereby 1,225,000 shares of common stock were issued in exchange for cash of $1,225,000. The private placement offering was originally slated to close at the same time as the voluntary share exchange. HiEnergy extended the term of the offering and increased the size to a maximum of 2,000,000 shares of common stock at $1 per share.

         In June 2002, the Company completed its second closing of its first private placement, whereby 500,000 shares of common stock were issued in exchange for cash of $500,000. This private placement has been closed.

         In October 2002, the Company completed its second private placement, issuing 1,349,934 shares of common stock in exchange for net cash proceeds of $1,625,613.

         Common Stock Issued as Dividends

         Series A holders are entitled to an 8% dividend or $78,360. In October 2002, the Company issued 68,150 shares of common stock or $1.15 per common share of dividends accrued on the Series A.

         Common Stock Issued as Employee Bonus

         During the year ended April 30, 2003, the Company issued 11,178 shares of common stock and committed to issue 11,178 shares of common stock to an employee of the Company in lieu of a cash quarterly bonus. The quarterly bonus of 5,589 shares of common stock was valued using the Company's stock price on the date the bonus was earned. The fair value of the quarterly bonuses totaled $38,899.

         Common Stock Issued in Cashless Exercise of Warrants

         In December 2002, warrants to purchase 47,000 shares of common stock which had an exercise price of $0.01 per share were exercised via a cashless exercise, whereby the Company issued 33,909 shares of common stock.

         Stock Splits

         In September 1998 and May 1999, the Company effectuated 2-for-1 stock splits. All share and per share data have been retroactively restated to reflect these stock splits.

         Warrants Issued as Financing Expense

         In May 2002, the Company issued warrants to purchase 150,000 shares of common stock to a shareholder/former officer/director as compensation for a default on a note payable (see Note 13). The Company recorded $223,710 in the year ended April 30, 2003 as financing expense. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                         $1.49
          Stock price on grant date                           $2.09
          Exercise price                                      $1.00
          Expected life                                       2.0 years
          Risk-free rate of return                            3.72 %
          Expected annual volatility                          105%
          Annual rate of dividends                            0%


         Warrants Issued to Investors in Private Placements and Placement Agents

         In October 2002, the Company issued warrants to purchase 255,536 shares of common stock to the investors in the Series A private placement. The warrants vest immediately, have an exercise price of $1.50 per share, and expire in October 2004. The Company allocated $221,427 to the warrants issued in the private placement as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                          $0.87
          Stock price on grant date                            $2.05
          Exercise price                                       $1.50
          Expected life                                        1.0 years
          Risk-free rate of return                             1.59 %
          Expected annual volatility                           78%
          Annual rate of dividends                             0%

         In October 2002, the Company issued warrants to purchase 269,990 shares of common stock to the investors in a private placement of common stock. The warrants vest immediately, have an exercise price of $2.50 per share, and expire in October 2005. The Company allocated $157,346 to the warrants issued in the private placement as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                          $0.58
          Stock price on grant date                            $2.20
          Exercise price                                       $2.50
          Expected life                                        1.0 years
          Risk-free rate of return                             1.46 %
          Expected annual volatility                           78%
          Annual rate of dividends                             0%

         In August 2002, the Company issued warrants to purchase 100,000 shares of common stock to the Company's placement agent as a retainer. The warrants vest immediately, have an exercise price of $0.01, and expire in August 2007. In December 2002, warrants to purchase 16,000 shares of common stock were exercised via a cashless exercise. The Company allocated $145,017 to the warrants issued in the private placements as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                          $1.45
          Stock price on grant date                            $1.46
          Exercise price                                       $0.01
          Expected life                                        1.0 years
          Risk-free rate of return                             1.75 %
          Expected annual volatility                           78%
          Annual rate of dividends                             0%

         In October 2002, the Company issued warrants to purchase 117,546 shares of common stock as offering costs to the Company's placement agent who brought in the investors in the Series A offering. The warrants vest immediately, have an exercise price of $1.15 per share, and expire in October 2007. In December 2002, warrants to purchase 15,000 shares of common stock were exercised via a cashless exercise. The Company allocated $125,206 to the warrants issued in the private placements as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                          $1.07
          Stock price on grant date                            $2.05
          Exercise price                                       $1.15
          Expected life                                        1.0 years
          Risk-free rate of return                             1.59 %
          Expected annual volatility                           78%
          Annual rate of dividends                             0%


         In October 2002, the Company issued warrants to purchase 161,994 shares of common stock as offering costs to the Company's placement agent who brought in the investors in the common stock private placement. The warrants vest immediately, have an exercise price of $1.35 per share, and expire in October 2007. In December 2002, warrants to purchase 16,000 shares of common stock were exercised via a cashless exercise. The Company allocated $125,206 to the warrants issued in the private placements as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                          $1.07
          Stock price on grant date                            $2.20
          Exercise price                                       $1.35
          Expected life                                        1.0 years
          Risk-free rate of return                             1.46 %
          Expected annual volatility                           78%
          Annual rate of dividends                             0%


         In December 2002, the Company issued warrants to purchase 110,620 shares of common stock as offering costs to the Company's placement agent who brought in investors to the Company. The warrants vest immediately, have an exercise price of $1.50 per share, and expire in December 2004. The Company allocated $294,950 to the warrants issued in the private placements as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                          $2.67
          Stock price on grant date                            $2.77
          Exercise price                                       $1.50
          Expected life                                        1.0 years
          Risk-free rate of return                             1.88 %
          Expected annual volatility                           78%
          Annual rate of dividends                             0%

         Warrants Issued for Services Rendered

         In December 2002, the Company entered into a termination agreement with one of its placement agents, whereby the Company issued warrants to purchase 150,000 shares of common stock. The warrants vest immediately, are exercisable at $2.48 per share, and expire on November 26, 2007.
         Any liabilities arising under the original placement agent agreement have been released. The Company recorded $390,409 in the year ended April 30, 2003 as compensation expense. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                         $2.60
          Stock price on grant date                           $2.77
          Exercise price                                      $2.48
          Expected life                                       2.0 years
          Risk-free rate of return                            1.88 %
          Expected annual volatility                          100%
          Annual rate of dividends                            0%

         In February 2003, the Company issued warrants to purchase 80,000 shares of common stock to a placement agent. The warrants vest immediately, have an exercise price of $1.50 per share, and expire in February 2006. The Company recorded $130,712 in the year ended April 30, 2003 as compensation expense. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                         $1.63
          Stock price on grant date                           $1.76
          Exercise price                                      $1.50
          Expected life                                       2.0 years
          Risk-free rate of return                            1.66 %
          Expected annual volatility                          100%
          Annual rate of dividends                            0%

         In April 2003, the Company issued warrants to purchase 50,000 shares of common stock for placement agent services rendered. The warrants vest immediately, have an exercise price of $0.50 per share, and expire in April 2006. The Company recorded $18,284 in the year ended April 30, 2003 as compensation expense. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                         $0.37
          Stock price on grant date                           $0.41
          Exercise price                                      $0.50
          Expected life                                       2.0 years
          Risk-free rate of return                            1.57 %
          Expected annual volatility                          100%
          Annual rate of dividends                            0%

         In May 2002, the Company issued warrants to purchase 250,000 shares of common stock for placement agent services rendered. The warrants vest immediately, have an exercise price of $2.12 per share, and expire in December 2007. The Company recorded $162,792 in the year ended April 30, 2003 as compensation expense. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                          $0.65
          Stock price on grant date                            $2.09
          Exercise price                                       $2.09
          Expected life                                        1.0 years
          Risk-free rate of return                             2.33%
          Expected annual volatility                           78%
          Annual rate of dividends                             0%

         Stock Options Issued in Exchange for Accounts Payable

         During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company converted accounts payable due to consultants of $65,000, $0, and $65,000, respectively, into options to purchase 72,726, 0, and 72,726 shares, respectively, of common stock. Of these options, 45,454 are exercisable at $1 per share, vest over a one-year period, and expire in September 2012. The remaining options are exercisable at $2.24 per share, vest over a one-year period, and expire in December 2012. The fair value of the stock options was determined to be the amount of the accounts payable converted into stock options.

         Stock Options Issued for Services Rendered

         In July 2002, the Company issued options to purchase 1,000,000 shares of common stock for business development services rendered. As of April 30, 2003, options to purchase 500,000 shares of common stock were vested. The options have an exercise price of $1 per share and expire in July 2008. The fair value of the vested portion of the stock options were determined to be $761,007 and the Company recorded compensation expense totaling $211,390 and prepaid consulting totaling $549,617 as of April 30, 2003. The compensation expense is being expensed over the three year life of the agreement with the consultant. The fair value of the stock options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of stock options per share                    $1.52
          Stock price on grant date                           $2.13
          Exercise price                                      $1.00
          Expected life                                       2.0 years
          Risk-free rate of return                            3.02%
          Expected annual volatility                          105%
          Annual rate of dividends                            0%

         In August 2002, the Company issued options to purchase 400,000 shares of common stock for investor and public relations services rendered. The options vest immediately, have an exercise price of $2 per share, and expire in August 2004. The fair value of the stock options was determined to be $187,163 and the Company recorded compensation expense totaling $140,372 and prepaid consulting totaling $46,791 as of April 30, 2003. The compensation expense is being spread over the one-year life of the agreement. The fair value of the stock options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of stock options per share                     $0.47
          Stock price on grant date                            $1.76
          Exercise price                                       $2.00
          Expected life                                        1.0 years
          Risk-free rate of return                             1.75%
          Expected annual volatility                           78%
          Annual rate of dividends                             0%

         Stock Options Issued as Compensation Expense

         In September  2002, the Company  issued  options to purchase  3,005,038 shares of common stock to the President/Chief Executive Officer/Treasurer/Director in accordance with an employment agreement (see Note 10).

         In February 2003, the Company issued options to purchase 416,717 shares of common stock and was committed to issue options to purchase 40,000 shares of common stock to the Chief Scientist/Chairman of the Board in accordance with an employment agreement (see Note 10). In relation to this transaction, the Company recorded compensation expense totaling $59,373 or $0.13 per share as of April 30, 2003 because the exercise price of the stock option of $2.81 was less than the market price of the stock ($2.94) on the date of the grant.

         Stock Options - General

         The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside parties.

         For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended April 30, 2003. The Company did not grant any options during the year ended April 30, 2002: dividend yield of 0%, expected volatility of 125%, risk-free interest rate of 2.2%, and expected life of two years. All options granted to employees during the year ended April 30, 2003 had an exercise price less than the stock price on the grant date. The weighted-average fair value of these options was $1.63, and the weighted-average exercise price was $1.19.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         The following summarizes the stock option and warrant transactions:

                                                                                      Stock
                                                    Weighted        Options           Weighted         Weighted
                                                    Average         and               Average          Total             Average
                                  Stock             Grant           Warrants          Grant            Options           Grant
                                  Options           Price           Non-              Price            and               Price
                                  Employee          per Share       Employee          per Share        Warrants          per Share
                                  ----------        ----------      ----------        ----------       ----------        ----------
           Outstanding,
          August 21, 1995
           (inception) to
            April 30, 2001                --        $       --              --        $       --               --        $       --
           Granted                 2,482,011        $     0.13              --                --        2,482,011        $     0.13
                                  ----------        ----------      ----------        ----------       ----------        ----------

           Outstanding,                                                                                                           $
          April 30, 2002           2,482,011        $     0.13              --                --        2,482,011        $     0.13
                                  ----------        ----------      ----------        ----------       ----------        ----------

           Granted                 3,421,755        $     1.22       3,168,412        $     1.36        6,590,167        $     1.36
          Exchanged for
           HiEnergy options           89,410        $     0.16              --        $       --           89,410        $     0.16
           Canceled               (2,065,965)       $     1.00              --        $       --       (2,065,965)       $     1.00
           Exercised                      --        $       --         (47,000)       $     0.83          (47,000)       $     0.83
                                  ----------        ----------      ----------        ----------       ----------        ----------

           Outstanding,
          April 30, 2003           3,927,211        $     0.63       3,121,412        $     1.51        7,048,623        $     1.02
                                  ----------        ----------      ----------        ----------       ----------        ----------

           Exercisable,
          April 30, 2003           3,927,211        $     0.63       4,150,069        $     1.61        6,505,443        $     1.02
                                  ----------        ----------      ----------        ----------       ----------        ----------


      The weighted-average remaining contractual life of the options and warrants outstanding at April 30, 2003 was 5.31 years. The exercise prices of the options and warrants outstanding at April 30, 2003 ranged from $0.01 to $2.81, and information relating to these options and warrants is as follows:

                                                                                         Weighted-               Weighted-
                                                                       Weighted-          Average                 Average
                                                                        Average          Exercise                Exercise
                             Stock                Stock                Remaining          Price of               Price of
       Range of            Options &            Options &            Contractual         Options &               Options &
       Exercise             Warrants            Warrants                 Life             Warrants               Warrants
       Prices             Outstanding          Exercisable              (years)          Outstanding            Exercisable
--------------------  --------------------  ------------------  ---------------------  --------------------- ---------------------
  $0.01 - $0.99               2,855,421          2,855,421                5.26           $       0.18           $      0.18

  $1.00 - $2.81               4,193,202          3,650,022                5.34           $       1.57           $      1.65

                       --------------------  ------------------
                              7,048,623          6,505,443
                       ====================  ==================

NOTE 12 - INCOME TAXES

         The components of the deferred income tax assets (liabilities) at April 30, 2003 were as follows:

          Deferred tax assets
                Compensation                           $ 1,018,665
                Net operating loss carryforwards         2,440,171
                Interest                                    15,117
                Other                                          195
                                                       -----------
                                                         3,474,148

          Deferred tax liability
                State taxes                               (243,160)
                                                       -----------

                                                         3,230,988
                                                       -----------
          Valuation allowance                           (3,250,988)
                                                       -----------

                      TOTAL                            $        --
                                                       ===========

         The following table presents the current and deferred income tax provision for federal and state income taxes for the years ended April 30, 2003 and 2002:

                                                 2003            2002
                                                ------          ------
          Current
                Federal                         $   --          $   --
                State                            1,600           1,934
                                                ------          ------

                                                 1,600           1,934
                                                ------          ------

          Deferred
                Federal                             --              --
                State                               --              --
                                                ------          ------

                      TOTAL                     $1,600          $1,934
                                                ======          ======


         The provision for (benefit from) income taxes differs from the amount that would result from applying the federal statutory rate for the years ended April 30, 2003 and 2002 as follows:

                                                             2003          2002
                                                            ------        ------
          Statutory regular federal income tax rate          34.00%        34.00%
          State taxes                                         5.80          5.74
          Change in valuation allowance                     (39.09)       (39.77)
          Other                                              (0.68)        (0.09)
                                                            ------        ------

                TOTAL                                         0.03%        (0.12)%
                                                            ======        ======

         As of April 30, 2003, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $4,661,000, which start expiring in 2010 through 2023. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.

NOTE 13 - FINANCING EXPENSE - RELATED PARTY

         In May 2002, the Company issued warrants to purchase 150,000 shares of common stock to a shareholder/former officer/director of the Company. The warrants vest immediately, are exercisable at $1 per share, and expire on May 31, 2005. Since the Company was in default on the note payable for $150,000 to this shareholder/former officer/director of the Company, the Company granted these warrants. Accordingly, the Company recorded financing expense of $223,710 during the year ended April 30, 2003. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

          Value of warrants per share                         $  1.49
          Stock price on grant date                           $  2.09
          Exercise price                                      $  1.00
          Expected life                                       2.0 years
          Risk-free rate of return                            3.72 %
          Expected annual volatility                          105%
          Annual rate of dividends                            0%


NOTE 14 - RELATED PARTY TRANSACTIONS

         During the years ended April 30, 2003 and 2002 and the period from August 21, 1995 (inception) to April 30, 2003, the Company purchased $4,767, $0, and $4,767, respectively, of property and equipment from a Board member.

         See  Notes  7,  8,  10,  13  and  15  for   additional   related  party
         transactions.

NOTE 15 - SUBSEQUENT EVENTS

         In May 2003, the Board of Directors approved the liquidation and termination of the Company's subsidiary, VWO, Inc., which did not have any assets or transactions during the year ended April 30, 2003.

         In May 2003, the Company received proceeds of $443,482, net of $10,000 in legal fees, from the sale of 1,410,000 shares of its common stock, which was included in subscriptions receivable at April 30, 2003.

         In May 2003, the holders of all of the Series A surrendered and exchanged their shares for 2,191,874 shares of the Company's common stock valued at $0.45 per share. The number of shares received included 62,562 penalty shares of common stock for late registration of the common stock. In addition, the Company issued 91,526 shares of common stock to certain shareholders who invested in a private placement, dated October 29, 2002, to compensate them for the late registration of the common stock.

         In May 2003, the Board of Directors approved the formation of the 2003 Stock Incentive Plan and reserved 2,000,000 shares of authorized and unissued shares of common stock for such plan. Under the plan, the Board of Directors also approved the issuance of options to purchase 490,000 shares of common stock to various directors and employees of the Company at an exercise price of $0.75 per share and options to purchase 200,000 shares of common stock to consultants of the Company at an exercise price of $0.50 per share. The plan and the grants are subject to approval by the Company's shareholders at the next annual meeting in October 2003.

         In May 2003, the Company issued warrants to purchase 150,000 shares of common stock at $0.45 per share to business development consultants for services rendered. The expense was $60,518 related to this transaction.

         In May 2003, the Company issued 45,000 shares of common stock to a consultant for services rendered totaling $15,000.

         In May and June 2003, the Company entered into notes payable agreements for $244,000 with its legal counsel in exchange for services rendered. The notes payable are unsecured, bear interest at 10% per annum, are convertible into shares of common stock at $1 for every dollar outstanding, subject to certain adjustments, and mature in September 2003 unless converted. In June 2003, the Company issued 300,000 shares of common stock to its legal counsel as payment for $100,000 of these notes payable.

         In two private sales in June 2003, the Company sold 600,000 shares of its common stock and raised $200,000.

         In July 2003, the Company entered into a new lease agreement with one of the Company's directors for a test site in Irvine, California. Under the terms of the contract, the Company may use the test site from July 1, 2003 to December 31, 2003 for monthly payments of $1,200.

                              FINANCIAL STATEMENTS

                                OCTOBER 31, 2003

         Consolidated  Balance  Sheets as of April 30, 2003 and October 31, 2003
         (unaudited)                                                                       F-34

         Consolidated  Statements  of  Operations  for the three  months and six months ended October 31, 2003 and 2002  (unaudited)  and for the Period
         from August 21, 1995 (Inception) to October 31, 2003 (unaudited)                  F-35

         Consolidated  Statements  of  Shareholders'  Equity (Deficit) for the
         Period from August 21, 1995 (Inception) to October 31, 2003 (unaudited)        F-36 - F-38

         Consolidated  Statements of Cash Flows for the six months ended October
         31, 2003 and 2002  (unaudited)  and for the Period from August 21, 1995
         (Inception) to October 31, 2003 (unaudited)                                    F-39 - F-40

         Notes to the Consolidated Financial Statements (unaudited)                     F-41 - F-60

                                    HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                                     CONSOLIDATED BALANCE SHEETS
                                 OCTOBER 31, 2003 (UNAUDITED) AND APRIL 30, 2003
-------------------------------------------------------------------------------

                                      ASSETS
                                                                                          October 31,      April 30,
                                                                                            2003             2003
                                                                                        ------------      ------------
CURRENT ASSETS                                                                          (unaudited)
    Cash and cash equivalents                                                           $    259,746      $     35,774
    Restricted cash                                                                               --            71,234
    Subscription receivable                                                                       --           443,482
    Accounts receivable                                                                       34,583            34,583
    Other current assets                                                                     202,246           427,650
                                                                                        ------------      ------------

       Total current assets                                                                  496,575         1,012,723

PROPERTY AND EQUIPMENT, net                                                                  561,496           504,424
OTHER ASSETS                                                                                      --           295,948
                                                                                        ------------      ------------

TOTAL ASSETS                                                                            $  1,058,071      $  1,813,095
                                                                                        ============      ============

                     LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                          October 31,      April 30,
                                                                                            2003             2003
                                                                                        ------------      ------------
CURRENT LIABILITIES
    Accounts payable                                                                    $    448,183      $    670,895
    Accrued expenses                                                                          65,961             1,600
    Accrued payroll and payroll taxes                                                         68,757            28,525
    Accrued interest                                                                          46,000            35,288
    Notes payable - related parties                                                           85,000            85,000
    Convertible notes payable - related parties                                              449,746            57,117
                                                                                        ------------      ------------

       Total current liabilities                                                           1,163,647           878,425
                                                                                        ------------      ------------

MINORITY INTEREST IN SUBSIDIARY                                                               18,923            18,923
                                                                                        ------------      ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
    Series A convertible, redeemable preferred stock 8% dividends, voting rights, liquidation preference $10,000 per share, 345 shares authorized
       0 (unaudited) and 95.82 shares issued and outstanding                                      --                 1
    Common stock, $0.001 par value
       100,000,000 shares authorized
       30,868,666 (unaudited) and 25,525,882 shares
          issued and outstanding                                                              30,868            25,525
    Additional paid-in capital                                                            12,194,682         9,837,437
    Committed common stock, 0 (unaudited) and
       76,937 outstanding                                                                         --            34,404
    Deficit accumulated during the development stage                                     (12,350,049)       (8,981,620)
                                                                                        ------------      ------------

             Total shareholders' equity (deficit)                                           (124,499)          915,747
                                                                                        ------------      ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                              $  1,058,071      $  1,813,095
                                                                                        ============      ============

   The accompanying notes are an integral part of these financial statements

                                                     HIENERGY TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED),
             FOR THE SIX MONTHS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED), AND FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO OCTOBER 31, 2003 (UNAUDITED)
-------------------------------------------------------------------------------

                                                                                                               For the
                                                                                                             Period from
                                                                                                             August 21,
                                          Three Months Ended                   Six Months Ended                 1995
                                    -------------------------------     -----------------------------      (Inception) to
                                     October 31,       October 31,       October 31,      October 31,        October 31,
                                       2003               2002              2003              2002              2003
                                    ------------      ------------      ------------      ------------      ------------
                                     (unaudited)       (unaudited)       (unaudited)       (unaudited)       (unaudited)
OPERATING EXPENSES
     General and administration        1,378,873           867,170         2,407,113         1,386,315         8,316,177
     Research and development            238,755           134,558           337,077           301,153         2,294,756
                                    ------------      ------------      ------------      ------------      ------------

TOTAL OPERATING EXPENSES               1,617,628         1,001,728         2,744,190         1,687,468        10,610,933

LOSS FROM OPERATIONS                  (1,617,628)       (1,001,728)       (2,744,190)       (1,687,468)      (10,610,933)
                                    ------------      ------------      ------------      ------------      ------------

OTHER INCOME (EXPENSE)
     Interest income                         519             1,200               883             3,358             8,769
     Interest expense                     (7,701)           (2,385)          (12,926)           (5,405)          (53,836)
     Financing expense                        --                --                --          (223,710)         (223,710)
     Other income                             --                --                --                --               231
                                    ------------      ------------      ------------      ------------      ------------

Total other income
     (expense)                            (7,182)           (1,185)          (12,043)         (225,757)         (268,546)
                                    ------------      ------------      ------------      ------------      ------------

LOSS BEFORE PROVISION
     FOR INCOME TAXES                 (1,624,810)       (1,002,913)       (2,756,233)       (1,913,225)      (10,879,479)

PROVISION FOR INCOME
     TAXES                                    --                --               800                --            13,383
                                    ------------      ------------      ------------      ------------      ------------

NET LOSS                            $ (1,624,810)     $ (1,002,913)     $ (2,757,033)     $ (1,913,225)     $(10,892,862)

BENEFICIAL CONVERSION
     FEATURE GRANTED ON
     PREFERRED STOCK                          --          (767,431)               --          (767,431)         (767,431)

PREFERRED STOCK
     DIVIDENDS                                --           (78,360)         (611,396)          (78,360)         (689,756)
                                    ------------      ------------      ------------      ------------      ------------

NET LOSS AVAILABLE TO
     COMMON
     SHAREHOLDERS                   $ (1,624,810)     $ (1,848,704)     $ (3,368,429)     $ (2,759,016)     $(12,350,049)
                                    ============      ============      ============      ============      ============

NET LOSS PER SHARE                  $      (0.05)     $      (0.04)     $      (0.10)     $      (0.08)
                                    ============      ============      ============      ============

BENEFICIAL CONVERSION
     FEATURE GRANTED ON
     PREFERRED STOCK
     PER SHARE                      $         --      $      (0.03)     $         --      $      (0.03)
                                    ============      ============      ============      ============

PREFERRED STOCK
     DIVIDENDS PER SHARE            $         --      $      (0.01)     $      (0.02)     $      (0.01)
                                    ============      ============      ============      ============

BASIC AND DILUTED LOSS
     AVAILABLE TO COMMON
     SHAREHOLDERS PER
     SHARE                          $      (0.05)     $      (0.08)     $      (0.12)     $      (0.12)
                                    ============      ============      ============      ============

BASIC AND DILUTED
     WEIGHTED-AVERAGE
     COMMON SHARES
     OUTSTANDING                      30,199,605        22,973,597        29,028,467        22,783,343
                                    ============      ============      ============      ============

   The accompanying notes are an integral part of these financial statements

                                    HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                       CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO OCTOBER 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                  Price per            Series A Convertible,
                                                                   Equity           Redeemable Preferred Stock
                                                     Date           Unit              Shares            Amount
                                                   --------     -------------      ------------      ------------
BALANCE, AUGUST 21, 1995 (INCEPTION)                                                         --      $         --

RECAPITALIZATION UPON REVERSE TAKEOVER
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (1)     $       0.01
NET LOSS
                                                                -------------      ------------      ------------

BALANCE, APRIL 30, 1996                                                                      --                --

ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (2)     $       0.01
NET LOSS
                                                                -------------      ------------      ------------

BALANCE, APRIL 30, 1997                                                                      --                --

ISSUANCE OF COMMON STOCK FOR CASH                  03/23/98     $        0.05
ISSUANCE OF COMMON STOCK FOR CASH                  03/25/98     $        0.11
ISSUANCE OF COMMON STOCK FOR CASH                       (3)     $        0.14
ISSUANCE OF COMMON STOCK FOR CASH                  10/14/97     $        0.22
ISSUANCE OF COMMON STOCK FOR CASH                       (3)     $        0.28
ISSUANCE OF COMMON STOCK FOR CASH                  09/04/97     $        0.35
ISSUANCE OF COMMON STOCK FOR CASH                  12/17/97     $        0.49
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (3)     $        0.01
NET LOSS
                                                                -------------      ------------      ------------

BALANCE, APRIL 30, 1998                                                                      --                --

ISSUANCE OF COMMON STOCK FOR CASH                       (4)     $        0.28
ISSUANCE OF COMMON STOCK FOR CASH                  10/01/98     $        0.36
ISSUANCE OF COMMON STOCK FOR CASH                  01/15/99     $        0.38
ISSUANCE OF COMMON STOCK FOR CASH                  10/30/98     $        0.56
ISSUANCE OF COMMON STOCK FOR CASH                  03/17/99     $        0.57
ISSUANCE OF COMMON STOCK FOR CASH                  01/08/99     $        0.72
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98     $        0.75
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98     $        0.78
ISSUANCE OF COMMON STOCK FOR CASH                  11/24/98     $        0.89
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98     $        0.93
ISSUANCE OF COMMON STOCK FOR CASH                  01/15/99     $        1.41
ISSUANCE OF COMMON STOCK FOR CASH                  05/05/98     $        1.64
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98     $        2.80
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (4)     $        0.02
NET LOSS
                                                                -------------      ------------      ------------
BALANCE, APRIL 30, 1999                                                                      --                --

ISSUANCE OF COMMON STOCK FOR CASH                  06/28/99     $        0.02
ISSUANCE OF COMMON STOCK FOR CASH                  05/03/99     $        0.10
ISSUANCE OF COMMON STOCK FOR CASH                  07/14/99     $        0.28
ISSUANCE OF COMMON STOCK FOR CASH                  11/30/99     $        0.39
ISSUANCE OF COMMON STOCK FOR CASH                  07/12/99     $        0.52
ISSUANCE OF COMMON STOCK FOR CASH                       (5)     $        0.56
ISSUANCE OF COMMON STOCK FOR CASH                  04/03/00     $        0.72
ISSUANCE OF COMMON STOCK FOR CASH                  04/03/00     $        0.89
ISSUANCE OF COMMON STOCK FOR CASH                       (5)     $        0.46
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (5)     $        0.04
NET LOSS
                                                                -------------      ------------      ------------

BALANCE, APRIL 30, 2000                                                                      --                --

ISSUANCE OF COMMON STOCK FOR CASH                  09/28/00     $        0.24
ISSUANCE OF COMMON STOCK FOR CASH                       (6)     $        0.24
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (6)     $        0.10
NET LOSS
                                                                -------------      ------------      ------------

BALANCE, APRIL 30, 2001                                                                      --                --

ISSUANCE OF COMMON STOCK FOR CASH                       (7)     $        0.22
ISSUANCE OF COMMON STOCK FOR CASH                  03/13/02     $        0.24
ISSUANCE OF COMMON STOCK FOR CASH                       (7)     $        0.45
ISSUANCE OF COMMON STOCK FOR CASH                  07/31/01     $        1.12
ISSUANCE OF COMMON STOCK FOR CASH                       (7)     $        0.26
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (7)     $        0.05
ISSUANCE OF COMMON STOCK IN PRIVATE
     PLACEMENT FOR CASH                            04/30/02     $        1.00
NET LOSS
                                                                -------------      ------------      ------------

BALANCE, APRIL 30, 2002                                                                      --                --

ISSUANCE OF PREFERRED STOCK
     IN PRIVATE PLACEMENT FOR CASH                 10/31/03     $    8,173.18             97.93      $          1
ISSUANCE OF COMMON STOCK
     FOR SUBSCRIPTIONS RECEIVABLE                  04/30/03     $        0.32
ISSUANCE OF COMMON STOCK
     FOR SUBSCRIPTIONS RECEIVABLE                  04/30/03     $        0.33
ISSUANCE OF COMMON STOCK
     FOR SUBSCRIPTIONS RECEIVABLE                  04/30/03     $        0.40
ISSUANCE OF COMMON STOCK
     IN PRIVATE PLACEMENT FOR CASH                 10/07/03     $        1.26
OFFERING COSTS
ISSUANCE OF COMMON STOCK
     ON CASHLESS CONVERSION
     OF THE SERIES A PREFERRED
     STOCK                                         01/27/03                              (2.11)
ISSUANCE OF COMMON STOCK
     IN CASHLESS EXERCISE OF
     WARRANTS                                      01/02/03
ISSUANCE OF COMMON STOCK
     AND COMMON STOCK
     COMMITTED AS A BONUS                               (8)     $        1.35
ISSUANCE OF COMMON STOCK
     AND COMMON STOCK
     COMMITTED FOR SERVICES
     RENDERED                                      04/21/03     $        0.65
DIVIDENDS ON PREFERRED STOCK                       10/31/03
BENEFICIAL CONVERSION FEATURE
     GRANTED IN CONNECTION WITH
     ISSUANCE OF PREFERRED
     STOCK                                         10/31/03
CONVERSION OF CONVERTIBLE
     NOTES PAYABLE - RELATED
     PARTIES INTO COMMON
     STOCK                                         07/18/03     $        1.00
FINANCING EXPENSE IN CONNECTION WITH
     ISSUANCE OF WARRANTS                          05/31/02     $        1.49
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         07/12/02     $        1.52
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         08/01/02     $        0.47
STOCK OPTIONS ISSUED AS COMPENSATION               02/11/08     $        0.13
STOCK OPTIONS ISSUED AS COMPENSATION               09/25/02     $        1.10
STOCK OPTIONS ISSUED IN EXCHANGE FOR
     SETTLEMENT OF ACCOUNTS PAYABLE                09/25/02     $        1.10
STOCK OPTIONS ISSUED IN EXCHANGE FOR
     SETTLEMENT OF ACCOUNTS PAYABLE                12/19/02     $        0.55
WARRANTS ISSUED FOR SERVICES RENDERED              12/09/02     $        0.65
WARRANTS ISSUED FOR SERVICES RENDERED              02/17/03     $        1.63
WARRANTS ISSUED FOR SERVICES RENDERED              04/28/03     $        0.37
WARRANTS ISSUED FOR TERMINATION OF CONTRACT        12/09/02     $        1.56
AMORTIZATION OF DEFERRED COMPENSATION
REVERSAL OF DEFERRED COMPENSATION
EXERCISE OF STOCK OPTIONS IN SUBSIDIARY
NET LOSS
                                                                                   ------------      ------------

BALANCE, APRIL 30, 2003                                                                   95.82                 1
                                                                                   ============      ============

Issuance of common stock for cash                  06/24/03     $        0.33
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED     06/24/03     $        0.33
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED     05/13/03     $        0.48
ISSUANCE OF COMMON STOCK ON CASHLESS CONVERSION
     OF SERIES A PREFERRED STOCK                   05/16/03                              (95.82)     $         (1)
DIVIDENDS ON PREFERRED STOCK                       05/16/03
ISSUANCE OF COMMON STOCK AS PENALTY SHARES         05/16/03
ISSUANCE OF COMMITTED COMMON STOCK                 05/21/03
ISSUANCE OF COMMITTED COMMON STOCK                 06/19/03
ISSUANCE OF COMMON STOCK ON EXERCISE OF
     WARRANTS                                      05/27/03
WARRANTS ISSUED FOR SERVICES RENDERED              05/16/03     $        0.40
WARRANTS ISSUED FOR SERVICES RENDERED              05/01/03     $        0.32
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         07/16/03     $        0.45
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         05/16/03     $        0.38
ISSUANCE OF COMMITTED COMMON STOCK                 08/14/03
ISSUANCE OF COMMON STOCK FOR CASH                  08/15/03     $        0.45
ISSUANCE OF COMMON STOCK FOR CASH                  08/20/03     $        0.52
ISSUANCE OF COMMON STOCK FOR CASH                  08/25/03     $        0.69
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         08/27/03     $        1.03
ISSUANCE OF COMMON STOCK FOR CASH                  08/28/03     $        0.69
ISSUANCE OF COMMON STOCK FOR CASH                  08/29/03     $        0.69
ISSUANCE OF COMMON STOCK FOR CASH, NET OF
     COMMISSION OF $40,000                         08/29/03     $        0.69
ISSUANCE OF COMMON STOCK AS PENALTY SHARES         10/15/03
ISSUANCE OF COMMON STOCK FOR CASH                  10/27/02     $        0.95
NET LOSS
                                                                -------------      ------------      ------------

BALANCE, OCTOBER 31, 2003 (UNAUDITED)                                                        --      $         --
                                                                -------------      ------------      ------------

(1) Multiple transactions valued at the per share price in the year ended April 30, 1996
(2) Multiple transactions valued at the per share price in the year ended April 30, 1997
(3) Multiple transactions valued at the per share price in the year ended April 30, 1998
(4) Multiple transactions valued at the per share price in the year ended April 30, 1999
(5) Multiple transactions valued at the per share price in the year ended April 30, 2000
(6) Multiple transactions valued at the per share price in the year ended April 30, 2001
(7) Multiple transactions valued at the per share price in the year ended April 30, 2002
(8) Multiple transactions valued at the per share price in the year ended April 30, 2003


   The accompanying notes are an integral part of these financial statements

                                    HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                       CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO OCTOBER 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                 Additional        Committed
                                                                     Common Stock                  Paid-in          Common
                                                     Date       Shares            Amount           Capital           Stock
                                                   --------  ------------      ------------      ------------      ------------
BALANCE, AUGUST 21, 1995 (INCEPTION)                                   --      $         --      $         --      $         --

RECAPITALIZATION UPON REVERSE TAKEOVER                          6,470,000             6,470            (6,456)
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (1)       734,771               735             7,495
NET LOSS
                                                             ------------      ------------      ------------      ------------

BALANCE, APRIL 30, 1996                                         7,204,771             7,205             1,039                --

ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (2)         3,219                 3                33
NET LOSS
                                                             ------------      ------------      ------------      ------------

BALANCE, APRIL 30, 1997                                         7,207,990             7,208             1,072                --

ISSUANCE OF COMMON STOCK FOR CASH                  03/23/98        45,603                46             2,206
ISSUANCE OF COMMON STOCK FOR CASH                  03/25/98         4,470                 4               496
ISSUANCE OF COMMON STOCK FOR CASH                       (3)       111,771               112            15,513
ISSUANCE OF COMMON STOCK FOR CASH                  10/14/97        89,417                89            19,911
ISSUANCE OF COMMON STOCK FOR CASH                       (3)       293,466               293            81,757
ISSUANCE OF COMMON STOCK FOR CASH                  09/04/97         8,942                 9             3,115
ISSUANCE OF COMMON STOCK FOR CASH                  12/17/97        42,920                43            20,957
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (3)     1,451,928             1,452            15,598
NET LOSS
                                                             ------------      ------------      ------------      ------------

BALANCE, APRIL 30, 1998                                         9,256,507             9,257           160,625                --

ISSUANCE OF COMMON STOCK FOR CASH                       (4)       116,241               116            32,364
ISSUANCE OF COMMON STOCK FOR CASH                  10/01/98        13,815                14             4,986
ISSUANCE OF COMMON STOCK FOR CASH                  01/15/99         9,389                 9             3,591
ISSUANCE OF COMMON STOCK FOR CASH                  10/30/98        13,413                13             7,487
ISSUANCE OF COMMON STOCK FOR CASH                  03/17/99        17,883                18            10,182
ISSUANCE OF COMMON STOCK FOR CASH                  01/08/99        44,708                45            32,355
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98         3,353                 3             2,497
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98         8,942                 9             6,991
ISSUANCE OF COMMON STOCK FOR CASH                  11/24/98        11,177                11             9,989
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98         2,683                 3             2,497
ISSUANCE OF COMMON STOCK FOR CASH                  01/15/99         4,471                 4             6,296
ISSUANCE OF COMMON STOCK FOR CASH                  05/05/98        17,883                18            29,232
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98           894                 1             2,499
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (4)     2,167,620             2,167            47,592
NET LOSS
                                                             ------------      ------------      ------------      ------------

BALANCE, APRIL 30, 1999                                        11,688,979            11,688           359,182                --

ISSUANCE OF COMMON STOCK FOR CASH                  06/28/99         4,471      $          4      $         96
ISSUANCE OF COMMON STOCK FOR CASH                  05/03/99        35,767                36             3,631
ISSUANCE OF COMMON STOCK FOR CASH                  07/14/99        44,708                45            12,455
ISSUANCE OF COMMON STOCK FOR CASH                  11/30/99        53,650                54            20,946
ISSUANCE OF COMMON STOCK FOR CASH                  07/12/99         2,861                 3             1,497
ISSUANCE OF COMMON STOCK FOR CASH                       (5)       232,484               232           129,768
ISSUANCE OF COMMON STOCK FOR CASH                  04/03/00         2,794                 3             1,997
ISSUANCE OF COMMON STOCK FOR CASH                  04/03/00         8,383                 8             7,492
ISSUANCE OF COMMON STOCK FOR CASH                       (5)       253,430               253           117,126
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (5)     1,914,570             1,915            83,322
NET LOSS
                                                             ------------      ------------      ------------      ------------

BALANCE, APRIL 30, 2000                                        14,242,097            14,242           737,512                --

ISSUANCE OF COMMON STOCK FOR CASH                  09/28/00        21,214                21             4,979
ISSUANCE OF COMMON STOCK FOR CASH                       (6)       444,223               444           104,286
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (6)       371,035               371            36,097
NET LOSS
                                                             ------------      ------------      ------------      ------------

BALANCE, APRIL 30, 2001                                        15,078,569            15,078           882,874                --

ISSUANCE OF COMMON STOCK FOR CASH                       (7)       517,723               518           115,282
ISSUANCE OF COMMON STOCK FOR CASH                  03/13/02        10,283                10             2,410
ISSUANCE OF COMMON STOCK FOR CASH                       (7)        44,708                45            19,955
ISSUANCE OF COMMON STOCK FOR CASH                  07/31/01         8,942                 9             9,991
ISSUANCE OF COMMON STOCK FOR CASH                       (7)       130,415               130            33,219
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (7)     5,059,560             5,060           227,110
ISSUANCE OF COMMON STOCK IN PRIVATE
     PLACEMENT FOR CASH                            04/30/02     1,225,000             1,225         1,223,775
NET LOSS
                                                             ------------      ------------      ------------      ------------

BALANCE, APRIL 30, 2002                                        22,075,200            22,075         2,514,616                --

ISSUANCE OF PREFERRED STOCK
     IN PRIVATE PLACEMENT FOR CASH                 10/31/03                                      $    800,399
ISSUANCE OF COMMON STOCK
     FOR SUBSCRIPTIONS RECEIVABLE                  04/30/03       700,000      $        700           219,800
ISSUANCE OF COMMON STOCK
     FOR SUBSCRIPTIONS RECEIVABLE                  04/30/03       700,000               700           228,300
ISSUANCE OF COMMON STOCK
     FOR SUBSCRIPTIONS RECEIVABLE                  04/30/03        10,000                10             3,972
ISSUANCE OF COMMON STOCK
     IN PRIVATE PLACEMENT FOR CASH                 10/07/03     1,849,934             1,850         2,320,556
OFFERING COSTS                                                                                       (196,793)
ISSUANCE OF COMMON STOCK
     ON CASHLESS CONVERSION
     OF THE SERIES A PREFERRED
     STOCK                                         01/27/03        18,336                18               (18)
ISSUANCE OF COMMON STOCK
     IN CASHLESS EXERCISE OF
     WARRANTS                                      01/02/03        33,909                34               (34)
ISSUANCE OF COMMON STOCK
     AND COMMON STOCK
     COMMITTED AS A BONUS                               (8)        11,178                11            21,339      $     17,549
ISSUANCE OF COMMON STOCK
     AND COMMON STOCK
     COMMITTED FOR SERVICES
     RENDERED                                      04/21/03        21,277                21            10,288             9,691
DIVIDENDS ON PREFERRED STOCK                       10/31/03        68,150                68            78,292
BENEFICIAL CONVERSION FEATURE
     GRANTED IN CONNECTION WITH
     ISSUANCE OF PREFERRED
     STOCK                                         10/31/03                                           767,431
CONVERSION OF CONVERTIBLE
     NOTES PAYABLE - RELATED
     PARTIES INTO COMMON
     STOCK                                         07/18/03        37,898                38            37,858
FINANCING EXPENSE IN CONNECTION WITH
     ISSUANCE OF WARRANTS                          05/31/02                                           223,710
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         07/12/02                                           761,007
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         08/01/02                                           187,163
STOCK OPTIONS ISSUED AS COMPENSATION               02/11/08                                            59,373
STOCK OPTIONS ISSUED AS COMPENSATION               09/25/02                                         3,305,542
STOCK OPTIONS ISSUED IN EXCHANGE FOR
     SETTLEMENT OF ACCOUNTS PAYABLE                09/25/02                                            50,000
STOCK OPTIONS ISSUED IN EXCHANGE FOR
     SETTLEMENT OF ACCOUNTS PAYABLE                12/19/02                                            15,000
WARRANTS ISSUED FOR SERVICES RENDERED              12/09/02                                           162,792
WARRANTS ISSUED FOR SERVICES RENDERED              02/17/03                                      $    130,712
WARRANTS ISSUED FOR SERVICES RENDERED              04/28/03                                            18,284
WARRANTS ISSUED FOR TERMINATION OF CONTRACT        12/09/02                                           390,409
AMORTIZATION OF DEFERRED COMPENSATION
REVERSAL OF DEFERRED COMPENSATION                                                                  (2,272,561)
EXERCISE OF STOCK OPTIONS IN SUBSIDIARY                                                                            $      7,164
NET LOSS
                                                             ------------      ------------      ------------      ------------

BALANCE, APRIL 30, 2003                                        25,525,882            25,525         9,837,437            34,404
                                                             ============      ============      ============      ============

Issuance of common stock for cash                  06/24/03       600,000      $        600      $    199,400
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED     06/24/03       300,000               300            99,700
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED     05/13/03        45,000                45            21,555
ISSUANCE OF COMMON STOCK CASHLESS CONVERSION
     OF SERIES A PREFERRED STOCK                   05/16/03     2,191,878             2,192            (2,192)
DIVIDENDS ON PREFERRED STOCK                       05/16/03                                           611,396
ISSUANCE OF COMMON STOCK AS PENALTY SHARES         05/16/03        91,526                92               (92)
ISSUANCE OF COMMITTED COMMON STOCK                 05/21/03        20,000                20             9,671      $     (9,691)
ISSUANCE OF COMMITTED COMMON STOCK                 06/19/03        11,178                11            17,538           (17,549)
ISSUANCE OF COMMON STOCK ON EXERCISE OF
     WARRANTS                                      05/27/03        34,000                34               306
WARRANTS ISSUED FOR SERVICES RENDERED              05/16/03                                            60,518
WARRANTS ISSUED FOR SERVICES RENDERED              05/01/03                                            15,864
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         07/16/03                                            89,760
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         05/16/03                                            11,348
ISSUANCE OF COMMITTED COMMON STOCK                 08/14/03        44,705                45             7,119            (7,164)
ISSUANCE OF COMMON STOCK FOR CASH                  08/15/03       222,222               222            99,778
ISSUANCE OF COMMON STOCK FOR CASH                  08/20/03       400,000               400           207,600
ISSUANCE OF COMMON STOCK FOR CASH                  08/25/03       272,464               272           187,728
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         08/27/03                                            41,356
ISSUANCE OF COMMON STOCK FOR CASH                  08/28/03        86,957                87            59,913
ISSUANCE OF COMMON STOCK FOR CASH                  08/29/03       144,928               145            99,855
ISSUANCE OF COMMON STOCK FOR CASH, NET OF
     COMMISSION OF $40,000                         08/29/03       666,666               667           459,333
ISSUANCE OF COMMON STOCK AS PENALTY SHARES         10/15/03       148,260               148              (148)
ISSUANCE OF COMMON STOCK FOR CASH                  10/27/02        63,000                63            59,939
NET LOSS
                                                             ------------      ------------      ------------      ------------

BALANCE, OCTOBER 31, 2003 (UNAUDITED)                          30,868,666      $     30,868      $ 12,194,682      $         --
                                                             ------------      ------------      ------------      ------------

(1) Multiple transactions valued at the per share price in the year ended April 30, 1996
(2) Multiple transactions valued at the per share price in the year ended April 30, 1997
(3) Multiple transactions valued at the per share price in the year ended April 30, 1998
(4) Multiple transactions valued at the per share price in the year ended April 30, 1999
(5) Multiple transactions valued at the per share price in the year ended April 30, 2000
(6) Multiple transactions valued at the per share price in the year ended April 30, 2001
(7) Multiple transactions valued at the per share price in the year ended April 30, 2002
(8) Multiple transactions valued at the per share price in the year ended April 30, 2003


   The accompanying notes are an integral part of these financial statements

                                    HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                       CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO OCTOBER 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                 Accumulated
                                                                                  during the
                                                                 Deferred        Development
                                                     Date      Compensation         Stage             Total
                                                   --------    ------------      ------------      ------------
BALANCE, AUGUST 21, 1995 (INCEPTION)                           $         --                --      $         --

RECAPITALIZATION UPON REVERSE TAKEOVER                                                                       14
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (1)                                               8,230
NET LOSS                                                                         $    (39,387)          (39,387)
                                                               ------------      ------------      ------------

BALANCE, APRIL 30, 1996                                                  --           (39,387)          (31,143)

ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (2)                                                  36
NET LOSS                                                                             (110,004)         (110,004)
                                                               ------------      ------------      ------------

BALANCE, APRIL 30, 1997                                                  --          (149,391)         (141,111)

ISSUANCE OF COMMON STOCK FOR CASH                  03/23/98                                               2,252
ISSUANCE OF COMMON STOCK FOR CASH                  03/25/98                                                 500
ISSUANCE OF COMMON STOCK FOR CASH                       (3)                                              15,625
ISSUANCE OF COMMON STOCK FOR CASH                  10/14/97                                              20,000
ISSUANCE OF COMMON STOCK FOR CASH                       (3)                                              82,050
ISSUANCE OF COMMON STOCK FOR CASH                  09/04/97                                               3,124
ISSUANCE OF COMMON STOCK FOR CASH                  12/17/97                                              21,000
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (3)                                              17,050
NET LOSS                                                                             (293,019)         (293,019)
                                                               ------------      ------------      ------------

BALANCE, APRIL 30, 1998                                                  --          (442,410)         (272,528)

ISSUANCE OF COMMON STOCK FOR CASH                       (4)                                              32,480
ISSUANCE OF COMMON STOCK FOR CASH                  10/01/98                                               5,000
ISSUANCE OF COMMON STOCK FOR CASH                  01/15/99                                               3,600
ISSUANCE OF COMMON STOCK FOR CASH                  10/30/98                                               7,500
ISSUANCE OF COMMON STOCK FOR CASH                  03/17/99                                              10,200
ISSUANCE OF COMMON STOCK FOR CASH                  01/08/99                                              32,400
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98                                               2,500
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98                                               7,000
ISSUANCE OF COMMON STOCK FOR CASH                  11/24/98                                              10,000
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98                                               2,500
ISSUANCE OF COMMON STOCK FOR CASH                  01/15/99                                               6,300
ISSUANCE OF COMMON STOCK FOR CASH                  05/05/98                                              29,250
ISSUANCE OF COMMON STOCK FOR CASH                  12/02/98                                               2,500
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (4)                                              49,759
NET LOSS                                                                             (272,426)         (272,426)
                                                               ------------      ------------      ------------

BALANCE, APRIL 30, 1999                                                  --          (714,836)         (343,965)

ISSUANCE OF COMMON STOCK FOR CASH                  06/28/99                                        $        100
ISSUANCE OF COMMON STOCK FOR CASH                  05/03/99                                               3,667
ISSUANCE OF COMMON STOCK FOR CASH                  07/14/99                                              12,500
ISSUANCE OF COMMON STOCK FOR CASH                  11/30/99                                              21,000
ISSUANCE OF COMMON STOCK FOR CASH                  07/12/99                                               1,500
ISSUANCE OF COMMON STOCK FOR CASH                       (5)                                             130,000
ISSUANCE OF COMMON STOCK FOR CASH                  04/03/00                                               2,000
ISSUANCE OF COMMON STOCK FOR CASH                  04/03/00                                               7,500
ISSUANCE OF COMMON STOCK FOR CASH                       (5)                                             117,379
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (5)                                              85,237
NET LOSS                                                                         $   (332,131)         (332,131)
                                                               ------------      ------------      ------------

BALANCE, APRIL 30, 2000                                                  --        (1,046,967)         (295,213)

ISSUANCE OF COMMON STOCK FOR CASH                  09/28/00                                               5,000
ISSUANCE OF COMMON STOCK FOR CASH                       (6)                                             104,730
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (6)                                              36,468
NET LOSS                                                                             (288,067)         (288,067)
                                                               ------------      ------------      ------------

BALANCE, APRIL 30, 2001                                                  --        (1,335,034)         (437,082)

ISSUANCE OF COMMON STOCK FOR CASH                       (7)                                             115,800
ISSUANCE OF COMMON STOCK FOR CASH                  03/13/02                                               2,420
ISSUANCE OF COMMON STOCK FOR CASH                       (7)                                              20,000
ISSUANCE OF COMMON STOCK FOR CASH                  07/31/01                                              10,000
ISSUANCE OF COMMON STOCK FOR CASH                       (7)                                              33,349
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED          (7)                                             232,170
ISSUANCE OF COMMON STOCK IN PRIVATE
     PLACEMENT FOR CASH                            04/30/02                                           1,225,000
NET LOSS                                                                           (1,389,530)       (1,389,530)
                                                               ------------      ------------      ------------

BALANCE, APRIL 30, 2002                                                  --        (2,724,564)         (187,873)

ISSUANCE OF PREFERRED STOCK
     IN PRIVATE PLACEMENT FOR CASH                 10/31/03                                        $    800,399
ISSUANCE OF COMMON STOCK
     FOR SUBSCRIPTIONS RECEIVABLE                  04/30/03                                             220,500
ISSUANCE OF COMMON STOCK
     FOR SUBSCRIPTIONS RECEIVABLE                  04/30/03                                             229,000
ISSUANCE OF COMMON STOCK
     FOR SUBSCRIPTIONS RECEIVABLE                  04/30/03                                               3,982
ISSUANCE OF COMMON STOCK
     IN PRIVATE PLACEMENT FOR CASH                 10/07/03                                           2,322,406
OFFERING COSTS                                                                                        (196,793)
ISSUANCE OF COMMON STOCK
     ON CASHLESS CONVERSION
     OF THE SERIES A PREFERRED
     STOCK                                         01/27/03                                                  --
ISSUANCE OF COMMON STOCK
     IN CASHLESS EXERCISE OF
     WARRANTS                                      01/02/03                                                  --
ISSUANCE OF COMMON STOCK
     AND COMMON STOCK
     COMMITTED AS A BONUS                               (8)                                              38,899
ISSUANCE OF COMMON STOCK
     AND COMMON STOCK
     COMMITTED FOR SERVICES
     RENDERED                                      04/21/03                                              20,000
DIVIDENDS ON PREFERRED STOCK                       10/31/03                      $    (78,360)               --
BENEFICIAL CONVERSION FEATURE
     GRANTED IN CONNECTION WITH
     ISSUANCE OF PREFERRED
     STOCK                                         10/31/03                          (767,431)               --
CONVERSION OF CONVERTIBLE
     NOTES PAYABLE - RELATED
     PARTIES INTO COMMON
     STOCK                                         07/18/03                                              37,896
FINANCING EXPENSE IN CONNECTION WITH
     ISSUANCE OF WARRANTS                          05/31/02                                             223,710
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         07/12/02                                             761,007
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         08/01/02                                             187,163
STOCK OPTIONS ISSUED AS COMPENSATION               02/11/08                                              59,373
STOCK OPTIONS ISSUED AS COMPENSATION               09/25/02    $ (3,305,542)                                 --
STOCK OPTIONS ISSUED IN EXCHANGE FOR
     SETTLEMENT OF ACCOUNTS PAYABLE                09/25/02                                              50,000
STOCK OPTIONS ISSUED IN EXCHANGE FOR
     SETTLEMENT OF ACCOUNTS PAYABLE                12/19/02                                              15,000
WARRANTS ISSUED FOR SERVICES RENDERED              12/09/02                                             162,792
WARRANTS ISSUED FOR SERVICES RENDERED              02/17/03                                        $    130,712
WARRANTS ISSUED FOR SERVICES RENDERED              04/28/03                                              18,284
WARRANTS ISSUED FOR TERMINATION OF CONTRACT        12/09/02                                             390,409
AMORTIZATION OF DEFERRED COMPENSATION                          $  1,032,981                           1,032,981
REVERSAL OF DEFERRED COMPENSATION                                 2,272,561                                  --
EXERCISE OF STOCK OPTIONS IN SUBSIDIARY                                                                   7,164
NET LOSS                                                                         $ (5,411,265)       (5,411,265)
                                                               ------------      ------------      ------------

BALANCE, APRIL 30, 2003                                                  --        (8,981,620)          915,746
                                                               ============      ============      ============

Issuance of common stock for cash                  06/24/03                                        $    200,000
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED     06/24/03                                             100,000
ISSUANCE OF COMMON STOCK FOR SERVICES RENDERED     05/13/03                                              21,600
ISSUANCE OF COMMON STOCK CASHLESS CONVERSION                                                                 --
     OF SERIES A PREFERRED STOCK                   05/16/03                                                  --
DIVIDENDS ON PREFERRED STOCK                       05/16/03                      $   (611,396)               --
ISSUANCE OF COMMON STOCK AS PENALTY SHARES         05/16/03                                                  --
ISSUANCE OF COMMITTED COMMON STOCK                 05/21/03                                                  --
ISSUANCE OF COMMITTED COMMON STOCK                 06/19/03                                                  --
ISSUANCE OF COMMON STOCK ON EXERCISE OF
     WARRANTS                                      05/27/03                                                 340
WARRANTS ISSUED FOR SERVICES RENDERED              05/16/03                                              60,518
WARRANTS ISSUED FOR SERVICES RENDERED              05/01/03                                              15,864
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         07/16/03                                              89,760
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         05/16/03                                              11,348
ISSUANCE OF COMMITTED COMMON STOCK                 08/14/03                                                  --
ISSUANCE OF COMMON STOCK FOR CASH                  08/15/03                                             100,000
ISSUANCE OF COMMON STOCK FOR CASH                  08/20/03                                             208,000
ISSUANCE OF COMMON STOCK FOR CASH                  08/25/03                                             188,000
STOCK OPTIONS ISSUED FOR SERVICES RENDERED         08/27/03                                              41,356
ISSUANCE OF COMMON STOCK FOR CASH                  08/28/03                                              60,000
ISSUANCE OF COMMON STOCK FOR CASH                  08/29/03                                             100,000
ISSUANCE OF COMMON STOCK FOR CASH, NET OF
     COMMISSION OF $40,000                         08/29/03                                             460,000
ISSUANCE OF COMMON STOCK AS PENALTY SHARES         10/15/03                                                  --
ISSUANCE OF COMMON STOCK FOR CASH                  10/27/02                                              60,002
NET LOSS                                                                           (2,757,033)       (2,757,033)
                                                               ------------      ------------      ------------

BALANCE, OCTOBER 31, 2003 (UNAUDITED)                          $         --      $(12,350,049)     $   (124,499)
                                                               ------------      ------------      ------------

(1) Multiple transactions valued at the per share price in the year ended April 30, 1996
(2) Multiple transactions valued at the per share price in the year ended April 30, 1997
(3) Multiple transactions valued at the per share price in the year ended April 30, 1998
(4) Multiple transactions valued at the per share price in the year ended April 30, 1999
(5) Multiple transactions valued at the per share price in the year ended April 30, 2000
(6) Multiple transactions valued at the per share price in the year ended April 30, 2001
(7) Multiple transactions valued at the per share price in the year ended April 30, 2002
(8) Multiple transactions valued at the per share price in the year ended April 30, 2003


   The accompanying notes are an integral part of these financial statements

                                    HIENERGY TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE SIX MONTHS ENDED OCTOBER 31, 2003 AND 2002 (UNAUDITED), AND FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO OCTOBER 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                               For the
                                                                                                              Period from
                                                                                                              August 21,
                                                                                 Six Months Ended                1995
                                                                                    October 31,             (Inception) to
                                                                         ------------------------------        October 31,
                                                                             2003              2002               2003
                                                                         ------------      ------------       -----------
                                                                         (unaudited)        (unaudited)       (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                             $ (2,757,033)     $ (1,913,225)      (10,892,862)
    Adjustments to reconcile net loss to net cash
       used in operating activities
          Depreciation                                                         64,492            40,262           163,917
          Compensation expense relating to issuance of
             common stock in exchange for services
             rendered                                                              --                --           428,950
          Compensation expense relating to issuance of
             common stock in exchange for services
             rendered to minority shareholders                                     --                --            18,923
          Warrants issued for services rendered
             or to be rendered                                                 76,382           349,955           388,170
          Warrants issued for termination of contract                              --                --           390,409
          Issuance of common stock for services
             rendered                                                         121,600                --           200,973
          Stock options issued for services
             rendered                                                         142,465                --           494,227
          Issuance of common stock to an employee
             for a bonus                                                           --            21,350            38,899
          Additional compensation to officer                                       --                --            42,171
          Amortization of deferred compensation                                    --            84,556         1,032,981
          Financing expense                                                        --           223,710           223,710
          (Increase) decrease in
             Restricted cash                                                   71,234                --                --
             Accounts receivable                                                   --           (40,834)          (34,583)
             Subscription receivable                                          443,481          (213,221)          443,481
             Other current assets                                             225,404                --           404,162
             Other assets                                                     295,948                --                --
          Increase (decrease) in
             Accounts payable                                                 180,317           365,641           962,931
             Accrued expenses                                                  64,361           (78,682)           65,977
             Accrued payroll and payroll taxes                                 40,232                --            68,757
             Accrued interest                                                  10,712             3,790            48,898
                                                                         ------------      ------------      ------------

Net cash used in operating activities                                      (1,020,405)       (1,156,698)       (5,509,909)
                                                                         ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                                       (121,564)         (422,121)         (725,414)
                                                                         ------------      ------------      ------------

Net cash used in investing activities                                        (121,564)         (422,121)         (725,414)
                                                                         ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from notes payable - related parties                                  --                --           604,160
    Payments on notes payable - related parties                                    --          (279,803)         (546,331)
    Proceeds from convertible notes payable - related
       parties                                                                     --                --            60,400
    Payments on convertible notes payable - related
       parties                                                                (10,400)          (19,280)          (40,400)
    Proceeds from issuance of common stock in
       private placement                                                           --         2,122,407         3,547,406
    Proceeds from issuance of preferred stock                                      --           979,300           979,301
    Offering costs on preferred stock                                              --          (178,904)         (178,902)
    Proceeds from issuance of common stock                                  1,376,001                --         2,258,724
    Offering costs on common stock                                                 --          (180,793)         (196,793)
    Exercise of stock options in subsidiary                                        --             7,164             7,164
    Proceeds from exercise of warrants                                            340                --               340
                                                                         ------------      ------------      ------------

Net cash provided by financing activities                                   1,365,941         2,450,091         6,495,069
                                                                         ------------      ------------      ------------

Net increase in cash and cash
    equivalents                                                               223,972           871,272           259,746

CASH AND CASH EQUIVALENTS, BEGINNING OF
    PERIOD                                                                     35,774         1,078,136                --
                                                                         ------------      ------------      ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                 $    259,746      $  1,949,408      $    259,746
                                                                         ============      ============      ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Interest paid                                                        $         --      $         --             2,888
                                                                         ============      ============      ------------
    Income taxes paid                                                    $      2,400      $         --            14,183
                                                                         ============      ============      ------------

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
    Common stock issued for convertible notes
       payable-related parties and accrued interest                      $     37,896      $         --      $     37,896
                                                                         ============      ============      ------------

    Preferred stock dividends                                            $    611,396      $         --      $    689,756
                                                                         ============      ============      ------------

    Issue convertible notes payable to legal counsel
       for legal services                                                $    403,029      $         --      $    449,746
                                                                         ============      ============      ------------

   The accompanying notes are an integral part of these financial statements

During the six months October 31, 2003 and 2002 and the period from August 21, 1995 (inception) to October 31, 2003, the holders of 95.82, 0, and 97.93 shares, respectively, of the Series A convertible, redeemable preferred stock converted their shares into 2,191,878, 0, and 2,210,214 shares, respectively, which also included 62,562 penalty shares as a result of the late registration of their common stock.

During the six months ended October 31, 2003 and 2002 and the period from August 21, 1995 (inception) to October 31, 2003, the Company issued 239,786, 0, and 239,786 shares of common stock to certain shareholders who invested in a private placement, dated October 29, 2002, and to certain other investors in the Company's common stock, to compensate them for the late registration of the common stock.

During the six months ended October 31, 2003 and 2002 and the period from August 21, 1995 (inception) to October 31, 2003, the Company issued 76,937, 0, and 76,937 shares, respectively, of common stock committed valued at $34,404; 0; and $34,404, respectively.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

         General

         HiEnergy Technologies, Inc. ("HiEnergy") was incorporated on March 22, 2000 under the laws of the state of Washington. In October 2002, HiEnergy reincorporated under the laws of the state of Delaware. HiEnergy Microdevices, Inc. ("Microdevices"), a subsidiary of HiEnergy, was incorporated on August 21, 1995 in the state of Delaware. In August 2003, HiEnergy Defense, Inc. ("Defense") was incorporated under the laws of the state of Delaware. HiEnergy owns 85% of the outstanding common stock of Defense.

         HiEnergy and its subsidiaries (collectively, the "Company") are development stage companies commercializing a proprietary technology for assembling sensor systems for numerous governmental and commercial applications and markets. The Company's technology has applications in detecting almost every chemical element and compound, such as plastic explosives, Anthrax and cocaine.

         As contemplated by the Securities and Exchange Commission under Item 310(b) of Regulation S-B, the accompanying financial statements and footnotes have been condensed and therefore do not contain all disclosures required by accounting principles generally accepted in the United States of America. The interim financial data is unaudited; however, in the opinion of HiEnergy's management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. Results for the six months ended October 31, 2003 are not necessarily indicative of those to be expected for the year ended April 30, 2004.

         Recapitalization between HiEnergy and Shareholders of Microdevices

         On April 25, 2002, HiEnergy entered into a voluntary share exchange agreement whereby it would exchange 92% of the outstanding shares of common stock of Microdevices for 14,380,200 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of HiEnergy, with Microdevices as the accounting acquirer (reverse takeover), and has been accounted for in a manner similar to a pooling of interests. HiEnergy had minimal assets and liabilities at the date of the reverse takeover and did not have significant operations prior to the reverse takeover. Since HiEnergy was a "public shell" pro forma information is not presented.

NOTE 2 - GOING CONCERN

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, during the six months ended October 31, 2003 and 2002 and the period from August 21, 1995 (inception) to October 31, 2003, the Company incurred net losses available to common shareholders of $3,368,000, $2,759,000, and $12,350,000, respectively, and it had negative cash flows from operations of $1,020,000, $1,156,000, and $5,510,000, respectively. In addition, the Company had an accumulated deficit of $12,338,000 and was in the development stage as of October 31, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. In addition, realization of a major portion of the assets on the accompanying balance sheets is dependent upon the Company's ability to meet its financing requirements and the success of its plans to develop and sell its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         In addition to the capital raised as of October 31, 2003 through the sales of equity, the Company intends to raise additional capital through the sale of equity securities. Unless the Company raises additional funds, either by debt or equity issuances, management believes that its current cash on hand will be insufficient to cover its working capital needs until the Company's sales volume reaches a sufficient level to cover operating expenses.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation

         The consolidated financial statements include the accounts of HiEnergy, its 92% owned subsidiary, HiEnergy Microdevices, Inc. and its 85% owned subsidiary, Defense. All significant inter-company accounts and transactions are eliminated in consolidation.

         Development Stage Enterprise

         The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting all of its present efforts to its formation and to fundraising, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

         Reclassifications

         Certain amounts included in the prior period financial statements have been reclassified to conform with the current period presentation. Such reclassifications did not have any effect on the reported net loss.

         Comprehensive Income

         The Company presents comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in any period presented.

         Cash and Cash Equivalents

         The Company maintains its cash deposits at a bank located in California. Deposits at the bank are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

         For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         Accounts Receivable

         Accounts receivable at October 31, 2003 and 2002 consisted of amounts due from separate governmental development contracts. Contract amounts are billed as monthly reports are submitted detailing work performed under the contract and are generally due in 30 days.

         Property and Equipment

         Property and equipment are recorded at cost and are depreciated using the straight-line method over an estimated useful life of five years.

         Patents

         The Company has filed several patent applications within and outside the United States. The outcome is indeterminable. Patent costs consisting mainly of legal expenses are expensed as incurred.

         Fair Value of Financial Instruments

         The Company's financial instruments include cash and cash equivalents, accounts receivable, subscriptions receivable, accounts payable, accrued expenses, accrued payroll and payroll taxes, and accrued interest. The book value of all other financial instruments are representative of their fair values.

         Research and Development Costs

         The Company accounts for research and development costs in accordance with SFAS No. 2, "Accounting for Research and Development Costs". Research and development costs are charged to operations as incurred. As described in section 3.50 of the Government Contract Audit Guide for Fixed-Price Best-Efforts Cost Sharing Arrangements, amounts earned under the Company's development contracts with the Department of Defense have been offset against research and development costs, in accordance with the provisions of that section, in all periods presented.

         Stock-Based Compensation

         The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." Under SFAS No. 123, the Company must disclose certain pro forma information related to employee stock option grants as if the fair value-based method defined in SFAS No. 123 had been applied.

         The Company accounts for common stock issued for services rendered at the fair value of the common stock issued on the date of issuance.

         The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value-recognition provisions of SFAS No. 123, to the stock-based employee compensation:

                                                              SIX MONTHS ENDED OCTOBER 31,
                                                                2003              2002
                                                             -----------      -------------
        Net loss, as reported                                $(2,757,033)     $  (1,913,225)
        Add: Stock-based employee compensation expense
        included in reported net income determined under
        APB No. 25, net of related tax effects                        --                 --

        Deduct: Total stock-based employee compensation
        expense determined under fair-value-based method
        for all awards, net of related tax effects                    --            (85,952)
                                                             -----------      -------------
        Pro forma net loss                                   $(2,757,033)     $  (1,999,177)

        Loss per share:
        Basic and diluted - as reported                      $     (0.10)     $       (0.08)
        Basic and diluted - pro forma                        $     (0.10)     $       (0.09)


         Stock options or warrants issued to non-employees are accounted for in accordance with SFAS No. 123, EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", and related interpretations.

         All warrants and options issued to non-employees for financing expenses and services rendered have been valued using the fair value of the equity instrument issued, as this was readily determinable. Stock options issued in exchange for accounts payable have been valued using the fair value of the goods or services provided, as this had already been determined.

         Warrants issued to investors in private placements, as offering costs, have been valued using the fair value of the equity instrument issued, as this was more readily determinable. As these warrants were issued as a cost associated with raising capital through the private placements, no entry was recorded to additional paid-in capital.

         Income Taxes

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         Net Loss per Share

         The Company calculates net loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted-average common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

         The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive for the six months ended October 31, 2003 and 2002:

                                                     October 31,
                                                 2003           2002
                                              ------------------------
        Stock Options                          5,206,454            --
        Warrants                               2,365,903            --
        Microdevices minority shareholders       459,222       459,222
        Microdevices options and warrants        368,755       636,954
                                              ------------------------
                    Total                      8,400,334     1,096,176
                                              ------------------------

         Estimates

         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Recently Issued Accounting Pronouncements

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after June 30, 2003, except for certain forward purchase and sale securities. For these forward purchase and sale securities, SFAS No. 149 is effective for both new and existing securities after June 30, 2003. Management does not expect adoption of SFAS No. 149 to have a material impact on the Company's statements of earnings, financial position, or cash flows.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 will be effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003.

NOTE 4 - OTHER CURRENT ASSETS

         Other current assets consisted of the following at:

                                           October 31, 2003   April 30, 2003
                                           ----------------   --------------
        Prepaid consulting                      $ 40,657         313,250
        Prepaid insurance                         64,160           6,400
        Deposits on equipment                     87,500         100,000
        Other                                      9,929           8,000
                                                --------        --------
                                                $202,246         427,650
                                                ========        ========

NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at:

                                            October 31, 2003  April 30, 2003
                                            ----------------  --------------
        Prototype equipment                      $111,114       $111,114
        Laboratory equipment                      556,507        436,340
        Furniture and fixtures                     43,392         41,995
        Web site development                       14,400         14,400
                                                 --------       --------

                                                  725,413        603,849
        Less accumulated depreciation             163,917         99,425
                                                 --------       --------
                                                 $561,496       $504,424
                                                 ========       ========


         Property and equipment is recorded at cost and is depreciated using the straight-line method over an estimated useful life of five years. Depreciation expense for the six months ended October 31, 2003 and 2002 and the period from August 21, 1995 (inception) to October 31, 2003 was $64,492, $40,262, and $163,917, respectively.

NOTE 6 - NOTES PAYABLE - RELATED PARTIES

         Notes payable - related parties consisted of the following at:

                                                                              October 31, 2003     April 30, 2003
                                                                              ----------------     --------------
         Unsecured notes payable to a shareholder of the Company, interest payable at 10.5% per annum, or 15% per annum if in default, and due in November 1997. As of October 31, 2003 and April
               30, 2003, the notes were in default                                  $40,000          $40,000

         Unsecured notes payable to a shareholder of the
               Company, non-interest bearing, and payable
               on demand                                                             45,000           45,000
                                                                                    -------          -------

                                                                                     85,000           85,000
         Less current portion                                                        85,000           85,000
                                                                                    -------          -------

               LONG-TERM PORTION                                                    $    --          $    --
                                                                                    =======          =======


NOTE 7 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

         Convertible notes payable - related parties consisted of the following at:

                                                                                  October 31, 2003   April 30, 2003
                                                                                  ----------------   --------------
         Unsecured notes payable to a shareholder of the Company, interest payable at 8% per annum, $5,000 due in July 2001 and $5,400 due in July 2002. The notes payable are secured by the patent applications for Europe, Canada and Japan. The holder of the notes payable has the option to convert the principal and
               interest into shares of common stock at the market price of the Company's common stock at the conversion date. As of
               April 30, 2003, the notes were in default
                                                                                      $     --          $ 10,400

         Unsecured notes payable to legal counsel of the Company, interest payable at 10% per annum and due in January 2004. The holder of the note has the option to convert the principal and
               interest into shares of common stock of the company at the market price of the Company's common stock at the conversion
               date                                                                    449,746            46,717
                                                                                      --------          --------

                                                                                       449,746            57,117
         Less current
        portion                                                                        449,746            57,117
                                                                                      --------          --------

               LONG-TERM PORTION                                                      $     --          $     --
                                                                                      ========          ========

NOTE 8 -RESEARCH AND DEVELOPMENT COSTS

         The Company has been engaged in commercializing a proprietary technology for assembling sensor systems for numerous governmental and commercial applications and markets. The Company's technology has applications in detecting almost every chemical element and compound, such as plastic explosives, Anthrax and cocaine.

         The Company's research and development expenses consist primarily of salaries and benefits, facilities, depreciation, consulting services, supplies and travel. Research and development costs are charged to operations as incurred. Amounts earned under the Company's development contracts with the Department of Defense have been offset against research and development costs.

         The Company accounts for research and development costs in accordance with SFAS No. 2, "Accounting for Research and Development Costs". Research and development costs are charged to operations as incurred. As described in section 3.50 of the Government Contract Audit Guide for Fixed-Price Best-Efforts Cost Sharing Arrangements, amounts earned under the Company's grants with the Department of Defense have been offset against research and development costs, in accordance with the provisions of that section.

         Since inception, the Company has been able to obtain various governmental grants and development contracts. During the six months ended October 31, 2003 and 2002, the Company worked on different phases of two separate development contracts with the Department of Defense. During the six months ended October 31, 2002 the Company completed work on a different government development contract.

         In August 2002, the Company was awarded an SBIR Phase II development contract for up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. On January 15, 2003, we executed the contract with the Department of Defense. Work commenced in January 2003 under the first year of the contract valued at $415,000. We estimate our costs of the first year of the SBIR Phase II development contract to be $1,100,000. The second year of the contract, valued at approximately $364,000, is under an option that can be exercised by the Department of Defense at the end of the first year. Under the terms of the contract, we are required to submit monthly written reports detailing our progress under the contract. The Company recognizes one-twelfth of the first-year contract amount as an offset against research and development expenses each month.

         Below is a summary of research and development costs for the following periods:


                                                                                                                   For the
                                                                                                                  Period from
                                                                                                                  August 21,
                                                                                                                    1995
                                                                                                                 (Inception)
                                                                                                                     to
                                              Three Months Ended October        Six Months Ended October           October
                                                     October 31,                       October 31,                   31,
                                            ----------------------------      ----------------------------      -----------
                                                2003             2002             2003             2002             2003
                                            -----------      -----------      -----------      -----------      -----------
         Research and development costs     $   342,504      $   175,392      $   544,575      $   341,987      $ 2,972,757
         Grant income earned                   (103,749)         (40,834)        (207,498)         (40,834)        (678,001)
                                            -----------      -----------      -----------      -----------      -----------
         Net research and development
         costs                              $   238,755      $   134,558      $   337,077      $   301,153      $ 2,294,756
                                            -----------      -----------      -----------      -----------      -----------

NOTE 9 - COMMITMENTS AND CONTINGENCIES

         Employment Agreements

         In March 2002, the Company entered into an employment agreement with its Chief Scientist/Chairman of the Board. Major terms of the agreement are as follows:

         o The Company must pay a signing bonus of $100,000, which was paid during the year ended April 30, 2003.

         o The Company must pay an annual bonus, which must not be less than 20% of the total amount of bonuses paid to officers of the Company. If the pretax profit in any fiscal year exceeds $0.20 per share, then his bonus in that year must not be less than $50,000.

         o Microdevices granted options to purchase 111,040 shares of common stock at an exercise price of $3.00 per share, vesting immediately, and which are exercisable from time to time within the period ending November 30, 2008. The stock options were issued with the exercise price above the market price of the common stock on the date of the grant. At the time of the reverse take-over of HiEnergy by Microdevices, the Company exchanged the Microdevices stock options at an exchange rate of 22.3542 per share or 2,482,011 HiEnergy stock options with an exercise price of $0.134 per share.

         o The Company will grant its Chief Scientist/Chairman of the Board annually during the term of five years 1% per annum of the Company's stock issued and outstanding with an exercise price of the average price for the preceding 30 days. He must not receive less than 10% of the total number of options granted by the Company for services in that year. As of April 30, 2003, the Company is required to grant options to purchase 456,717 shares of common stock at an exercise price of $2.81 per share. In the fiscal year ended April 30, 2003, the Company recorded $59,373 in compensation expense because these stock options were issued with an exercise price below the market price of the Company's common stock on the date of grant.

         o The Company will provide its Chief Scientist/Chairman of the Board a car, pay his and his family's health insurance, provide life and disability insurance and will reimburse him for reasonable out-of-pocket expenses, not to exceed $20,000 in any one year, and reimburse him for any personal tax liabilities arising up to $75,000. During the year ended April 30, 2003, the Company paid $17,500 for an automobile deposit on behalf of its Chief Scientist/Chairman of the Board. In addition, the Company reimbursed the Chief Scientist/Chairman of the Board for $29,900 in other expenses covered under the terms of the employment agreement.

         o        The Company must pay a base salary payable in cash as follows:

                  o        January 1, 2002 to December 31, 2002       $125,000 per year

                  o        January 1, 2003 to December 31, 2003       $175,000 per year

                  o        January 1, 2004 to December 31, 2004       $175,000 per year

                  o        January 1, 2005 to December 31, 2005       $175,000 per year

                  o        January 1, 2006 to December 31, 2006       $283,013 per year

         o In December 2002, the Company increased its Chief Scientist/Chairman of the Board's base salary to $175,000 per year plus an expense allowance of $17,200 per year effective November 2002.

         o If the agreement is terminated by the Company without cause, the Company must pay its Chief Scientist/Chairman of the Board, on the termination date, an amount equal to two years of the minimum annual base salary.

         In July 2003, the Board of Directors increased the Chief
         Scientist/Chairman of the Board's salary to $208,600 per year.

         In February 2002, Microdevices entered into a one-year employment agreement with its Vice President/Corporate Secretary. In May 2002, the Company assumed the employment agreement. Under the agreement, the Company paid a salary of $91,000 per year, a car allowance of $100 per week, a quarterly bonus of 5,589 shares of the Company's common stock, starting May 2002, and a non-qualified stock option to purchase 89,410 shares of common stock at $0.157 per share, vesting immediately and having a five-year term. During the year ended April 30, 2003, 11,178 shares of common stock were issued, and 11,178 shares of common stock were committed. Each quarterly bonus of 5,589 shares of common stock was valued using the Company's stock price on the date the bonus was earned. The fair value of the quarterly bonuses totaled $38,899 and was included in general and administration expenses during the year ended April 30, 2003. In March 2003, the Vice President/Corporate Secretary resigned her positions. During the six months ended October 31, 2003, 11,178 committed shares were issued.

         Consulting Agreements

         In April 2003, the Company entered into a one-year consulting agreement with an investor relations firm. Under the terms of the agreement, the Company agreed to pay $6,500 per month, plus approved expenses.

         In July 2002, the Company entered into a three-year consulting agreement, whereby the consultant would assist the Company with business development, product and corporate image advertising, and access to government grants and purchases. The Company has paid the consultant $20,000 per month, plus 5% of any gross revenues collected in cash from government grants or business and other third-party business that the consultant produces for the Company. Furthermore, the consultant was granted options to purchase 1,000,000 shares of common stock. Of these options, 500,000 vested immediately, and the remaining 500,000 were to vest one year after the Company's MiniSenzor product was operational and ready to be shown. The stock options have an exercise price of $1 per share and are exercisable for six years from the date of grant.

         The vested 500,000 stock options were valued at $761,000. The fair value of the options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrants per share                               $   0.52
         Stock price on date of grant                              $   2.13
         Exercise price                                            $   1.00
         Expected life of option                                   2.0 years
         Risk-free rate of return                                  3.07%
         Expected annual volatility                                105%
         Annual rate of dividends                                  0%

         In October 2003, the Company terminated the agreement with the consultant and expensed the remaining unamortized portion of the asset attributable to the stock options. During the six months ended October 31, 2003 and 2002, the Company expensed and included in general and administration expenses $550,000 and $85,000, respectively.

         On November 24, 2003, Yeffet Security Consultants initiated binding arbitration proceedings with the Rhode Island office of the American Arbitration Association claiming that $59,541 in expense reimbursements and $400,000 in future consulting fees for the period from October 16, 2003 through June 30, 2005 are owed by the Company to Yeffet Security Consultants under a terminated Consulting Agreement with Yeffet Security Consultants, Inc. We are in the process of studying the matter.

         In August 2002, the Company entered into a one-year consulting agreement with an investor and media relations firm. Under the terms of the agreement, the Company will pay $10,000 per month, plus approved expenses. In addition, upon execution of the agreement, the Company issued options to purchase 400,000 shares of common stock, vesting immediately at an exercise price of $2 per share, exercisable for two years. The options were valued at $187,000. During the six months ended October 31, 2003 and 2002, the Company expensed and included in general and administration expenses $47,000 and $0, respectively. This agreement was terminated after six months. The fair value of the options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

         Value of warrants per share                              $ 0.47
         Stock price on date of grant                             $ 1.76
         Exercise price                                           $ 2.00
         Expected life of option                                  1.0 years
         Risk-free rate of return                                 1.75%
         Expected annual volatility                               105%
         Annual rate of dividends                                 0%


         In November 2002, the Company entered into a month-to-month consulting agreement with a public relations firm. Under the terms of the agreement, the Company agreed to pay $12,500 per month, plus out-of-pocket expenses.

         Lease Agreement

         In September 2002, the Company entered into a three-year operating lease agreement with one of its former directors for its corporate offices in Irvine, California. The lease provides for monthly rent of $8,000 for the first 18 months and $8,320 for the remaining term of the lease, expiring in September 2005. In July 2003, the Company entered into a five-month lease for a 2,400 square feet test site ending December 1, 2003 with a monthly lease rate of $1,200. The lease agreement is with the same Director as the office lease. Rent expense for the six months ended October 31, 2003 and 2002 was $54,000 and $13,200, respectively. Future minimum payments at October 31, 2003 under these lease agreements were as follows:

           Year Ending
           October 31,
           -----------
             2004                                            $115,920
             2005                                              87,360
             2006                                                  --
                                                             --------

            TOTAL                                            $203,280
                                                             --------

         In December 2002, the Company entered into an exclusive one-year agreement with a placement agent to arrange for the sale of debt or equity securities. Major terms of the agreement are as follows:

         o Upon execution of the agreement, the Company paid a retainer fee of $25,000 and was to pay an additional $25,000 on March 1, 2003. As of October 31, 2003, the additional $25,000 was not yet paid.

         o The Company will pay a placement fee equal to 8% of any gross proceeds received by the Company.

         o The Company will issue warrants to purchase 10% of the amounts of securities issued to investors. The exercise price of the warrants will be equal to the price at which the security was issued. The warrants vest immediately, expire five years from the date of grant, and include piggyback registration rights.

         o The placement agent has the right to participate in any equity transaction under the same terms as other investors. Its investment will be limited to 10% of the total capital raised.

         o The placement agent will act as a financial advisor to the Company with respect to any potential business combinations. Upon the closing of such business combination, the Company will pay a minimum transaction fee of $250,000.

         The Company terminated its agreement with the placement agent in July 2003.

         Investment Banking Relationship

         In August 2003, the Company signed and agreement with an investment bank to support its bid to obtain a $1,600,000 grant contract with the U.S. Navy to develop a prototype SuperSenzor for detection of biological agents in sealed containers. The investment bank has confirmed to the Navy that it would provide the necessary funding of a minimum of $2,500,000 and a maximum of $4,000,000, by purchasing common stock of the Company to guarantee that the Company will have sufficient funding through the performance of an 18-month contract. The Company estimates that its costs to execute the contract will be in a range from $800,000 to $1,200,000.

         In exchange for the guarantee, the Company owes fees to the investment bank ranging from $50,000 (if the contract is not awarded to the Company) to $150,000 (upon the award of the contract). The Company had been approved for a grant of $1,600,000; however, the Contracting Office of the Naval Surface Warfare Center denied the contract due to the Company's financial condition. As of October 31, 2003 the Company recorded a liability as an accrued expense to the investment bank for $50,000 because the investment bank provided the guarantee to the U.S. Navy on behalf of the Company.

         SEC Investigation

         In February 2003, the Enforcement Division of the SEC opened an investigation requesting the Company's cooperation on a voluntary basis. The Company has supplied the Enforcement Division's attorneys with the reports developed by the Company's independent investigators. The Company has cooperated promptly and continuously and intends to continue to cooperate with the Enforcement Division's investigation. It has also agreed to voluntarily provide the Enforcement Division with other documents they have requested in its informal investigation. In April 2003, the Enforcement Division of the SEC commenced a formal investigation.

         In connection with the SEC investigation, the Company may be subject to a claim by a former Chief Executive Officer/director for an alleged right to indemnification from expenses incurred by him in connection with the investigation under the indemnification provisions of the Company's Certificate of Incorporation and Bylaws. The Company is in the process of considering the request for indemnification and has not made a determination that he is entitled to it.

         Litigation

         The company received a letter dated December 5, 2002, from an attorney representing a former consultant, demanding payment for accounting services allegedly performed by the consultant pursuant to a Letter Agreement dated November 7, 2001, between the consultant and HiEnergy Microdevices, Inc. The Letter Agreement provides that the consultant was to be paid $350 per hour, which was to be paid as follows: (i) one-third or $117 in cash; (ii) one-third or $117 paid by a Promissory Note at 10% annual interest, maturing when HiEnergy Technologies receives government funding of $900,000 or an investment totaling $300,000 or more; and (iii) one-third or $117 paid by Class A common stock of HiEnergy Microdevices at $5.00 per share. Mr. Eckhouse filed a lawsuit against the Company, Microdevices and the Chairman and CEO of the Company on May 2, 2003 in the Superior Court of the State of California, County of Orange, Central Justice Center, and an amended complaint on June 20, 2003, alleging that Microdevices owes the consultant a total of $313,580 for services rendered, plus interest, attorney's fees and costs. The company denies these allegations and is vigorously defending this lawsuit.

         On or about May 27 , 2003, a former director and officer of the Company filed a complaint against the Company for advancement of fees in the State Court of Delaware. The plaintiff was seeking the reimbursement of his legal fees associated with a pending SEC investigation. Through negotiations, the Company was successful in getting the complaint dismissed without prejudice on or about June 17, 2003. If and when the plaintiff re-files his lawsuit, the Company intends to vigorously defend itself in this matter.

         On November 24, 2003, Yeffet Security Consultants initiated binding arbitration proceedings with the Rhode Island office of the American Arbitration Association claiming that $59,541 in expense reimbursements and $400,000 in future consulting fees for the period from October 16, 2003 through June 30, 2005 are owed by the Company to Yeffet Security Consultants under a terminated Consulting Agreement with Yeffet Security Consultants, Inc. We are in the process of studying the matter.

         In addition, the Company is also involved in certain other legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of these matters will have a material effect on the Company's financial position or results of operations.

         Minority Shareholders

         Microdevices has 20,540 minority shares issued and outstanding. The Company may agree that in the event of any merger or other consolidation of Microdevices with HiEnergy, each remaining Microdevices shareholder will receive the greater of the market value of his/her Microdevices shares or shares in the Company on the same terms as the voluntary share exchange. If shares of common stock in the Company were issuable in a merger or other consolidation, the minority shareholders would receive an aggregate of 459,222 shares of common stock.

         Warrant and Option Holders

         During the six months ended October 31, 2003 and 2002 and the period from August 21, 1995 (inception) through April 30, 2003, Microdevices granted to non-employees stock options and warrants to purchase 0, 0 and 35,743 shares, respectively, of common stock. The Company determined using the Black-Scholes option pricing model that the fair value of the options and warrants issued to non-employees for services rendered was immaterial.

         During the six months ended October 31, 2003, and 2002 and the period from August 21, 1995 (inception) through April 30, 2003, Microdevices granted to employees stock options to purchase 0, 0 and 123,909 shares, respectively, of common stock. The Company accounted for these options in accordance with APB Opinion No. 25 and related interpretations. As such, no compensation expense was recorded at the date of grant as the exercise price of the stock options exceeded the market price of the underlying common stock . The disclosure requirements of SFAS No. 123 have not been made for these options and warrants as part of Note 9 to the financial statements, as these options and warrants are considered immaterial.

         As of October 31, 2003, Microdevices has stock options and warrants to non-employees to purchase 16,496 shares of common stock, and no stock options outstanding to employees. If the stock option and warrant holders exercise their stock options and warrants, the Company may agree, to allow these stock option and warrant holders, to voluntarily exchange their shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share, or a range of $0.22 to $0.32 per share, resulting in the issuance of 368,755 additional shares of common stock.

         During the year ended April 30, 2003, stock options issued to non-employees were exercised for the purchase of 2,047 shares of Microdevices' common stock via a cash payment of $7,164, or $3.50 per share. Variable plan accounting has not been applied to these stock options as the difference was immaterial. The Company has agreed to exchange these shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share, or 45,759 shares of common stock.

         In April and May 2002, in conjunction with the reverse take-over (see
         Note 1) by Microdevices of HiEnergy, stock options issued to employees to purchase 111,040 and 4,000 shares of Microdevices' common stock were exchanged by the Company for HiEnergy stock options at an exchange rate of 22.3524 per share. Therefore, the Company issued options to purchase 2,482,011 and 89,410 shares of its common stock at an exercise price of $0.134 and $0.156 per share, respectively. In accordance with EITF Issue No. 00-23, "Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44" as the reverse takeover of HiEnergy and Microdevices was accounted for as a pooling of interest, no modification to the original accounting for these stock options was recorded.

NOTE 10 - SHAREHOLDERS' EQUITY

COMMON STOCK ISSUED FOR CASH AND SERVICES

                                             Six Months ended October 31, 2003         Six Months ended October 31, 2002
                                            -----------------------------------       -----------------------------------
                                            No. of Shares              Amount         No. of  Shares           Amount
                                            -------------              ------         --------------           ------
        Common stock issued for cash           2,456,237             $1,376,002                  --          $       --
        Common stock issued in
          private placement                           --                     --           1,849,934           2,322,407
        Common stock issued for
          services rendered                      345,000(1)             121,600                  --                  --
        Common stock issued for
          dividends on Series A
          preferred stock                                                                    68,150              78,340
        Common stock issued for
          a bonus to an employee                                                             11,178              21,350
        Common stock issued to
        convert preferred stock                2,191,878                     --                  --                  --
        Common stock issued as
          penalty shares                         239,786                     --                  --                  --
         Common stock issued for
          committed stock                         75,883                 34,404                  --                  --
         Common stock issued for
          exercise of warrants                    34,000                    340                  --                  --
         Common stock issued for
          exchange convertible
          notes payable                               --                     --              37,898              37,896
                                              ----------             ----------          ----------          ----------
                                               5,342,784             $1,532,346           1,967,160          $2,459,993
                                              ----------             ----------          ----------          ----------

(1) In May 2003, the Company issued 45,000 shares of common stock to its legal counsel as payment for $15,000 of legal services. In June 2003, the Company issued 300,000 shares of common stock to its legal counsel as payment for $100,000 of legal services.

                                                  Period from August 21, 1995 to
                                                        October 31, 2003
                                               ------------------------------------
                                                No. of Shares            Amount
                                               ------------------------------------
         Recapitalization upon reverse
                takeover                           6,470,000          $        14
        Common stock issued for cash               6,543,734            2,712,210
        Common stock issued in
                private placement                  3,074,934            2,126,838
        Common stock issued for
                services rendered                 12,068,980              560,859
        Common stock issued for
                dividends on Series A
                preferred stock                       68,150               78,340
        Common stock issued for
                a bonus to an employee                11,178               21,350
        Common stock issued to
                convert preferred stock            2,210,217                   --
        Common stock issued as
                penalty shares                       239,786                   --
         Common stock issued for
                committed stock                       75,883               34,404
         Common stock issued for
                exercise of warrants                  67,906                  340
         Common stock issued to
                exchange convertible
                notes payable                         37,898               37,896
                                               ------------------------------------
                                                  30,868,666          $ 5,572,251
                                               ------------------------------------

COMMON STOCK WARRANTS AND OPTIONS ISSUED

                                                  Six Months ended October 31, 2003        Six Months ended October 31, 2002
                                              ------------------------------------------  ------------------------------------
                                                                       Exercise Price                       Exercise Price
                                                Number                     Range              Number           Range
                                              ----------               --------------       ----------      --------------
 WARRANTS
        Warrants issued as
         financing expense                            --                                      150,000     $ 1.50
        Warrants issued for services
         rendered                              200,000 (2) (3)        $ 0.45 to $ 0.50        530,000     $ 0.60 to $ 2.48
        Warrants issued in sales of
         common stock                            604,217 (4)          $ 0.50 to $ 1.25
        Warrants issued in
         private placements                                                                 1,015,686     $ 0.01 to $ 2.50

        STOCK OPTIONS
        Employee stock options                   315,000              $ 0.75 to $ 1.02      5,576,669     $ 0.13 to $ 1.75
        Non-employee stock options
         issued to outside directors             210,000              $ 0.75                      --
        Non-employee stock options
         issued for services rendered            270,000(5)(6)(7)     $ 0.50 to $ 1.02      1,445,454     $ 1.00 to $ 2.24
                                             --------------------                         -----------
                                               1,599,217                                    8,717,809
                                             --------------------                         -----------


(2) In May 2003, the Company issued warrants to purchase 150,000 shares of common stock to a placement agent for placement services. The warrants vest immediately, have an exercise price of $0.45 per share, and expire in May 2005. The Company recorded $60,518 in the six months ended October 31, 2003 as compensation expense. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

        Value of warrants per share          $  0.40
        Stock price on grant date            $  0.45
        Exercise price                       $  0.45
        Expected life                      2.0 years
        Risk-free rate of return                1.44%
        Expected annual volatility               100%
        Annual rate of dividends                   0%


(3) In May 2003, the Company issued warrants to purchase 50,000 shares of common stock to a placement agent for placement services. The warrants vest immediately, have an exercise price of $0.50 per share, and expire in May 2008. The Company recorded $15,864 in the six months ended October 31, 2003 as compensation expense. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

        Value of warrants per share          $  0.32
        Stock price on grant date            $  0.36
        Exercise price                       $  0.50
        Expected life                        2.0 years
        Risk-free rate of return              1.59 %
        Expected annual volatility               100%
        Annual rate of dividends                   0%

(4) In the period of May 2003 to October 2003, the Company issued warrants to purchase 604,217 shares of common stock to investors in common stock of the Company during the six months ended October 31, 2003. The Company allocated $569,121 to the warrants issued as a cost of raising capital. The fair value of the warrants were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

        Value of warrants per share           $ 0.41 to $1.26
        Stock price on date of grant           $0.50 to $1.30
        Exercise price                         $0.50 to $1.25
        Expected life of option                     2.0 years
        Risk-free rate of return              1.45 % to 1.98%
        Expected annual volatility                        140%
        Annual rate of dividends                            0%


(5) In July 2003, the Company issued stock options to purchase 200,000 shares of common stock to two consultants for business development services. The stock options vest over 18 months, have an exercise price of $0.50 per share, and expire in July 2009. The Company recorded $89,761 in the six months ended October 31, 2003 as compensation expense. The fair value of the stock options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

        Value of option per share           $  0.45
        Stock price on grant date           $  0.50
        Exercise price                      $  0.50
        Expected life                       2.0 years
        Risk-free rate of return             1.45 %
        Expected annual volatility              100%
        Annual rate of dividends                  0%

(6) In May 2003, the Company issued stock options to purchase 30,000 shares of common stock to consultants for business development services. The stock options vest over 18 months, have an exercise price of $0.75 per share, and expire in May 2009. The Company recorded $11,348 in the six months ended October 31, 2003 as compensation expense. The fair value of the stock options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

        Value of options per share          $  0.38
        Stock price on grant date           $  0.45
        Exercise price                      $  0.75
        Expected life                       2.0 years
        Risk-free rate of return             1.44 %
        Expected annual volatility              100%
        Annual rate of dividends                  0%

(7) In August 2003, the Company issued stock options to purchase 40,000 shares of common stock to members of the Company's Scientific Advisory Board as compensation for services. The stock options over 18 months, have an exercise price of $1.02 per share, and expire in August 2009. The Company recorded $41,356 in the six months ended October 31, 2003 as compensation expense. The fair value of the stock options were determined using the Black Scholes model. The assumptions used to determine the valuation are as follows:

        Value of warrants per share           $  1.04
        Stock price on date of grant          $  1.02
        Exercise price                        $  1.02
        Expected life of option               2.0 years
        Risk-free rate of return                 2.05%
        Expected annual volatility                140%
        Annual rate of dividends                    0%

         Stock Incentive Plan

         In May 2003, the Board of Directors approved the establishment of the 2003 Stock Incentive Plan and reserved 2,000,000 shares of authorized and unissued shares of common stock for such plan. As of October 31, 2003, the Board of Directors also approved the issuance of options to purchase 795,000 shares of common stock to various directors, employees and non-employee consultants of the Company at various exercise prices. The plan was approved by the Company's shareholders at its annual meeting held on November 7, 2003.

         Issue Penalty Shares

         During the six months ended October 31, 2003, the Company issued a total of 239,786 shares of common stock as penalty shares to certain shareholders who invested in a private placement, dated October 29, 2002, to the Series A holders who converted their shares into common stock and to certain other investors in the Company's common stock to compensate them for the late registration of the common stock.

NOTE 11 - RELATED PARTY TRANSACTIONS

         During the six months ended July 31, 2003 and 2002 and the period from August 21, 1995 (inception) to October 31, 2003, the Company purchased $0, $0, and $4,767, respectively, of property and equipment from a Board member.

         See Notes 6, 7, 9, 11 and 12 for additional related party transactions.

NOTE 12  - SUBSEQUENT EVENTS

         In November and December 2003, the Company sold 303,758 shares of its common stock and raised $219,751, net of commissions. In connection with these sales, the Company also issued 75,940 warrants to purchase its common stock at exercise prices ranging from $0.75 to $1.00.

         In November 2003, the Board of Directors approved the compensation of its Directors for their service on the Board of Directors by an annual grant of 100,000 stock options each, with the exercise price equal to the market price on the date of the grant, in exchange for service on the Board for the coming year. The Board also approved the compensation of two of its Directors for their service on the Audit & Finance Committee by an annual grant of 50,000 shares of common stock of the Company with the exercise price equal to the market price on the date of the grant, in exchange for service on the committee. The Board also approved the compensation of two of its Directors for their service on the Compensation Committee by an annual grant of 15,000 shares of common stock of the Company with the exercise price equal to the market price on the date of the grant, in exchange for service on the committee. There were 740,000 stock options granted at an exercise price of $1.25 per share in connection with these actions. In addition we granted 100,000 stock options at an exercise price of $0.35 per share in exchange for termination of previously granted options to acquire HiEnergy Microdevices stock.

         In November 2003, the Board of Directors also approved the compensation for Directors as follows: Each Director are compensated for each directors meeting through the receipt, at the election of each attending Director, of either 3,000 shares of common stock of the Company fully vested; or the issuance of stock options to purchase 3,000 shares of common stock exercisable at $1.25 per share for a term of five years.

         In November 2003, the Board of Directors approved a voluntary share exchange for the remaining outstanding stock of Microdevices. HiEnergy would issue 459,222 share of common stock (exchange rate of 22.3542 to 1) for the remaining outstanding shares of Microdevices. After the exchange has been completed, the Company would transfer the remaining assets of Microdevices into HiEnergy and dissolve Microdevices.

         In November 2003, the Company issued 44,187 shares of common stock as penalty shares to certain shareholders who invested in a private placement, dated October 29, 2002, to the Series A holders who converted their shares into common stock and to certain other investors in the Company's common stock to compensate them for the late registration of the common stock.

         In December 2003, the Company issued 310,000 shares of common stock to various employees and consultants with an exercise price equal to the market price on the date of the grant of $0.90. The stock options vest in 18 months.

                                   PROSPECTUS

                           HIENERGY TECHNOLOGIES, INC.

                               9,097,730 SHARES

                                  COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made after the date of this prospectus shall create an implication that the information contained in it or the affairs of HiEnergy Technologies have not changed since the date of this prospectus.

Until the completion of each offering (90 days after the date of each offering), all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                THE DATE OF THIS PROSPECTUS IS DECEMBER 19, 2003

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Delaware General Corporation Law, Section 145, Article XI of our certificate of incorporation, filed as Exhibit 3.1 hereto, provides that the company will indemnify its directors to the full extent permitted by applicable corporate law, except that such indemnity will not apply if the director did not
(a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the company, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. The certificate of incorporation also provides that the company will advance expenses for such persons pursuant to the terms set forth in the company's bylaws, or in a separate board of directors' resolution or contract. Delaware law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

Article X of our bylaws, filed as Exhibit 3.2 hereto, provides that the company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. Section 10.6 of our bylaws, as well as Section 11.3 of our certificate of incorporation, also permits the company to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the company has the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of HiEnergy Technologies pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses over the course of the offering. Our estimates are subject to change, except for the SEC registration fee.

ITEM                                                                 AMOUNT ($)
SEC registration fee                                                $     26
NASD Fees                                                                 --
Accounting fees and expenses                                        $  5,000
Legal fees and expenses                                             $ 30,000
Blue Sky fees and expenses                                                --
Printing costs                                                      $  2,500
Commission                                                          $  3,000
Miscellaneous fees and expenses                                     $103,000
                                                                    --------
          TOTAL                                                     $143,726
                                                                    ========


The selling security holders will pay for their own legal expenses in connection with the offering.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sale of our securities without registration during the past three years.


o In December 2003, we issued 33,334 shares of our common stock to James Hertzog and Barbara Tawil in exchange for $25,000 in cash. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act.

o In November 2003, we issued 200,000 shares of our common stock to Robert J. Neborsky in exchange for $150,000 in cash, and we issued warrants to acquire 10,000 shares of our common stock at a price of $0.75 per share to Brian Corday as compensation for facilitating the sale. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act.


o In November 2003, we issued 35,212 shares of our common stock to each of Keith Moore and Ryan Patch in exchange for $25,000.50 in cash from each. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In October 2003, we issued 31,500 shares of our common stock to each of Carlos S. De la Cuesta Nazabal and Luis Lopez Echeto in exchange for $60,001.20 in cash, and in October 2003, we issued warrants to acquire 15,750 shares of our common stock at a price of $1.25 per share to Julian Eguizabal Echeverria as compensation for facilitating the sale. We believe these issuances of securities were exempt from registration under Regulation S of the Securities Act.

o In September 2003, we agreed to issue 76,923 shares of our common stock, and warrants to acquire an additional 25,641 shares of our common stock at a price of $1.30 per share to SBI-USA LLC in exchange for $100,000 in cash. We believe these issuances of securities is exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In August 2003, we issued 666,666 shares of our common stock, and warrants to acquire 220,000 shares of our common stock at a price of $0.75 per share, to Platinum Partners Value Arbitrage Fund LP for gross proceeds of $500,000, and we issued warrants to acquire 60,000 shares of our common stock at a price of $0.8625 per share to Dunwoody Brokerage Services as compensation for facilitating the sale. We also issued 86,957 shares of our common stock, and warrants to acquire 28,697 shares of our common stock at a price of $0.75 per share, to Nicholas Yocca, Danny M. Beadle and Patrick Bevilacqua for gross proceeds of $60,000. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In August 2003, we issued 600,000 shares of our common stock, and warrants to acquire an additional 100,000 shares of our common stock at a price of $0.65 per share and 50,000 shares at $0.69 per share, to Bullbear Capital Partners LLP in exchange for $346,000 in cash. We also issued 217,392 shares of common stock and warrants to acquire 65,942 shares to Richard Melnick in exchange for $150,000 in cash. We believe these issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In August 2003, we issued a total of 222,222 shares of our common stock, and warrants to acquire an additional 55,556 shares of our common stock at a price of $0.60 per share, to Mark Yocca, Nicholas Yocca, Paul Kim and Central Answering Service, Inc. in exchange for $100,000 in cash. Mark Yocca, Nicholas Yocca and Paul Kim are each attorneys associated with Yocca Patch & Yocca, LLP, counsel to the Company. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In June 2003, we issued 11,178 shares of common stock to a former employee as payment of a bonus in accordance with her employment contract with the Company. We believe the issuance of securities was exempt under Section 4(2) under the Securities Act.

o In May 2003, we issued warrants to purchase 50,000 shares of common stock, with an exercise price of $0.50 and a term of three years, to Dunwoody Brokerage Services as compensation for placement services, and in May 2003, we issued warrants to purchase an aggregate of 150,000 shares of common stock, with an exercise price of $0.45 and a term of two years, to H.C. Wainwright & Co., Inc. and assigns as compensation for placement services. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In May 2003, we issued 2,191,878 shares of common stock, which includes 62,582 shares of common stock issued as penalty shares for late registration of common stock, to holders of Series A convertible, redeemable preferred stock who surrendered and exchanged their shares of Series A for common stock of the Company. We believe the issuance of securities was exempt under Section 3(a)(9) of the Securities Act.

o In May 2003, we issued 91,526 shares of common stock to certain stockholders who invested in a private placement, dated October 29, 2002, to compensate them for the late registration of the common stock. We believe the issuance of securities was exempt as constituting a dividend rather than a sale.

o In May 2003, we issued 34,000 shares of common stock to an investor who exercised warrants to purchase our common stock. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In May, June, & July 2003, we issued options to purchase an aggregate of 690,000 shares of common stock, 490,000 shares of common stock to employees and other service providers, with an exercise price of $0.75 and a term of six years; and 200,000 shares of common stock to other service providers, with an exercise price of $0.50 and a term of six years, pursuant to the HiEnergy Technologies 2003 Stock Incentive Plan. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In April 2003, we issued warrants to purchase 50,000 shares of common stock, with an exercise price of $0.50 and a term of three years, to Dunwoody Brokerage Services as compensation for placement services, and in May 2003, we issued warrants to purchase an aggregate of 150,000 shares of common stock, with an exercise price of $0.45 and a term of two years, to H.C. Wainwright & Co., Inc. and assigns as compensation for placement services. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In February 2003, we issued warrants to purchase 40,000 shares of common stock, with an exercise price of $1.50 and a term of three years, to each of the two principals of Columbus Group/cFour Partners, an employment placement agency, as compensation for services rendered to HiEnergy Technologies. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In February 2003, we issued stock options to purchase 416,717 shares of common stock, with an exercise price of $2.81 and a term of 5 years to our Chief Scientist and Chairman of the Board in connection with his employment agreement. An additional stock option to purchase 40,000 shares of common stock, with an exercise price of $2.81 and a term of 5 years was granted on June 26, 2003. We believe the issuance was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In January 2003, we issued 80,000 shares of common stock to Keith Cowan, a former director and executive officer of HiEnergy Microdevices, in connection with a settlement agreement. Mr. Cowan is an accredited investor. These shares were returned to the Company in April 2003. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o As an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., on December 19, 2002, we issued stock options to Shea Wilson and Derek Woolston to purchase an aggregate of 27,272 shares of common stock at $2.24 per share. December 19, 2002 was the third trading day following our filing of a report on Form 10-QSB for the quarterly period ended October 31, 2002. The closing sales price on December 19, 2002 was $2.79. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act.

o In December 2002, we issued warrants to purchase 250,000 shares of common stock, with an exercise price of $2.12 and a termination date of May 1, 2007, to Wolfe Axelrod Weinberger Associates in connection with the termination of a consulting agreement with HiEnergy Technologies. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In November 2002, the Company entered into a termination agreement with its placement agent, whereby the Company agreed to issue warrants to purchase 150,000 shares of common stock. The warrants vest immediately, are exercisable at $2.48 per share and expire 5 years from the date of grant. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In October 2002, we issued 1,349,934 shares of common stock and 269,990 warrants in connection with a private placement offering of our common stock at $1.35 per unit for aggregate gross proceeds from the offering of approximately $1.8 million. The warrants have an exercise price of $2.50 and a term of 3 years. An offering memorandum was distributed to each investor. Fees consisting of approximately $146,000 and warrants to purchase approximately 162,000 shares of common stock, with an exercise price of $1.35 per share and a term of five years, were paid to H.C. Wainwright & Co., Inc., our placement agents, in connection with this offering. All of the investors who purchased shares of common stock through the private placement were accredited investors. We believe that the offer and sale of the securities through the private placement offering were exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States citizens, comprising $887,350 of the offering, we believe that the offer and sale of securities was exempt pursuant to Regulation S under the Securities Act.

o In October 2002, we issued approximately 98 shares of Series A Convertible Preferred Stock, approximately 68,000 shares of common stock, and approximately 256,000 warrants in connection with the closing of a private placement offering of our Series A Convertible Preferred Stock at a face value of $10,000 per share for aggregate gross proceeds of approximately $930,000. The shares of Series A Preferred were convertible into common stock at an exchange rate based on $1.15 per share. The warrants have an exercise price of $1.50 per share and a term of two years. On December 9, 2002, an additional 110,620 warrants were issued to Richard Melnick, one of the Series A Preferred investors, in connection with consulting services provided to HiEnergy Technologies by Mr. Melnick. Those warrants have the same terms as the warrants previously issued to the Series A Preferred investors. Fees consisting of approximately $74,000 and warrants to purchase approximately 118,000 shares of common stock, with an exercise price of $1.15 per share and a term of five years, were paid to H.C. Wainwright & Co., Inc., our placement agent, in connection with a private offering. All of the investors who purchased Series A Preferred shares and warrants through the private placement were accredited investors. We believe that the offer and sale of the securities through the private placement offering were exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States' citizens, comprising $190,000 of the offering, we believe that the offer and sale of securities were exempt pursuant to Regulation S under the Securities Act.

o In September 2002, we issued a stock option to Tom Pascoe, our President and CEO and a director, to purchase 3,005,038 shares of common stock in connection with his employment agreement with us. Mr. Pascoe is an accredited investor. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o As an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., on September 25, 2002, we issued stock options to Shea Wilson and Derek Woolston to purchase an aggregate of 45,454 shares of common stock at $1.00 per share. September 25, 2002 was the third trading day following our filing of a report on Form 10-QSB for the quarterly period ended July 31, 2002. The closing sales price on September 25, 2002 was $2.10. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act.

o In September 2002, we issued a stock option to Michal Levy, our Corporate Secretary and Vice President, to purchase 89,410 shares of common stock at $0.157 per share pursuant to her employment agreement with us. In September 2002, we also issued 11,178 shares of common stock to Ms. Levy pursuant to her employment agreement with us. In June 2003, we issued an additional 11,178 shares of common stock to Ms. Levy pursuant to the exercise of the option. Ms. Levy is an accredited investor. We believe the issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In August 2002, we issued warrants to purchase 100,000 shares of common stock, with an exercise price of $0.01 per share and a term of five years, to H.C. Wainwright & Co., Inc. as a retainer fee in connection with a placement agent letter agreement. In December 2002, we issued warrants to purchase 150,000 shares of common stock, with an exercise price of $2.48 per share and a term of five years, to H.C. Wainwright & Co. in connection with the termination of the placement agent letter agreement. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act.

o In August 2002, we issued a stock option to Primoris Group Inc. to purchase 400,000 shares of common stock at $2.00 per share with a term of 5 years in connection with a consulting agreement. Primoris Group Inc. provided investor relations services to us. Since Primoris Group Inc. is an Ontario corporation and has its headquarters in Toronto, Ontario, we believe the issuance of securities was exempt from registration under Regulation S under the Securities Act. o In July 2002, we issued 11,678 shares of common stock, par value $0.001 per share, to Richard Alden, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Alden on a note payable totaling $11,678. The note is considered paid in full. In July 2002, we also issued 15,000 shares of common stock, par value $0.001 per share, to Rimar Investments, Inc., a California corporation, valued at $1.00 per share to retire the principal and interest owing to Rimar Investments, Inc. on a note payable totaling $15,000. The note is considered paid in full. Mr. Alden is one of three stockholders and directors of Rimar Investments, Inc. We believe the issuances of stock to Mr. Alden and to Rimar Investments, Inc. were exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Mr. Alden and Rimar Investments, Inc. are accredited investors.

o    In July 2002, we issued and granted a  non-qualified  stock option to Isaac
     Yeffet to purchase up to 1,000,000 shares of our common stock with an exercise price of $1.00 per share. The stock option was issued in connection with a consulting agreement between Yeffet Security Consultant, Inc., of which Mr. Yeffet is the sole principal, and HiEnergy Technologies. One half of the shares were exercisable immediately and the other half were to become exercisable beginning one year after our Minisenzor product is operational and ready to be shown for approval to appropriate authorities. The stock option agreement was amended and restated in September 2002 to add a cashless exercise provision. We terminated the consulting agreement in October 2003, at which time the option had not become exerciseable with respect to the second 500,000 shares. We believe the issuance of the stock option to Mr. Yeffet was exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Mr. Yeffet is an accredited investor.

o In July 2002, we issued 11,218 shares of common stock, par value $0.001 per share, to Mr. Al Zuhair, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Al Zuhair on two notes payable in the amounts of $5,780 and $5,438, respectively. The notes are considered paid in full. We believe the issuance of the stock to Mr. Al Zuhair was exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Alternatively, the offer and sale of the stock may be exempt pursuant to Regulation S under the Securities Act. Mr. Al Zuhair is an accredited investor and resides outside of the United States.

o In May 2002, we issued a warrant to Rheal Cote, a former director, to purchase 150,000 shares of common stock at an exercise price of $1.00 and with a term of three (3) years. Mr. Cote is an accredited investor. We believe that the issuance of the warrant and underlying common stock was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Since Mr. Cote is a Canadian citizen, we believe the issuance of securities was also exempt from registration under Regulation S under the Securities Act.

o In April 2002, we issued 1,225,000 shares of common stock in connection with the initial closing of a private placement offering of our common stock at $1.00 per share. The initial closing was contingent upon closing the reverse takeover of HiEnergy Microdevices by SLW Enterprises through the voluntary share exchange. In June 2002, we issued an additional 500,000 shares of common stock at $1.00 per share in connection with the final closing of the private placement for aggregate gross proceeds of $1,725,000. An offering memorandum was distributed to each prospective investor. All of the investors who purchased shares of common stock through the private placement were accredited investors. We believe that the private placement offering was exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States' citizens, comprising $750,000 of the offering, we believe that the offer and sale of common stock was exempt pursuant to Regulation S under the Securities Act.

o In April 2002, we issued 14,380,200 shares of common stock to the stockholders of HiEnergy Microdevices in connection with a voluntary share exchange offering between SLW Enterprises and the stockholders of HiEnergy Microdevices. An offering memorandum was distributed to all of the HiEnergy Microdevices stockholders 20 business days before the offering closed. We believe that the private placement offering was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those HiEnergy Microdevices stockholders who reside outside the United States and are not United States citizens, comprising 1,444,606 shares of the offering, we believe that the offer and sale of common stock was exempt pursuant to Regulation S under the Securities Act.

o In April 2002, SLW Enterprises' board of directors authorized and approved the grant and issuance of a stock option to Dr. Bogdan Maglich to purchase 2,482,011 shares of common stock at an exercise price of $0.134 per share. The option will terminate on November 30, 2008. The stock options were granted and issued in exchange for Dr. Maglich's agreement to cancel 111,040 HiEnergy Microdevices stock options issued to him prior to the reverse takeover of HiEnergy Microdevices by HiEnergy Technologies. The 2,482,011 shares underlying the stock option were calculated at the same rate as the voluntary share exchange transaction, or 22.3524 per HiEnergy Microdevices share and the option price was adjusted accordingly from $3.00 per share to $0.134 per share. We believe that the offer and sale of the stock options and underlying common stock was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Dr. Maglich is an executive officer and director of both HiEnergy
     Microdevices and HiEnergy Technologies. The stockholders of HiEnergy Technologies, excluding Dr. Maglich and shares beneficially attributed to him, ratified the grant of the stock option at our Annual Meeting of Stockholders held on October 10, 2002.

o

ITEM 27. EXHIBITS

See "Exhibit Index" after Signatures page

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

     (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

     (iii) include any additional or changed material information on the plan of distribution.

(2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 19th day of December, 2003.




                                    HIENERGY TECHNOLOGIES, INC.

                                    By: /s/ Bogdan C. Maglich
                                        ------------------------------------
                                    Bogdan C. Maglich,
                                    Chief Executive Officer, President,
                                    Treasurer and Chief Scientific Officer
                                    (Principal Executive Officer and
                                    Principal Financial Officer)


                         POWER OF ATTORNEY & SIGNATURES

Each person whose individual signature appears below hereby authorizes Bogdan C. Maglich as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 19th day of December, 2003.


                 SIGNATURE                                                 TITLE
                 ---------                                                 -----
/s/ B. C. Maglich
------------------------------------------------                  Chairman of the Board, Chief
B. C. Maglich                                                          Executive Officer,
                                                                 President, Treasurer and Chief
                                                                       Scientific Officer
                                                                (Principal Executive Officer and
                                                                  Principal Financial Officer)

/s/ Harb Al Zuhair                                                          Director
------------------------------------------------
Harb Al Zuhair

/s/ David R. Baker                                                          Director
-------------------------------------------------
David R. Baker

/s/ Robert Drysdale                                                         Director
-----------------------------------------------
Robert Drysdale

/s/ Whitney Stanbury                                                        Director
-----------------------------------------------
Whitney Stanbury

                                  EXHIBIT INDEX


EXHIBIT    DESCRIPTION
NUMBER
2.1(1)     Voluntary  Share  Exchange  Agreement  by and between  HiEnergy  Technologies,  Inc.  and
           HiEnergy Microdevices, Inc. dated March 22, 2002

2.2(5)     Agreement and Plan of Merger dated October 18, 2002 by and between the Registrant and its wholly owned subsidiary, HiEnergy Technologies, Inc., a Delaware corporation

3.1(5)     Certificate of  Incorporation  of HiEnergy  Technologies,  Inc., a Delaware  corporation, filed on October 17, 2002

3.2(5)     Bylaws of HiEnergy Technologies, Inc., a Delaware corporation, adopted on October 18, 2002

3.3(10)    Certificate of Elimination of Series A Convertible Preferred Stock

4.1.1(5)   Specimen Common Stock Certificate

4.2(1)     Form of Registration  Rights Agreement between the Registrant and each April 2002 Private
           Placement Common Stock Investor

                      The following investors executed this form of agreement:

           April 2002 Private Placement Common Stock
           Investor
           Brian P. Kane
           Ajaib Limited
           Maraline International Ltd.
           Gion Limited
           SLR Limited
           Don Brennan
           Peter DiMatteo
           Pam Gulla
           Robert Galorenzo
           CROFT Investments Limited Partnership
           Robert S. Davimos
           Vertigo Trading Inc.
           J.R. Fishman
           Dean Rose

4.3(1)     Form of Amendment No. 1 to Registration  Rights Agreement between the Registrant and each
           April 2002 Private Placement Common Stock Investor

                      The following investors executed this form of agreement:

           April 2002 Private Placement Common Stock Investor
           Brian P. Kane
           Ajaib Limited
           Maraline International Ltd.
           Gion Limited
           SLR Limited
           Don Brennan
           Peter DiMatteo
           Pam Gulla
           Robert Galorenzo
           CROFT Investments Limited Partnership
           Robert S. Davimos
           Vertigo Trading Inc.
           J.R. Fishman
           Dean Rose

4.4(3)     Warrant  Certificate  issued to Rheal Cote by HiEnergy  Technologies,  Inc. dated June 3,
           2002

4.4.1(5)   Form of Registration  Rights Agreement  between the Registrant and each June 2002 Private
           Placement Common Stock investor
               The following investors executed this form of agreement:
           June 2002 Private Placement Common Stock Investor
           C. Boyden Gray
           Ed W. Hennings Revocable Trust dtd 6/22/1983
           Richard Bertea Separate Property Trust dtd 1/2/1970
           Fribourg Enterprises Inc.
           David Kaplan
           1057111 Ontario Ltd.
           William S. Gaskey

4.5(5)     Registration Rights Agreement dated July 12, 2002 between the Registrant and Isaac Yeffet

4.6(5)     Registration  Rights  Agreement dated August 19, 2002 between the Registrant and Primoris
           Group Inc.

4.7(5)     Registration Rights Agreement dated October 7, 2002 between the Registrant and the Series
           A Convertible  Preferred Stock  investors set forth below
                      Series A Convertible Preferred Stock Investor
           Nathan Freund & Lila Freund
           Robert A. Melnick
           Jacob Bar Lev & Zvia Bar Lev
           Robert J. Neborsky, M.C., Inc. Combined Retirement Trust
           David Wiener Revocable Trust - 96
           James Enright
           Ioannis Korologos
           Ruth Arbel-Magid & Eliezer Magid
           Richard Melnick
           Kris S. Pogoloff
           Mark W. Collins
           William I. Schoenfeld & Rosalie G. Schoenfeld
           Morrie Lieb
           Mark Capital LLC
           Andrew J. Maffey
           Karma Kapital LLC
           Global Medicine, Inc., MPPP
           Angeliki Frangou
           Jan H. Stahl & Cynthia M. Ruggero

4.8(5)     Form of Warrant Certificate dated October 7, 2002 issued by the Registrant to each Series
           A Convertible  Preferred  Stock investor

           The following warrants have been issued in this form:

          Holder                                          Issue Date     # Shares      Price     Termination
          Nathan Freund & Lila Freund                      10/7/2002       27,520      $1.50         2 years
          Robert A. Melnick                                10/7/2002       16,512      $1.50         2 years
          Jacob Bar Lev & Zvia Bar Lev                     10/7/2002       13,761      $1.50         2 years
          Robert J. Neborsky, M.C., Inc. Combined          10/7/2002       13,761      $1.50         2 years
             Retirement Trust
          David Wiener Revocable Trust - 96                10/7/2002        8,256      $1.50         2 years
          James Enright                                    10/7/2002        6,872      $1.50         2 years
          Ioannis Korologos                                10/7/2002        8,256      $1.50         2 years
          Ruth Arbel-Magid & Eliezer Magid                 10/7/2002        6,872      $1.50         2 years
          Richard Melnick                                  10/7/2002       41,225      $1.50         2 years
          Kris S. Pogoloff                                 10/7/2002        2,749      $1.50         2 years
          Mark W. Collins                                  10/7/2002        7,121      $1.50         2 years
          William I. Schoenfeld & Rosalie G.               10/7/2002        2,753      $1.50         2 years
             Schoenfeld
          Morrie Lieb                                      10/7/2002        2,749      $1.50         2 years
          Mark Capital LLC                                 10/7/2002        7,902      $1.50         2 years
          Andrew J. Maffey                                 10/7/2002       13,742      $1.50         2 years
          Karma Kapital LLC                                10/7/2002       31,543      $1.50         2 years
          Global Medicine, Inc., MPPP                      10/7/2002       27,483      $1.50         2 years
          Angeliki Frangou                                 10/7/2002       13,715      $1.50         2 years
          Jan H. Stahl & Cynthia M. Ruggero                10/7/2002        2,744      $1.50         2 years

4.9(5)     Form of  Registration  Rights  Agreement  between the  Registrant  and each  October 2002
           Private  Placement  Common Stock Investor
                      The following investors executed this form of agreement:
           October 2002 Private Placement Common Stock Investor
           Vertical Ventures Investments, LLC
           North Bar Capital Inc.
           Michael Kirsh
           John Zanotti
           Tomer Vardi
           1530403 Ontario Inc.
           1513549 Ontario Ltd.
           Brian Gruson
           Starfield International S.A.
           Perry Wolfman
           Nathan Alsheh
           Nardo Zaias, IRA-SEP
           Hilda & Manuel Zaiac
           Albert V. & Jennifer H. Skiba
           William G. Salatich
           Phyllis Salatich
           Daniel A. Haigh
           John S. Haigh and Janette T. Blainey
           Jeff Berwick
           Jeff Hermanson

4.10(5)    Form of  Warrant  Certificate  issued by the  Registrant  to each  October  2002  Private
           Placement Common Stock investor

                  The following warrants have been issued in this form:

          Holder                                 Issue Date     # Shares      Price      Termination
          Vertical Ventures Investments,         10/29/2002       74,075      $2.50         3 years
          LLC
          North Bar Capital Inc.                 10/29/2002        7,408      $2.50         3 years
          Michael Kirsh                          10/29/2002        3,704      $2.50         3 years
          John Zanotti                           10/29/2002        3,704      $2.50         3 years
          Tomer Vardi                            10/29/2002        3,704      $2.50         3 years
          1530403 Ontario Inc.                   10/29/2002       29,630      $2.50         3 years
          1513549 Ontario Ltd.                   10/29/2002       22,200      $2.50         3 years
          Brian Gruson                           10/29/2002       20,000      $2.50         3 years
          Starfield International S.A.           10/29/2002       30,000      $2.50         3 years
          Perry Wolfman                          10/29/2002       29,630      $2.50         3 years
          Nathan Alsheh                          10/29/2002        6,000      $2.50         3 years
          Nardo Zaias, IRA-SEP                   10/29/2002        3,000      $2.50         3 years
          Hilda & Manuel Zaiac                   10/29/2002        2,000      $2.50         3 years
          Albert V. & Jennifer H. Skiba          10/29/2002        3,704      $2.50         3 years
          William G. Salatich                    10/29/2002        1,600      $2.50         3 years
          Daniel A. Haigh                        10/31/2002       14,815      $2.50         3 years
          John S. Haigh and Janette T.           10/31/2002        3,704      $2.50         3 years
          Blainey
          Jeff Berwick                           10/31/2002        7,408      $2.50         3 years
          Jeff Hermanson                         10/31/2002        3,704      $2.50         3 years

5.1        Opinion of Yocca Patch & Yocca LLP

10.1(5)    Lease Agreement dated August 15, 2002 between the Registrant and Del Mar Avionics

10.1.1     Addendum to Original Lease  Agreement  dated August 15, 2002,  between the Registrant and
           Del Mar Avionics dated July 1, 2003

10.3(4)    Stock Option Agreement  between Isaac Yeffet and HiEnergy  Technologies,  Inc. dated July
           12, 2002

10.4(4)    Letter  Agreement  between H.C.  Wainwright & Co., Inc. and HiEnergy  Technologies,  Inc.
           dated August 8, 2002

10.4.1(3)  Award Contract between  HiEnergy  Microdevices,  Inc. and the U.S.  Department of Defense
           dated February 12, 2002

10.5(3)    Employment Agreement between HiEnergy Microdevices,  Inc. and Dr. Bogdan C. Maglich dated
           March 6, 2002*

10.6(3)    Assignment and Assumption of Employment  Agreement between HiEnergy  Technologies,  Inc.,
           HiEnergy Microdevices, Inc. and Dr. Bogdan C. Maglich dated July 16, 2002*

10.7(3)    Stock Option  Agreement  between Dr.  Bogdan C. Maglich and HiEnergy  Technologies,  Inc.
           effective April 24, 2002*

10.8(3)    Consulting Agreement between Yeffet Security Consultant,  Inc. and HiEnergy Technologies,
           Inc. dated July 12, 2002

10.9(5)    Amended  and  Restated  Nonqualified  Stock  Option  dated  July 12,  2002  issued by the
           Registrant to Isaac Yeffet

10.11(5)   Consulting Agreement dated August 1, 2002 between the Registrant and Primoris Group Inc.

10.12(5)   Amendment No. 1 to the Consulting  Agreement dated August 19, 2002 between the Registrant and Primoris Group Inc.

10.13(5)   Nonqualified  Stock Option  (Warrant)  dated August 1, 2002 issued by the  Registrant  to
           Primoris Group Inc.

10.15(5)   Letter Employment Agreement dated February 26, 2002 between HiEnergy  Microdevices,  Inc.
           and Michal Levy*

10.16(5)   Assignment,  Assumption and Amendment of Employment Agreement dated September 17, 2002 by and among the Registrant, HiEnergy Microdevices, Inc. and Michal Levy*

10.17(5)   Nonqualified  Stock Option dated  September  17, 2002 issued by the  Registrant to Michal
           Levy*

10.17.1(6) Form of Warrant  Certificate  dated  August 11,  2002  issued by the  Registrant  to H.C.
           Wainwright & Co., Inc. and Assigns
           The following warrants have been issued in this form:

              Holder                            Issue Date      # Shares          Price    Termination
              H.C. Wainwright & Co., Inc.        8/11/2002        50,000          $0.01        5 years
              Jason T. Adelman                   8/11/2002        16,000          $0.01        5 years
              Sherbrooke Partners LLC            8/11/2002        34,000          $0.01        5 years

10.18(5)   Nonqualified  Stock Option dated September 25, 2002 issued by the Registrant to Chapin E.
           Wilson

10.18(6)   Form of Warrant  Certificate  dated  October  7, 2002  issued by the  Registrant  to H.C.
           Wainwright &Co., Inc. and Assigns The following warrants have been issued in this form:

              Holder                            Issue Date       # Shares         Price    Termination
              H.C. Wainwright & Co., Inc.        10/7/2002         58,773         $1.15        5 years
              Jason T. Adelman                   10/7/2002         15,000         $1.15        5 years
              Sherbrooke Partners LLC            10/7/2002         35,000         $1.15        5 years
              Scott Weisman                      10/7/2002          3,773         $1.15        5 years
              Steven Markovich                   10/7/2002          5,000         $1.15        5 years

10.19(6)   Form of Warrant  Certificate  dated  October 31, 2002  issued by the  Registrant  to H.C.
           Wainwright &Co., Inc. and Assigns

           The following warrants have been issued in this form:

              Holder                             Issue Date      # Shares          Price   Termination
              H.C. Wainwright & Co., Inc.        10/31/2002        80,997          $1.35       5 years
              Jason T. Adelman                   10/31/2002        16,000          $1.35       5 years
              Sherbrooke Partners LLC            10/31/2002        37,000          $1.35       5 years
              Scott Weisman                      10/31/2002         3,997          $1.35       5 years
              Robert Nathan                      10/31/2002        24,000          $1.35       5 years

10.19(5)   Nonqualified  Stock Option dated  September 25, 2002 issued by the Registrant to Derek W.
           Woolston

10.20(5)   Employment Agreement dated September 25, 2002 between the Registrant and Tom Pascoe*

10.21(5)   Nonqualified  Stock Option  effective  September 25, 2002 issued by the Registrant to Tom
           Pascoe*


10.22(5)   Series A Convertible Preferred Stock Purchase Agreement dated October 7, 2002 between the
           Registrant and the Series A Convertible Preferred Stock investors set forth below
           Series A Convertible Preferred Stock Investor
           Nathan Freund & Lila Freund
           Robert A. Melnick
           Jacob Bar Lev & Zvia Bar Lev
           Robert J. Neborsky, M.C., Inc. Combined Retirement Trust
           David Wiener Revocable Trust - 96
           James Enright
           Ioannis Korologos
           Ruth Arbel-Magid & Eliezer Magid
           Richard Melnick
           Kris S. Pogoloff
           Mark W. Collins
           William I. Schoenfeld & Rosalie G. Schoenfeld
           Morrie Lieb
           Mark Capital LLC
           Andrew J. Maffey
           Karma Kapital LLC
           Global Medicine, Inc., MPPP
           Angeliki Frangou
           Jan H. Stahl & Cynthia M. Ruggero

10.23(5)   Consulting Agreement dated September 25, 2002 between the Registrant and Barry Alter*

10.24(5)   Form of  Subscription  Agreement  between  the  Registrant  and each  June  2002  Private
           Placement Common Stock investor

                      The following investors executed this form of agreement:

              June 2002 Private Placement Common Stock Investor                # Shares
              C. Boyden Gray                                                     25,000
              Ed W. Hennings Revocable Trust dtd 6/22/1983                       25,000
              Richard Bertea Separate Property Trust dtd 1/2/1970               100,000
              Fribourg Enterprises Inc.                                         100,000
              David Kaplan                                                      200,000
              1057111 Ontario Ltd.                                               25,000
              William S. Gaskey                                                  25,000


10.25(5)   Form of  Subscription  Agreement  between the  Registrant  and each  October 2002 Private
           Placement Common Stock investor

                      The following investors executed this form of agreement:

              October 2002 Private Placement Common Stock Investor             # Shares
              Vertical Ventures Investments, LLC                                370,371
              North Bar Capital Inc.                                             37,038
              Michael Kirsh                                                      18,519
              John Zanotti                                                       18,519
              Tomer Vardi                                                        18,519
              1530403 Ontario Inc.                                              148,149
              1513549 Ontario Ltd.                                              111,000
              Brian Gruson                                                      100,000
              Starfield International S.A.                                      150,000
              Perry Wolfman                                                     148,149
              Nathan Alsheh                                                      30,000
              Nardo Zaias, IRA-SEP                                               15,000
              Hilda & Manuel Zaiac                                               10,000
              Albert V. & Jennifer H. Skiba                                      18,519
              William G. Salatich                                                 6,000
              Phyllis Salatich                                                    2,000
              Daniel A. Haigh                                                    74,075
              John S. Haigh and Janette T. Blainey                               18,519
              Jeff Berwick                                                       37,038
              Jeff Hermanson                                                     18,519

10.26(7)   Warrant  Certificate  dated  December 9, 2002 issued by the  Registrant  to Wolfe Axelrod
           Weinberger Associates LLC

10.29(7)   Termination  Agreement dated November 27, 2002 between  HiEnergy  Technologies,  Inc. and
           H.C. Wainwright & Co., Inc.

10.30(7)   Termination  Agreement  dated December 2, 2002 between  HiEnergy  Technologies,  Inc. and
           Wolfe Axelrod Weinberger Associates LLC

10.31(7)   Form of Warrant  Certificate  dated  December  9, 2002 issued by the  Registrant  to H.C.
           Wainwright & Co., Inc. and Assigns

                      The following warrants have been issued in this form:

             Holder                               Issue Date      # Shares      Price      Termination
             Sherbrooke Partners LLC               12/9/2002        80,000      $2.48          5 years
             Jason T. Adelman                      12/9/2002        40,000      $2.48          5 years
             Steven Markovich                      12/9/2002         5,000      $2.48          5 years
             H.C. Wainwright & Co., Inc.           12/9/2002        25,000      $2.48          5 years

10.32(7)   Placement Agent Agreement dated December 16, 2002 between HiEnergy Technologies, Inc. and
           Seabury Transportation Advisors LLC

10.32.1    Letter dated July 2003 terminating agreement with Seabury Transportation Advisors, LLC

10.33(7)   Nonqualified Stock Option dated December 19, 2002 issued by HiEnergy  Technologies,  Inc.
           to Chapin E. Wilson

10.34(7)   Nonqualified Stock Option dated December 19, 2002 issued by HiEnergy  Technologies,  Inc.
           to Derek W. Woolston

10.35(7)   Settlement Agreement dated January 15, 2003 between HiEnergy Technologies, Inc. and Keith
           Cowan

10.36(7)   Settlement Agreement dated February 14, 2003 among HiEnergy Technologies,  Inc., Columbus
           Group/cFour Partners, Robert W. Bellano and Shaun Corrales

10.37(7)   Form of Warrant Certificate dated February 17, 2003 between HiEnergy  Technologies,  Inc.
           and the principals of Columbus Group/cFour Partners

                      The following warrants have been issued in this form:

             Holder                               Issue Date       # Shares      Price      Termination
             Shaun Corrales                        2/17/2003         40,000      $1.50          3 years
             Robert W. Bellano                     2/17/2003         40,000      $1.50          3 years

10.38      Award  Contract  dated  January  15, 2003 by the U.S.  Department  of Defense to HiEnergy
           Technologies, Inc.

10.39(8)   Letter  Agreement  dated November 18, 2002 between  HiEnergy  Technologies,  Inc. and HWH
           Enterprises, Inc.

10.40.1(9) Client Fee Agreement between HiEnergy Technologies and Yocca Patch & Yocca, LLP

10.40.2(9) Form of Promissory Note between HiEnergy Technologies,  Inc. and Yocca Patch & Yocca, LLP

           The following promissory notes have been issued in this form:

              NO.       DATE         ORIGINAL PRINCIPAL AMOUNT                  CONVERSION PRICE
               1        4/18/03                 $ 46,718                             $ 1.00
               2        5/27/03                 $147,147                             $ 1.00
               3        6/10/03                 $ 41,667                             $ 1.00
               4        8/28/03                  $ 8,537                             $ 1.00
               5        10/2/03                 $140,825                             $ 1.00
               6        11/2003                 $ 64,851                             $ 1.00
               7        12/2003                 $ 61,107                             $ 0.85

10.4.3(12) Amendment of the Promissory Note issued to Yocca, Patch & Yocca, LLP

10.41(9)   Jenkins Capital Management LLC Private Placement Agreement dated April 22, 2003

10.42(9)   Vertical Ventures Investments LLC Stock Purchase Agreement dated April 23, 2003

10.43(9)   Greenwich Growth Fund Limited Stock Purchase Agreement dated April 28, 2003

10.44(9)   Consulting  Agreement  dated April 15,  2003,  between  HiEnergy  Technologies,  Inc. and
           Charles Van Musscher

10.45(9)   Letter Agreement between HiEnergy Technologies, Inc. and Roth Investor Relations

10.46(9)   Stock Option Agreement  between Bogdan C. Maglich and HiEnergy  Technologies,  Inc. dated
           February 11, 2003*

10.47(10)  HiEnergy Technologies, Inc. 2003 Stock Option Plan*

10.48(10)  HiEnergy  Technologies,  Inc. Form of Stock Option  Agreement* The following options have been granted as follows:

Grantee          Grant Date      # Shares        Price           Vesting          Termination
--------------------------------------------------------------------------------------------------
Harb S. Al       5/16/2003       100,000         $0.75         100% vest on       5/16/2009
Zuhair                                                                            11/16/2003
--------------------------------------------------------------------------------------------------
David R.         5/16/2003        50,000         $0.75         100% vest on       5/16/2009
Baker                                                                             11/16/2003
--------------------------------------------------------------------------------------------------
Bruce E.         5/16/2003        30,000         $0.75         100% vest on       5/16/2009
Del Mar                                                                           11/16/2003
--------------------------------------------------------------------------------------------------
Robert H.        5/16/2003        30,000         $0.75         100% vest on       5/16/2009
Drysdale                                                                          11/16/2003
--------------------------------------------------------------------------------------------------
Ioana C.         5/16/2003        50,000         $0.75          50% vest on       5/16/2009
Nicodin                                                                           11/16/2003;
                                                                                  50% vest on
                                                                                  11/16/2004
--------------------------------------------------------------------------------------------------
Justin R.        6/26/2003        50,000         $0.75           50% vest on      6/26/2009
Hone                                                                              12/26/2003;
                                                                                  50% vest on
                                                                                  12/26/2004
--------------------------------------------------------------------------------------------------
Mu Young         5/16/2003        40,000         $0.75           50% vest on      5/16/2009
Lee                                                                               11/16/2003;
                                                                                  50% vest on
                                                                                  11/16/2004
--------------------------------------------------------------------------------------------------
Tsuey-Fen        5/16/2003        30,000         $0.75           50% vest on      5/16/2009
Chuang                                                                            11/16/2003;
                                                                                  50% vest on
                                                                                  11/16/2004
--------------------------------------------------------------------------------------------------
Alec E.          5/16/2003        30,000         $0.75           50% vest on      5/16/2009
Miller                                                                            11/16/2003;
                                                                                  50% vest on
                                                                                  11/16/2004
--------------------------------------------------------------------------------------------------
Mohammed         6/26/2003        25,000         $0.75           50% vest on      6/26/2009
Muniruzzaman                                                                      12/26/2003;
                                                                                  50% vest on
                                                                                  12/26/2004
--------------------------------------------------------------------------------------------------
George W.        5/16/2003        20,000         $0.75           50% vest on      5/16/2009
Kamin                                                                             11/16/2003;
                                                                                  50% vest on
                                                                                  11/16/2004
--------------------------------------------------------------------------------------------------
Chris N.         5/16/2003        20,000         $0.75           50% vest on      5/16/2009
Druey                                                                             11/16/2003;
                                                                                  50% vest on
                                                                                  11/16/2004
--------------------------------------------------------------------------------------------------

Grantee           Grant Date      # Shares        Price           Vesting          Termination
--------------------------------------------------------------------------------------------------
Grace A.          6/26/2003        15,000         $0.75         50% vest on      6/26/2009
Fortich                                                                          12/26/2003;
                                                                                 50% vest on
                                                                                 12/26/2004
--------------------------------------------------------------------------------------------------
Peter J.          7/16/2003       100,000         $0.50         50% vest on      7/16/2009
LeBeau                                                                           1/16/2004;
                                                                                 50% vest on
                                                                                 1/16/2005
--------------------------------------------------------------------------------------------------
Ivan              7/16/2003       100,000         $0.50         50% vest on      7/16/2009
Obolensky                                                                        1/16/2004;
                                                                                 50% vest on
                                                                                 1/16/2005
--------------------------------------------------------------------------------------------------
Kevin S.          8/27/2003        25,000          $1.02         50% vest on     8/27/2009
McKinny                                                                          2/27/2004;
                                                                                 50% vest on
                                                                                 2/27/2005
--------------------------------------------------------------------------------------------------
Carrie K.         8/27/2003        25,000          $1.02         50% vest on     8/27/2009
Geyer                                                                            2/27/2004;
                                                                                 50% vest on
                                                                                 2/27/2005
--------------------------------------------------------------------------------------------------
Laurel            8/27/2003        15,000          $1.02         50% vest on     8/27/2009
Hubbard-Nowak                                                                    2/27/2004;
                                                                                 50% vest on
                                                                                 2/27/2005
--------------------------------------------------------------------------------------------------
Melvin J.         8/27/2003        10,000          $1.02         50% vest on     8/27/2009
Schwartz                                                                         2/27/2004;
                                                                                 50% vest on
                                                                                 2/27/2005
--------------------------------------------------------------------------------------------------
Giovanni G.       8/27/2003       10,000          $1.02           50% vest on    8/27/2009
Fazio                                                                            2/27/2004;
                                                                                 50% vest on
                                                                                 2/27/2005
--------------------------------------------------------------------------------------------------
Robert J.         8/27/2003       10,000          $1.02           50% vest on    8/27/2009
Macek                                                                            2/27/2004;
                                                                                 50% vest on
                                                                                 2/27/2005
--------------------------------------------------------------------------------------------------
Andrew J.         8/27/2003       10,000          $1.02           50% vest on    8/27/2009
Lankford                                                                         2/27/2004;
                                                                                 50% vest on
                                                                                 2/27/2005
--------------------------------------------------------------------------------------------------
Harb S.           11/7/2003      100,000        $1.25           50% vest on      11/7/2009
Al Zuhair                                                                        5/7/2004;
                                                                                 50% vest on
                                                                                 5/7/2005
--------------------------------------------------------------------------------------------------
David R.          11/7/2003      100,000        $1.25           50% vest on      11/7/2009
Baker                                                                            5/7/2004;
                                                                                 50% vest on
                                                                                 5/7/2005
--------------------------------------------------------------------------------------------------
Robert H.         11/7/2003      50,000         $1.25           50% vest on      11/7/2009
Drysdale                                                                         5/7/2004;
                                                                                 50% vest on
                                                                                 5/7/2005
--------------------------------------------------------------------------------------------------
Whitney E.        11/7/2003      50,000         $1.25           50% vest on      11/7/2009
Stanbury                                                                         5/7/2004;
                                                                                 50% vest on
                                                                                 5/7/2005
--------------------------------------------------------------------------------------------------
Harb S.           11/7/2003      15,000          $1.25           50% vest on     11/7/2009
Al Zuhair                                                                        5/7/2004;
                                                                                 50% vest on
                                                                                 5/7/2005
--------------------------------------------------------------------------------------------------
David R.          11/7/2003      15,000          $1.25           50% vest on     11/7/2009
Baker                                                                            5/7/2004;
                                                                                 50% vest on
                                                                                 5/7/2005
--------------------------------------------------------------------------------------------------
William J.        11/7/2003      120,000        $1.25           50% vest on      11/7/2009
Lacey, Jr                                                                        5/7/2004;
                                                                                 50% vest on
                                                                                 5/7/2005
--------------------------------------------------------------------------------------------------
William A.        11/7/2003      60,000          $1.25           50% vest on     11/7/2009
Nitze                                                                            5/7/2004;
                                                                                 50% vest on
                                                                                 5/7/2005
--------------------------------------------------------------------------------------------------
William A.        11/7/2003      10,000          $1.25           50% vest on     11/7/2009
Nitze                                                                            5/7/2004;
                                                                                 50% vest on
                                                                                 5/7/2005
--------------------------------------------------------------------------------------------------
John E.           11/7/2003      10,000         $1.25            50% vest on     11/7/2009
Krings                                                                           5/7/2004;
                                                                                 50% vest on
                                                                                 5/7/2005
--------------------------------------------------------------------------------------------------
Thomas P.         11/7/2003      100,000        $1.25           50% vest on      11/7/2009
Leavitt                                                                          5/7/2004;
                                                                                 50% vest on
                                                                                 5/7/2005

10.49(10)  Yocca, Patch & Yocca, LLP Stock Purchase Agreement dated June 16, 2003

10.50(10)  Richard Melnick Stock Purchase Agreement dated June 18, 2003

10.51(10)  Jeffrey Herman Stock Purchase Agreement dated June 23, 2003

10.52(10)  Form of Stock Purchase  Agreement dated August 5-29, 2003 between HiEnergy  Technologies,
           Inc. and the purchasers of common stock and warrants.

                      The  following  purchasers  have  executed  this  form  of agreement:

             Purchasers                                        Agreement      # Shares              Total Purchase Price
                                                                    Date
             Nicholas Yocca                                     8/5/2003        66,667                        $30,000
             Mark Yocca                                         8/5/2003        66,667                        $30,000
             Paul Kim                                           8/5/2003        44,444                        $20,000
             Central Answering Service, Inc.                    8/5/2003        44,444                        $20,000
             BullBear Capital Partners LLC                      8/8/2003       400,000                       $208,000
             BullBear Capital Partners LLC                     8/25/2003       200,000                       $138,000
             Richard Melnick                                   8/25/2003        72,464                     $50,000.16
             Platinum Partners Value Arbitrage Fund LP         8/28/2003       333,333                       $250,000
             Platinum Partners Value Arbitrage Fund LP         8/29/2003       333,333                       $250,000
             Richard Melnick                                   8/28/2003       144,928                       $100,000
             Nicholas J. Yocca                                 8/28/2003        43,478                        $30,000
             Danny M. Beadle                                   8/28/2003        14,493                        $10,000
             Patrick Bevilacqua                                8/28/2003        28,986                        $20,000
             SBI-USA LLC                                       9/17/2003        76,923                       $100,000

10.53(10)  Form of Warrant Certificate dated August 8-29, 2003 between HiEnergy  Technologies,  Inc.
           and the purchasers of common stock and warrants

                      The following warrants have been issued in this form:

              Holder                                              Issue Date       # Shares   Price        Termination
              BullBear Capital Partners LLC                         8/8/2003        100,000    $0.65       3 1/2 years
              Nicholas Yocca                                       8/14/2003         16,667    $0.60       3 1/2 years
              Mark Yocca                                           8/14/2003         16,667    $0.60       3 1/2 years
              Paul Kim                                             8/14/2003         11,111    $0.60       3 1/2 years
              Central Answering Service, Inc.                      8/14/2003         11,111    $0.60       3 1/2 years
              BullBear Capital Partners LLC                        8/25/2003         50,000    $0.69       3 1/2 years
              Richard Melnick                                      8/25/2003         18,116    $0.69       3 1/2 years
              Platinum Partners Value Arbitrage Fund LP            8/28/2003        110,000    $0.75       3 1/2 years
              Platinum Partners Value Arbitrage Fund LP            8/29/2003        110,000    $0.75       3 1/2 years
              Richard Melnick                                      8/28/2003         47,826    $0.75       3 1/2 years
              Nicholas J. Yocca                                    8/28/2003         14,348    $0.75       3 1/2 years
              Danny M. Beadle                                      8/28/2003          4,783    $0.75       3 1/2 years
              Patrick Bevilacqua                                   8/28/2003          9,565    $0.75       3 1/2 years
              SBI-USA LLC                                          9/17/2003         25,641    $1.30       3 1/2 years

10.53.1    Form of Amendment of Warrant dated December 15, 2003 between HiEnergy Technologies,  Inc.
           and the purchasers of common stock and warrants

10.54(10)  International  Distribution  Agreement  between the Registrant  and Electronic  Equipment
           Marketing Company (EEMCO) dated July 28, 2003

10.55(10)  Form of  Subscription  Agreement  between  the  Registrant  and each April  2002  Private
           Placement Common Stock investor

                      The following investors executed this form of agreement:

              April 2002 Private Placement Common Stock Investor                # Shares
              Brian P. Kane                                                      300,000
              Ajaib Limited                                                        5,000
              Maraline International Ltd.                                        150,000
              Gion Limited                                                        50,000
              SLR Limited                                                        195,000
              Don Brennan                                                         25,000
              Peter DiMatteo                                                      50,000
              Pam Gulla                                                           50,000
              Robert Galorenzo                                                    50,000
              CROFT Investments Limited Partnership                              100,000
              Robert S. Davimos                                                   25,000
              Vertigo Trading Inc.                                               100,000
              J.R. Fishman                                                       100,000
              Dean Rose                                                           25,000

10.56(10)  Form of Amendment No. 1 to Subscription  Agreement  between the Registrant and each April
           2002 Private Placement Common Stock investor

                  The following investors executed this form of agreement:

           April 2002 Private Placement Common Stock Investor
           Brian P. Kane
           Ajaib Limited
           Maraline International Ltd.
           Gion Limited
           SLR Limited
           Don Brennan
           Peter DiMatteo
           Pam Gulla
           Robert Galorenzo
           CROFT Investments Limited Partnership
           Robert S. Davimos
           Vertigo Trading Inc.
           J.R. Fishman
           Dean Rose

10.57(11)  Memorandum of Understanding between HiEnergy Technologies, Inc. and Aeropuertos Espanoles
           y Navegacion Aerea, Edificio La Piovera - Peonias dated October 6, 2003

10.58(12)  Form of Stock  Purchase  Agreement  dated October 15 - December 2, 2003 between  HiEnergy
           Technologies, Inc. and the purchasers of common stock and warrants.

                      The following purchasers have executed this form of agreement:

                Purchaser                    Agreement Date             No. of Shares              Total Purchase Price
                Luis Lopez Echeto            10/15/2003                 31,500                     $30,000.60
                Carlos S. De la Cuesta       10/20/2003                 31,500                     $30,000.60
                Nazabal
                Keith & Roberta Moore        11/5/2003                  35,212                     $25,000.50
                Ryan M. & Nancy Wright       11/5/2003                  35,212                     $25,000.50
                Patch
                Robert J. Neborsky           11/21/2003                 200,000                    $150,000
                James Hertzog                12/2/2003                  26,667                     $20,000
                Barbara Tawil                12/2/2003                  6,667                      $5,000

10.59(12)  Form  of  Warrant  Agreement  dated  October  28 -  December  2,  2003  between  HiEnergy
           Technologies, Inc. and the purchasers of common stock and warrants.

                      The following warrants have been issued in this form:

        Holder                  Issue Date           No. of Shares         Price                Termination
        Julian E. Echeverria    10/28/2003           7,875                 $1.25                31/2years
        Julian E. Echeverria    10/28/2003           7,875                 $1.25                31/2years
        Keith & Roberta Moore   11/5/2003            8,803                 $1.00                31/2years
        Ryan M. & Nancy         11/5/2003            8,803                 $1.00                31/2years
        Wright Patch
        Robert J. Neborsky      11/21/2003           40,000                $1.00                31/2years
        Brian D. Corday         11/21/2003           10,000                $0.75                31/2years
        James Hertzog           12/2/2003            6,667                 $1.00                31/2years
        Barbara Tawil           12/2/2003            1,667                 $1.00                31/2years

10.60(12)  Letter Agreement  between SBI - USA LLC and HiEnergy  Technologies,  Inc. dated August 1, 2003

14.1(9)    Code of Ethics for Senior Financial Officers of HiEnergy Technologies, Inc.

16.1(1)    Letter of Manning Elliott

21.1(9)    List of Subsidiaries

23.1       Consent of Singer Lewak Greenbaum & Goldstein LLP, independent accountants

23.2       Consent of Yocca, Patch & Yocca, LLP (contained in Exhibit 5.1)

24.1       Power of Attorney (contained on the signature page to this registration statement)


* Indicates a management compensatory plan or arrangement.

(1) Filed on May 10, 2002 as an exhibit to HiEnergy Technologies' report on Form 8-K dated April 25, 2002 and incorporated herein by reference.

(2) Filed on June 2, 2000 as an exhibit to HiEnergy Technologies' registration statement on Form SB-2 (File No. 333-38536) and incorporated herein by reference.

(3) Filed on July 29, 2002 as an exhibit to HiEnergy Technologies' annual report on Form 10-KSB for the fiscal year ended April 30, 2002, and incorporated herein by reference.

(4) Filed on September 20, 2002 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the fiscal quarter ended July 31, 2002, and incorporated herein by reference.

(5) Filed on November 6, 2002 as an exhibit to HiEnergy Technologies' registration statement on Form SB-2 and incorporated herein by reference.

(6) Filed on December 16, 2002 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the fiscal quarter ended October 31, 2002, and incorporated herein by reference..

(7) Filed on February 25, 2003 as an exhibit to HiEnergy Technologies' registration statement on Form SB-2/A (File No. 333-101055) and incorporated herein by reference.

(8) Filed on March 24, 2003 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the fiscal quarter ended January 31, 2003, and incorporated herein by reference.

(9) Filed on August 8, 2003 as an exhibit to HiEnergy Technologies' annual report on Form 10-KSB for the fiscal year ended April 30, 2003, and incorporated herein by reference.

(10) Filed on September 19, 2003 as an exhibit to HiEnergy Technologies' registration statement on Form SB-2 (File No. 333-108934) and incorporated herein by reference.

(11) Filed on October 7, 2003 as an exhibit to HiEnergy Technologies' Form 8-K dated October 7, 2003.

(12) Filed on December 16, 2003 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the fiscal quarter ended October 31, 2003, and incorporated herein by reference.